                                                               Filed Pursuant to
                                                                   Rule 424(b) 4
                                                               Reg No. 333-95283

                                     [LOGO]

                          DYNAMICWEB ENTERPRISES, INC.
                     MERGER -- YOUR VOTE IS VERY IMPORTANT

    The Boards of Directors of DynamicWeb Enterprises, Inc. (the 'Company') and eB2B Commerce, Inc. ('eB2B') have approved a merger agreement that will result in the merger of eB2B into the Company.

    If the merger is completed:

     Company stockholders will continue to own their existing shares.

     Each share of eB2B common stock will be exchanged for 2.66 shares of Company common stock (the 'Exchange Ratio'), subject to adjustment as set forth in the merger agreement.

     Each share of eB2B preferred stock, warrant, option or other security convertible into eB2B common stock will be exchanged for shares of Company preferred stock, warrants, options or other securities convertible into Company common stock, as the case may be, having the same terms as the eB2B convertible securities being exchanged. The number of shares of Company common stock issuable upon exercise or conversion of such Company preferred stock, warrants, options or other convertible securities being delivered will be determined by multiplying (i) the number of shares of eB2B common stock issuable upon exercise or conversion of such eB2B preferred stock, warrants, options or other convertible securities being exchanged by (ii) the Exchange Ratio. The exercise or conversion price of the Company preferred stock, warrants, options or other convertible securities being delivered will be determined by dividing (i) the exercise or conversion price of the eB2B preferred stock, warrant, option or other convertible security being exchanged by (ii) the Exchange Ratio.

    eB2B's board of directors and stockholders have already approved the adoption of the merger agreement. However, the merger cannot be completed unless the stockholders of the Company approve it. After careful consideration, the board of directors of the Company has determined that the merger with eB2B is advisable and in the best interests of its stockholders, and unanimously recommends voting FOR adoption of the merger agreement.

    The Company has scheduled a special meeting of its stockholders to vote on the merger agreement. At the special meeting, the Company's stockholders will also be asked to consider approval of certain amendments to the Company's certificate of incorporation to change the Company's name, to increase the authorized number of shares, to authorize the creation of new series of preferred stock and eliminate certain anti-takeover provisions and to consider approval of the 2000 Stock Option Plan.

    Your vote at the Company's upcoming special meeting is very important. Whether or not you plan to attend the Company's special meeting, please take the time to vote. You may vote your shares by completing and returning the enclosed proxy card or you may vote via the Internet or by telephone. Instructions for voting via the Internet or by telephone are in the enclosed proxy statement/prospectus.

    If your shares are held in 'street name,' you must instruct your broker in order to vote. If you fail to vote or return your proxy card or to instruct your broker to vote your shares, the effect will be the same as a vote against the merger agreement and the other proposals. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote FOR adoption of the merger agreement and the other proposals.

    The Company's special meeting will be held at the Ramada Inn, 38 Two Bridges Road, Fairfield, New Jersey 07004, on Tuesday, April 18, 2000, at 10:00 a.m., local time. This proxy statement/prospectus provides you with detailed information about the proposed merger. The Company encourages you to read this document carefully.

                                          Steven L. Vanechanos, Jr.
                                          Chief Executive Officer
                                          DynamicWeb Enterprises, Inc.

    The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the Company securities to be issued in the merger, or determined if this proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

                PROXY STATEMENT/PROSPECTUS, DATED MARCH 22, 2000
           AND FIRST MAILED TO COMPANY STOCKHOLDERS ON MARCH 24, 2000

    This proxy statement/prospectus incorporates important business and financial information about the Company that is not included in or delivered with this document. This information is available without charge to stockholders upon written or oral request to DynamicWeb Enterprises, Inc., 271 Route 46 West, Building F, Suite 209, Fairfield, New Jersey 07001, Attention: Steven L. Vanechanos, Jr. The telephone number is (973) 276-3100. Stockholders must request the information no later than five (5) business days before the date of the special meeting.

    The Company has not authorized anyone to give any information or make any representation about the merger, eB2B or the Company that differs from, or adds to, the information in this proxy statement/prospectus or in the Company's documents that are publicly filed with the Securities and Exchange Commission. Therefore, if anyone does give you different or additional information, you should not rely on it.

    If you are in a jurisdiction where it is unlawful to offer to exchange or sell, or to ask for offers to exchange or buy, the securities offered by this proxy statement/prospectus or to ask for proxies, or if you are a person to whom it is unlawful to direct such activities, then the offer presented by this proxy statement/prospectus does not extend to you.

    The information contained in this proxy statement/prospectus is accurate only as of its date unless the information specifically indicates that another date applies. Certain information in this proxy statement/prospectus about eB2B has been supplied by eB2B.

    eB2B is a privately held company and its securities are not registered under the Securities Act of 1933 or the Securities Exchange Act of 1934. Accordingly, this proxy statement/prospectus is a proxy statement only with respect to the Company and does not contain information addressed to eB2B's stockholders in connection with any eB2B stockholder vote on the merger, except insofar as it is a prospectus with respect to the issuance of the Company common stock in connection with the merger.

                          DYNAMICWEB ENTERPRISES, INC.
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON TUESDAY, APRIL 18, 2000

To the Stockholders of
DYNAMICWEB ENTERPRISES, INC.:

    DynamicWeb Enterprises, Inc., a New Jersey corporation (the 'Company'), will hold its special meeting of stockholders at the Ramada Inn, 38 Two Bridges Road, Fairfield, New Jersey 07004, on Tuesday, April 18, 2000, at 10:00 a.m., local time, to vote on:

        1. Approval of the Agreement and Plan of Merger, dated December 1, 1999, as amended by Amendment No. 1, dated as of February 29, 2000, by and between the Company and eB2B Commerce, Inc. ('eB2B').

        2. Approval of the proposal to amend and restate the Company's certificate of incorporation to change the name of the Company, to increase the number of authorized shares of capital stock, to authorize the creation of new series of preferred stock, and to eliminate certain anti-takeover provisions.

        3. Adoption of the 2000 Stock Option Plan.

        4. Any other matters that properly come before the special meeting, or any adjournments or postponements of the special meeting.

    Record owners of the Company's common stock at the close of business on Tuesday, March 21, 2000 will receive notice of and may vote at the meeting, including any adjournments or postponements. A list of these stockholders will be available for inspection for ten (10) days before the meeting at the Company's offices during usual business hours. A stockholders' list will also be present at and available for inspection during the special meeting.

    The approval and adoption of the merger agreement, as amended, certain amendments to the Company's certificate of incorporation and the 2000 Stock Option Plan will require the affirmative vote of the stockholders of a majority of the shares of Company common stock outstanding on the record date.

                                          Steven L. Vanechanos, Jr.
                                          Chief Executive Officer

March 23, 2000

    Your vote is important. Whether or not you plan to attend the Company's special meeting, please submit your proxy promptly either via the Internet, by telephone or by mail. The Company's board of directors unanimously recommends that you vote FOR approval of the matters that you will vote on at the Company's special meeting.

                               TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE COMPANY/eB2B MERGER.            4
SUMMARY.....................................................    6
    The Companies...........................................    6
    The Merger..............................................    6
    What eB2B Stockholders Will Receive in the Merger.......    6
    Reasons for the Merger..................................    6
    Recommendations to Company Stockholders.................    7
    Share Ownership by Directors and Officers and Votes
     Required for Approval of the Merger....................    7
    Opinion of Financial Advisor............................    7
    Interests of Certain Persons Involved in the Merger.....    7
    Board of Directors and Management of the Company
     Following the Merger...................................    8
    Dissenters' Rights of Appraisal.........................    8
    Regulatory Approval.....................................    8
    Federal Income Tax Consequences.........................    8
    Exchange of Stock Certificates..........................    8
SUMMARY HISTORICAL AND PRO FORMA FINANCIAL INFORMATION......    9
RISK FACTORS................................................   13
    Risks Relating to the Merger............................   13
    Risks Relating to the Business of the Combined
     Companies..............................................   16
    Risks Relating to an Investment in the Company's Common
     Stock..................................................   23
THE COMPANY'S SPECIAL MEETING...............................   26
    Purpose, Time and Place.................................   26
    Record Date; Voting Power...............................   26
    Votes Required..........................................   26
    Voting of Proxies.......................................   27
    Revocability of Proxies.................................   27
    Solicitation of Proxies and Consents....................   27
    Share Ownership of Management and Certain
     Stockholders...........................................   28
PROPOSAL NUMBER ONE: THE MERGER.............................   31
    General.................................................   31
    Background of the Merger................................   31
    Recommendation of the Company's Board of Directors and
     the Company's Reasons for the Merger...................   32
    eB2B's Reasons for the Merger...........................   33
    Opinion of Financial Advisor............................   34
    Terms of the Merger Agreement, as Amended...............   38
    Other Agreements........................................   45
    Material Federal Income Tax Consequences................   46
    Directors and Principal Officers of the Company after
     the Merger.............................................   47
    Interests of Certain Persons in the Merger..............   49
    Insurance and Indemnification...........................   49
    Accounting Treatment....................................   50
    Dissenters' Rights of Appraisal.........................   50
DESCRIPTION OF COMPANY SECURITIES...........................   51
COMPARATIVE RIGHTS OF STOCKHOLDERS OF THE COMPANY AND
  eB2B......................................................   52
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
  STATEMENTS................................................   56
INFORMATION ABOUT THE COMPANY...............................   60
    Business of the Company.................................   60
    Financial Statements of the Company.....................   65
    Management's Discussion and Analysis of Financial
     Condition and Results of Operations of the Company.....   65

                                                              PAGE
                                                              ----
INFORMATION ABOUT eB2B......................................   69
    Business of eB2B........................................   69
    Financial Statements of eB2B............................   77
    Management's Discussion and Analysis of Financial
     Condition and Results of Operations of eB2B............   77
    Financial Statements of Netlan..........................   79
    Management's Discussion and Analysis of Financial
     Condition and Results of Operations of Netlan..........   79
PROPOSAL NUMBER TWO: AMENDMENTS TO THE COMPANY'S CERTIFICATE
  OF INCORPORATION..........................................   82
    Change of Company's Name to eB2B Commerce, Inc..........   82
    Increase in Number of Authorized Shares of Capital
     Stock..................................................   82
    Authorization of Series A Preferred Stock and Series B
     Preferred Stock........................................   83
    Elimination of Classes and Certain Qualifications for
     Directors..............................................   85
    Elimination of Certain Anti-Takeover Provisions.........   85
    Vote Required...........................................   86
PROPOSAL NUMBER THREE: ADOPTION AND APPROVAL OF THE 2000
  STOCK OPTION PLAN.........................................   87
TRADEMARK MATTERS...........................................   91
LEGAL MATTERS...............................................   91
EXPERTS.....................................................   91
WHERE YOU CAN FIND MORE INFORMATION ABOUT THE COMPANY.......   92
PREDICTIONS AND OTHER FORWARD-LOOKING INFORMATION...........   92
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
  SECURITIES ACT LIABILITIES................................   93

APPENDICES
APPENDIX A -- Agreement and Plan of Merger..................  A-1
APPENDIX B -- Amendment No. 1 to Agreement and Plan of
  Merger....................................................  B-1
APPENDIX C -- Fairness Opinion of Auerbach, Pollak &
  Richardson, Inc. dated March 16, 2000.....................  C-1
APPENDIX D -- Amended and Restated Certificate of
  Incorporation (proposed)..................................  D-1
APPENDIX E -- Company Financial Statements for the year
  ended September 30, 1999 and quarter ended December 31,
  1999 (unaudited)..........................................  E-1
APPENDIX F -- eB2B Financial Statements from November 6,
  1998 (inception) to December 31, 1998 and for the year
  ended December 31, 1999 and Netlan Financial Statements
  for the years ended December 31, 1998 and 1999............  F-1
APPENDIX G -- Form of Proxy.................................  G-1
APPENDIX H -- 2000 Stock Option Plan (proposed).............  H-1

                          QUESTIONS AND ANSWERS ABOUT
                            THE COMPANY/EB2B MERGER

Q: WHY ARE THE COMPANY AND eB2B PROPOSING TO MERGE?

A: The Company believes that the consummation of the merger will create a stronger, more competitive company capable of greater growth potential than either company would have on its own. The merger will afford eB2B access to the public market without some of the costs and uncertainties attendant in eB2B's making its own public offering of securities. To review the Company's and eB2B's reasons for the merger in greater detail, see pages 32 to 34.

Q: WILL THE MERGER HAVE ANY EFFECT ON THE CURRENTLY OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK?

A: The merger with eB2B will not have any effect on the currently outstanding shares of Company common stock. However, the number of outstanding shares of the Company's common stock will increase from approximately 5.1 million shares to approximately 46 million shares (on a fully-diluted basis) as a result of the issuance of Company common stock to eB2B's stockholders in connection with the merger. Of the fully-diluted shares to be outstanding after the merger, approximately 38.6 million shares are subject to lock-up agreements. See Risk Factor 'The Expiration of Restrictions on the Resale of Certain Securities May Negatively Affect the Price of The Company Common Stock,' for greater detail.

Q: WHO NEEDS TO APPROVE THE MERGER?

A: In addition to the approvals by the boards of directors of the Company and eB2B and the approval by eB2B's stockholders, all of which have already been obtained, the merger must be approved by the Company's stockholders to become effective. Approval by stockholders of fifty percent (50%) or more of the Company's outstanding common stock is required to approve the proposed merger.

Q: WHAT DOES A STOCKHOLDER OF THE COMPANY NEED TO DO NOW?

A: The stockholders of the Company are urged to read this proxy statement/ prospectus, including its appendixes, carefully. Stockholders may also want to review the documents referenced on page 92 under 'Where You Can Find More Information About the Company.' After considering this information, a stockholder should vote his, her or its shares.

Q: HOW DOES A STOCKHOLDER OF THE COMPANY VOTE?

A: Stockholders may indicate how they want to vote their shares on their proxy card and then sign and mail the completed proxy card in the enclosed return envelope as soon as possible so that their shares will be represented and voted at the Company's special meeting. Stockholders may also vote via the Internet or by telephone by following the instructions printed on the proxy card. Furthermore, a stockholder may also attend the special meeting in person instead of submitting a proxy or a vote by the Internet or telephone. A stockholder should be aware that if the stockholder fails to either return the proxy card, to vote by the Internet or telephone or to vote in person at the special meeting, or if the stockholder marks the proxy card 'abstain,' the effect will be equivalent to a vote against the merger.

Q: IF YOU OWN SHARES OF COMPANY COMMON STOCK HELD IN 'STREET NAME' BY A BROKER, CAN THAT BROKER VOTE THOSE SHARES FOR YOU?

A: A broker that holds shares of the Company's common stock in 'street name' will not be able to vote those shares without instructions from the beneficial owner of those shares. Therefore, stockholders of the Company should instruct their brokers to vote their shares, following the procedure provided by their brokers.

Q: CAN STOCKHOLDERS OF THE COMPANY CHANGE THEIR VOTES AT ANY TIME AFTER CASTING THEIR PROXY BALLOTS?

A: Yes. Owners of the Company's common stock can change their votes at any time before their proxy cards are voted at the Company's special meeting. This can be done in one of four ways. First, a stockholder may send a written notice to Steve Vanechanos, Sr., Secretary of the Company (at the address set forth below), stating that the proxy should be revoked. Second, a new proxy card may be completed and submitted to Mr. Vanechanos, Sr. in the same manner. Third, a stockholder may vote by telephone or the Internet at a later date. Fourth, the Company's stockholders may attend the

Company's special meeting and vote in person. Attendance alone will not, however, revoke a proxy. If a broker has been instructed to vote Company shares, the broker's procedures must be followed to change those instructions.

Q: WHEN DOES THE COMPANY EXPECT THE MERGER TO BE COMPLETED?

A: The Company is working toward completing the merger as quickly as possible. The Company expects to complete the merger in the second quarter of 2000 shortly after the special meeting.

Q: AFTER THE MERGER, IS THE COMPANY ASSURED OF A LISTING ON THE NASDAQ STOCK MARKET?

A: In conjunction with the merger, the Company has submitted an application pending completion of the merger for a listing of the combined company after the merger on The Nasdaq Stock Market. The Company believes that the combined company will meet many of the objective initial listing requirements of The Nasdaq Stock Market. However, The Nasdaq Stock Market has broad discretionary authority and may decide not to approve the Company's application.

Q: WILL THE COMPOSITION OF THE COMPANY'S BOARD OF DIRECTORS CHANGE AFTER THE MERGER?

A: Yes. Upon the consummation of the merger, the Company's board of directors will consist of the six existing directors of eB2B. For information regarding the board of directors of the Company, see 'THE MERGER -- Directors and Principal Officers of the Company After the Merger' at pages 47 through 49.

Q: WHAT OTHER MATTERS WILL BE VOTED ON AT THE MEETING?

A: In addition to approving the merger agreement, Company stockholders will also be asked to vote to approve certain amendments to the Company's certificate of incorporation. The Company's stockholders will also be asked to vote to approve the 2000 Stock Option Plan.

Q: WHERE CAN MORE INFORMATION ABOUT THE COMPANY BE FOUND?

A: The Company files periodic reports and other information with the Securities and Exchange Commission. This information may be read or copied at the SEC's public reference facilities. Please call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available at the SEC's Internet site (http:\\www.sec.gov). For a more detailed description of information available, see 'Where You Can Find More Information About the Company' at page 92.

Q: WHO CAN HELP ANSWER ANY ADDITIONAL QUESTIONS?

A: If you are a Company stockholder and have more questions about the merger, you can contact:

   Steven L. Vanechanos Jr.
    Chief Executive Officer
    DynamicWeb Enterprises, Inc.
    271 Route 46 West
    Building F, Suite 209
    Fairfield, New Jersey 07004
    Telephone: (973) 276-3100

    If you are an eB2B stockholder and have more questions about the merger, you can contact:

   Victor L. Cisario
    Chief Financial Officer
    eB2B Commerce, Inc.
    29 West 38th Street
    New York, New York 10018
    Telephone: (212) 868-0920

                                    SUMMARY

    This summary highlights selected information from this proxy statement/prospectus. It does not contain all of the information that may be important to you. You should carefully read this entire document and the other documents referred to in this proxy statement/prospectus. Together, these documents will give you a more complete description of the transactions the Company is proposing.

THE COMPANIES

DynamicWeb Enterprises, Inc.
271 Route 46 West
Building F, Suite 209
Fairfield, New Jersey 07004
(973) 276-3100

    The Company provides services and software that facilitate business-to-business e-commerce between buyers and sellers of direct goods. The Company's services include the provision of the necessary infrastructure and operational services to facilitate electronic transactions between buyers and sellers and consulting services to businesses that wish to build and/or operate their own e-commerce infrastructure.

eB2B Commerce, Inc.
29 West 38th Street
New York, New York 10018
(212) 868-0920

    eB2B is an Internet-based business-to-business e-commerce service provider offering manufacturers and retailers the capability to conduct cost-effective electronic commerce transactions utilizing the Internet. Through its eB2B.com portal, retailers and manufacturers can conduct real-time interactive business transactions such as product ordering, merchandising, inventory management, shipping, billing and customer service.

THE MERGER

    The merger agreement, as amended, is the document that governs the merger of eB2B with the Company. The merger agreement is attached to this proxy statement/prospectus as Appendix A and the amendment to the merger agreement is attached to this proxy statement/prospectus as Appendix B. The Company encourages you to read these documents as they are the legal documents that govern the merger.

WHAT eB2B STOCKHOLDERS WILL RECEIVE IN THE MERGER

    Each share of eB2B common stock will be exchanged for 2.66 shares of Company common stock, subject to adjustment as set forth in the merger agreement.

    Each share of eB2B preferred stock, warrant, option or other securities which is convertible into eB2B common stock will be exchanged for securities which are convertible into Company common stock, having the same terms as the eB2B convertible securities being exchanged. The number of shares of Company common stock issuable upon conversion of the Company securities being delivered will be determined by multiplying (i) the number of shares of eB2B common stock issuable upon conversion of such eB2B securities by (ii) 2.66, subject to adjustment as set forth in the merger agreement. The exercise or conversion price of the Company securities being delivered will be determined by dividing
(i) the exercise or conversion price of such eB2B securities by (ii) 2.66, subject to adjustment as set forth in the merger agreement.

REASONS FOR THE MERGER

    The Company's board of directors believes that the merger is in the best interests of the Company's stockholders because it enables the Company to expand the scope of its mission and its organization, to gain effective financial sponsorship, to gain access to substantial capital and potentially to attain a listing on The Nasdaq Stock Market. Furthermore, the Company's board of directors believes that the terms of the merger are fair to the Company's stockholders.

RECOMMENDATIONS TO COMPANY STOCKHOLDERS

    The Company's board of directors believes that the merger is fair to the Company's stockholders and in their best interests, and unanimously recommends that the Company stockholders vote 'FOR' the proposal to adopt and approve the merger agreement, as amended. The Company's board of directors also unanimously recommends that the Company stockholders vote 'FOR' those amendments to and the restatement of the Company's certificate of incorporation described herein and 'FOR' approval of the 2000 Stock Option Plan.

SHARE OWNERSHIP BY DIRECTORS AND OFFICERS AND VOTES REQUIRED FOR APPROVAL OF THE MERGER

The Company

    As of March 13, 2000, the Company's directors and officers, and their affiliates, own approximately 18.1% of the Company's outstanding common stock. To become effective, the merger must be approved by stockholders of more than 50% of the Company's outstanding common stock. Steven L. Vanechanos, Jr. and Steve Vanechanos, Sr. have agreed to vote their shares constituting, as of March 13, 2000, approximately 14.4% of the Company's common stock in favor of the proposed merger.

eB2B

    To become effective, the merger must be approved by stockholders of 50% or more of eB2B's outstanding shares entitled to vote. On December 1, 1999, the merger was approved by stockholders of more than 50% of eB2B outstanding shares entitled to vote. At the time of such approval, eB2B's directors and officers, and their affiliates, owned approximately 77% of eB2B's outstanding common stock.

OPINION OF FINANCIAL ADVISOR

    Auerbach, Pollak & Richardson, Inc. provided a written opinion to the Company's board of directors as to the fairness of the merger to the Company's stockholders from a financial point of view. The Company has attached this written opinion as Appendix C to this document. You should read this entire opinion carefully, as well as the additional information set forth under the heading 'THE MERGER -- Opinion of Financial Advisor' at pages 34 to 38, to understand the procedures followed, assumptions made, matters considered and limitations of the review undertaken by Auerbach, Pollak & Richardson, Inc. in providing its opinion. This opinion is directed to the Company's board of directors and does not constitute a recommendation to any of the Company's stockholders as to how such stockholders should vote at the Company's special meeting.

INTERESTS OF CERTAIN PERSONS INVOLVED IN THE MERGER

    In considering the recommendation of the Company's board of directors to approve the merger, Company stockholders should be aware that certain of the Company's executive officers and directors and current officers and directors of eB2B who will become officers and directors of the Company after the merger have interests in the merger that may be considered to be different from the Company stockholders' interests. For example, certain of the Company's directors and officers will continue to be employed by the Company after the merger. Also, present and former officers and directors of eB2B and the Company will be entitled to certain indemnification and insurance rights. See 'THE
MERGER -- Interests of Certain Persons in the Merger' at page 49 for more information concerning these arrangements benefiting the Company's officers and directors and those of eB2B.

BOARD OF DIRECTORS AND MANAGEMENT OF THE COMPANY FOLLOWING THE MERGER

The Board of Directors

    Upon consummation of the merger, the Company's board of directors will initially consist of six directors, all of whom are currently directors of eB2B.

Management

    The present management team of eB2B will serve as the Company's management team after the merger.

DISSENTERS' RIGHTS OF APPRAISAL

Company Stockholders

    Owners of the Company's common stock do not have dissenters' rights of appraisal in connection with the merger under New Jersey law.

eB2B Stockholders

    The merger has been approved by written consent of the owners of a majority of the shares of voting stock of eB2B. eB2B delivered a notice to each of its stockholders who did not execute the written consent approving the merger, setting forth a description of their rights to seek an appraisal of and to be paid the fair value of their shares in accordance with Section 262 of the Delaware General Corporation Law. However, none of eB2B's stockholders elected to exercise their rights of appraisal within the applicable time period allowed under Section 262.

REGULATORY APPROVAL

    No submissions to the Antitrust Division of the Department of Justice and the Federal Trade Commission are required of either the Company or eB2B pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

FEDERAL INCOME TAX CONSEQUENCES

    The merger has been structured so that none of the Company, eB2B or either company's stockholders will recognize any gain or loss as a result of the merger for United States federal income tax purposes.

    For a description of certain federal income tax consequences of the transaction to stockholders of the Company and eB2B common stock, see page 46, 'THE MERGER -- Material Federal Income Tax Consequences.'

EXCHANGE OF STOCK CERTIFICATES

Company Stockholders

    Company stockholders should retain their stock certificates.

eB2B Stockholders

    After the merger is completed, eB2B stockholders will be sent written instructions for exchanging their eB2B stock certificates for Company stock certificates.

             SUMMARY HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

    The following tables show the financial results actually achieved by each of the Company and eB2B (the 'historical figures') as well as the results as if the companies had been combined for the following periods (the 'pro forma combined' figures):

    Selected Historical and Pro Forma Data as of September 30, 1999 and/or December 31, 1999.

THE COMPANY SELECTED HISTORICAL CONDENSED FINANCIAL DATA

    The following selected historical condensed financial data should be read in conjunction with the Company's audited financial statements and related notes which are incorporated by reference in this proxy statement/prospectus and with 'Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company' included elsewhere in this proxy statement/ prospectus. The statement of operations information for each of the years in the four year period ended September 30, 1999, and the balance sheet data as of September 30, 1999, 1998, 1997 and 1996 have been derived quarterly from the Company's financial statements, which have been audited by Richard A. Eisner & Company, LLP, and are incorporated by reference herein. The selected historical condensed financial data for the fiscal quarters ended December 31, 1998 and 1999 were derived from the unaudited financial statements of the Company included in Appendix E hereto, which in the opinion of management reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of interim data. Information for any interim period is not necessarily indicative of results that may be anticipated for a full year. Similarly, historical results are not necessarily indicative of the results to be expected in the future. No cash dividends have been declared or paid on the Company common stock.

                                                                                                  FISCAL QUARTER ENDED
                                                  FISCAL YEAR ENDED SEPTEMBER 30,                     DECEMBER 31,
                                        ----------------------------------------------------   ---------------------------
                                          1996*#        1997*         1998*         1999           1998           1999
                                          ------        -----         -----         ----           ----           ----
STATEMENT OF OPERATIONS DATA:
Net revenues..........................  $  460,067   $   637,000   $ 1,187,000   $ 3,045,000    $  540,000     $1,008,000
Cost of revenue.......................     152,399       253,000       719,000     1,790,000       383,000        496,000
Research and development costs........      28,990       235,000       412,000       534,000        95,000        201,000
Marketing and sales expenses..........      --           486,000       734,000     1,638,000       349,000        440,000
General and administrative expenses...     719,443     1,369,000     1,925,000     1,876,000       387,000        694,000
                                        ----------   -----------   -----------   -----------    ----------     ----------
Operating loss........................    (440,765)   (1,706,000)   (2,603,000)   (2,793,000)     (674,000)      (823,000)
Gain on sale of asset.................      --           --            --             12,000        15,000        --
Purchased research and development....      --          (714,000)      --            --            --             --
Interest income (expense).............     (14,465)     (765,000)     (351,000)       15,000         1,000         (3,000)
                                        ----------   -----------   -----------   -----------    ----------     ----------
Net loss..............................    (455,230)   (3,163,000)   (2,954,000)   (2,766,000)     (658,000)      (826,000)
Cumulative dividends on preferred
 stock................................      --           --            (77,000)   (1,699,000)     (164,000)       (97,000)
                                        ----------   -----------   -----------   -----------    ----------     ----------
Net loss attributed to common
 stockholders.........................  $ (455,230)  $(3,163,000)  $(3,031,000)  $(4,465,000)     (822,000)      (923,000)
                                        ----------   -----------   -----------   -----------    ----------     ----------
                                        ----------   -----------   -----------   -----------    ----------     ----------
Net loss per share (basic and
 diluted).............................       $(.39)       $(2.28)       $(1.56)       $(1.81)       $(0.36)        $(0.30)
                                             -----        ------        ------        ------        ------         ------
                                             -----        ------        ------        ------        ------         ------
Weighted average number of shares
 outstanding (basic and diluted)......   1,158,905     1,386,383     1,944,132     2,460,287     2,286,025      3,122,197
                                        ----------   -----------   -----------   -----------    ----------     ----------
                                        ----------   -----------   -----------   -----------    ----------     ----------
BALANCE SHEET DATA:
Working Capital.......................  $  200,157   $(1,043,923)  $   207,000   $   245,000    $  (35,000)    $  (81,000)
Total Assets..........................     536,177       887,716     1,750,000     2,133,000     1,723,000      3,577,000
Long-Term Obligations.................     197,661       185,811       181,000        24,000             0         22,000
Stockholders' Equity..................     261,684      (651,451)    1,189,000     1,269,000       978,000        894,000

---------

* Reclassified revenue categories to conform to 1999 presentation of financial statements.

# Reflects the consolidated financial statements of the Company and its subsidiaries.

eB2B SELECTED HISTORICAL CONDENSED FINANCIAL DATA

    You should read the following selected financial data in conjunction with 'Management's Discussion and Analysis of Financial Condition and Results of Operations of eB2B' and the financial statements and notes included elsewhere in this proxy statement/prospectus.

    The statement of operations data for period from November 6, 1998 (inception) to December 31, 1998 and the year ended December 31, 1999 have been derived from eB2B's audited financial statements included elsewhere in this proxy statement/prospectus, which have been audited by Ernst & Young, LLP. The balance sheet data as of December 31, 1998 and 1999 has been derived from eB2B's audited financial statements included elsewhere in this proxy statement/ prospectus, which have been audited by Ernst & Young, LLP. No cash dividends have been declared or paid on the eB2B common stock.

                                                             NOVEMBER 6, 1998
                                                              (INCEPTION) TO        YEAR ENDED
                                                             DECEMBER 31, 1998   DECEMBER 31, 1999
                                                             -----------------   -----------------
Statement of Operations Data:
    Net Sales..............................................      $--               $   --
    Cost of Goods Sold.....................................       --                   --
                                                                 ---------         ------------
    Gross Profit...........................................       --                   --
    Selling, general and administrative expenses...........         55,000            3,122,000
    Software Development Expenses..........................         53,000              571,000
                                                                 ---------         ------------
        Total Costs and Expenses...........................        108,000            3,693,000
                                                                 ---------         ------------
Interest expense (including bridge loan financing costs of
  $2,346,000)..............................................       --                  2,360,000
                                                                 ---------         ------------
Net loss...................................................      $(108,000)        $ (6,053,000)
Deemed dividend on preferred stock.........................       --                 29,442,000
                                                                 ---------         ------------
Net loss attributable to common stockholders...............      $(108,000)        $(35,495,000)
Net loss per share (basic and diluted).....................      $   (0.05)        $     (13.95)
                                                                 ---------         ------------
                                                                 ---------         ------------
Number of shares outstanding (basic and diluted)...........      2,307,250            2,543,896

                                                             DECEMBER 31, 1998   DECEMBER 31, 1999
                                                             -----------------   -----------------
Balance Sheet Data:
    Cash and cash equivalents..............................      $ 10,000           $ 9,907,000
    Investments available for sale.........................       --                 15,986,000
    Working Capital (Deficit)..............................       (41,000)           27,098,000
    Total Assets...........................................       384,000            29,064,000
    Long-Term Debt.........................................        86,000              --
    Stockholders' Equity...................................       247,000            28,009,000

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

    The selected unaudited pro forma condensed combined financial data, which has been derived from the selected historical financial statements, appearing elsewhere herein or incorporated herein by reference, gives effect to the merger with eB2B. This pro forma combined financial information should be read in conjunction with the pro forma financial statements and their notes. For the purpose of the unaudited pro forma condensed combined statement of operations data, the Company's results of operations for the twelve (12) months ended December 31, 1999 have been combined with eB2B's results of operations for the year ended December 31, 1999. For the purpose of the unaudited pro forma condensed combined balance sheet data, the Company's balance sheet as of December 31, 1999 has been combined with eB2B's balance sheets. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the future operating results or financial position of the combined enterprise.

                                                                  YEAR ENDED
                                                              DECEMBER 31, 1999
                                                              -----------------
Pro Forma Condensed Combined Statement of Operations Data:
    Net revenue.............................................     $  7,677,000
    Loss before discontinued operations.....................      (22,255,000)

    Net loss attributable to common stockholders............      (51,697,000)
    Net loss per share -- (basic and diluted)...............     $      (5.15)

                                                              DECEMBER 31, 1999
                                                              -----------------
Pro Forma Condensed Combined Balance Sheet Data:
    Cash and cash equivalents...............................     $ 11,811,000
    Investments available for sale..........................       15,986,000
    Total assets............................................       80,043,000
    Long-term obligations...................................           86,000
    Stockholders' equity....................................       73,616,000

COMPARATIVE PER SHARE DATA

    The following table summarizes certain per share information for the Company and eB2B on a historical condensed basis. The following information should be read in conjunction with the audited and unaudited financial statements of the Company and eB2B. The historical book value per share is computed by dividing total stockholders' equity by the number of common shares outstanding at the end of the period. The net loss per share from continuing operations is computed by dividing the net loss from continuing operations by the weighted average number of shares outstanding.

                                                                  YEAR ENDED
THE COMPANY                                                   SEPTEMBER 30, 1999
-----------                                                   ------------------
Historical Per Common Share Data:
    Net loss from continuing operations -- (basic and
      diluted)..............................................        $(1.81)
    Book value..............................................         $0.52

                                                                 YEAR ENDED
EB2B                                                          DECEMBER 31, 1999
----                                                          -----------------
Historical Per Common Share Data:
    Net loss from continuing operations -- (basic and
      diluted)..............................................       $(13.95)
    Book value:.............................................        $11.01

EB2B SECURITIES

    There is no established public trading market for any of eB2B's securities. As of March 15, 2000, there were approximately 80 record holders of eB2B common stock and approximately 2,915,089 shares of eB2B common stock outstanding. As of March 15, 2000, there were approximately 13 record holders of 300 shares of Series A Preferred Stock and approximately 522 record holders of approximately
3.3 million shares of Series B Preferred Stock outstanding, and convertible into a total of approximately 6 million shares of eB2B common stock. As of March 15, 2000, there were outstanding options or warrants to purchase approximately 6.3 million shares of eB2B common stock. As of March 15, 2000 there were no shares of eB2B common stock that could be sold pursuant to Rule 144 under the Securities Act of 1933. Since its inception, eB2B has not declared or paid any dividends on its common stock.

HISTORICAL PER SHARE DATA

    The closing sales price per share of the Company's common stock on November 10, 1999, the last trading day preceding public announcement of the merger, was $4.75. The closing sales price per share of the Company's common stock on March 7, 2000, the last trading day preceding public announcement of amendment no. 1 to the merger agreement, was $13.875. There is no public market for eB2B's securities, therefore there is no information available with respect to the market value of shares of eB2B common stock on the last trading day preceding public announcement of the merger.

                                  RISK FACTORS

    You should carefully consider the following risk factors before deciding whether to vote in favor of the merger. You should also consider the other information in this proxy statement/prospectus and the additional information in the Company's other reports on file with the Securities and Exchange Commission and in other documents incorporated by reference in this proxy statement/prospectus. The merger may involve additional risks and uncertainties not described below.

RISKS RELATING TO THE MERGER

THE PRICE OF THE COMPANY'S STOCK IS VOLATILE AND THERE WILL BE NO ADJUSTMENTS TO THE NUMBER OF SHARES RECEIVED BY eB2B'S STOCKHOLDERS IF THE STOCK PRICE OF THE COMPANY'S STOCK CHANGES

    The Company's stock price has been and is likely to continue to be volatile. For example, from October 1, 1999 through March 10, 2000, the Company's common stock traded as high as $19.75 per share and as low as $2.9375 per share. At the closing of the merger, each share of eB2B common stock will be exchanged for shares of Company common stock based on a fixed exchange ratio. No adjustment will be made as a result of changes in the market price of the Company's common stock. In addition, neither the Company nor eB2B may terminate or renegotiate the terms of the merger or resolicit the vote of its stockholders solely due to changes in the market price of the Company's common stock. Therefore, if the price of the Company common stock increases, the eB2B holders will receive more value at the completion of the merger, and if the price of the Company common stock declines, the eB2B holders will receive less value at the completion of the merger.

    Prior to and following the merger the Company's stock price is likely to continue to be highly volatile due to a variety of factors, including:

     variations in operating results or growth rates;

     announcements of technological innovations;

     the introduction of new products or services by the Company or its competitors;

     market conditions in the industry generally;

     volatility of stock prices of Internet companies generally;

     announcements of additional business combinations in the industry or by the Company;

     additions or departures of key personnel; and

     general economic conditions.

    In addition, the National Association of Securities Dealers Over-the-Counter Bulletin Board service, where many publicly-held Internet companies' stock is quoted, has recently experienced extreme price and volume fluctuations. These fluctuations are often unrelated or disproportionate to the operating performance of these companies. The trading prices of many Internet companies' stocks were recently at or near historical highs and these trading prices and price-to-earnings multiples are substantially above historical levels. These trading prices and multiples may not be sustainable. These broad market and Internet industry factors may materially adversely affect the market price of the Company's common stock, warrants, options and other securities regardless of the Company's actual operating performance.

THE INTEGRATION OF THE TWO COMPANIES MAY BE DIFFICULT AND DELAYS IN CONSUMMATING THE MERGER AND/OR INTEGRATING THE TWO COMPANIES COULD IMPACT ADVERSELY ON THE COMPANY'S LONG-TERM PROSPECTS

    Integrating the operations and personnel of the two companies will involve complex technological, operational and personnel-related challenges. This process will be time-consuming and expensive, and may disrupt the business of the Company after the merger. There can be no assurance that the integration of the two companies will occur rapidly or that it will result in the benefits expected by the companies. The difficulties, costs and delays that may be encountered by the Company may include the following:

     integrating the information and communications systems, and particularly the web site operations of the two companies, may be more challenging, expensive and time-consuming than anticipated;

     integration may negatively affect employee morale and the Company may lose key employees after the merger;

     the attention of the management of the Company may be diverted from ongoing business concerns; and

     the business cultures of the two companies may be more difficult to integrate than anticipated.

    The long term success of both eB2B and the Company is ultimately tied to a timely and effective completion of an integration effort. Delays in completing the merger will cause delays in the integration process and could adversely impact the companies' prospects for long term success.

THE EXPECTED BENEFITS OF THE MERGER MAY NOT BE REALIZED

    The potential benefits that the companies expect to achieve as a result of the merger may be more difficult to achieve than expected, or may not be accomplished at all. For example, following the merger, the Company may be unsuccessful in its efforts to build a single, widely-recognized Internet brand name or achieve economies of scale or other cost reductions.

THE COMPANY IS SUBJECT TO LITIGATION REGARDING A CLAIM FOR A FINDER'S FEE RELATING TO THE MERGER AND MAY BE SUBJECT TO OTHER LITIGATION

    The Company is subject to litigation that may injure its business reputation and/or result in substantial damages. On December 17, 1999, Sands Brothers & Co., Ltd. served the Company with a summons and complaint in a civil action brought in the United States District Court for the Southern District of New York. The Company had engaged Sands Brothers & Co., Ltd. to provide financial advisory, corporate finance, and merger and acquisition advice. Sands Brothers & Co., Ltd. alleges that it is entitled to compensation for introducing eB2B, the company with which the Company is planning to merge, to the Company. The Company contends that Sands Brothers & Co., Ltd. did not introduce eB2B to the Company and disputes that Sands Brothers & Co., Ltd. is entitled to compensation. Sands Brothers & Co., Ltd. seeks damages for breach of contract in the amount of $3,500,000, plus interest and costs, and other related relief. On January 6, 2000, the Company answered the complaint denying the material allegations contained therein. Discovery is now proceeding.

    More generally, certain of the Company's engagements involve the design and development of customized e-commerce systems that are important to its clients' businesses. Failure or inability to meet a client's expectations in the performance of services could result in a diminished business reputation or a claim for substantial damages regardless of which party is responsible for such failure. In addition, the services provided to clients may include access to confidential or proprietary client information. Although the Company has implemented policies to prevent such client information from being disclosed to unauthorized parties or used inappropriately, any unauthorized disclosure or use could result in a claim against the Company for substantial damages. Contractual provisions attempting to limit such damages may not be enforceable in all instances or may otherwise fail to protect it from liability for damages. Moreover, the Company does not currently have, and does not currently plan to obtain, errors and omissions insurance.

    In addition, there is always the possibility that the Company's stockholders will blame the Company or eB2B for taking some inappropriate action that causes the loss of their investment. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation often has been instituted against a company experiencing stock price declines. Similar litigation, if instituted against the Company, could result in substantial costs and a diversion of the Company's management's attention and resources. As a result, your investment in the Company's stock may become illiquid and you may lose your entire investment.

THE COMPANY WILL LOSE CERTAIN TAX BENEFITS AS A RESULT OF THE MERGER

    After the consummation of the merger, the Company will be limited, in accordance with Section 382 of the Internal Revenue Code, in the use of its federal net operating loss carryforwards. The federal limitations are triggered upon a change of control of a corporation. Under the Internal Revenue Code, after the consummation of the proposed merger with eB2B, the Company will only be able to use approximately $868,000 per year of its potential net operating loss carryforwards.

THE COMPANY HAS NEGATIVE CASH FLOW AND LIMITED CAPITAL RESOURCES; IF THE CASH AVAILABLE TO THE COMPANY PRIOR TO THE CONSUMMATION OF THE MERGER IS NOT SUFFICIENT, THE COMPANY MAY NEED TO CONDUCT ADDITIONAL FINANCING ACTIVITIES

    The Company's negative cash flow of the year ended September 30, 1999 was funded by proceeds from private placements of the Company's securities. On September 30, 1999, the capital resources available to the Company were not adequate to finance the Company's activities for the quarter ending December 31, 1999. Pursuant to a loan agreement with eB2B, the Company has received a loan in the aggregate amount of $2,000,000. The Company expects that its cash flow and the proceeds of this loan will be sufficient to support the Company's operations through June 30, 2000, by which time the Company anticipates having consummated the merger with eB2B. If the merger is delayed or is not consummated, the Company may need to conduct additional financing activities. If the merger is not consummated as a result of the failure to obtain Company stockholder approval, the loan to eB2B will immediately become due and will be payable within thirty (30) days. In such event, the Company will need to immediately seek substitute financing. There can be no assurance that such financing activities will be successful. The merger agreement with eB2B prohibits the Company from selling its stock or from incurring additional indebtedness outside the ordinary course of business, without the prior consent of eB2B. If the merger does not occur or if the Company is not able to raise additional capital if needed prior to the merger, the Company may need to scale back operations or possibly cease operations.

FAILURE TO COMPLETE THE MERGER MAY RESULT IN A NEGATIVE IMPACT ON THE COMPANY'S OPERATING RESULTS AND A NEGATIVE IMPACT ON THE COMPANY'S MARKET PRICE

    If the merger is not completed, the Company may be subject to a number of negative effects, including:

     the Company may be required to pay eB2B a termination fee of $500,000, unless the companies have mutually agreed to withdraw from completing the merger;

     the Company will remain obligated to repay to eB2B the principal and interest of a loan made to the Company having a principal amount of $2,000,000, which if not repaid after termination is convertible into Company Common Stock at $.25 per share by eB2B. If the merger is not consummated as a result of the failure to obtain Company stockholder approval, the loan to eB2B will immediately become due and will be payable within thirty (30) days and the Company will need to immediately seek substitute financing;

     the Company's stockholders may experience dilution to their stock ownership due to warrants granted to eB2B in connection with the loan made to the Company and the conversion of loan principal into Company common stock;

     costs associated with the merger, such as legal and accounting costs, must be paid by the Company even if the merger is not completed; and

     the market price of the Company's common stock may decline if the current market price of the common stock reflects an assumption that the merger will be completed.

    In addition, if the merger is not completed and the Company seeks to locate another strategic partner, the Company may be unable to find a willing partner or to structure a transaction on terms which are equivalent to or more attractive than the terms of the merger. This risk may be exacerbated by the presence of the indebtedness that the Company incurred in connection with the loan from eB2B, as well as the dilutive effect of the warrants issued by the Company in connection with such loan.

    Any of the foregoing risks may have an adverse effect on the value of the Company's securities.

RISKS RELATING TO THE BUSINESS OF THE COMBINED COMPANIES

EACH OF THE COMPANY AND eB2B HAS INCURRED AND WILL CONTINUE TO INCUR SUBSTANTIAL LOSSES; CONSEQUENTLY, ADDITIONAL CAPITAL WILL BE NEEDED TO CONTINUE OPERATIONS

    The Company has engaged in the business of electronic commerce since March 1996 and has incurred net losses from operations since that time. As of December 31, 1999, the Company had an accumulated deficit of $10,124,000. The Company can not give assurances that it will soon make a profit or that it will ever make a profit. Even though the Company expects that sales will increase substantially in the near future, expenses are expected to outpace sales. Among other things, to achieve profitability, the Company will be required to market and sell substantially more products and services, and hire and retain qualified and experienced employees. The Company cannot give assurances that it will be successful in its efforts.

    Following the merger, the Company expects to invest heavily in acquisitions, infrastructure development, applications development and sales and marketing in order to extend its services to potential customers and partners, and expects to continue to incur net losses. The Company anticipates that, following the merger, its available cash resources, including the net proceeds from eB2B's recent private placement of securities, will be sufficient to meet anticipated working capital and capital expenditure requirements for at least the next 12 months. However, the actual time period may differ materially from that indicated in the foregoing forward-looking statement as a result of a number of factors, and the Company may be required to obtain additional financing at an earlier date. Such financing may not be available in sufficient amounts or on favorable terms when required, and may dilute the stock of existing stockholders. Accordingly, there can be no assurance that present capital resources will be sufficient for anticipated or unanticipated working capital and capital expenditure requirements for this period. The Company does not have any commitments or arrangements for additional funding. If the Company lacks sufficient capital, it may not be able to take advantage of unanticipated opportunities, develop new products or services, or otherwise respond to competitive pressures, and may need to substantially curtail its operations.

THE COMPANY'S AUDITORS HAVE EXPRESSED DOUBT REGARDING THE COMPANY'S ABILITY TO CONTINUE AS A GOING CONCERN

    The Company's auditors' opinion on the financial statements for the fiscal year ended September 30, 1999 calls attention to substantial doubts as to the ability of the Company to continue as a going concern.

THE COMPANY AND eB2B HAVE LIMITED OPERATING HISTORIES AND THEREFORE YOU CANNOT EVALUATE THEIR PROSPECTS BASED ON PAST RESULTS

    The merger will combine two companies that have limited operating histories in the business-to-business electronic commerce industry. The Company has engaged in electronic commerce since March 1996 and eB2B was incorporated in November 1998 and to date has not generated any revenues in the business-to-business electronic commerce industry. Since both companies have a limited operating history within the electronic commerce industry upon which you can evaluate their business and prospects, you should consider all of the risks, expenses and uncertainties typically encountered by young companies that operate in the new and rapidly evolving markets for Internet products and services. These risks include:

     evolving and unpredictable business models;

     intense competition;

     the need and ability to manage growth;

     the rapid evolution of technology in electronic commerce; and

     insufficient capital.

eB2B'S AND THE COMPANY'S BUSINESS MODEL IS UNPROVEN AND MAY NOT BE SUCCESSFUL

    eB2B's business-to-business electronic commerce model is based on the development of trading communities for the purchase and sale of goods between manufacturers and retailers. To date, eB2B has generated no revenue from the trading communities. The success of eB2B's business model following the merger, will depend upon a number of factors, including:

     changes in and continued growth of the Internet for processing business-to-business transactions;

     the number of manufacturers and retailers that participate in the trading communities;

     the Company's ability to attract current customers and maintain customer satisfaction;

     the Company's ability to upgrade, develop and maintain the technology necessary for its operations;

     the introduction of new or enhanced services by the Company's competitors;

     the pricing policies of competitors; and

     the Company's ability to attract personnel with Internet industry expertise.

    If its business strategy is flawed or if the Company fails to execute its strategy effectively, the business, operating results and financial condition of the Company after the merger will be substantially harmed. Neither the Company nor eB2B has substantial experience in developing and operating trading communities and neither company can assure you that the trading communities will be operated effectively, that manufacturers or retailers will join the trading communities or that the Company will generate significant revenues from transactions processed within the trading communities.

THE BUSINESS OF PROVIDING SERVICES OVER THE INTERNET IS A NEWLY-EMERGING MARKET AND THEREFORE IS DIFFICULT TO EVALUATE

    Internet-based business-to-business commerce is a newly-emerging market. Consequently, it is difficult to evaluate the Company's or eB2B's business and prospects based on the performance of other companies operating within their markets. In addition, the companies' pro forma historical financial information is of limited value in projecting future operating results due, in part, to the emerging nature of the electronic commerce market.

THE SUCCESS OF THE COMPANY WILL DEPEND ON EXPANDING MARKET ACCEPTANCE FOR INTERNET BUSINESS-TO-BUSINESS ELECTRONIC COMMERCE

    The Company's future revenues and any future profits depend upon the widespread acceptance and use of the Internet as an effective medium of business-to-business electronic commerce, particularly as a medium to perform goods procurement and fulfillment functions in the markets targeted by eB2B and the Company. If the use of the Internet in electronic commerce in such markets does not grow or if it grows more slowly than expected, the Company's business will suffer. A number of factors could prevent such growth, including:

     Internet electronic commerce is at an early stage and retailers may be unwilling to shift their purchasing from traditional methods to electronic methods;

     Internet electronic commerce may not be perceived as offering a cost savings to users;

     the necessary network infrastructure for substantial growth in usage of the Internet may not be adequately developed;

     increased governmental regulation or taxation or a general shift from flat rate pricing to usage based pricing for Internet access may adversely affect the viability of electronic commerce;

     insufficient availability of telecommunication services or changes in telecommunication services could result in slower response times;

     technical difficulties; and

     concerns regarding the security of electronic commerce transactions.

SECURITY RISKS ASSOCIATED WITH ELECTRONIC COMMERCE MAY DETER FUTURE USE OF THE COMPANY'S AND eB2B'S PRODUCTS AND SERVICES

    A fundamental requirement to conduct Internet-based, business-to-business electronic commerce is the secure transmission of confidential information over public networks. Failure to prevent security breaches of the trading communities, or well publicized security breaches affecting the Internet in general, could significantly harm the Company's business, operating results and financial condition. There can be no certainty that advances in computer capabilities, new discoveries in the field of cryptography, or other developments will not result in an ability to compromise or breach the systems which the Company uses to protect content and transactions from unauthorized access. If these security measures are breached, a person could misappropriate proprietary or confidential information or cause interruptions in operations. There are significant cost requirements to protect against security breaches or to alleviate problems caused by such breaches. Further, a well-publicized compromise of security could deter potential customers from using the trading communities or the Internet to conduct financial transactions or to transmit confidential information.

ADDITIONAL GOVERNMENTAL REGULATIONS MAY INCREASE COSTS OF DOING BUSINESS

    The laws governing Internet transactions remain largely unsettled. The adoption or modification of laws or regulations relating to the Internet could harm the Company's business, operating results and financial condition by increasing its costs and administrative burdens. It may take years to determine whether and how existing laws such as those governing intellectual property, privacy, libel, consumer protection and taxation apply to the Internet. Laws and regulations directly applicable to communications or commerce over the Internet are becoming more prevalent. The growth and development of electronic commerce may prompt calls for more stringent consumer protection laws as well as new laws governing the taxation of Internet-based commerce. The Company must comply with new regulations in the United States, as well as any regulations adopted by other countries where the Company may do business. Compliance with any newly adopted laws may prove difficult for the Company and may harm its business, operating results and financial condition.

SYSTEM FAILURE OR DELAY COULD DETER FUTURE USE OF THE COMPANY'S SERVICES

    The Company's business depends upon the satisfactory performance, reliability and availability of the Company's systems and network infrastructure. The performance and availability of such systems and infrastructure may be damaged or interrupted due to natural disaster, break-ins, hacker attacks, computer viruses or similar events. In addition, if traffic levels increase, the Company may not be able to upgrade its systems and infrastructure in a manner sufficient to avoid overloading or congestion, which could lead to disruptions in service. Any system failure or interruption could result in delays, loss of data or the inability to accept and confirm purchases. Such decreased levels of customer service would reduce the volume of sales and the attractiveness of the Company's products and services and would negatively affect the Company's operating results.

FAILURE TO EXPAND INTERNET INFRASTRUCTURE COULD LIMIT FUTURE GROWTH

    The recent growth in Internet traffic has caused periods of decreased performance. If Internet usage continues to grow rapidly, its infrastructure may not be able to support these demands and its performance and reliability may decline. If outages or delays on the Internet occur frequently, overall Internet usage, including usage of the Company's products and services, could grow more slowly or decline. The Company's ability to increase the speed and scope of its services to its customers is ultimately limited by and depends upon the speed and reliability of both the Internet and the customers' internal networks. Consequently, the emergence and growth of the market for the Company's services depends upon improvements being made to the entire Internet as well as to the individual customers' networking infrastructures to alleviate overloading and congestion. If these improvements are not made, the ability of the customers to utilize the Company's Internet-based services will be hindered, and the Company's business, operating results and financial condition may be materially adversely affected.

THE INTERNET-BASED BUSINESS-TO-BUSINESS INDUSTRY IS HIGHLY COMPETITIVE AND HAS LOW BARRIERS TO ENTRY

    The market for Internet-based, business-to-business electronic commerce solutions is extremely competitive. The Company's competition is expected to intensify as current competitors expand their service offerings and new competitors -- including larger, more established companies with more resources -- enter the market. There can be no assurance that the Company will be able to compete successfully against current or future competitors, or that competitive pressures will not harm the Company's business, operating results or financial condition. Because there are relatively low barriers to entry in the electronic commerce market, competition from other established and emerging companies may develop in the future. In addition, users and technology partners of the Company may become competitors in the future. Certain competitors may be able to negotiate alliances with technology partners on more favorable terms than the Company is able to negotiate. Increased competition is likely to result in lower average transaction prices, reduced margins and decrease or loss of market share, any of which could harm the Company's business, operating results or financial condition. In addition, competitors may be able to develop services that are superior to, or that achieve greater acceptance than, the services currently offered by the Company and eB2B and the services which may be offered by the Company following the merger.

REVENUE GROWTH MAY BE DELAYED BY LENGTHY SALES AND IMPLEMENTATION CYCLES

    The period between initial contact with a potential customer and the enrollment in eB2B's trading communities is often long and may have delays associated with the lengthy budgeting and approval process of such potential customers. These lengthy cycles will have a negative impact on the timing of the combined Company's revenues, especially the realization of any transaction fee-based revenues. A customer's decision to purchase these services is discretionary, involves a significant commitment of resources, and is influenced by the customer's budgetary cycle. To successfully sell the services offered by eB2B and the Company, the Company must educate potential customers regarding the use and benefit of such services, which can require significant time and resources.

IF THE COMPANY CANNOT ENROLL A SUFFICIENT NUMBER OF MAJOR MANUFACTURERS OR RETAILERS IN THE TRADING COMMUNITIES, THE COMPANY WILL NOT BE ABLE TO ATTRACT ADDITIONAL MANUFACTURERS AND RETAILERS

    eB2B's business model depends in large part on its ability to create a network effect of manufacturers and retailers. Manufacturers may not be attracted to the network trading communities if there are an insufficient number of major retailers within the communities. Similarly, retailers may not perceive value in the communities if there are an insufficient number of major manufacturers. If the Company is unable to increase either the number of manufacturers or retailers, the Company will not be able to benefit from any network effect. As a result, the overall value of the trading communities would be adversely affected, which could negatively affect the Company's business, operating results and financial condition.

THE BUSINESS OF THE COMPANY IS DEPENDENT ON A LIMITED NUMBER OF PRODUCTS AND SERVICES

    The Company derives most of its revenues from a limited number of products and services. The development and marketing of many of these products and services involve substantial costs. If one or more of the Company's products or services fails to achieve anticipated results, the Company would be adversely affected. The Company cannot predict whether it will:

     continue to remain dependent upon a limited number of products and services for a substantial portion of its revenues;

     introduce new products and services that are commercially viable; or

     introduce new products or services which have life cycles sufficient to permit the Company to recoup the development, marketing and other costs associated with the product or service.

THE BUSINESS OF THE COMPANY IS DEPENDENT ON A LIMITED NUMBER OF CUSTOMERS

    The Company derives its revenues from a limited number of customers. Approximately twenty-nine percent (29%) of the Company's revenues for the fiscal year ended September 30, 1999 was derived from one customer: Toys R Us. The only product or service that Toys R Us received from the Company was EDIxchangeSupport. There is no assurance that Toys R Us will continue to require the Company's products or services on the current terms or at all.

    If Toys R Us or any other customer of the Company were to substantially reduce or stop their use of its products or services, the Company's business, operating results and financial condition would be harmed. Following the merger, the Company expects that it will continue to derive its revenues from a limited number of customers. Generally, neither the Company nor eB2B has long-term contractual commitments from any of its current customers and customers may terminate their contracts with either the Company or eB2B with little or no advance notice and without significant penalty. As a result, the Company cannot assure you that any of the current customers of the Company or eB2B will continue to use the Company's products or services in future periods.

    Furthermore, the Company's business model depends in large part on its ability to build a critical mass of customers. Customers may not be attracted to the Company if an insufficient number of other customers in the supply chain use the Company's services. If the Company is unable to increase the number of customers, the Company will not be able to benefit from any network effect. As a result, the overall value of the trading communities and the Company's solutions would be adversely affected, which could negatively affect its business, operating results and financial condition.

THE COMPANY MUST HAVE THE ABILITY TO QUICKLY ADAPT TO TECHNOLOGICAL CHANGES AND CUSTOMER PREFERENCES

    The Internet and electronic commerce industries are characterized by:

     rapid technological change;

     changes in user and customer requirements and preferences;

     frequent introductions of new products and services embodying new technologies; and

     the emergence of new industry standards and practices.

    If the Company does not respond to these developments quickly and efficiently, it will not be competitive within the industry. The Company faces a significant danger because it presently has a limited number of products and services to offer potential customers. If the Company fails to determine accurately the features its customers require, enhance its existing services or develop new services, it may lose current and potential customers. Some of the Company's customers also may require customized features or capabilities, which would increase the Company's costs and consume its limited resources. If the Company does not respond to the rapid technological changes in the industry, its services could become obsolete and its business will be severely harmed.

THE COMPANY'S BUSINESS IS DEPENDENT ON INTELLECTUAL PROPERTY RIGHTS

    To protect its proprietary products, the Company relies on a combination of copyright, patent, trade secret and trademark laws, as well as contractual provisions relating to confidentiality and related matters. Despite the Company's efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of the Company's products or to obtain and use information that the Company regards as proprietary. There can be no assurance that the Company's means of protecting its proprietary rights will be adequate or that competitors will not independently develop similar or superior technology.

THE COMPANY IS DEPENDENT ON ESSENTIAL TECHNOLOGY AND SOFTWARE

    The Company incorporates software licensed from third parties and any defects or significant interruption in the availability of this software could harm the Company's business. For example, the Company uses software from Oracle Corporation, Sterling Commerce, Inc., TSI International Software

Ltd., Red Hat, Inc. and Sun Microsystems, Inc. Some of the software licensed from third parties would be difficult to replace. This software may not continue to be available on commercially reasonable terms or at all. The loss or inability to maintain any of these technology licenses could result in delays in the sale of the Company's services until equivalent technology, if available, is identified, licensed and integrated. Such delays could harm the Company's business. The Company may not be able to replace the functionality provided by third-party software currently offered with the Company's services if that software is found to be obsolete, defective or incompatible with future versions of the Company's services or if that software is discontinued or upgraded in such a way that it becomes incompatible with the Company's services. In addition, if this third-party software is not adequately maintained or updated it may become incompatible with the Company's current services. The absence of, or any significant delay in, the replacement of third-party software could result in delayed or lost sales and increased costs and could harm the Company's business and operating results.

    Additionally, the Company relies on 'open source' software like Linux, Apache and Practical Extraction and Reporting Language (known as 'PERL') to provide critical aspects of its e-commerce service offerings. In particular, the Company's EDIxchangeBuy/Sell server is written in PERL. PERL is widely used to write Internet application software. A single individual, Larry Wall, owns the copyright for the PERL language. Since PERL's inception, Mr. Wall has opted to freely license and distribute PERL in both source code and object code form. There is no assurance that Mr. Wall will continue this practice. Should Mr. Wall decide to charge fees for licensing PERL, both the future development of PERL and the Company's operating results could be adversely affected.

THE COMPANY IS DEPENDENT ON ITS PRIMARY DATA CENTER

    The Company operates its primary data center at Exodus Communications, Inc.'s Internet Data Center facility in Jersey City, New Jersey. The data center operates twenty-four (24) hours a day, seven (7) days a week, and is connected to: (1) the Internet via Exodus Communications, Inc.; and (2) the electronic data interchange ('EDI') network via AT&T and IBM Global Network. The data center consists primarily of servers, storage subsystems, and other peripheral technology to provide on-line, batch and back-up operations. Customers' data is backed-up daily and stored off-site.

    The Company relies on Exodus Communications, Inc. to provide the Company with Internet capacity, security personnel and fire protection, and to maintain the facilities, power and climate control necessary to operate the Company's servers. Additionally, the Company relies on Exodus Communications, Inc. for redundant subsystems, such as multiple fiber trunks from multiple sources, fully redundant power on the premises and multiple back-up generators. If Exodus Communications, Inc. fails to adequately host or maintain the Company's servers, the Company's services could be disrupted and its business and operating results could be significantly harmed. Since December 1997, Exodus Communications, Inc. has provided the facilities and the hosting and maintenance services for the Company's servers used to process transactions. The Company's agreement with Exodus Communications, Inc. has a term of one year and is automatically renewable for additional one year terms.

    There can be no assurance that Exodus Communications, Inc. can effectively provide and manage the aforementioned infrastructure and services in a reliable fashion.

EACH OF eB2B AND THE COMPANY IS DEPENDENT ON RETAINING KEY PERSONNEL

    Prior to and following the merger, the future performance of eB2B and the Company will depend upon retaining key personnel. The loss of services of one or more key employees, especially Peter J. Fiorillo, the Chief Executive Officer of eB2B and the designated Chief Executive Officer of the Company following the merger, could have a materially adverse effect on the business, operating results and financial condition of the Company after the merger. The Company will require that key personnel sign confidentiality and non-competition agreements as a part of their employment but even the enforcement of these agreements will not protect the Company from the loss of an employee's knowledge and expertise upon termination of employment. To protect itself against dependence on a few individuals, the Company after the merger may have life insurance policies for key employees.

Nevertheless, financial compensation may not replace the knowledge lost upon the incapacity or death of a key employee.

THE COMPANY MUST EXPAND ITS SALES AND MARKETING CAPABILITIES AND INCREASE ITS TECHNICAL STAFF

    The Company must substantially expand its sales, operations and marketing efforts in order to increase market awareness and sales of its products and services. The Company will also need to increase its technical staff to support the growth of the business. To develop these capabilities, the Company must hire and retain additional sales, marketing and technical personnel. However, competition for qualified sales, marketing and technical personnel is intense. As a result, the Company might not be able to hire and retain sufficient numbers of such personnel. If the Company fails to hire and retain sufficient numbers of sales, marketing and technical personnel, its business, operating results and financial condition would be adversely affected.

THE COMPANY'S PRODUCTS MAY CONTAIN DEFECTS

    The Company's products are complex and may contain undetected errors which become apparent only after introduction or adaptation to a customer's computer systems. In particular, computer hardware is characterized by a wide variety of non-standard peripherals and configurations that cause pre-release testing for errors to be highly difficult and time-consuming. Remedying such errors may delay the provision of the Company's services and products, cause the Company to incur additional costs and adversely affect the Company's reputation.

THE COMPANY WILL BE SUBJECT TO CERTAIN LEGAL RISKS AND UNCERTAINTIES RELATING TO THE INFORMATION TRANSMITTED IN TRANSACTIONS CONDUCTED BY ITS CUSTOMERS

    In the course of its business, the Company will be exposed to certain legal risks and uncertainties relating to information transmitted in transactions conducted by its customers. The services provided to customers may include access to confidential or proprietary information. Any unauthorized disclosure of such information could result in a claim against the Company for substantial damages. In addition, the Company's services include managing the collection and publication of catalog content. The failure to publish accurate catalog content could deter users from participating in trading communities, damage the Company's business reputation and potentially expose it to legal liability. From time to time, some of the Company's manufacturers may submit inaccurate pricing or other catalog information. Even though such inaccuracies may not be caused by the Company and are not within its control, similar consequences could occur. Although the Company believes that it has implemented and will continue to implement policies to prevent disclosure of confidential or inaccurate information, there can be no assurance that claims alleging such matters may not be brought against the Company. Any such claim may be time-consuming and costly and may adversely affect the Company's business and financial condition. The Company maintains insurance for many of the risks encountered in its business; however, the Company's present insurance policies do not cover all potential areas of exposure which may result from the Company's business, including errors and omissions.

THE COMPANY'S BUSINESS WILL SUFFER IF IT FAILS TO MANAGE ITS GROWTH

    The Company has rapidly and significantly expanded its operations and expects that, if and when the merger is consummated, the Company will continue to do so. This growth has placed a significant strain on the Company's managerial, operational, financial and other resources and is expected to continue to strain the resources of the Company following the merger. If the Company is unable to respond to and manage this expected growth, then the quality of its services and its results of operations could be materially adversely affected.

RISKS RELATING TO AN INVESTMENT IN THE COMPANY'S COMMON STOCK

THE AVAILABILITY OF CERTAIN SECURITIES FOR IMMEDIATE RESALE MAY NEGATIVELY AFFECT THE PRICE OF THE COMPANY COMMON STOCK

    Approximately 1.7 million shares of the Company's common stock issued in conjunction with the merger to holders of eB2B securities who are not affiliates of eB2B will be available for immediate resale upon consummation of the merger. These shares are not subject to any lock-up agreement or any restrictions imposed by the federal securities laws. In the event the holders of such shares elect to sell such shares, the market price of the Company's common stock may be adversely affected.

THE COMPANY'S QUARTERLY OPERATING RESULTS MAY VARY, WHICH COULD AFFECT THE MARKET PRICE OF ITS COMMON STOCK

    Fluctuations in the Company's quarterly results could adversely affect the market price of the Company's common stock in a manner unrelated to its long-term operating performance. The Company expects to increase activities and spending in substantially all operational areas and will base its expense levels on anticipated revenue levels. The Company may not be able to reduce its spending as a short-term response to any shortfall in revenue which may occur. For these and other reasons, the Company may not meet the earnings (loss) estimates of securities analysts or investors and its stock price could be adversely affected.

A LISTING ON THE NASDAQ STOCK MARKET IS NOT ASSURED

    In conjunction with the merger, the Company has submitted an application pending completion of the merger for a listing of the combined company after the merger on The Nasdaq Stock Market. The Company believes that the combined company will meet the objective initial listing requirements of The Nasdaq Stock Market. However, The Nasdaq Stock Market has broad discretionary authority and may decide not to approve the Company's application. In such event, the Company's stock would continue to trade in the over-the-counter market (which is less liquid than The Nasdaq Stock Market).

FOLLOWING THE MERGER, THE COMPANY'S DIRECTORS AND EXECUTIVE OFFICERS WILL HAVE SIGNIFICANT CONTROL AND INFLUENCE OVER THE COMPANY

    As a group, following the merger, the Company's directors and executive officers will beneficially own approximately 22% of the Company's outstanding common stock, on a fully diluted basis. If they vote together, the directors and executive officers will be able to exercise significant influence over all matters requiring shareholder approval, including the election of directors. The interests of the directors and executive officers of the Company may conflict with the interests of the other stockholders of the Company.

FOLLOWING THE MERGER, THE COMPANY MAY ENTER INTO ADDITIONAL BUSINESS COMBINATIONS, EACH OF WHICH MAY ENTAIL ADDITIONAL RISKS AND COMPLICATIONS

    As part of its business strategy, the Company may elect to enter into additional business combinations. For example, in February 2000, Netlan Enterprises, Inc. merged into a wholly-owned subsidiary of eB2B. Such transactions, including the merger with Netlan Enterprises, Inc., are typically accompanied by a number of risks, including:

     the difficulty of integrating the operations and personnel of the acquired companies;

     the attention of management of the Company may be diverted;

     the challenges of integrating technology, including unanticipated expenses;

     the risk of unknown liabilities of the acquired companies;

     the impact of new personnel on uniform procedures, standards and policies developed by the Company;

     the impairment of relationships with customers; and if stock is used to pay for such transactions, the dilution of existing stockholders.

    If the Company fails to address these risks with respect to the transaction with Netlan Enterprises, Inc. or any other potential business combination, it may have a negative affect on the Company's business and stock price.

'PENNY STOCK' RULES MAY MAKE SELLING THE COMPANY'S SECURITIES DIFFICULT

    The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in 'penny stocks.' Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that the system provides current price and volume information with respect to transactions in such securities). The penny stock rules require broker-dealers to deliver, prior to any transaction in a penny stock, certain information to their customers and to comply with other requirements which may have the effect of reducing the level of trading activity in a penny stock and making it more difficult to sell such stock.

    In the past, the price of the Company's common stock has often been below $5.00 per share and, since the Company's common stock has not traded on an applicable national security exchange or The Nasdaq Stock Market, at such times the stock has been subject to the penny stock rules. The Company has filed an application for listing its common stock on The Nasdaq Stock Market following the merger. The Company believes that the combined company will meet the objective initial listing requirements of The Nasdaq Stock Market. However, The Nasdaq Stock Market has broad discretion. There can be no assurance that The Nasdaq Stock Market will approve the Company's application or that the Company's common stock will become exempt from the penny stock rules.

THERE MAY BE A LIMITED MARKET FOR SHARES OF THE COMPANY'S COMMON STOCK

    At times, the Company's common stock has not been actively traded and the investment community has not shown a great deal of interest in the Company's shares. Simply stated, there have been relatively few buyers and sellers of the Company's stock. A limited volume of transactions may make it difficult for a stockholder to sell the Company's common stock.

THE COMPANY DOES NOT ANTICIPATE PAYING DIVIDENDS ON ITS COMMON STOCK

    Neither the Company nor eB2B has ever paid dividends on its common stock. Following the merger, the Company does not anticipate paying dividends in the future. The Company intends to reinvest any funds that might otherwise be available for the payment of dividends in further development of the Company's business following the merger.

THE EXERCISE OR CONVERSION OF CONVERTIBLE SECURITIES MAY DILUTE THE PERCENTAGE OWNERSHIP OF THE OWNERS OF COMPANY COMMON STOCK AND MAY NEGATIVELY AFFECT THE PRICE OF THE COMMON STOCK

    After the merger the Company will have a substantial number of outstanding shares of convertible preferred stock and a substantial number of outstanding options and warrants to purchase shares of Company common stock. If a significant number of these shares of preferred stock were converted or if a significant number of these options or warrants were exercised, the percentage ownership of the holders of Company common stock would be materially diluted. Such conversion or exercise of convertible securities could negatively affect the price of the Company's common stock.

THE EXPIRATION OF RESTRICTIONS ON THE RESALE OF CERTAIN SECURITIES MAY NEGATIVELY AFFECT THE PRICE OF THE COMPANY COMMON STOCK

    A significant number of shares of common stock which are currently outstanding, and a significant number of shares of common stock underlying convertible preferred stock, options or warrants outstanding, are subject to lock up agreements under which the stockholders have agreed not to sell such shares for specified periods of time. Specifically:

    In connection with eB2B's most recent private placement, which was completed in December 1999, each of the investors in such private placement were required to enter into lock up agreements prohibiting the sale of the securities purchased in the private placement for a period of at least twelve (12) months from the closing of such private placement.

    Each of eB2B's directors, officers and principal stockholders and each of the former stockholders of Netlan have entered into lock up agreements with respect to their securities for a period of at least twelve (12) months from the closing of eB2B's December 1999 private placement.

    All of the directors, officers and principal stockholders of the Company have also entered into lock up agreements prohibiting the sale of such securities for various periods of time.

    Upon the expiration of the restrictions imposed by the lock up agreements described above, the persons party to those agreements will be able to sell their shares, subject to the restrictions imposed by the federal securities laws. In the event that such persons elect to sell their shares of Company common stock after the expiration of such lock up periods, the market price of the Company common stock may be adversely affected.

INACCURACIES IN FORWARD-LOOKING STATEMENTS MAY BE MATERIAL

    Some of the statements under 'Summary,' 'Risk Factors,' 'Management's Discussion and Analysis of Financial Condition and Results of Operations,' 'Business' and elsewhere in this proxy statement/prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements following the merger to be materially different from any future results, levels of activity performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, those listed under 'Risk Factors' and elsewhere in this proxy statement/prospectus.

    In some cases, you can identify forward-looking statements by terminology such as 'may,' 'will,' 'should,' 'could,' 'expects,' 'plans,' 'intends,' 'anticipates,' 'believes,' 'thinks,' 'estimates,' 'predicts,' 'potential,' or 'continue' or the negative of such terms and other comparable terminology.

                         THE COMPANY'S SPECIAL MEETING

PURPOSE, TIME AND PLACE

    The Company is furnishing this proxy statement/prospectus to the holders of shares of its common stock in connection with the solicitation of proxies by the Company's board of directors for use at the Company's special meeting to be held on Tuesday, April 18, 2000. The Company's special meeting will be held at the Ramada Inn, 38 Two Bridges Road, Fairfield, New Jersey 07004, at 10:00 a.m., local time, and at any adjournments or postponements thereof.

    At the Company's special meeting, the owners of the Company's common stock will be asked to vote on proposals to:

     adopt and approve the agreement and plan of merger, dated December 1, 1999, as amended by amendment no. 1, dated as of February 29, 2000, by and between the Company and eB2B, and the transactions contemplated thereby;

     approve an amended and restated certificate of incorporation of the Company, which will change the Company's name to eB2B Commerce, Inc., increase the number of authorized shares of the Company's capital stock to 250,000,000 shares, authorize the creation of new series of preferred stock and eliminate certain anti-takeover provisions;

     adopt the 2000 Stock Option Plan; and

     vote on any other matters that properly come before the special meeting, or any adjournments or postponements of the special meeting.

RECORD DATE; VOTING POWER

    The Company's board of directors has fixed the close of business (5:00 p.m., New York time) on Tuesday, March 21, 2000 as the record date for determining the holders of shares of the Company's common stock entitled to notice of, and to vote at, the Company's special meeting. Only holders of record of Company common stock at the close of business on the record date will be entitled to notice of, and to vote at, the special meeting.

    At the close of business on the record date, 4,084,850 shares of Company common stock were issued and outstanding and entitled to vote at the Company's special meeting. Holders of record of Company common stock are entitled to one vote per share on any matter which may properly come before the Company's special meeting. Votes at the Company's special meeting may be cast in person or by proxy, or by the Internet or by telephone.

    The presence at the Company's special meeting, either in person or by proxy, of the holders of a majority of the outstanding shares of the Company's common stock entitled to vote is necessary to constitute a quorum in order to transact business at the meeting. However, in the event that a quorum is not present at the special meeting, the Company expects to adjourn or postpone the meeting in order to solicit additional proxies.

VOTES REQUIRED

    Approval of the merger agreement and each of the other proposals will require the affirmative vote of a majority of the shares of the Company's common stock outstanding on the record date. Abstentions by the Company's stockholders will have the same effect as a vote against the proposals, although they will count toward the presence of a quorum. You may vote your shares by completing and returning the enclosed proxy card or you may vote via the Internet or by telephone. Instructions for voting via the Internet or by telephone are in the proxy card attached hereto as Appendix G.

    Brokers who hold shares of Company common stock as nominees, in the absence of instructions from the beneficial owners thereof, will not have discretionary authority to vote for approval and adoption of the merger agreement, but brokers who hold shares of Company common stock as nominees, with discretionary authority to vote, will have such authority to vote such shares for the merger proposal or the other proposals. Any shares which are not voted because the nominee-broker lacks discretionary authority will have the same effect as a vote against the proposals. Accordingly, beneficial owners of the Company's common stock whose stock is held by a broker as a nominee should instruct their brokers as to how to vote their shares. See 'Voting of Proxies' below. The availability of telephone and Internet voting will depend on the brokers' voting processes.

VOTING OF PROXIES

    Shares of the Company's common stock represented by properly executed proxies that the Company receives prior to the start of the Company's special meeting will be voted at the special meeting in the manner specified by such proxies. Company stockholders should be aware that, if their proxy is properly executed but does not contain voting instructions, their proxy will be voted FOR adoption and approval of each of the proposals before the special meeting.

    Instructions for voting by telephone and the Internet, if made available to you, are provided on the proxy card. A control number, located above the stockholder's name and address on the lower left of the proxy card, is designed to verify the stockholder's identity, allow the stockholder to vote such stockholder's shares and confirm that the Company has properly recorded such stockholder's voting instructions.

    The Company does not expect that any matter other than as described herein will be brought before the Company's special meeting. If other matters are properly presented before the meeting, the persons named in a properly executed proxy will have authority to vote in accordance with their judgment on any other such matter, including any proposal to adjourn or postpone the meeting or otherwise concerning the conduct of the meeting; provided that a properly executed proxy that has been designated to vote against the adoption and approval of the merger agreement will not be voted, either directly or through a separate proposal, to adjourn the meeting to solicit additional votes.

REVOCABILITY OF PROXIES

    The grant of a proxy on the enclosed proxy card or a vote by telephone or via the Internet, does not preclude a stockholder from voting in person. Also, a stockholder of the Company may revoke or change their vote on a proxy at any time prior to its exercise by:

     delivering, prior to the start of the Company's special meeting, to Steve Vanechanos, Sr., Secretary of the Company, 271 Route 46 West, Building F, Suite 209, Fairfield, New Jersey 07004, a written notice of revocation bearing a later date or time than the proxy previously delivered to the Company or voted via telephone or the Internet;

     delivering to the Secretary of the Company, at the above address, a duly executed proxy with different instructions bearing a later date or time than the proxy previously delivered to the Company or voted via telephone or the Internet;

     voting by telephone or the Internet at a later date or time than the proxy previously delivered to the Company; or

     attending the Company's special meeting and voting in person.

    The Company does not expect to adjourn the Company's special meeting for a period of time long enough to require the setting of a new record date for such meeting. If an adjournment occurs, it will have no effect on the ability of the Company's stockholders of record as of the record date to exercise their voting rights or to revoke any previously delivered proxies.

SOLICITATION OF PROXIES AND CONSENTS

The Company

    The Company will solicit proxies by mail, and the Company's directors, officers and employees also may solicit proxies from the Company's stockholders by telephone, telecopy, telegram, e-mail or in person. In addition, as of this year, stockholders of record can simplify their voting and reduce the Company's costs by voting their shares via telephone or the Internet. The telephone and Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded. Instructions for voting by telephone or the Internet are set forth on the proxy enclosed herewith. If your shares are held in the name of a bank or broker, the availability of telephone and Internet voting will depend on the policies of the bank or broker. Therefore, if your shares are held in 'street name,' it is recommended that you follow the voting instructions on the form that you receive. If you do not choose to vote by the telephone or the Internet, please date, sign and return the proxy card enclosed herewith by mail.

    The Company will bear the cost of the solicitation of proxies from its own stockholders. The Company has engaged the firm of Georgeson Shareholder Communications, Inc. to assist in the distribution and solicitation of proxies. The Company has agreed to pay Georgeson Shareholder Communications, Inc. a fee of $7,500 plus expenses for these services. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of the Company's stock held of record by such persons, and the Company will reimburse such brokers, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

eB2B

    The merger has been approved by the eB2B stockholders.

SHARE OWNERSHIP OF MANAGEMENT AND CERTAIN STOCKHOLDERS

The Company

    The following table sets forth, as of February 29, 2000, information as to:
(a) the beneficial ownership of Company common stock by (i) each person serving as a director of the Company on such date; (ii) each person who qualifies as a 'named executive officer' as defined in Item 402(a)(2) of Regulation S-B under the Securities Exchange Act; and (iii) all of such directors and executive officers of the Company as a group; and (b) each person known to the Company as having beneficial ownership of more than five percent (5%) of Company common stock as of February 29, 2000.

    Unless otherwise indicated in a footnote, each of the following persons held sole voting and investment power, as of February 29, 2000, over the shares listed as beneficially owned.

                                                                       BENEFICIAL OWNERSHIP
                                                                      OF OPTIONS EXERCISABLE    PERCENT
                                                       BENEFICIAL       WITHIN 60 DAYS OF         OF
NAME AND ADDRESS                                      OWNERSHIP OF      FEBRUARY 29, 2000       COMMON
OF BENEFICIAL OWNER                                   SHARES (8)(2)           (1)(2)           STOCK (3)
-------------------                                   -------------           ------           ---------
Steven L. Vanechanos, Jr.(6)........................      416,950            140,748            10.49%
Steve Vanechanos, Sr.(4)(6).........................      314,914             40,626             8.13%
Kenneth R. Konikowski(6)(7).........................      159,598             25,000             4.14%
James D. Connors(6).................................      253,255            253,255             6.20%
Robert J. Gailus(6).................................       45,000             45,000             1.16%
Frank T. DiPalma(5)(6)..............................       18,802             12,017             0.49%
Robert Droste(6)....................................       13,488             11,334             0.35%
Denis Clark(6)......................................       18,516             18,516             0.48%
All directors and executive officers as a group
  (8 persons).......................................    1,240,523            546,496            31.42%

---------

(1) The securities 'beneficially owned' by an individual are determined in accordance with the definitions of 'beneficial ownership' set forth in the rules of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has voting rights or investment power or had the right to acquire beneficial ownership within sixty (60) days after February 29, 2000, including securities that will be beneficially owned, as a result of the consummation of the merger. Beneficial ownership may be disclaimed as to certain of the securities.

(2) Information furnished by the directors and executive officers of the Company.
                                              (footnotes continued on next page)

(footnotes continued from previous page)

(3) Percentages based upon a total of (a) 3,709,407 shares outstanding as of February 29, 2000, plus (b) each person's additional shares issuable (if any) within sixty (60) days of that date to directors under the 1997 Stock Option Plan for Outside Directors and other agreements as a result of the merger.

(4) All of such shares are held jointly by Mr. Vanechanos, Sr. and his spouse.

(5) All of such shares are held jointly by Mr. DiPalma and his spouse.

(6) The address of each person is c/o DynamicWeb Enterprises, Inc., 271 Rt. 46 West, Suite F209, Fairfield, New Jersey 07004.

(7) Does not include options that may be granted in connection with a settlement of litigation.

(8) Includes beneficial ownership of options exercisable within 60 days of February 29, 2000.

eB2B

    The following table sets forth, as of February 29, 2000, information as to:
(a) the beneficial ownership of eB2B common stock by (i) each person serving as a director of eB2B on such date, (ii) each person who qualifies as a 'named executive officer' as defined in Item 402(a)(2) of Regulation S-B under the Exchange Act, and (iii) all of such directors and executive officers of eB2B as a group; and (b) each person known to eB2B as having beneficial ownership of more than five percent (5%) of eB2B common stock as of February 29, 2000.

    As of February 29, 2000, eB2B had 2,915,089 shares of common stock, 300 shares of Series A Convertible Preferred Stock, and 3,299,999 shares of Series B Convertible Preferred Stock issued and outstanding.

                                                                 BENEFICIAL            PERCENT OF
NAME AND ADDRESS                                                OWNERSHIP OF             COMMON
OF BENEFICIAL OWNER                                           CAPITAL STOCK(1)         STOCK (12)
-------------------                                           ----------------         ----------
Peter J. Fiorillo(2)........................................       1,379,326 (3)         10.05%
Joseph Bentley(2)...........................................         554,294 (4)          4.04%
Kevin Hayes(2)..............................................         820,889 (5)          5.98%
Victor L. Cisario(2)........................................          41,666 (6)          0.30%
Barry Goldstein(2)..........................................          41,666 (6)          0.30%
Christopher Byrnes(2).......................................          17,500 (7)          0.13%
Michael S. Falk(8)..........................................         413,116(9)           3.01%
Timothy Flynn(8)............................................         298,922(10)          2.18%
Commonwealth Associates, L.P(8).............................         559,012(11)          4.36%
All directors and executive officers as a group (8                 3,567,379             25.99%
  persons)..................................................

---------

(1) Except as otherwise noted, each individual or entity has sole voting and investment power over the securities listed. Includes ownership of options and warrants that are exercisable within 60 days.

(2) Except as otherwise noted, the address of each person is c/o eB2B Commerce, Inc., 29 West 38th Street, New York, New York 10018.

(3) Includes 250,000 shares underlying immediately exercisable options and 16,000 shares of eB2B common stock gifted to family members.

(4) Includes 100,000 shares underlying immediately exercisable options and 18,180 shares of eB2B common stock gifted to family members.

(5) Includes 100,000 shares underlying immediately exercisable options.

(6) Includes 33,333 shares underlying immediately exercisable options and 8,333 options that will vest in 60 days.

(7) Includes 5,000 shares underlying immediately exercisable options.
                                              (footnotes continued on next page)

(footnotes continued from previous page)

(8) The address is c/o Commonwealth Associates, L.P., 830 Third Avenue, New York, New York 10022.

(9) Mr. Falk became a director of eB2B on January 4, 2000. In addition, he is a principal of Commonwealth Associates, L.P. Includes 27,273 shares underlying Series B Preferred Stock and 371,411 shares underlying immediately exercisable warrants held by Mr. Falk. Includes 2,273 shares underlying Series B Preferred Stock and 4,943 shares underlying immediately exercisable warrants held jointly by Mr. Falk and his wife. Includes 2,273 shares underlying Series B Preferred Stock and 4,943 shares underlying immediately exercisable warrants held by Mr. Falk's IRA account. The amount does not include 599,012 shares underlying immediately exercisable warrants granted to Commonwealth Associates, L.P. as a fee for acting as placement agent in connection with eB2B's private placement offering.

(10) Mr. Flynn became a director of eB2B on January 4, 2000. Includes 188,636 shares underlying Series B Preferred Stock and 110,286 shares underlying immediately exercisable warrants held by the Flynn Corporation, of which Mr. Flynn is the principal owner. Includes 50,000 shares underlying options that were granted to Mr. Flynn upon accepting a position on eB2B's Board of Directors.

(11) Includes 599,012 shares underlying immediately exercisable warrants granted as a fee for acting as placement agent in connection with eB2B's private placement offering.

(12) The ownership percentages are calculated on a fully diluted basis, including options and warrants exercisable within 60 days, giving effect to shares underlying immediately exercisable options and warrants, the Series A Preferred Stock, and the Series B Preferred Stock as follows: 13,726,951 shares.

                              PROPOSAL NUMBER ONE
                                   THE MERGER

GENERAL

    This proxy statement/prospectus is being furnished to the Company's stockholders in connection with the solicitation of proxies by the Company's board of directors from stockholders of the shares of the Company's common stock for use at the Company's special stockholders' meeting to be held on Tuesday, April 18, 2000. This proxy statement/prospectus also constitutes the Company's prospectus, which is part of a registration statement on Form S-4 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, to register the shares of the Company's common stock to be issued to the stockholders of eB2B in the merger.

BACKGROUND OF THE MERGER

    In May 1999, the board of directors of the Company conducted a meeting to determine the goals of the Company during the next twelve (12) months. The organizing principle in developing the goals was the best interest of the stockholders and, more specifically, identifying the most effective way to maximize the value of the Company's existing assets to benefit its stockholders. As a result of the discussions during the meeting, the Company's board of directors developed the following five goals:

    (1) to expand the scope of the Company's mission;

    (2) to expand the depth of the Company's organization;

    (3) to obtain effective financial sponsorship;

    (4) to raise substantial capital; and

    (5) to potentially attain a listing on The Nasdaq Stock Market.

    The Company's board of directors concluded that, in order to achieve these five goals, the Company would need to enter into a strategic partnership or a merger with another entity. Based on this conclusion, the board of directors instructed management of the Company to seek an investment banker and/or financial advisor to assist the Company in identifying potential strategic partners. The Company worked with several financial advisors thereafter but was unable to locate suitable transaction candidates at acceptable values. In September 1999, the Company engaged Sands Brothers & Company, Ltd., which the Company contends has not made any introductions that resulted in a strategic partnership or other transaction.

    In October 1999, Jerry Messana of Commonwealth Associates, L.P. placed an unsolicited phone call to the Company's Chief Executive Officer, Steven L. Vanechanos, Jr. Mr. Messana informed Mr. Vanechanos, Jr. that Commonwealth Associates, L.P. had researched the Company and believed that there were several opportunities available to the Company in the electronic commerce business to-business industry. Mr. Messana invited Mr. Vanechanos, Jr. to make a presentation to Commonwealth Associates, L.P.'s Chief Executive Officer, Michael Falk, and other members of Commonwealth's senior corporate finance committee. Mr. Vanechanos, Jr. made this presentation on October 26, 1999.

    On October 27, 1999, Commonwealth Associates, L.P. introduced eB2B's Chief Executive Officer, Peter J. Fiorillo, Chief Financial Officer, Joseph Bentley, and Chief Technology Officer, Kevin Hayes, to Mr. Vanechanos, Jr. At this meeting, Commonwealth Associates, L.P. proposed the following transactions:

     eB2B would complete a private placement for a minimum of $15 million, with Commonwealth Associates, L.P. as the placement agent;

     eB2B would alleviate the Company's financial crisis by lending the Company $2 million for interim financing; and

     eB2B would merge into the Company in a reverse merger.

    Following this meeting, Mr. Fiorillo and Mr. Bentley visited the Company's corporate headquarters, where they met with Mr. Vanechanos, Jr. and the Company's President, James D. Conners. The executive officers of the respective companies agreed that the two companies complemented each other and that it would be in the best interests of their stockholders to pursue a merger in the near future. On November 2, 1999, the executive officers tentatively agreed to the following proposals:

     eB2B would complete a private placement for at least $15 million;

     subject to execution of a letter of intent, eB2B would lend the Company $2 million;

     upon the consummation of the merger, the Company would issue a minimum of 25,000,000 shares of its common stock in exchange for all of the capital stock, on a fully diluted basis, of eB2B in accordance with an exchange formula to be agreed;

     owners of eB2B preferred stock, warrants, options and other securities convertible into eB2B common stock would receive preferred stock, warrants, options and other securities convertible upon similar terms and conditions into Company common stock; and

     stockholders of eB2B would receive additional shares, in accordance with a formula, if more than $15 million was raised in eB2B's private placement.

    During the week following November 2, 1999, the boards of both companies considered and approved the terms of the merger as set forth in a binding Letter Agreement, executed November 10, 1999. The Letter Agreement obligated the parties to enter into a definitive merger agreement. The definitive Agreement and Plan of Merger was executed on December 1, 1999.

    Subsequent to the execution of the merger agreement, the Company and eB2B engaged in discussions concerning certain modifications to the merger agreement proposed by the Company. The modifications agreed upon by the Company and eB2B are reflected in Amendment No. 1 to Agreement and Plan of Merger, which was executed on February 29, 2000.

RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS AND THE COMPANY'S REASONS FOR THE MERGER

    The Company's board of directors believes that the merger is fair to, and in the best interests of, the Company and the Company's stockholders. Accordingly, the Company's board of directors has unanimously approved the merger agreement, as amended, and recommends that the Company's stockholders vote FOR the approval and adoption of the merger agreement, as amended, and the transactions contemplated thereby, including the merger.

    In reaching its decision to approve the merger agreement and recommend its approval to the Company's stockholders, the Company's board of directors consulted with the Company's management and, through management, with its legal advisors. The Company's board of directors considered a variety of factors, including the following:

     The merger with eB2B accomplishes the board's five goals for a strategic partnership, including:

          (1) to expand the scope of the Company's mission;

          (2) to expand the depth of the Company's organization;

          (3) to obtain effective financial sponsorship;

          (4) to raise substantial capital; and

          (5) to potentially attain a listing on The Nasdaq Stock Market.

     The written opinion of Auerbach, Pollak & Richardson, Inc. which states that, as of the date of such opinion and based upon and subject to certain matters stated in such opinion, the proposed issuance of shares contemplated by the merger is fair, from a financial point of view, to the Company's stockholders. A copy of such opinion, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Appendix C to this proxy statement/prospectus and is incorporated herein by reference.

     The structure and terms of the merger agreement, which was the product of significant arm's length negotiations and, among other things: is substantially reciprocal in nature as to representations, warranties and covenants; provides for conversion ratios that will not fluctuate in the event that there are any increases or decreases in the price of the Company's common stock; and permits the Company to terminate the merger agreement for a certain fee under circumstances where the Company's board receives a competing proposal which the Company's board of directors determines is more advantageous to the Company's stockholders than the merger with eB2B.

     The ability to obtain a premium to the Company's cash in the form of lower conversion ratios under certain circumstances.

     The Company's evaluation of other potential transactions, particularly in light of the difficulties the Company faced in commanding value in such transactions due to the Company's relatively small size and cash concerns.

     The results of the Company's due diligence investigation of eB2B.

    Also in its deliberations concerning the merger, the Company's board of directors considered potential risk factors that could adversely affect the Company's stockholders. Some, but not all, of the risk factors considered include the following:

     eB2B might not be able to raise the $15 million required in its private placement.

     The value to be received in the merger, based on the Exchange Ratio, might not be fair to the Company's stockholders notwithstanding the fairness opinion.

     The shares held by the Company's stockholders would be significantly diluted as a result of the merger.

     After the merger, the Company's management will consist of eB2B's current management, which may not be as effective as the Company's current management.

     Sands Brothers & Co., Ltd. claimed that it is entitled to a finder's fee in connection with the merger and, if the Company disputed this claim, a legal dispute might ensue between Sands Brothers & Co., Ltd. and the Company.

     The potential benefits sought in the merger might not be fully realized or may take longer to achieve than anticipated.

     Integrating the businesses of the two companies and Netlan Enterprises, Inc., which was recently acquired by eB2B, might be difficult.

     eB2B's products might not be scalable and therefore would not provide a good foundation for expansion of the products, services and business of the Company after the merger.

     Other applicable risks described in this proxy statement/prospectus under 'Risk Factors' starting on page 13.

    After due consideration, the Company's board of directors concluded that the Company could avoid or mitigate some of these risks, and that, on balance, the potential benefits of the merger outweighed the risks associated with the merger.

    The above discussion of the information and factors considered by the Company's board is not intended to be exhaustive, but includes all material factors considered by the Company's board. In reaching its determination to approve and recommend the merger, the Company's board did not assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors. The Company's board unanimously recommends that the Company's stockholders vote FOR adoption and approval of the merger agreement, as amended.

eB2B'S REASONS FOR THE MERGER

    eB2B's board of directors believes that the merger is fair to and in the best interests of eB2B and its stockholders. Accordingly, eB2B's board of directors has unanimously approved the merger agreement and the consummation of the merger.

    In reaching its decision, eB2B's board consulted with its management, as well as its financial and legal advisors, and considered a variety of factors. Among the factors considered in the deliberations of eB2B's board of directors were the following:

     historical information concerning the Company's and eB2B's respective financial performance, results of operations, assets, liabilities, operations, technology, management and competitive position, including the information set forth in the Company's reports filed with the Securities and Exchange Commission during the past fiscal year;

     the complementary nature of the companies' businesses and technology and possible synergies from combining the two companies;

     the view of management of eB2B with respect to the financial condition, results of operations, assets, liabilities, businesses and prospects of the companies after giving effect to the merger;

     identifying the strategic alternative that would provide the greatest stockholder value;

     current market conditions and historical trading information with respect to the Company;

     the terms of the merger agreement, which was the product of substantial arm's length negotiations and contains extensive representations and warranties; provides for certain indemnification rights; and, under certain circumstances, requires the Company to pay a fee to eB2B in the event of termination by the Company;

     the expected tax-free treatment to eB2B stockholders;

     the results of the due diligence investigation of the Company conducted by eB2B's management and counsel;

     eB2B's dependence on a limited number of customers and the Company's track record demonstrating an ability to develop a base of retailer customers; and

     the greater experience of some of the Company's personnel, particularly its software developers and sales and marketing personnel.

    eB2B's board of directors also identified and considered a variety of potential negative factors in its deliberations concerning the merger, including, but not limited to:

     the risk to eB2B stockholders that the value to be received in the merger could decrease significantly due to the fixed Exchange Ratio;

     the risk that the potential benefits sought in the merger might not be fully realized or may take longer to achieve than anticipated;

     the potential difficulties in integrating the businesses of the two companies;

     the claim of Sands Brothers & Company, Ltd. for a finder's fee in connection with the merger; and

     other applicable risks described in this proxy statement/prospectus under 'Risk Factors' starting on page 13.

    After due consideration, eB2B's board of directors concluded that eB2B could avoid or mitigate some of these risks, and that, on balance, the potential benefits of the merger outweighed the risks associated with the merger.

    The above discussion of the information and the factors considered by eB2B's board of directors is not intended to be exhaustive, but eB2B's board believes that it includes all material factors considered by eB2B's board. In reaching its determination to approve and recommend the merger, the board did not assign any relative or specific weights to the foregoing factors. However, after taking into consideration all of the factors set forth above, eB2B's board of directors concluded that the merger agreement, as amended, was fair to, and in the best interests of, eB2B and its stockholders and that eB2B should proceed with the merger.

OPINION OF FINANCIAL ADVISOR

    In December 1999, the Company requested Auerbach, Pollak & Richardson, Inc. ('Auerbach') to render an opinion as to whether the proposed merger was fair to the stockholders of the Company from a financial point of view. Auerbach is a nationally recognized investment banking firm that is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements, and valuations for corporate and other purposes. Auerbach was retained by the Company in December 1999. Neither Auerbach nor any of its affiliates has previously provided any financial advisory services to the Company or had any other material relationship with the Company or any of its affiliates. In connection with its review of the fairness of the merger consideration, Auerbach did not provide any recommendations concerning the amount of such consideration.

    On March 16, 2000, Auerbach rendered to the Company's board a written opinion that, as of such date and based upon the considerations set forth in the opinion, the proposed issuance of shares contemplated by the merger was fair from a financial point of view to the holders of the shares of the Company's common stock. The full text of the Auerbach opinion is attached as Appendix C to this proxy statement/prospectus.

    The Company's stockholders are urged to read the opinion carefully and in its entirety. The Auerbach opinion has certain limitations: it is directed to the Company's board, it addresses only the fairness of the merger consideration from a financial point of view to the holders of the shares of the Company's common stock, and it does not address any other aspect of the merger or constitute a recommendation to any of the Company's stockholders or the stockholders of eB2B as to how such stockholders should vote on the merger or any other matter at a special meeting. This summary is qualified in its entirety by reference to the full text of such opinion.

    In arriving at its opinion, Auerbach, among other things, completed the following: (i) reviewed this proxy statement/prospectus; (ii) reviewed the merger agreement and the amendment thereto; (iii) reviewed the Company's filings with the Securities and Exchange Commission, including the most recent report on Form 10-KSB and certain quarterly reports on Form 10-QSB, and audited financial statements for the Company for the year ended September 30, 1998, and September 30, 1999 and unaudited statements for the quarter ended December 31, 1999; (iv) reviewed the Company's internal business and financial analyses prepared by the Company's management; (v) reviewed eB2B's Confidential Private Placement Memorandum for Series B Convertible Preferred Stock, dated
November 1, 1999, as supplemented November 2, 1999 and November 18, 1999;
(vi) reviewed the audited financial results for the years ended December 31, 1998 and 1999 and the unaudited financial results for the year ended
December 31, 1997, for Netlan; (vii) reviewed the audited financial results for the years ended December 31, 1998 and 1999, for eB2B; (viii) reviewed certain internal financial analyses and business forecasts for eB2B and Netlan prepared by management and agents for each firm; (ix) visited the corporate headquarters and conducted meetings with members of management of the Company, eB2B and Netlan, in which the companies' management discussed their businesses and business prospects; and (x) reviewed the results of a variety of financial and comparative analyses performed by Auerbach. Auerbach considered such other information, financial studies, analyses, investigations and financial, economic and market criteria that it deemed relevant. Auerbach also had discussions with certain officers and employees of the Company, eB2B and Netlan to review the foregoing as well as other matters it believes relevant to its analysis.

    In connection with its opinion, with the permission of the Company and without any independent verification, Auerbach relied on the accuracy and completeness of all the financial and other information reviewed by Auerbach, furnished or otherwise communicated to Auerbach by the Company or obtained by Auerbach from publicly available sources. Auerbach did not make an independent valuation or appraisal of the assets or liabilities of the Company, eB2B or Netlan and was not furnished with any such valuation or appraisal. Due to the significant reorganization of the businesses of the Company, eB2B and Netlan and the uncertain nature of long-term, consolidated pro forma projections anticipated to result from the merger, Auerbach did not perform a discounted cash flow analysis to arrive at its opinion. Any inaccuracies or omissions in the information on which Auerbach relied could materially affect its opinion.

    In conjunction with rendering its written opinion, dated March 16, 2000, to the board of directors of the Company, Auerbach presented an initial summary of its analysis to the board on January 14, 2000 and an updated summary of its analysis to the board on March 16, 2000. Set forth below is a brief summary of the analyses performed by Auerbach in reaching its March 16, 2000 opinion.

    Analysis of selected comparable publicly traded companies. Using publicly available information and estimates of future financial results published by IBES, an industry service provider of earnings estimates based on averages of earnings estimates published by various investment banking firms, Auerbach compared certain financial and operating information and ratios for the Company, eB2B and

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
Netlan with the corresponding financial and operating information for twenty-two publicly-traded companies involved in the general business areas of providing
(1) business-to-business vertical Internet portals; (2) business-to-business software and services; (3) business-to-business packaged applications; and (4) Internet services companies. All multiples were based on closing stock prices as of March 10, 2000.

    The business-to-business vertical Internet portal companies used in Auerbach's analysis included: Retek, Inc.; Sourcing Link.net, Inc.; Commerce One, Inc.; Entrade, Inc.; Cyber Merchants Exchange, Inc.; and VerticalNet, Inc. Auerbach's analysis yielded public company market multiples in ranges of approximately 41x to 1,114x total market value to revenues; and 22x to 158x equity value to book value. Neither total market value to operating income or total market value to earnings provided meaningful comparisons due to the ongoing losses at the majority of these companies. These multiples compare to the Company's total market value to revenue of 5x and equity value to book value of 19x, based on the November 10, 1999 pre-announcement closing per share price of $4.75, and total market value to revenue of 19x and equity value to book value of 76x based on the March 10, 2000 closing per share price of $18.13.

    The business-to-business software and services companies used in Auerbach's analysis included: Harbinger Corporation; Sterling Commerce, Inc.; Calico Commerce, Inc.; PurchasePro.com, Inc.; and Ariba, Inc. Auerbach's analysis yielded public company market multiples in ranges of approximately 1x to 948x total market value to revenues; and 1x to 264x equity value to book value. Neither total market value to operating income or total market value to earnings provided meaningful comparisons due to the inconsistency of available information and the incomparable nature of the evaluation points. These multiples compare to the Company's total market value to revenue of 5x and equity value to book value of 19x, based on the November 10, 1999 pre-announcement closing per share price of $4.75, and total market value to revenue of 19x and equity value to book value of 76x based on the March 10, 2000 closing per share price of $18.13.

    The business-to-business packaged application companies used in Auerbach's analysis included: Open Market, Inc.; Interworld Corporation; Broadvision, Inc.; and Vignette Corporation. Auerbach's analysis yielded public company market multiples in ranges of approximately 42x to 294x total market value to revenues; and 43x to 170x equity value to book value. Neither total market value to operating income or total market value to earnings provided meaningful comparisons due to the ongoing losses at the majority of these companies. These multiples compare to the Company's total market value to revenue of 5x and equity value to book value of 19x, based on the November 10, 1999 pre-announcement closing per share price of $4.75, and total market value to revenue of 19x and equity value to book value of 76x based on the March 10, 2000 closing per share price of $18.13.

    The Internet services companies used in Auerbach's analysis include: Braun Consulting, Inc.; Breakaway Solutions, Inc.; Luminant Corporation; Proxicom, Inc.; Scient Corporation; Tanning Technology Corporation; and Viant Corporation. Auerbach's analysis yielded public company market multiples in ranges of approximately 6x to 125x total market value to revenues; and 2x to 100x equity value to book value. Neither total market value to operating income or total market value to earnings provided meaningful comparisons due to the inconsistency of available information and the incomparable nature of the evaluation points. These multiples compare to the Company's total market value to revenue of 5x and equity value to book value of 19x, based on the pre-announcement closing per share price of $4.75, and total market value to revenue of 19x and equity value to book value of 76x based on the March 10, 2000 closing per share price of $18.13.

    Precedent transaction analysis. Auerbach analyzed the aggregate value and implied transaction value multiples paid or proposed to be paid in selected merger or acquisition transactions in industries similar to the Company. Auerbach compared, among other things, the aggregate value in these transactions as a multiple of the latest 12 months revenues and equity closing sales prices one day and one month prior to the announcement of such transactions. In the course of this evaluation, Auerbach took into consideration both public and private transactions where information was readily available. Among others, transactions covered in this evaluation included: Vertical Net, Inc. in its transactions with (a) Techspex, Inc., (b) LabX Technologies, Inc., (c) NECX Exchange, LLC, and (d) Isadra, Inc.; Chemdex, Corp. in its transactions with (a) Promedix.com, Inc. and (b) SpecialtyMD.com Corporation;

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
Netgateway, Inc. in its transaction with Galaxy Enterprises, Inc.; Ariba, Inc. in its transactions with (a) Trading Dynamics, Inc. and (b) TRADEX Technologies, Inc.; ShopNow.com, Inc. in its transaction with Galleon Distributed Technologies, Inc.; America Online, Inc. in its transaction with Netscape, Inc.; Braun Consulting, Inc. in its transaction with Emerging Technologies Consultants, Inc.; Vignette Corporation in its transactions with (a) Diffusion, Inc. and (b) DataSage, Inc.; Calico Commerce in its transaction with Connectinc.com Corporation; Razorfish, Inc. in its transaction with International Integration, Inc.; Broadvision, Inc. in its transaction with Interleaf, Inc.; Verisign, Inc. in its transactions with (a) Signio, Inc. and
(b) Network Solutions, Inc.; and Open Market, Inc. in its transaction with FutureTense, Inc. The range of transaction premiums included in this evaluation, based upon contribution analyses of each company and the exchange ratios or per share purchase prices of these transactions, ranged from premiums of 0% to 674% above fair market values. These transaction premiums compare to the Company's proposed transaction premium, based upon its latest 12 months revenues, cash and working capital accounts, shareholder's equity, book value, and equity closing sales prices between one day and one month prior to the announcement of the proposed transaction, which range from a proposed acquisition premium of 11% to a premium of 67% above its imputed fair market value.

    No company or transaction used in the above analyses is identical to the Company, eB2B, Netlan or the proposed merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other facts that could affect the public trading value of the companies to which they are being compared.

    The material analyses performed by Auerbach have been summarized above. Nonetheless, the summary set forth above does not purport to be a complete description of the analyses performed by Auerbach. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances. Therefore, such an opinion is not readily susceptible to a summary description. Auerbach did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness. Rather, in reaching its conclusion, Auerbach considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole. Auerbach did not place a particular reliance or weight on any particular analysis, but instead concluded that its analyses, taken as a whole, supported its determination.

    In performing its analyses, Auerbach made numerous assumptions with respect to the Company's performance, general business and economic condition and other matters. The analyses performed by Auerbach are not necessarily indicative of future actual values or future results, which may be significantly more or less favorable than suggested by such analyses. The analyses do not purport to be appraisals or to reflect prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. Auerbach used in its analyses various projections of future performance prepared by the management of eB2B and the Company. The projections were based on numerous variables and assumptions which are inherently unpredictable and which may not occur as projected. Accordingly, actual results could vary significantly from those assumed in the projections and any related analyses. Auerbach's opinion does not address the relative merits of the proposed merger as compared to any alternative business strategies that might exist for the Company or the effect of any other business combination in which the Company might engage.

    Pursuant to the terms of Auerbach's engagement, the Company has agreed to pay Auerbach for its financial advisory services in connection with the fairness opinion an aggregate fee of $135,000. The Company also has agreed to reimburse Auerbach for reasonable out-of-pocket expenses incurred by it in performing its services, including reasonable fees and expenses for legal counsel, and to indemnify Auerbach and certain related persons and entities against certain liabilities, including liabilities under the federal securities laws, arising out of Auerbach's engagement. In the ordinary course of its business, Auerbach and its affiliates may actively trade the debt and equity securities of the Company for their own accounts and for the accounts of customers and, accordingly, may at any time hold long or short positions in such securities.

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    Auerbach's opinion is available for inspection and copying at the Company's principal executive offices during regular business hours by any Company stockholder or any representative of a Company stockholder so designated in writing.

TERMS OF THE MERGER AGREEMENT, AS AMENDED

    The following is a brief summary of the material provisions of the merger agreement, as amended by the amendment no. 1 to the merger agreement, copies of which are attached as Appendix A and Appendix B, respectively, to this proxy statement/prospectus and incorporated by reference. The following summary of the amended merger agreement does not purport to be complete. Stockholders of the Company and eB2B are urged to read the merger agreement, as amended, carefully and in its entirety for a more complete description of the terms and conditions of the merger agreement.

CLOSING; CONSUMMATION OF THE MERGER

    Following the adoption and approval of the amended merger agreement by the Company stockholders and the satisfaction or waiver of certain other conditions described in the merger agreement, eB2B will merge into the Company. The closing of the merger will take place at 9:00 a.m. Eastern Standard Time on the third
(3rd) day after the receipt of Company stockholder approval, unless another time is agreed by the Company and eB2B that will be within five (5) days after the receipt of Company stockholder approval. The merger will become effective at the date and time of the filing of a certificate of merger with the Secretary of State of the State of Delaware and the Secretary of State of the State of New Jersey.

CERTIFICATE OF INCORPORATION; BYLAWS

    The certificate of incorporation and bylaws of the Company in effect at the time of the consummation of the merger will remain the certificate of incorporation and bylaws of the Company after the merger until such time as they will be duly altered, amended or repealed, except that, following stockholder approval, the Company's certificate of incorporation will be amended and restated in connection with the consummation of the merger as described under 'Proposal Number Two -- Amendments to the Company's Certificate of Incorporation.'

DIRECTORS AND OFFICERS

    Upon the consummation of the merger, the directors and officers of eB2B then in office will become the directors and officers of the Company.

THE MERGER CONSIDERATION

    Each share of eB2B common stock will be exchanged for 2.66 shares of Company common stock (the 'Exchange Ratio'), subject to adjustment as described below.

    Each share of eB2B preferred stock, warrant, option or other security convertible into eB2B common stock will be exchanged for shares of Company preferred stock, warrants, options or other securities convertible into Company common stock, as the case may be, having the same terms as the eB2B convertible securities being exchanged. The number of shares of Company common stock issuable upon exercise or conversion of such Company preferred stock, warrants, options or other convertible securities being delivered will be determined by multiplying (i) the number of shares of eB2B common stock issuable upon exercise or conversion of such eB2B preferred stock, warrants, options or other convertible securities being exchanged by (ii) the Exchange Ratio, subject to adjustment as described below. The exercise or conversion price of the Company preferred stock, warrants, options or other convertible securities being delivered will be determined by dividing (i) the exercise or conversion price of the eB2B preferred stock, warrants, options or other convertible securities being exchanged by (ii) the Exchange Ratio, subject to adjustment as described below.

    The Exchange Ratio may be adjusted if, at the merger, the former eB2B stockholders would own greater or less than 88.12% of the fully-diluted outstanding shares of the Company (provided that, for

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
the purpose of calculating the percentage of shares owned by former eB2B stockholders, the following securities are excluded: (A) with respect to eB2B,
(i) shares of eB2B stock underlying stock options granted to eB2B employees after October 31, 1999, (ii) shares of eB2B stock underlying warrants granted to eB2B customers after October 31, 1999, and (iii) eB2B securities issued in connection with the merger with Netlan Enterprises, Inc. and (B) with respect to the Company, shares of Company capital stock issued to new employees of the Company after February 29, 2000).

    No fractional shares will be issued in connection with the merger. The number of shares to be delivered to the eB2B stockholders will be rounded to the nearest whole share.

EXCHANGE OF STOCK CERTIFICATES

    On the effective day of the merger, the Company will deposit, or cause to be deposited, with American Stock Transfer & Trust Company, as exchange agent, for the benefit of the former stockholders of eB2B certificates representing Company securities to be issued in exchange for certificates representing eB2B securities outstanding immediately prior to the consummation of the merger. Thereafter, the Company will deposit, or cause to be deposited, with the exchange agent, for the benefit of any former stockholders of eB2B who have not yet surrendered their certificates for exchange, the amount of dividends or other distributions, if any, with a record date after the consummation of the merger but prior to surrender, payable with respect to any Company securities remaining in the exchange fund on such record date (such amount, if any, will be deposited on the appropriate payment date). The 'exchange fund' refers to Company securities deposited pursuant to the terms mentioned above, together with any cash deposited from time to time with the exchange agent pursuant to the merger agreement.

    Promptly after the consummation of the merger, upon surrender to the exchange agent of the certificate representing eB2B securities for cancellation and presentation of a letter of transmittal executed and completed according to the appropriate instructions, the exchange agent will distribute to each former stockholder of eB2B, the appropriate amount of Company securities into which such eB2B securities were converted or exchanged pursuant to the merger agreement. In addition, the exchange agent will distribute any dividends or distributions which the former stockholder of eB2B is entitled to receive pursuant to provisions of the merger agreement (after giving effect to any required withholding tax). Certificates representing eB2B securities surrendered in such a manner will be canceled.

    No dividends or other distributions declared or made with respect to the Company securities on or after the consummation of the merger will be paid to any stockholder of eB2B until the stockholder surrenders any certificate representing an eB2B security.

    Any portion of the exchange fund which remains unclaimed by the former stockholders of eB2B for twelve (12) months after the consummation of the merger will be delivered to the Company, upon demand. Also, any former stockholders of eB2B who have not complied with the procedures for the exchange of certificates found in the merger agreement will, subject to applicable laws, after the merger look only to the Company for any Company securities and any cash to which they are entitled.

    The Company or the exchange agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to the merger agreement to any former stockholder of eB2B such amounts as the Company or the exchange agent are required to deduct and withhold in order to make payments required under the Internal Revenue Code, or any other tax law. Such withheld amounts, if any, will be treated for all purposes of the merger agreement as having been paid to the former stockholder of eB2B for whom such deduction and withholding was made by the Company.

    If any eB2B securities certificates are lost, stolen or destroyed, the person claiming the certificate to be lost, stolen or destroyed must make an affidavit to that fact and, if required by the Company, post a bond in such reasonable amount as the Company may direct (as indemnity against claims that may be made against it with respect to such certificate). The exchange agent will then issue in exchange for such lost, stolen or destroyed certificate, a certificate for the Company securities to which the eB2B stockholder may be entitled pursuant to the merger agreement and any other distributions to which the eB2B stockholder thereof may be entitled pursuant to the merger agreement.

REPRESENTATIONS AND WARRANTIES

    Each of eB2B and the Company have made certain customary representations and warranties in the merger agreement relating to, among other things:

     its organization, existence and good standing;

     its capitalization;

     the authorization, execution, delivery and enforceability of the merger agreement and related matters;

     compliance with laws;

     the absence of conflicts under its charter, bylaws and material agreements;

     broker's fees;

     continuity of business activities;

     title to assets and properties;

     its financial statements and the accuracy of the information contained therein;

     the absence of certain material changes and events;

     tax matters;

     real property;

     intellectual property;

     tangible assets;

     material contracts;

     notes and accounts receivable;

     absence of powers of attorney;

     insurance;

     litigation;

     product warranty;

     product liability;

     employees;

     employee benefits;

     environmental, health and safety matters;

     certain business relationships;

     Year 2000 compliance;

     takeover statutes; and

     disclosure.

The merger agreement also contains representations and warranties of the Company relating to:

     registration of its securities and filing of documents with the SEC; and

     guaranties of other persons.

    The merger agreement also contains representations and warranties made by eB2B relating to its private placement memorandum prepared in connection with its most recent private placement of securities.

CERTAIN COVENANTS OF THE COMPANY REGARDING ACTIONS PRIOR TO THE MERGER

    The Company has agreed to use its best efforts to cause the following to occur immediately prior to the merger:

     The amendment of the Company's certificate of incorporation in a manner acceptable to eB2B and the Company (See 'Proposal Number Two -- Amendments to the Company's Certificate of Incorporation'); and

     The authorization and designation of an additional series of Company preferred stock which, to the maximum extent possible, will have the same terms as the eB2B preferred stock. Such new series of Company preferred stock will be the preferred stock delivered to stockholders of eB2B preferred stock upon their surrender of such shares in accordance with the merger agreement.

CONDUCT OF BUSINESS PRIOR TO THE MERGER

    eB2B and the Company have agreed that neither company will, prior to the merger, engage in any practice, take any action, or enter into any transaction outside the ordinary course of business, without the prior written consent of the other party. Specifically, the companies agreed to obtain the other party's written consent in order to:

     authorize any change to the Company's or eB2B's certificate of incorporation or bylaws (except as contemplated by the merger agreement);

     grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell or otherwise dispose of any of its capital stock (except as set forth in the merger agreement);

     declare, set aside, or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or redeem, repurchase or otherwise acquire any of its capital stock;

     issue any note, bond or other debt security or create, incur, assume or guaranty any indebtedness for borrowed money or any other liability;

     grant or agree to grant any security interest upon any of its assets;

     make any capital investment in, make any loan to or acquire the securities or assets of any other person;

     transfer any of its assets;

     make any change in employment terms for any of its directors, officers and employees or, whether in the ordinary course of business or not, enter into any transactions with any of its affiliates, officers, directors or stockholders; or

     commit to any of the foregoing.

Nevertheless, eB2B and the Company agree that any action taken by eB2B which is materially consistent with the description of the anticipated use of proceeds by eB2B and the description of eB2B's strategy as set forth in eB2B's private placement memorandum will be considered to be in the ordinary course of business of eB2B. Further, eB2B has the right to take other actions that are outside the ordinary course of business if it obtains the consent of the Company, provided that such consent will not be unreasonably withheld by the Company.

    In addition to the foregoing restrictions, the Company also agreed not to initiate new employment of any person on terms providing for compensation in excess of $50,000 without eB2B's consent or file any Form S-3 or otherwise register any of its securities other than in connection with this proxy statement/prospectus.

EXCLUSIVITY

    The Company agreed not to directly or indirectly solicit, encourage, initiate or participate in any discussions or enter into any agreement with respect to any offer or proposal to acquire all or a substantial part of the Company's business or any of its capital stock. However, the board of directors of the Company remains obligated to exercise its fiduciary responsibility to its stockholders with respect to any unsolicited offers received by the Company.

INSURANCE AND INDEMNIFICATION

    The Company after the merger will provide each individual who served as a director or officer of eB2B at any time prior to the consummation of the merger with liability insurance for a period of forty-eight (48) months after the consummation of the merger on terms no less favorable in coverage and amount than any applicable insurance currently in effect for eB2B, provided that the cost of liability insurance amount does not exceed $25,000 per annum. The Company, as the surviving corporation in the merger, will observe any indemnification provisions now existing in the certificate of incorporation or bylaws of eB2B for the benefit of any individual who served as a director or officer of eB2B at any time prior to the consummation of the merger. The Company will indemnify each individual who served as a director or officer of eB2B at any time prior to the consummation of the merger from and against any matter resulting from, arising out of, relating to, in the nature of, or caused by the merger agreement or any of the transactions contemplated by it (except for any liability incurred as a result of fraud). After the merger, the Company will use its reasonable efforts to obtain coverage at least as favorable as the coverage contemplated in the merger agreement for each person who has resigned from a position as director or officer of the Company, covering acts prior to the consummation of the merger, if available. The Company after the merger will cause any personal guaranty by any officer or director of the Company of any obligations of the Company, which was disclosed in the merger agreement, to be terminated. If the Company cannot cause such guaranty to be terminated, the Company will indemnify such officer or director with respect to such guaranty.

CONDITIONS TO THE CONSUMMATION OF THE MERGER

    Except as may be waived by eB2B in writing at or prior to the closing, eB2B's obligation to consummate the merger is also subject to satisfaction of several conditions, including:

     The merger agreement, as amended, and the merger must have received Company stockholder approval, and the number of dissenting shares, if any, must not exceed ten percent (10%) of outstanding Company shares.

     The Company's representations and warranties must be true and correct in all material respects at and as of the closing date (except with respect to matters arising as contemplated pursuant to the merger agreement or as the parties may have otherwise agreed). However, the Company may supplement its disclosure schedule to the merger agreement at or prior to the closing for any matters which would not have a material adverse effect either singularly or, together with other matters in the Company's disclosure schedule, in the aggregate.

     The Company must perform and comply with all of its covenants under the merger agreement in all material respects through the closing.

     All governmental and third party consents required for consummation of the merger must be obtained.

     The merger agreement and the merger must have received eB2B stockholder approval and the certificates of merger must be filed.

     eB2B must have received from counsel to the Company an opinion in form and substance reasonably satisfactory to eB2B, addressed to eB2B, and dated as of the closing date.

     Subject to the provisions of the merger agreement, eB2B must have received the resignations, effective as of the closing, of each director and officer of the Company other than those whom eB2B specifies in writing at least five (5) business days prior to the closing.

     Each of the directors, officers and principal stockholders of the Company must have entered into lock-up agreements containing the terms which are summarized below.

     Steven L. Vanechanos, Jr. must have executed and delivered an indemnification agreement containing the terms which are summarized below.

     Kenneth Konikowski, Executive Vice President of the Company, must have entered into an agreement to indemnify the Company for any damages incurred by the Company in connection with certain mortgage debt for which the Company and Mr. Konikowski are jointly obligated.

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
    Except as may be waived in writing by the Company at or prior to the closing, the obligation of the Company to consummate the merger is subject to several conditions, including:

     The merger agreement and the merger must have received eB2B stockholder approval.

     The representations and warranties of eB2B must be true and correct in all material respects at and as of the closing date (except with respect to matters arising as contemplated pursuant to the merger agreement or as the parties may have otherwise agreed). However, eB2B may supplement its disclosure schedule at or prior to the closing for any matters which would not have a material adverse effect either singularly or, together with other matters in the eB2B disclosure schedule, in the aggregate.

     eB2B must have completed a private placement of securities raising gross proceeds of at least $15 million (which has been completed as of December
     1999).

     eB2B must perform and comply with all of its covenants under the merger agreement in all material respects through the closing.

     Peter J. Fiorillo, Joseph Bentley and Kevin Hayes must have agreed to waive the terms of any agreement between such persons and eB2B regarding a change of control of eB2B to the extent that the merger constitutes a change of control.

     There must be in effect, with respect to the surviving corporation, officers and directors liability insurance in the amount of $2 million (or a lesser amount that is acceptable to the Company).

     The merger agreement, as amended, and the merger must have received Company stockholder approval and the certificates of merger must be filed.

     All material Internet domain names, trademarks and other items of intellectual property of eB2B must have been properly assigned to the surviving corporation.

     The Company and Steven L. Vanechanos, Jr. must have entered into an executive performance agreement and a consulting agreement, containing the terms summarized below under 'Interests of Certain Persons in the Merger.'

     The Company must have received from counsel to eB2B an opinion in form and substance reasonably satisfactory to the Company, addressed to the Company, and dated as of the closing date.

LOCK-UP AGREEMENTS

    The merger agreement also requires each director, officer and principal stockholder of the Company to enter into a lock-up agreement. Under the lock-up agreement, such person agrees to not sell, assign or transfer any Company securities until twelve (12) months from December 16, 1999, and not more than 25% of such person's securities during each subsequent 90 day period thereafter. In addition, if the Company completes a private or public offering during the initial twelve (12) month period after closing of the merger, which raises at least $20 million, such person will not sell, assign or transfer the Company securities for a period of up to 12 months after such offering. However, each person entering into the lock up agreements will be permitted to sell a specified amount of such person's securities ('unlocked shares') on the later of
(i) 90 days after the merger or (ii) the date such person is no longer an affiliate of the Company (as defined in the federal securities laws), provided that, during any one week, such person shall not sell, assign or transfer more than the greater of (i) 5,000 of such unlocked shares or (ii) five percent (5%) of the average daily trading volume of the Company's common stock for the previous week.

TERMINATION

    Either eB2B or the Company may terminate the merger agreement (whether before or after stockholder approval) as provided below:

     The companies may terminate the merger agreement by mutual written consent at any time prior to the consummation of merger;

     The Company may terminate the merger agreement by giving written notice to eB2B at any time prior to the consummation of the merger: (i) in the event eB2B has breached any material representation, warranty, or covenant contained in the merger agreement in any material respect, the Company has notified eB2B of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach, or (ii) if the closing has not occurred on or before June 30, 2000, because any condition to the Company's obligation to close has not been satisfied (unless the failure results primarily from the Company's breaching any representation, warranty, or covenant contained in the merger agreement); or

     eB2B may terminate the merger agreement by giving written notice to the Company at any time prior to the consummation of the merger: (i) in the event the Company has breached any material representation, warranty or covenant contained in the merger agreement in any material respect, eB2B has notified the Company of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach, or (ii) if the closing has not occurred on or before June 30, 2000, because any condition to eB2B's obligation to close has not been satisfied (unless the failure results primarily from eB2B's breaching any representation, warranty, or covenant contained in the merger agreement).

    Effect of Termination. If any party terminates the merger agreement according to the termination provisions described above, all rights and obligations of the parties under the merger agreement will terminate without any liability to either party except that the party terminating the merger agreement will be liable to the other party for the transaction costs incurred by the other party, to be payable upon demand (unless the parties mutually agree to terminate the merger agreement, in which case, each party will be responsible for its own transaction costs).

    Break-up Fee. If the Company either withdraws from or terminates the merger agreement (other than according to the termination provisions described above), then within thirty (30) days, the Company will pay to eB2B the sum of five hundred thousand dollars ($500,000) as liquidated damages. In addition, if prior to the closing, the Company receives an unsolicited offer to participate in a transaction which would result in a change of control of the Company or a sale of all or a material portion of the assets of the Company, and the Company accepts such offer, the Company will pay eB2B the sum of five hundred thousand dollars ($500,000) as liquidated damages within thirty (30) days of the acceptance of the offer. In the event the liquidated damages described in this paragraph are not paid within thirty (30) days of the due date, the five hundred thousand dollars ($500,000) due to eB2B will be convertible, at the discretion of eB2B, into seven hundred fifty thousand (750,000) shares of Company common stock, which will be issuable immediately upon written notice to the Company to that effect. At eB2B's option, the Company shall be deemed to have withdrawn from or terminated the merger agreement if eB2B terminates the merger agreement due to the Company's breach thereof (which is not cured, as described above); if eB2B terminates the merger agreement because the closing has not occurred by June 30, 2000 due to the Company's failure to fulfill any of its obligations under the merger agreement; or if the Company's board of directors passes a resolution to propose to eB2B any material modifications to the terms of the merger agreement or any other agreement entered into in connection with the merger agreement (except if the failure to pass such resolution would violate or breach any fiduciary duty owed to the Company). However, no such break up fee will be due if the merger agreement and the merger are not approved by the Company's stockholders.

AMENDMENTS

    No amendment to the merger agreement will be effective unless in writing and signed by both eB2B and the Company.

DISPUTE RESOLUTION

    The merger agreement provides that, in the event of any dispute arising out of the merger agreement, the parties will first attempt to settle the dispute through negotiations. If the dispute is not settled within a specified time period, the dispute will be submitted to arbitration.

OTHER AGREEMENTS

INDEMNIFICATION AGREEMENT

    In connection with the merger agreement, Steven L. Vanechanos, Jr., the Company's Chief Executive Officer, has agreed to enter into an indemnification agreement with eB2B and the Company. Under the indemnification agreement, Mr. Vanechanos agrees to indemnify, defend and hold harmless the Company and its affiliates from any damages incurred as a result of any material breach or inaccuracy of any representation or warranty of the Company contained in the merger agreement if, at the time such representation or warranty was made, Mr. Vanechanos or James D. Conners had actual knowledge of such misrepresentation. For the purposes of the indemnification agreement, the representations and warranties of the Company will survive for the period from the date of the merger agreement until the conclusion of the first annual audit of the Company following the closing of the merger. No claim for indemnification may be made by the Company unless its damages are at least $250,000. If the damages exceed $250,000, the Company will be reimbursed only for the damages incurred by the Company in excess of $250,000 up to a maximum amount equal to the value of 100,000 shares of Company common stock owned by Mr. Vanechanos. To secure his obligations under the indemnification agreement, 100,000 shares of the Company's common stock owned by Mr. Vanechanos will be held in escrow pursuant to the terms of a separate escrow agreement. For the purposes of the indemnification right, the value of the shares will be calculated as the average of the closing bid prices for the shares of the common stock of the Company as reported on the principal stock exchange where such shares are traded for the ten (10) days immediately preceding and the ten (10) days immediately succeeding the date of the resolution of the claim.

LOAN AGREEMENT

    The Company has also entered into a Loan Agreement with eB2B, dated
November 12, 1999, which was amended by Amendment No. 1 to Loan Agreement, dated November 19, 1999, and Amendment No. 2 to Loan Agreement, dated February 29, 2000. Under the loan agreement, as amended, eB2B has loaned the Company $2 million.

    All loans under the loan agreement accrue simple interest at the rate of eight percent (8%) per year. The loans mature on May 12, 2000. However, if on May 12, 2000, eB2B chooses not to consummate the merger for any reason, the new maturity date of the loans will be November 12, 2000. If the loans are not repaid when due, eB2B may choose to convert the aggregate value of the loan into shares of the Company's common stock at a conversion price of $0.25 per share. In addition, the loan agreement contains customary termination provisions, as well as representations, warranties and covenants from the Company to eB2B.

    In addition, the loan agreement provides that the loan will be immediately due and payable within thirty (30) days if the Company does not obtain stockholder approval of the merger.

    Steven L. Vanechanos, Jr., has personally guaranteed repayment of the loan. Mr. Vanechanos' obligations, if any, in connection with this guarantee will be payable solely from 200,000 shares of common stock of the Company owned by Mr. Vanechanos, which he has agreed to deliver to an escrow agent to secure such obligations.

    As additional consideration for the loans, the Company also issued to eB2B warrants to purchase an aggregate of 7,500,000 shares of the Company's common stock at an exercise price of $2.00 per share.

    The warrants are exerciseable only: (i) if the merger agreement is terminated by mutual agreement or upon written notice to a party following such party's breach of or failure of a condition precedent to the agreement, (ii) if the Company otherwise withdraws from or terminates the merger agreement, or
(iii) if prior to the consummation of the merger, the Company is deemed by eB2B to have otherwise withdrawn from or terminated the merger agreement due to the board of directors of the Company passing a resolution that would propose to eB2B any material modifications to the terms of the merger agreement or to any other agreement executed and delivered by the parties pursuant to or in connection with the merger agreement (except if the failure to pass such resolution would violate or breach any fiduciary duty owed to the Company).

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    The following discussion summarizes certain material federal income tax consequences of the merger of eB2B into the Company pursuant to the amended merger agreement that are applicable to eB2B stockholders. It is based on the Internal Revenue Code of 1986, as amended, applicable U.S. Treasury Regulations, judicial authority, and administrative rulings and practice, all as of the date of this proxy statement/prospectus, and all of which are subject to change, possibly with retroactive effect. The discussion below does not address all aspects of federal income taxation, or any state, local or foreign tax consequences of the merger. Each eB2B stockholder's tax treatment may vary depending upon the particular situation of the stockholder. Each eB2B stockholder may also be subject to special rules not discussed below if the stockholder is a certain kind of stockholder of eB2B, including:

     an individual who holds options or warrants for eB2B common stock or acquired shares of eB2B common stock through the exercise of options or warrants or similar derivative securities or otherwise as compensation;

     an insurance company;

     a tax-exempt organization;

     a financial institution or broker-dealer;

     a person who is neither a citizen nor resident of the United States; or

     a stockholder of eB2B stock as part of a hedge, appreciated financial position, straddle or conversion transaction.

    The following discussion assumes that an eB2B stockholder holds the eB2B common stock (and held any eB2B preferred stock converted or convertible into eB2B common stock) as a capital asset at the time of the merger and that such stock does not constitute 'section 306 stock.'

    Neither the Company nor eB2B has requested, or will request, an advance ruling from the Internal Revenue Service as to the tax consequences of the merger or any related transaction. The Internal Revenue Service may adopt positions contrary to that discussed below and such positions could be sustained.

    EB2B STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN LAWS, AND THE EFFECT OF POSSIBLE CHANGES IN APPLICABLE TAX LAWS.

    It is the intention of the Company and eB2B that the merger be treated as a tax-free reorganization under Section 368(a) of the Internal Revenue Code (and that each of eB2B and the Company will be parties to the reorganization). Provided that the merger so qualifies:

     eB2B stockholders will not recognize any gain or loss as a result of the receipt of Company common stock or Company preferred stock in exchange for eB2B common stock and eB2B preferred stock pursuant to the merger. An eB2B stockholder's aggregate tax basis for the shares of Company common stock or Company preferred stock received pursuant to the merger, including any fractional share of Company common stock not actually surrendered in exchange therefor, will equal such stockholder's aggregate tax basis in shares of eB2B common stock or eB2B preferred stock held immediately before the merger.

     An eB2B stockholder's holding period for the shares of Company common stock or Company preferred stock received pursuant to the merger will include the period during which the shares of eB2B common stock or eB2B preferred stock were held. No gain or loss will be recognized by eB2B solely as a result of the merger.

    If the merger fails to qualify as a tax-free reorganization and fails to qualify as tax-free under any other provision of the Internal Revenue Code, an eB2B stockholder will recognize gain or loss with respect to each share of eB2B common stock or eB2B preferred stock exchanged. This gain or loss would equal the difference between such stockholder's tax basis in the share exchanged and the fair market value, at the time of the merger, of the Company common stock or Company preferred stock received. An eB2B stockholder's tax basis in the Company common stock or Company preferred stock received would equal its fair market value on the date of receipt, and the holding period for the

Company common stock or Company preferred stock would begin on the day after the merger. There may also be adverse tax consequences to eB2B if the merger is not treated as a tax-free reorganization.

TAX CONSEQUENCES TO THE COMPANY AND ITS COMMON STOCKHOLDERS

    No gain or loss will be recognized by the Company solely as a result of the merger. There will be no federal income tax consequences as a result of the consummation of the merger to the Company's common stockholders.

LIMITATION OF UTILIZATION OF NET OPERATING LOSS CARRYFORWARDS

    Section 382 of the Internal Revenue Code generally limits a corporation's use of its net operating loss carryforwards and certain built-in losses if the corporation undergoes an 'ownership change.' An ownership change generally occurs when a percentage of the corporation's stock held by certain persons, identified in Internal Revenue Code Section 382 as '5% Stockholders,' increases in the aggregate by more than fifty (50) percentage points over the lowest level held by such persons during a three-year testing period. If an ownership change occurs, the corporation's annual use of its net operating loss carryforwards is limited to the product of the corporation's equity value immediately before the ownership change multiplied by the applicable long-term federal tax-exempt rate. The merger will result in an ownership change of the Company for purposes of
Section 382 of the Internal Revenue Code. Under the Internal Revenue Code, after the consummation of the proposed merger with eB2B, the Company will only be able to use approximately $868,000 per year of its potential net operating loss carryforwards. The potential net operating loss carryforwards available to the Company are approximately $5.2 million, which is subject to the Section 382 limitation.

    THE FOREGOING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF ALL POTENTIAL TAX EFFECTS RELEVANT TO A STOCKHOLDER'S DECISION WHETHER TO VOTE IN FAVOR OF THE MERGER. BECAUSE CERTAIN TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH STOCKHOLDER, EACH STOCKHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH STOCKHOLDER OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS.

DIRECTORS AND PRINCIPAL OFFICERS OF THE COMPANY AFTER THE MERGER

    In accordance with the merger agreement, as amended, all of the current members of the Company's board will resign immediately prior to the consummation of the merger. Immediately following the merger, the six directors of eB2B will become the sole members of the Company's board. In addition, all of the Company's executive officers will resign upon the consummation of the merger, to be replaced by current executive officers of eB2B.

    The following table sets forth the names, ages (as of February 29, 2000) and positions of all directors and executive officers of the Company after the merger.

NAME                             AGE                       POSITION
----                             ---                       --------
Peter J. Fiorillo..............  40    Chief Executive Officer, President, Director
Joseph Bentley.................  62    Executive Vice President-Administration, Director
Kevin Hayes....................  40    Vice President, Director
Victor L. Cisario..............  38    Chief Financial Officer, Secretary, Treasurer
Barry Goldstein................  35    Chief Information Officer
Christopher Byrnes.............  42    Director
Michael S. Falk................  38    Director
Timothy P. Flynn...............  49    Director

    Peter J. Fiorillo has served as Chief Executive Officer and President of eB2B since November 1998 and as a director of eB2B since its inception. From January 1991 until October 1998, Mr. Fiorillo held various positions with FIND/SVP, Inc., a consulting and business advisory company (Nasdaq SC: FSVP), serving as Executive Vice President from November 1994 to October 1998, as Chief Financial Officer from 1991 to October 1998 and as Treasurer, Corporate Secretary, and Chief Information Officer from 1997 to October 1998. Prior to that, he was President of Robert Half of New York, an executive recruitment firm. He is a certified public accountant in New York State and has spent many years in the sporting goods industry as an investor, owner, retailer, manufacturer and developer of technology products. Mr. Fiorillo holds a bachelor of arts degree from Franklin & Marshall College.

    Joseph Bentley has held the position of Executive Vice President-Administration of eB2B since January 2000 and served as Chief Financial Officer, Secretary and Treasurer of eB2B from November 1998 until January 2000. Mr. Bentley has also served as a director of eB2B since its inception. He has spent over 20 years as the owner, operator and investor in several manufacturing and retail companies. Mr. Bentley received a bachelor of arts degree from Pace University.

    Kevin Hayes has served as Vice President of eB2B since January 2000, and as Chief Technology Officer of eB2B from November 1998 to January 2000. Mr. Hayes has served as a director of eB2B since inception. Prior to joining eB2B, Mr. Hayes was employed with American Software Inc., and, prior to that, he was employed with Technology Solutions Corporation, Inc., technology development and design firms. While at American Software and Technology Solutions Corporation, Mr. Hayes held such positions as an architect, designer and developer of technology products. Mr. Hayes has provided technology consulting services to companies such as Time Warner, Cigna, Georgia Pacific and Lotus. In addition, Mr. Hayes has consulted for many sporting goods and apparel manufacturers during the last 10 years. Mr. Hayes received a bachelor of science degree from Washington University.

    Victor L. Cisario has been eB2B's Chief Financial Officer since January 2000. From March 1995 to December 1999, Mr. Cisario held various positions with FIND/SVP, Inc., a consulting and business advisory company (Nasdaq SC: FSVP), serving as Vice President and Chief Financial Officer from October 1998 until December 1999, Vice President and controller from January 1997 to October 1998 and controller from March 1997 to January 1997. From 1992 to 1995, Mr. Cisario served as director of finance and administration for R.J. Rudden and Associates, an energy industry consulting firm. Mr. Cisario received a bachelor of business administration degree from Hofstra University and is a certified public accountant in New York State.

    Barry Goldstein has been eB2B's Chief Information Officer since January 2000. During the two years prior to joining eB2B, Mr. Goldstein served as Senior Manager in the electronic commerce practice of Kurt Salmon Associates, a management consulting company. Prior to that, Mr. Goldstein spent eight years with Panasonic Company, serving as Vice President of Information Technology during his last three years at Panasonic. Mr. Goldstein holds a bachelor of science degree from Columbia University and a master of business administration degree from Harvard University.

    Christopher Byrnes has served as a director of eB2B since September 1999. Since 1989, Mr. Byrnes has served as a director and co-head of the investment banking division of The Madison-Davis Group, Inc., an executive search firm specializing in financial services. Prior to joining The Madison-Davis Group, Inc., Mr. Byrnes engaged in financial sales with Financial Network Investment Corp, for a period of approximately two years. Prior to that, he obtained eight years of experience in accounting, financial reporting and corporate planning, including six years with Westinghouse Group W Cable Inc. Mr. Byrnes holds a masters of business administration from Fairleigh Dickinson University and a bachelor of arts in accounting from Franklin & Marshall College.

    Michael S. Falk has been a member of the board of directors of eB2B since January 2000. Mr. Falk is the co-founder, Chairman and Chief Executive Officer of Commonwealth Associates, L.P., a New York-based merchant bank and investment bank. Mr. Falk is also a member of the board of directors of FutureLink Corporation, an application service provider supplying computer utility services, computer infrastructure management and information technology business consulting (Nasdaq NM: FTRL). Mr. Falk is a graduate of the Stanford University Executive Program for Smaller Companies and holds a bachelor of arts degree from Queens College.

    Timothy P. Flynn has been a member of the board of directors of eB2B since January 2000. Mr. Flynn is also a member of the boards of directors of FutureLink Corporation, an application service provider (Nasdaq NM: FTRL), and MCG Communications, Inc., a telecommunications company (Nasdaq NM: MGCX). Mr. Flynn has also served on the board of directors of PurchasePro.com, Inc., a business-to-business electronic commerce company (Nasdaq NM: PPRO). From 1993 until 1997, Mr. Flynn served as a director of ValuJet Airlines. Prior to that, he served as a senior executive and director of WestAir Holdings, Inc., a company which operated WestAir, a California-based commuter airline affiliated with United Airlines.

    All of the above directors will hold office from the consummation of the merger until the next annual meeting of the stockholders and until their successors have been duly elected and qualified. All of the above executive officers will hold office from the consummation of the merger and shall serve at the discretion of the board of directors.

    Mr. Byrnes and Mr. Fiorillo are brothers-in-law. There are no other family relationships among any of the directors or executive officers.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    You should be aware that, as described below, certain executive officers and directors of the Company and eB2B have interests in the merger that may be considered to be different from, or in addition to, your interests and that may create potential conflicts of interest.

    Executive officers and directors of the Company own Company securities and executive officers and directors of eB2B own securities of eB2B, as more fully described elsewhere herein.

    Steven L. Vanechanos, Jr., the Company's Chief Executive Officer, has entered into an executive performance agreement with the Company, under which Mr. Vanechanos has agreed to provide assistance in the integration of the operations of eB2B and the Company. Upon the performance of such obligations, at the closing of the merger, Mr. Vanechanos will receive payment of $75,000 and options to purchase 50,000 shares of the Company's common stock at an exercise price equal to the closing bid price of the Company's common stock on the date of the closing of the merger.

    Mr. Vanechanos has also entered into a consulting agreement with the Company which provides that, at the closing of the merger, Mr. Vanechanos shall resign his employment with the Company and be engaged as a consultant to provide advice with respect to the Company's business and the business-to-business electronic commerce industry generally. Under the consulting agreement, Mr. Vanechanos will receive a consulting fee of $12,500 per month and use of a company vehicle. The consulting agreement will have a term of 18 months, subject to certain termination provisions. The consulting agreement contains provisions regarding confidentiality, non-solicitation of customers and employees, non-competition, non-disparagement and liquidated damages provisions.

    The employment agreement of Steve Vanechanos, Sr. has been extended for a one year period in connection with the merger.

    Michael S. Falk, a director of the Company following the merger, is a principal and the Chief Executive Officer of Commonwealth Associates, L.P. Under an agreement between Commonwealth Associates, L.P. and eB2B, upon completion of the merger, Commonwealth Associates, L.P. will receive a finder's fee equal to 3% of the total number of shares to be received by eB2B stockholders in the merger. In addition, eB2B issued Commonwealth Associates, L.P. warrants to purchase 470,000 shares of eB2B common stock at an exercise price of $5.50 per share, as compensation for its services as a financial advisor to eB2B in connection with the merger. These options will vest upon consummation of the merger.

    Peter J. Fiorillo, Chief Executive Officer of eB2B and the designated Chief Executive Officer of the Company after the merger, has been granted options to purchase 500,000 shares of eB2B's common stock at an exercise price of $5.50. These options will vest upon consummation of the merger.

INSURANCE AND INDEMNIFICATION

    Pursuant to the merger agreement, the Company has, for the time specified in the merger agreement, agreed to:

     for a period of forty-eight (48) months after consummation of the merger, provide each individual who served as a director or officer of the Company or eB2B prior to the merger with liability insurance on terms no less favorable than the coverage and amount of the insurance in effect before the merger, provided that the Company may reduce the coverage and amount of liability insurance if premiums for the full coverage and amount would exceed $25,000 per year;

     observe any indemnification provisions that are in eB2B's certificate of incorporation or bylaws prior to the merger for the benefit of anyone who served as a director or officer of eB2B prior to the consummation of the merger;

     indemnify each individual who served as a director or officer of eB2B at any time prior to the consummation of the merger from and against any and all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including all court costs and reasonable attorneys' fees and expenses, resulting from, arising out of, relating to, in the nature of, or caused by the merger agreement or any transaction related to the merger (except for liability incurred as a result of fraud);

     for each person who resigns in connection with the merger as a director or officer of the Company, obtain tail coverage at least as favorable as the coverage provided before the merger, covering acts by the former director or officer prior to the consummation of the merger and in addition to the existing indemnification arrangements maintained for former directors or officers; and

     cause any personal guaranty listed on a schedule to the merger agreement, which is by an officer or director of the Company, to be terminated or, if termination is not possible, the Company will indemnify the officer or director with respect to the guaranty.

    See 'THE MERGER -- Terms of the Merger Agreement, as Amended -- Insurance and Indemnification.'

ACCOUNTING TREATMENT

    The merger will be accounted for as a reverse merger whereby eB2B will acquire the Company. Accordingly, the historical financial information of the merged entity will reflect that of eB2B.

DISSENTERS' RIGHTS OF APPRAISAL

The Company

    Under New Jersey law, the Company's stockholders are not entitled to any appraisal rights with respect to the merger.

eB2B

    The merger was approved by the stockholders of a majority of the outstanding voting stock of eB2B by written consent, pursuant to Section 228 of the General Corporation Law of the State of Delaware. The record date for such consent was December 1, 1999.

    Stockholders of record who did not execute the consent were entitled to appraisal rights under Section 262 of the Delaware General Corporation Law. In accordance with Section 262, eB2B notified each stockholder of the stockholder's right to seek an appraisal of the stockholder's shares of eB2B stock and elect to have the 'fair value' of the stockholder's shares determined and paid to such stockholder, provided that the stockholder complied with the requirements of
Section 262. Any stockholder who wished to exercise appraisal rights was required to deliver a notice to that effect, within twenty (20) days of the notice from eB2B. No stockholder delivered a notice within such time period.

                       DESCRIPTION OF COMPANY SECURITIES

    As of the date of this proxy statement/prospectus, the Company's authorized capital stock consists of 50,000,000 shares of common stock, and 5,000,000 shares of preferred stock. As of the date of this proxy statement/prospectus, there were 4,084,850 shares of common stock issued and outstanding and no shares of preferred stock were outstanding. As of March 21, 2000, the common stock was held of record by approximately 2,965 stockholders.

COMMON STOCK

    Holders of common stock have the right to cast one vote, in person or by proxy, for each share owned of record on the record date on all matters submitted to a vote, including the election of directors. Holders of common stock do not have cumulative voting rights, which means that holders of more than fifty (50%) of the outstanding shares voting for the election of the class of directors to be elected by the common stock can elect all of the directors, and, in that event, the holders of the remaining shares of common stock will be unable to elect any of the Company's directors.

    Holders of the common stock are entitled to share proportionately in any dividends that may be declared by the board of directors out of funds legally available for dividends. They are also entitled to share proportionately in all of the assets of the Company available for distribution to holders of shares of common stock upon the liquidation, dissolution or winding up of the affairs of the Company. Holders of common stock do not have preemptive, subscription or conversion rights. All outstanding shares of common stock are, and those shares of common stock issued in the merger will be, validly issued, fully paid and non-assessable.

PREFERRED STOCK

    In addition, the Company's board of directors has the power, without further vote of the stockholders, to authorize the issuance of up to a total of 5,000,000 shares of Company preferred stock and to fix the terms, limitations, rights, privileges and preferences of any of these shares of preferred stock. This power includes the ability to establish voting, dividend, redemption, conversion, liquidation and other rights and preferences for any of these shares. There are presently no shares of Company preferred stock outstanding. In connection with the consummation of the merger, the Company is proposing to increase the number of authorized shares of preferred stock and to authorize two new series of preferred stock. See 'Proposal Number Two -- Amendments to the Company's Certificate of Incorporation.'

TRANSFER AGENT

    American Stock Transfer & Trust Company, based in New York, New York serves as transfer agent for the shares of the Company's common stock.

RANGE OF PRICES OF SHARES

    The range of high and low bid quotations for the Company's common stock for the two most recently completed fiscal years and the current fiscal year to date were obtained from the National Association of Securities Dealers and are provided below. The volume of trading in the Company's common stock has been limited during the entire period presented, and the bid prices reported may not be indicative of the value of the Company's common stock or the existence of an active trading market. These over-the-counter market quotations reflect interdealer prices without retail markup, markdown or commissions and do not necessarily represent actual transactions.

                                                                         BID(1)
                                                              -----------------------------
QUARTER ENDED                                                      HIGH            LOW
-------------                                                      ----            ---
March 31, 1998..............................................  $5 11/32        $1 7/16
June 30, 1998...............................................  6               5
September 30, 1998..........................................  6 7/16          2 3/8
December 31, 1998...........................................  6               1 1/8
March 31, 1999..............................................  9 3/8           3 3/8
June 30, 1999...............................................  8 3/4           5 1/4
September 30, 1999..........................................  5 7/8           3 5/8
December 31, 1999...........................................  16 3/4          2 15/16
January 1 to March 21, 2000.................................  19 3/4          9 7/8

---------

(1) All prices in the table above are adjusted on a pro forma basis (rounded to the nearest 1/8) to take into account the 0.2608491-for-one reverse stock split whereby each share of the Company's common stock became 0.2608491 of a share as of January 9, 1998. The above prices do not represent actual bid prices during the periods indicated.

           COMPARATIVE RIGHTS OF STOCKHOLDERS OF THE COMPANY AND eB2B

    The following is a summary of the material differences between the current rights of eB2B stockholders and the rights they will have as Company stockholders after the merger. Some of the differences arise as a result of the differences between New Jersey law, under which the Company is organized, and Delaware law, under which eB2B is organized. Other differences arise from differences between the organizational documents of the two companies. The following discussion is not intended to be complete and is qualified by reference to the applicable laws, the certificates of incorporation and bylaws of eB2B and the Company. Copies of eB2B's certificate of incorporation and bylaws are available to eB2B stockholders directly from eB2B upon request, without charge. Copies of the Company's certificate of incorporation and bylaws are available for inspection at the Company's principal office, and copies will be sent to stockholders on request, without charge.

SPECIAL MEETINGS OF STOCKHOLDERS

    New Jersey law provides that a special meeting of stockholders may be called by the president, the board of directors, any stockholder, director, officer or other person as may be provided in the bylaws. In addition, upon application of the holders of not less than ten percent (10%) of all the shares entitled to vote at a meeting, the Superior Court of New Jersey, for good cause shown, may order that a special meeting be called. The Company's bylaws provide that special meetings of the stockholders of the Company may be called by the president or by a majority of the Company's board, but not by the stockholders unless otherwise required by law.

    Delaware law provides that a special stockholders' meeting may be called by the corporation's board of directors or by a person authorized in the certificate of incorporation or the bylaws. eB2B's bylaws provide that special meetings of eB2B's stockholders may be called either by the president or by a majority of eB2B's board and will be called by the president or the secretary upon the written request of ten percent (10%) of the stockholders entitled to vote.

STOCKHOLDER ACTION BY WRITTEN CONSENT

    Although New Jersey law provides that any action which may be taken by stockholders at a meeting may be taken without a meeting if all the stockholders entitled to vote give their written consent, the Company's certificate of incorporation expressly provides that actions required or permitted to be taken at any meeting of the stockholders may not be taken by written consent of the stockholders.

    Delaware law provides that, unless limited by the certificate of incorporation, any action that may be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the stockholders of the required minimum number of votes consent in writing. eB2B's bylaws provide that any action which may be taken at any meeting of eB2B stockholders may be taken without a meeting, without prior notice and without a vote, if holders of a majority of the outstanding shares entitled to vote execute a written consent setting forth the action taken and prompt notice of the action is given to any stockholder who has not consented in writing.

BOARD OF DIRECTORS

    Number. The Company's certificate of incorporation provides that there shall be not less than five (5) nor more than twenty-five (25) members of the board of directors, with the precise number to be fixed from time to time by the board of directors. Currently, the number of directors has been fixed at seven (7). eB2B's bylaws provide that there shall be three (3) members of the board of directors, unless otherwise determined by a vote of a majority of the entire board of directors. There are currently six (6) members of eB2B's board of directors.

    Classes. The Company's directors are divided into three (3) classes that have staggered terms of three (3) years each. eB2B's directors are not divided into separate classes. Upon the approval of the Company's stockholders, the Company's certificate of incorporation will be amended to provide that the Company's directors will not be divided into classes. See 'Proposal Number
Two -- Amendments to the Company's Certificate of Incorporation.'

    Qualifications for election as director. The Company's certificate of incorporation provides that, unless waived by the board of directors, in order to qualify for election as a director, a person must have been a stockholder of record of the Company for a period of at least three (3) years. eB2B's organizational documents do not require a nominee for election as director to own any stock of eB2B. Upon the approval of the Company's stockholders, the Company's certificate of incorporation will be amended to provide that nominees for election as director will not be required to own Company stock. See 'Proposal Number Two -- Amendments to the Company's Certificate of Incorporation.'

    Special Meetings. Under the Company's bylaws, special meetings of the board of directors may be called by the president or any two (2) directors acting in concert. Under eB2B's bylaws, special meetings of the board of directors may be called by the president or any one (1) director.

ANTI-TAKEOVER PROVISIONS

    The Company's certificate of incorporation contains anti-takeover provisions described in this proxy statement/prospectus under 'Proposal Number
Two -- Amendments to the Company's Certificate of Incorporation.' These provisions will be removed from the certificate of incorporation upon stockholder approval.

    Section 203 of the Delaware General Corporation Law provides for restrictions on certain transactions between 'interested stockholders' (persons who beneficially own or have the right to vote 15% or more of a company's outstanding shares). However, Section 203 applies to corporations which have a class of voting stock that is listed on a national securities exchange, are authorized for quotation on Nasdaq or are held of record by more than 2,000 shareholders. Therefore, Section 203 does not apply to eB2B. eB2B's certificate of incorporation and bylaws do not contain any additional provisions restricting or otherwise relating to business combinations.

AMENDMENTS TO CERTIFICATE OF INCORPORATION

    To amend certain terms of a corporation's certificate of incorporation, New Jersey law allows an amendment to be made by board action alone (for example, an amendment to effect a share dividend). Other, general amendments require the action of the board with the approval of a majority of the stockholders or class of stockholders unless the Company's certificate of incorporation require a greater percentage. The Company's certificate of incorporation provides that its terms may be altered or repealed in accordance with New Jersey law, except that the provisions relating to anti-takeover measures may be altered or repealed only by (a) the affirmative vote of stockholders entitled to cast at least 80% of the votes which all stockholders are then entitled to cast or (b) the affirmative vote of 80% of the members of the board of directors and the affirmative vote of stockholders entitled to cast at least a majority of the votes which all stockholders are then entitled to cast. In connection with the merger, this provision will be amended, to allow amendments to the certificate of incorporation to be effected in the manner prescribed in New Jersey law. See 'Proposal Number Two -- Amendments to the Company's Certificate of Incorporation.'

    Delaware law requires the approval of stockholders holding a majority of the voting power of the outstanding stock of a company (and, if applicable, a majority of the outstanding stock of each class entitled to vote thereon) in order to amend a company's certificate of incorporation. However, a greater number or proportion may be specified in the certificate of incorporation. eB2B's certificate of incorporation does not specify any such greater number.

AMENDMENTS TO BYLAWS

    New Jersey law provides that a board of directors has the power to make, alter and repeal a corporation's bylaws, unless such power is reserved to the Company's stockholders in the Company's certificate of incorporation. The Company's certificate of incorporation and bylaws provide that the Company's bylaws may be altered or repealed only by the directors, although the stockholders may change any board action by the affirmative vote of stockholders entitled to cast at least 66 2/3% of the votes which all stockholders are entitled to cast.

    Under Delaware law, the stockholders of a Delaware corporation and, if the certificate of incorporation so provides, the board of directors, have the power to adopt, amend or repeal a corporation's bylaws. eB2B's certificate of incorporation and bylaws provide that the directors of eB2B have the power to amend the bylaws. This authority, however, does not extend to giving directors power to change provisions regarding the quorum for meetings of stockholders or of the board or any provisions regarding removal of directors or filling board vacancies resulting from removal by stockholders. The grant of such authority to the board does not divest or otherwise affect the power of the stockholders to adopt, amend or repeal the bylaws. eB2B's bylaws provide that the stockholders may amend or repeal the bylaws by the affirmative vote of the stockholders holding at least a majority of the outstanding shares.

MERGERS, ACQUISITIONS AND OTHER TRANSACTIONS

    In addition to the anti-takeover provisions discussed above, New Jersey law provides that the sale of substantially all of a corporation's assets, mergers, consolidations, and any acquisitions which involve the issuance of additional voting shares, such that the number of additional voting shares issued exceeds forty percent (40%) of the voting shares outstanding prior to the transaction, must be approved by a majority of the shares (or, if applicable, a majority of each class or series of shares) entitled to vote thereon.

    Under Delaware law, mergers and consolidations require the approval of a majority of the shares entitled to vote thereon. A sale of substantially all of a Delaware corporation's assets must be approved by a majority of the shares outstanding. However, Delaware law does not require stockholder approval for acquisitions, whether or not additional shares are issued to effectuate the transaction. Delaware law allows a board of directors to issue additional shares of stock, up to the amount authorized in a corporation's certificate of incorporation, if the certificate so provides. eB2B's certificate of incorporation does not give the board of directors this power.

APPRAISAL RIGHTS

    Under New Jersey law, dissenting stockholders who comply with certain procedures are entitled to appraisal rights in connection with the merger, consolidation, sale, lease exchange or other disposition of all or substantially all of the assets of a corporation not in the usual or regular course of business, unless the certificate of incorporation otherwise provides. However, appraisal rights are not provided when (i) the shares to vote on such transaction are listed on a national securities exchange or held of record by not less than 1,000 stockholders (or stockholders receive in such transaction cash and/or securities which are listed on a national securities exchange or held of record by not less than 1,000 stockholders), or (ii) no vote of the corporation's stockholders is required for the proposed transaction.

    Under Delaware law, dissenting stockholders who follow prescribed statutory procedures are entitled to appraisal rights in connection with certain mergers or consolidations, unless otherwise provided in the corporation's certificate of incorporation. Such appraisal rights are not provided when (i) the shares of the corporation are listed on a national securities exchange or designated as a national market system security by the National Association of Security Dealers or held of record by more than 2,000 stockholders and stockholders receive in the merger shares of the Company or of any other corporation the shares of which are listed on a national securities exchange or designated as a national market system security by the National Association of Security Dealers, or held of record by more than 2,000 stockholders, or (ii) the corporation is the surviving corporation and no vote of its stockholders is required for the merger.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

    On December 1, 1999, the Company entered into an agreement to merge with eB2B, for consideration consisting of shares of Company common stock, Company preferred stock with similar conversion features and rights to those held by eB2B shareholders, and options and warrants to purchase Company common stock with features similar to the outstanding options and warrants to purchase eB2B common stock. Such merger agreement was amended on February 29, 2000 to fix the Exchange Ratio, among other things. The transaction is being accounted for as a reverse acquisition because eB2B shareholders will hold approximately 88% of the outstanding common stock of the Company after the merger is completed. Accordingly, the transaction is valued at $43.9 million, which represents the fair market value of the Company based on the number of common shares outstanding on that date, plus the number of common shares issued subsequently as a result of the conversion of the Company's preferred stock into common stock and common stock issuable upon conversion of convertible securities, exercise of options or warrants, or otherwise. On February 22, 2000, eB2B acquired Netlan Enterprises, Inc. and its subsidiaries (Netlan) by the merger of Netlan into a subsidiary of eB2B. In this transaction, 125,000 post-merger shares of Company common stock will be issued to Netlan. These shares of Company common stock have been valued at $1.3 million. Additionally, up to 200,000 shares of Company common stock may be issued to certain employees of Netlan. The aggregate value of these shares is $2.050 million. The Company common stock value is based on the fair market value of Company common stock as of January 7, 2000, the date of the letter of intent with respect to the merger with Netlan.

    The following pro forma unaudited condensed financial statements give effect to the merger of the Company with eB2B. The merger transaction has been accounted for under the purchase method of accounting. The pro forma statement of operations for the year ended December 31, 1999 gives effect to the merger as if it had occurred on January 1, 1999. The pro forma statement of operations is based on historical results of operations of the Company for the twelve (12) months ended December 31, 1999, and the historical results of operations of eB2B for the twelve (12) months ended December 31, 1999, which gives effect to the acquisition of Netlan. The unaudited pro forma balance sheet as of December 31, 1999, gives effect to the merger as if these transactions had occurred on December 31, 1999.

    The unaudited pro forma combined financial statements should be read in conjunction with the historical financial statements and notes thereto incorporated by reference for the Company, and included herein for eB2B and Netlan. The proforma financial information is presented for illustrative purposes only and is not necessarily indicative of the future financial position or future results of operations of the consolidated company after the merger of the Company with eB2B, or of the financial position or results of operations of the consolidated company that would have actually occurred had the merger of the Company with eB2B been effected as of the dates described above.

                 UNAUDITED PRO FORMA CONDENSED BALANCE SHEET(a)
                               DECEMBER 31, 1999

                                      PROFORMA        DYNAMICWEB
                                        EB2B       ENTERPRISES, INC.
                                     COMMERCE,            AND           PROFORMA              PROFORMA
                                        INC.         SUBSIDIARIES      ADJUSTMENTS          CONSOLIDATED
                                        ----         ------------      -----------          ------------
Cash and cash equivalents.........  $ 9,990,683      $  1,820,000                           $ 11,810,683
Investments available for sale....   15,985,901                                               15,985,901
Accounts receivable-net...........      387,769           712,000                              1,099,769
Other current assets..............    2,263,591            48,000      $(2,000,000)(c)           311,591
Inventories.......................       52,736                                                   52,736
Property, plant and equipment,
  net.............................    1,511,190           450,000                              1,961,190
Patents, trademarks, customer
  lists, etc......................                         58,000                                 58,000
Software license..................                         57,000                                 57,000
Cost in excess of fair value of
  assets acquired net.............   4,a359,195           423,000       43,860,039 (a)(g)     48,642,234
Other Assets......................       54,431             9,000                                 63,431
                                    -----------      ------------      -----------          ------------
    Total Assets..................  $34,605,496      $  3,577,000      $41,860,039          $ 80,042,535
                                    -----------      ------------      -----------          ------------
                                    -----------      ------------      -----------          ------------
Accounts payable and accrued
  expenses........................  $ 2,681,418      $    478,000      $   400,000 (a)      $  3,559,418
Line credit.......................      582,704                                                  582,704
Current portion of long term
  debt............................    1,673,381         2,032,000       (2,000,000)(c)         1,705,381
Deferred revenue..................      182,812           151,000                                333,812
Other liabilities.................      158,525                                                  158,525
                                    -----------      ------------      -----------          ------------
                                      5,278,840         2,661,000       (1,600,000)            6,339,840
Long term debt....................       64,448            22,000                                 86,448
                                    -----------      ------------      -----------          ------------
                                      5,343,288         2,683,000       (1,600,000)            6,426,288
Preferred Stock -- Series A & B...        3,300                                                    3,300
Common stock......................       26,760                                                   26,760
Additional Paid in Capital........   70,142,702        11,079,000       43,460,039 (a)(g)    124,681,741
Unearned portion of compensatory
  stock optons....................                        (61,000)                               (61,000)
Accumulated Deficit...............  (40,910,554)      (10,124,000)         --                (51,034,554)
                                    -----------      ------------      -----------          ------------
    Total stockholders' equity....   29,262,208           894,000       43,460,039            73,616,247
                                    -----------      ------------      -----------          ------------
    Total liabilities and
      stockholders equity.........  $34,605,496      $  3,577,000      $41,860,039          $ 80,042,535
                                    -----------      ------------      -----------          ------------
                                    -----------      ------------      -----------          ------------

            UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS(a)
                          YEAR ENDED DECEMBER 31, 1999

                                      PROFORMA
                                        EB2B          DYNAMICWEB
                                     COMMERCE,     ENTERPRISES, INC.    PROFORMA            PROFORMA
                                        INC.       AND SUBSIDIARIES    ADJUSTMENTS        CONSOLIDATED
                                        ----       ----------------    -----------        ------------
Revenues
    Transaction subscription
      processing..................  $    --          $   1,122,000                        $  1,122,000
    Consulting services...........     2,195,399         1,526,000                           3,721,399
    Network development...........     1,949,101           865,000                           2,814,101
    Other.........................        19,163         --                                     19,163
                                    ------------     -------------     -----------        ------------
                                       4,163,663         3,513,000         --                7,676,663

Cost of revenues
    Transaction subscription
      processing..................       --                665,000                             665,000
    Consulting services...........     1,391,849           913,000                           2,304,849
    Network development...........     1,364,795           325,000                           1,689,795
                                    ------------     -------------     -----------        ------------
                                       2,756,644         1,903,000         --                4,659,644
                                    ------------     -------------     -----------        ------------
        Operating Income..........     1,407,019         1,610,000         --                3,017,019
Expenses
    Marketing and sales...........       412,448         1,729,000                           2,141,448
    General and administrative....     7,642,739         2,183,000                           9,825,739
    Amortization of goodwill......       725,000         --              8,772,008 (b)       9,497,008
    Research and development......       571,579           640,000                           1,211,579
                                    ------------     -------------     -----------        ------------
                                       9,351,766         4,552,000       8,772,008          22,675,774
                                    ------------     -------------     -----------        ------------
Loss from operations before other
  expense, income and taxes.......     7,944,747        (2,942,000)     (8,772,008)        (19,708,755)
Other
    Loss on sale of assets........       --                 (3,000)                             (3,000)
    Interest expense..............    (2,604,181)          (12,000)                         (2,616,181)
    Interest income...............       --                 23,000                              23,000
                                    ------------     -------------     -----------        ------------
                                      (2,604,181)            8,000         --               (2,596,181)
                                    ------------     -------------     -----------        ------------
Loss before discontinued
  operations......................   (10,548,928)       (2,934,000)     (8,772,008)        (22,254,936)
Deemed dividends on preferred
  stock...........................   (29,441,723)        --                --              (29,441,723)
Cumulative dividend on preferred
  stock including imputed
  dividends.......................       --             (1,632,000)      1,632,000 (d)         --
                                    ------------     -------------     -----------        ------------
Net loss attributable to common
  stockholders....................  $(39,990,651)    $  (4,566,000)    $(7,140,008)       $(51,696,659)
                                    ------------     -------------     -----------        ------------
                                    ------------     -------------     -----------        ------------
Net loss per common share  --
  basic and diluted...............                   $       (1.72)                       $      (5.15)
Weighted average number of shares
  outstanding -- basic and
  diluted.........................                       2,658,634       7,378,820 (e)(f)   10,037,454

NOTES TO THE UNAUDITED PRO FORMA CONDENSED FINANCIAL DATA

Pro Forma Adjustments and Assumptions:

(1) Assumptions:

    (A) The pro forma financial information reflects the Company's merger with eB2B which is accounted for as a reverse acquisition, preliminarily valued at approximately $43.9 million on December 1, 1999. The share values are based on the fair market value of Company common stock as of the date of the definitive agreement and plan of merger. For the purpose of the pro forma financial information, the number of shares of the Company stock assumed issued in the reverse merger with eB2B is approximately 4.8 million. This amount is based on the number of shares of the Company common stock outstanding as of December 1, 1999, the date of the merger agreement, adjusted for common shares issuable which may have been subsequently exercised or converted to Company common stock in accordance with the merger agreement. The preliminary valuation includes an estimate of $400,000 for additional costs.

        The amount of purchase price in excess of the historical net book values of the acquired assets and assumed liabilities of the Company in the reverse acquisition has been allocated to goodwill in the accompanying pro forma presentation, and is for illustrative purposes only. The actual purchase price allocation will be based on the fair values of the acquired assets and assumed liabilities as of the actual merger date. The pro forma adjustments reconcile the historical balance sheets of the Company and eB2B, and accordingly eB2B's pro forma presentation reflects the omission of Netlan's discontinued operations.

(2) Adjustments:

    (B) The pro forma adjustment represents $8.7 million in amortization of goodwill and other intangible assets that would have been recorded during the period covered by the pro forma statement of operations related to the reverse merger with eB2B. The pro forma adjustment is based on the assumption that the entire amount identified as goodwill and other intangible assets will be amortized on a straight-line basis over a five-year period. The Company has not yet completed the valuation of the actual intangible assets to be acquired. When completed, certain amounts identified as intangible assets may be amortized over periods other than the five-year period presented in the pro forma statement of operations. Additionally, a portion of the purchase price may be identified as in-process research and development, This amount, if any, will be charged to operating results in the Company's fiscal year 2000 financial statements, when the acquisition accounting and valuation amounts are finalized. The pro forma statement of operations does not give effect to any potential in-process research and development charge related to the transactions.

    (C) Elimination of the loan between the Company and eB2B.

    (D) The pro forma adjustment represents cumulative dividends on preferred shares assuming shares converted on date of issuance. Presentation is made to reflect net loss attributable to accounting acquiror.

    (E) Since the pro forma statement of operations results in a loss from continuing operations, the pro forma basic and diluted loss from continuing operations per common share are computed by dividing the loss from continuing operations available to common stockholder by the weighted average number of common shares outstanding. The calculation of the pro forma weighted average number of common shares outstanding assumes that the 7,253,820 and 125,000 shares of the Company's common stock issued in the merger with eB2B and the acquisition of Netlan, respectively, were outstanding for the entire period.

    (F) Since the pro forma statement of operations results in a loss from continuing operations, the pro forma basic and diluted loss from continuing operations per common share are computed by dividing the loss from continuing operations available to common stockholders by the weighted average number of common shares outstanding.

    (G) The pro forma adjustment represents the 3% findee's fees on the transaction (payable in Company common stock) and the related amortization of such fee. The price used to calculate the pro forma adjustment is the fair market value of the Company common stock on the date of the definitive letter agreement. The fee is contingent upon the closing of the merger, and accordingly, will be adjusted to reflect the market price on the date of the consummation of the merger.

                         INFORMATION ABOUT THE COMPANY

    DynamicWeb Enterprises, Inc. (the 'Company') provides services and software that facilitate business-to-business e-commerce between buyers and sellers. The Company's services include the provision of the necessary infrastructure and operational services to facilitate electronic transactions between buyers and sellers and consulting services to businesses that wish to build and/or operate their own e-commerce infrastructure.

    The executive offices of the Company are located at 271 Route 46 West, Building F, Suite 209, Fairfield, New Jersey 07004. The Company's telephone number is (973) 276-3100 and the Company's facsimile number is (973) 575-9830. For more information, you may visit the Company's website at www.dynamicweb.com. Information on the Company's website should not be deemed part of this proxy statement/prospectus.

BUSINESS OF THE COMPANY

Industry Background

    The success of the Internet in streamlining business-to-consumer transactions is leading companies to seek similar efficiencies in their business-to-business transactions. Companies are increasingly seeking to improve their operating efficiency through electronic commerce solutions. Forrester Research estimates that U.S.-based business-to-business electronic commerce will increase from $109 billion in 1999 to $1.03 trillion in 2003, and that by 2003 the market for business-to-business transactions will be more than ten times larger than the business-to-consumer transactions market.

    Electronic Data Interchange ('EDI') is a specific form of electronic commerce, consisting of a standard protocol for electronic transmission of data between a company and a third party. In an EDI transaction, the computers of the buyer and seller communicate and exchange the relevant information using an agreed-upon or standard format. A typical example of EDI is electronically placing a purchase order for merchandise with a vendor, and having the vendor electronically confirm the order and produce an invoice when the goods are shipped. In an earlier stage of electronic commerce, companies that wanted to conduct business electronically were required to have a special type of computer network called a value-added computer network or 'VAN.'

    The emergence of the Internet as an additional means of conducting electronic commerce has revolutionized the way businesses operate and interact with their customers and trading partners by creating new, highly efficient channels of communication and distribution. The Internet gives small to medium-size buyers and sellers access to the efficiencies associated with traditional EDI systems. In addition, the Internet enables buyers and sellers to interact with a greater number of potential trading partners.

The Company's Products and Services

    The Company's business is providing services and software that facilitate business-to-business e-commerce between buyers and sellers of direct goods, which are the goods or materials that businesses utilize in their core business. For instance, a tire purchased by an automobile manufacturer is a direct good. Conversely, a fax machine purchased by the same company, for general use in the office, is an indirect good.

    The Company's services fall into two general categories:

     e-commerce network services, including network development and transaction/subscription processing, where the Company provides the necessary infrastructure (hardware, software and communications links) and operational services to facilitate electronic transactions between buyers and sellers; and

     professional consulting services where the Company provides expertise to businesses that wish to build and/or operate their own e-commerce infrastructure.

    The Company markets and sells four principal electronic commerce technology solutions:

  (1) EDIxchangeBuy'sm' and EDIxchangeSell'sm'

    EDIxchangeBuy and EDIxchangeSell include the design, development and implementation of customized business-to-business e-commerce web sites. These web sites facilitate e-commerce between buyers and sellers of direct goods, resulting in improved inventory, increased customer satisfaction, and improved productivity within a supply chain. The service allows the Company's customer's EDI systems to communicate with other systems that do not use EDI. The service translates between purchase orders delivered over EDI systems and purchase orders sent via basic web browsers like Netscape or Microsoft Internet Explorer. In addition, this service supports the use of a broad array of documents, including catalogs with product information such as prices, descriptions and other data codes. The availability of this documentation enables customers to easily update, modify and customize their purchases.

  (2) EDIxchangeOutsource'sm'

    EDIxchangeOutsource includes the data processing equipment, software and technical people needed to manage and operate an EDI infrastructure. These services include security, mapping, translation, mail boxing and routing of business documents between the Company's customers, their EDI computer networks and their trading partners. In essence, the Company acts as an off-site EDI department on a customer's behalf. This service offers the flexibility both to process received (inbound) business documents in any format, and to send out (outbound) the same documents in the trading partner's specific requested format. The service can manage and optimize a client's entire EDI operation without the requirement for specialized software, personnel or training.

  (3) EDIxchangeConnect'sm'

    EDIxchangeConnect, a combination of electronic commerce software and services, is developed for businesses that require their older computer systems to handle EDI transactions. The software formats electronic transactions, such as purchase orders, invoices and shipment notifications, into commonly preferred data formats. Combined with the Company's EDIxchangeOutsource service, EDIxchangeConnect provides a powerful e-commerce solution that is easy to implement.

  (4) EDIxchangeSupport'sm'

    EDIxchangeSupport is a portfolio of professional consulting services provided to customers who wish to augment their in-house electronic commerce resources. EDIxchangeSupport includes consulting provided on-site and from other locations. It is focused on developing and implementing electronic commerce, communications between new and old computer systems, application integration, distribution logistics and translations between EDI and other types of data.

Distribution and Marketing of Products and Services

    The Company believes that the most likely users of the Company's services are companies that are committed to aggressively using electronic commerce to improve their productivity. Since EDI is a fundamental part of business-to-business electronic commerce, the Company has focused its marketing efforts on existing users of EDI. In addition, the Company is able to determine likely prospects by studying industry and financial analyses of EDI companies and the industry in general.

    EDIxchangeBuy and EDIxchangeSell are services targeted specifically at large companies and their suppliers. The target market for EDIxchangeOutsource consists primarily of middle market suppliers, who are forced to manage the complexity of EDI compliance with their various customers. EDIxchangeOutsource, supported by the Company's EDIxchangeNetwork, leverages the knowledge of the trading requirements of major enterprises to benefit multiple suppliers. In addition, the overall cost of EDI management is reduced by the shared connections to the Company's services, and by the Company's highly specialized customer service.

    The Company's sales strategy is to utilize a highly qualified and focused sales force to target early adopters and EDI-capable enterprises, such as the drug store industry and certain specialty retail market segments. In addition, the Company markets in traditional electronic commerce venues, such as electronic commerce trade shows and exhibitions.

Competition

    The electronic commerce, EDI network services and computer software markets are highly competitive. The principal competitors in the electronic commerce software and services markets include, without limitation, Harbinger Corporation, Sterling Commerce, Inc., General Electric Company's GE Information Services subsidiary, Netscape Corporation, America Online, Inc., Open Market, Inc., InterWorld Corp., PurchasePro, Inc., Ariba, Inc., Commerce One, Inc., BroadVision, Inc., ConnectInc.com, International Business Machines Corporation, Microsoft Corporation, Electronic Data Systems Corporation and MCI WorldCom, Inc. Each of those companies is engaged in, or has announced plans to engage in, providing software products and services that facilitate electronic commerce over the Internet.

    Competition from Internet-based competitors may also be significant. The market for Internet software and services is emerging and highly competitive. It ranges from small companies with limited resources to large companies with substantially greater financial, technical and marketing resources than the Company. Management of the Company believes that existing competitors are likely to expand the range of their electronic commerce services to include Internet access, and that new competitors, which may include telephone companies, traditional manufacturers and media companies, are increasingly likely to offer services that utilize the Internet to provide business-to-business data transmission services. Also, in the future the Company expects the major on-line service companies, such as America Online, Inc., CompuServe and Prodigy Communications Corp., to enhance their services to include certain aspects of electronic commerce.

Customers

    The following chart lists the Company's key customers, the business in which such customers engage, and the solutions the Company provides to them.

                      EDIXCHANGEBUY'sm' OR EDIXCHANGESELL'sm'

COMPANY                                        BUSINESS
-------                                        --------
Rite Aid Corporation                           Retail pharmacy chain
GTE Service Corporation                        Communications
Southern New England Telephone Co.             Communications
The Walt Disney Company                        Entertainment
Best-Buy Co., Inc.                             Specialty retail
Service Merchandise Company, Inc.              Specialty retail
Linens N' Things Inc.                          Specialty retail
Great American Knitting Mills, Inc.            Manufacturer of Gold Toe, Nautica brands
National Association of Chain Drugstores       Chain Drugstore Industry Association

                             EDIXCHANGEOUTSOURCE'sm'

COMPANY                                        BUSINESS
-------                                        --------
SDI Technologies Inc.                          Manufacturer of SoundDesign electronics
Church & Dwight Co. Inc.                       Manufacturer of Arm & Hammer products
The Royal Doulton Company                      Maker of fine china
The Swatch Company                             Distributor of Swatch, Longines watches

                              EDIXCHANGESUPPORT'sm'

COMPANY                                        BUSINESS
-------                                        --------
Nabisco Holdings Corp.                         Consumer goods
Toys R Us, Inc.                                Toy retailer

    The only customer that accounts for more than ten percent (10%) of the Company's business is Toys R Us, Inc., which accounted for approximately twenty-nine percent (29%) of the Company's business in fiscal year 1999. The Toys R Us, Inc. relationship is exclusively for EDIxchangeSupport consulting services.

Intellectual Property

    To protect the Company's proprietary products, the Company relies primarily on a combination of copyright, patent, trade secret and trademark laws, as well as confidentiality procedures and contractual provisions. On March 16, 1999, a patent number was assigned to the Company's NetCat software. In addition, the Company owns the United States trademark registrations of its DynamicWeb, NetCat, EDIxchange and ECbridgeNet trademarks. The Company also has on file with the U.S. Patent and Trademark Office pending applications for registration of the DWEB and EXTENDING THE ENTERPRISE trademarks. In addition, the Company owns a copyright registration for the Company's ordering system, and may have a right to assert copyright protection for additional works, including software.

    Despite the Company's efforts to protect the Company's proprietary rights, unauthorized parties may attempt to copy aspects of the Company's products or to obtain and use information that the Company regards as proprietary. There can be no assurance that the Company's means of protecting its proprietary rights will be adequate or that competitors will not independently develop similar or superior technology. The Company believes that, due to the rapid pace of innovation within the electronic commerce, EDI and related software industries, factors such as the technological and creative skills of its personnel are more important in establishing and maintaining a leadership position within the electronic commerce industry than are the various legal protections of its technology. The Company does not believe that any of its products infringe upon the proprietary rights of third parties. There can be no assurance, however, that third parties will not claim infringement by the Company with respect to current or future products or services. From time to time, the Company has received notices which allege, directly or indirectly, that the Company's products or services infringe the rights of others. The Company generally has been able to address these allegations without material cost. The Company expects that software product developers will increasingly be subject to infringement claims as the number of products and competitors in electronic commerce grows and the functionality of products in different industry segments overlaps. Any such claims, irrespective of their merit, could be time-consuming, result in costly litigation, cause product shipment delays, require the Company to enter into royalty or licensing agreements, or prevent the Company from using certain technologies. Such royalty or licensing agreements, if required, may not be available on terms acceptable to the Company or at all, which could have a material adverse effect.

    The Company currently has in place confidentiality and non-competition agreements with all fifty-two (52) of its employees. The Company has adopted a policy of requiring that all future employees sign appropriate confidentiality agreements and, where appropriate, non-competition agreements.

    The Company's proprietary Internet software is written in Practical Extraction and Reporting Language (known as 'PERL'), which is the computer program language utilized for Internet applications. Because the Internet is not controlled or supervised by any one person or group, the evolution and continued utilization of PERL cannot be controlled or predicted. Changes in or the elimination of PERL could cause the Company to have to assume responsibility for support and development of that software.

    The Company currently licenses proprietary data encryption and authentication software from RSA Data Security, Inc. The RSA Data Security, Inc. software, which is licensed to the Company from Community ConneXion, Inc., is incorporated in certain other software related to the Web server utilized by the Company. The RSA Data Security, Inc. software is available on a non-exclusive basis. No assurance can be given that the encryption software presently available will continue to be available to the Company on commercially reasonable terms, or at all. Additionally, there is no assurance that, if a new encryption technology develops, it will be available to the Company on commercially acceptable terms, if at all.

    The Company also licenses credit-card verification software from Cybercash, Inc. on a non-exclusive basis; data transformation software from Mercator Software Pty Ltd. on a non-exclusive basis; EDI translator software from the Gentran product line of Sterling Commerce, Inc. on a non-exclusive basis; and database software from Oracle Corporation on a non-exclusive basis.

Requisite Governmental Approval; Effect of Governmental Regulations

    The Company's network services are transmitted to customers over dedicated and public telephone lines. These transmissions are governed by regulatory policies establishing charges and terms for communications. The Company's business and products could experience adverse impacts as a result of changes in the legislation and regulations relating to on-line services, EDI, the Internet access industry, telecommunication costs, competition in the telecommunications industry and international competition. Management believes that the Company is in material compliance with all applicable regulations.

Product Development

    The Company spent approximately $201,000 in the quarter ended December 31, 1999, $534,000 in the year ended September 30, 1999 and $412,000 in the year ended September 30, 1998 for the research and development of products. To reduce product development time and expense, if appropriate, the Company has incorporated into its products certain software licensed to it by other software developers.

    The Company continues to assess the needs of trading partners in various trading communities and to develop software programs and network services to facilitate electronic commerce transactions over the EDIxchange Network. The Company's product development efforts currently are focused on providing a full range of electronic commerce solutions to new and existing customers. Specifically, the Company is in various stages of developing other software applications, including bar code integration to facilitate the shipping and receiving of goods, and catalog-based solutions.

Employees

    As of March 14, 2000, the Company had fifty-five (55) full-time and three
(3) part-time employees. Approximately nine (9) are technical personnel engaged in maintaining or developing the Company's products or performing related services, approximately twelve (12) are marketing and sales personnel, approximately seventeen (17) are involved in providing consulting services to customers, approximately twelve (12) are engaged in customer support and operations, and approximately eight (8) are involved in administration and finance. None of the Company's employees are represented by a union.

Properties

    The Company currently does not own or have any investment in real property. The Company's corporate offices are located at 271 Route 46 West, Building F, Suite 209, Fairfield, New Jersey. It has entered into two leases for approximately 5,400 square feet for its executive and administrative staff at an aggregate monthly rental of $6,600 with terms expiring on October 31, 2001 and December 31, 2002. The Company believes that additional space will be necessary in the near future and that additional space is available at rental rates that would not materially adversely affect the Company.

    The Company sold its former offices (at 1033 Route 46 East, Clifton, New Jersey) on November 23, 1998, for a sale price of approximately $205,000. The Company received proceeds net of repayment of mortgage debt and expenses of sale of approximately $12,000.

    In addition, the Company leases an apartment for James Conners, space for storage, and space incidental to its agreement for an Internet server.

Legal Proceedings

    On December 17, 1999, Sands Brothers & Co., Ltd. commenced a civil action against the Company in the United States District Court for the Southern District of New York. The Company had retained Sands Brothers & Co., Ltd. Under an agreement to provide financial advisory, corporate finance, and merger and acquisition advice. Sands Brothers & Co., Ltd. alleges that it is entitled to compensation under the agreement for introducing eB2B, the company with which the Company is planning to merge, to the Company. Sands Brothers & Co., Ltd. did not introduce eB2B to the Company and the Company disputes that Sands Brothers & Co., Ltd. is entitled to compensation. The complaint of Sands Brothers & Co., Ltd. alleges breach of contract, unjust enrichment and other related causes of action arising from the allegations that it introduced eB2B to the Company. Sands Brothers & Co., Ltd. seeks an accounting, a declaratory judgment adjudging the respective rights under its agreement with the Company, and damages in an amount not less than $3,500,000, plus interest, costs and attorneys' fees. The Company believes the lawsuit to be without merit. On January 6, 2000, the Company answered the complaint denying the material allegations contained therein. Discovery is now proceeding.

    The Company is not a party to any other material legal proceeding.

Further Information about the Company

    The Company incorporates by reference the following documents filed with the Securities and Exchange Commission:

    1. The Company's annual report on Form 10-KSB for the fiscal year ended September 30, 1999.

    2. The Company's quarterly report on Form 10-QSB for the fiscal quarter ended December 31, 1999.

    3. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this proxy statement/prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Copies of Documents

    To each person who receives a proxy statement/prospectus, the Company will provide upon request and without charge a copy of the additional documents listed above, not including the exhibits to those documents unless the exhibits are specifically incorporated by reference into those documents. Requests for those documents should be made to: DynamicWeb Enterprises, Inc., 271 Route 46 West, Building F, Suite 209, Fairfield, New Jersey 07004, Attention: Steve Vanechanos, Sr. The telephone number is (973) 276-3100. Stockholders must request the information no later than five business days before the date they must make their investment decision.

FINANCIAL STATEMENTS OF THE COMPANY

    The audited balance sheet of the Company as of September 30, 1999, and the related statements of operations, changes in stockholders' equity and cash flows for each of the years in the two-year period then ended and the unaudited balance sheets of the Company as of December 31, 1998 and 1999, and the related statement of operations, changes in stockholders' equity and cash flows for the fiscal quarters then ended are attached to this proxy statement/prospectus as Appendix E.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE COMPANY

    The following discussion and analysis should be read in conjunction with the financial statements included in this proxy statement/prospectus and in conjunction with the description of the Company's business included in this proxy statement/prospectus. It is intended to assist the reader in understanding and evaluating the financial position of the Company.

    This discussion contains, in addition to historical information, forward looking statements that involve risks and uncertainty. The Company's actual results could differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include those discussed in this proxy statement/prospectus.

Results of Operations

Quarter Ended December 31, 1999

    The Company's revenue is classified into three categories:
Transaction/Subscription Processing Revenues; Consulting Revenues; and Net Development Revenues. The Company had net sales of $1,008,000 for the quarter ended December 31, 1999, compared to $540,000 for the same period in 1998, an increase of approximately $468,000 or 87%. The increase in sales was attributable to increased sales of the Company's new EDI/Internet products and services, particularly transaction processing services offered through the Company's EDI service bureau and sales of the Company's consulting services.

    Transaction/subscription processing revenues include initial subscription fees, and monthly transaction fees. These revenues for the quarter ended December 31, 1999 were $381,000, as compared to $141,000 in the same period in 1998, which is an increase of $240,000, or 170%. The increase is attributable to an increase in the initial subscription fees from customers who use the EDIxchange suite of services and an increase in monthly transaction fees.

    Consulting service revenues represent fees from EC consulting and contract computer programming. These revenues for the quarter ended December 31, 1999 were $374,000 as compared to $342,000 for the same period in 1998, an increase of $32,000, or 9%. The increase resulted from additional customers coupled with an increase in the average amount billed per programmer.

    Network development revenues primarily relate to the development of EDI maps, the reutilization of the Company's EDI map library and the custom development of EDIxchangeOutsource, EXIxchangeBuy and EDIxchangeSell (extranets) from which the transaction/subscription processing revenues are derived. Network development revenues for the quarter ended December 31, 1999 were $253,000 as compared to $57,000 for the same period in 1998, resulting in an increase of $196,000, or 344%. This increase is attributable to the increased development and reutilization of EDI maps for customers using the EDIxchange suite of services and also the new customer setup of the EDIxchange suite of products.

    Total cost of sales was $496,000 for the quarter ended December 31, 1999, for a gross profit of approximately $512,000 and gross margin of 51%. This compares to cost of sales of $383,000 for the quarter ended December 31, 1998, resulting in a gross profit of approximately $157,000 and gross margin of 29%. The Company's profit margin has increased in this period due to the higher revenue production derived from higher utilization of the fixed cost infrastructure assets.

    Cost of transaction/subscription processing was $184,000 for the quarter ended December 31, 1999, for a gross profit of approximately $197,000 and gross margin of 52%. This compares to $117,000 for the quarter ended December 31, 1998, resulting in gross profit of $24,000 and gross margins of 17%.

    Cost of consulting service revenues provided by the Company was $220,000 for the quarter ended December 31, 1999, for a gross profit of $154,000 and gross margin of 41%. This compares to cost of consulting services of $200,000 and a gross profit of $142,000 or 42% for the same period in 1998.

    Cost of network development revenues was $92,000 for the quarter ended December 31, 1999, for a gross profit of $161,000 and gross margin of 64%. This compares to cost of network development revenues of $66,000 for the quarter ended December 31, 1998, resulting in a gross loss of $9,000 and a negative gross margin of 16%.

    Marketing and sales expenses were $440,000 for the quarter ended
December 31, 1999 as compared to $349,000 in the same period in 1998. The increase is attributable to salaries for new hires and the costs of attendance at trade shows associated with the Company's efforts to market its EDI/Internet services. The increase is also a result of additional advertising expenses and the creation of a new department, customer satisfaction, to provide support for the Company's products.

    General and administrative expenses were $694,000 for the quarter ended December 31, 1999 as compared to $387,000 for the quarter ended December 31, 1998. $221,000 of the total general and administrative expenses was due to a one-time compensation expense for warrants granted for services provided to the Company.

    Research and development expenses were $201,000 for the quarter ended December 31, 1999 as compared to $95,000 for the quarter ended December 31, 1998. The increase is attributable to hiring of additional staff and to higher compensation.

Year Ended September 30, 1999

    For the year ended September 30, 1999, the Company's revenue has been classified into three categories: transaction/subscription processing, consulting services and network development. Previously, the Company classified revenues as transaction processing, professional services and other. Accordingly, certain revenues from prior periods have been reclassified to conform to current classifications.

    The Company had net sales of $3,045,000 for the year ended September 30, 1999, compared to $1,187,000 for the year ended September 30, 1998, an increase of approximately $1,858,000, or one hundred fifty-six percent (156%). The increase in sales was attributable to the increase of the Company's new EDI/Internet products and services, particularly transaction processing services offered through the Company's EDI service bureau and sales of the Company's consulting services.

    Transaction/subscription processing revenues include initial subscription fees, and monthly transaction fees. These revenues for the year ended September 30, 1999 were $882,000, as compared to $419,000 for the year ended September 30, 1998, an increase of $463,000 or one hundred eleven percent (111%).

    Consulting service revenues represent fees from contract computer programming. These revenues for the year ended September 30, 1999 were $1,494,000 as compared to $601,000 for year ended September 30, 1998, an increase of $893,000 or one hundred forty-nine percent (149%). The increase resulted from additional customers coupled with an increase in the average amount billed per programmer.

    Network development revenues primarily relate to the development of EDI data transformation tools and to the custom development of EDIxchange, EDIxchangeBuy and EDIxchangeSell from which the transaction/subscription processing revenues are derived. Network development revenues for the year ended September 30, 1999 were $669,000 as compared to $167,000 for the year ended September 30, 1998, resulting in an increase of $502,000 or three hundred one percent (301%). This increase is attributable to the increased customized development of data transformation tools for customers using the EDIxchange suite of services and also the new customer setup of the EDIxchange suite of products.

    Total cost of sales was $1,790,000 for the year ended September 30, 1999, for a gross profit of approximately $1,255,000 and gross margin of forty-one percent (41%). This compares to cost of sales of $719,000 for the year ended September 30, 1998, resulting in gross profit of $468,000 and gross margin of thirty-nine percent (39%). A portion of the increase in cost of sales is attributable to salary increases that took effect in the second, third, and fourth quarters of fiscal 1999. The aggregate salary increase consists of the salary expense of the addition of ten (10) new employees plus normal course pay raises for all other employees. The increase is also attributable to increased costs for maintaining and upgrading equipment and communications for better service to the Company's customers. In addition, certain amounts previously recorded as operating expenses in the year ended September 30, 1998 have been reclassified into cost of sales.

    Cost of transaction/subscription processing was $598,000 for the year ended September 30, 1999, for a gross profit of approximately $284,000 and gross margin of thirty-two percent (32%). This compares to cost of transaction/ subscription processing of $240,000 for the year ended September 30, 1998, resulting in gross profit of $179,000 and gross margin of forty-three percent (43%).

    Cost of consulting service revenues provided by the Company was $893,000 for the year ended September 30, 1999, for a gross profit of $601,000 and gross margin of forty percent (40%). This compares to cost of consulting services of $427,000 for the year ended September 30, 1998, resulting in gross profit of $174,000 and gross margin of twenty-nine percent (29%).

    Cost of network development revenues was $299,000 for the year ended September 30, 1999, or a gross profit of $370,000, and gross margin of fifty-five percent (55%). This compares to cost of network development revenues of $52,000 for the year ended September 30, 1998, resulting in gross profit of $115,000 and gross margin of sixty-nine percent (69%).

    Marketing and sales expenses were $1,638,000 for the year ended
September 30, 1999 as compared to $734,000 for the year ended September 30, 1998. The increase is attributable to salaries for new hires, the costs of attendance at trade shows associated with the Company's efforts to market its EDI/Internet products and services, additional advertising expenses, and the creation of a new division, customer satisfaction, to provide support for the Company's products.

    General and administrative expenses were $1,876,000 for the year ended September 30, 1999 as compared to $1,925,000 for the year ended September 30, 1998. The decrease is attributable to lower expenditures in various areas.

    Research and development expenses were $534,000 for the year ended September 30, 1999 as compared to $412,000 for the year ended September 30, 1998. The increase is attributable to hiring of additional staff and to higher compensation.

Liquidity and Capital Resources

    As of December 31, 1999, the Company had cash of approximately $1,820,000 and total current assets of approximately $2,580,000.

    The Company had a net loss of approximately $826,000 for the three months ended December 31, 1999 and negative operating cash flow of approximately $630,000. The Company's cash flow for the three months was funded by the loan from eB2B.

    On December 31, 1999, the capital resources available to the Company were adequate to finance its operations. Pursuant to a loan agreement with eB2B, the Company received $250,000 in November 1999, and $1,750,000 in December 1999. Management expects that the Company's cash flow will be sufficient to last through June 30, 2000, by which time the Company anticipates having consummated the merger with eB2B. If the merger is not consummated or if the cash available before the consummation of the merger is insufficient to meet the Company's needs, the Company will need to conduct additional financing activities. There can be no assurance that such financing activities will be successful.

    Some of the statements under 'Management's Discussion and Analysis or Plan of Operation,' 'Business' and elsewhere in this proxy statement/prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as 'may,' 'will,' 'should,' 'could,' 'expects,' 'plans,' 'intends,' 'anticipates,' 'believes,' 'thinks,' 'estimates,' 'predicts,' 'potential,' or 'continue' or the negative of such terms and other comparable terminology.

                             INFORMATION ABOUT EB2B

BUSINESS OF EB2B

General

    eB2B is an Internet-based business-to-business service provider offering manufacturers and retailers the capability to conduct electronic commerce transactions utilizing the Internet. eB2B's proprietary Internet-based technology solutions enable business-to-business transactions on a pay-per-transaction basis.

    eB2B's business strategy is to use the Internet to develop electronic commerce trading channels within specific industries and industry segments that will provide automation of product procurement and transaction management between manufacturers and retailers. eB2B believes that Internet-based business-to-business e-commerce is poised for rapid growth and is expected to represent a significantly larger opportunity than business-to-consumer or person-to-person e-commerce, due to the long-term, recurring nature of business-to-business relationships. Since business transactions between manufacturers and retailers are typically recurring and non-discretionary, the average order size and lifetime value of a business-to-business e-commerce relationship is typically greater than that of a business-to-consumer e-commerce relationship.

    eB2B believes that its target markets -- manufacturers and retailers that would use eB2B's network trading channels -- consist of approximately 1,401,800 retailers and 105,000 manufacturers processing approximately 1.3 trillion transactions annually. eB2B projects that with a market penetration rate of 2.2% for retailers and 0.4% for manufacturers, it can secure approximately 31,000 retailers and 400 manufacturers within a 5 year period, and generate approximately 285 million transactions per year. As eB2B's revenues will be derived from fees charged to manufacturers for each transaction processed, the more transactions eB2B processes the greater its revenues. However, there can be no assurance that eB2B will be able to process enough transactions to achieve profitability or that eB2B can achieve the required penetration rate in any market.

U.S. Market for eB2B's Targeted Markets*

                                                              MANUFACTURERS   RETAILERS
                                                              -------------   ---------
Sporting Goods & Recreational Retailers.....................       2,400        155,000
Specialty Retailers.........................................      10,700        142,500
Home Furnishings Stores.....................................       9,400        156,600
Apparel & Accessory Stores..................................      22,200        137,000
Food and Food Products......................................       9,000        288,000
Eating & Drinking Places....................................      24,600        433,700
Miscellaneous Retailers.....................................      26,700         89,000
                                                                 -------      ---------
    Total...................................................     105,000      1,401,800
                                                                 -------      ---------
                                                                 -------      ---------

---------

* Data extracted from U.S. Department of Commerce, Bureau of Census using eB2B's criteria.

eB2B'S Solution

    eB2B provides software and services to the e-commerce business-to-business market. eB2B's network is a secure, Internet-based purchase and sales channel that enables manufacturers and retailers, from a variety of industries, to buy and sell goods from one another efficiently. eB2B believes its technology gives eB2B sustainable competitive advantages in cost, quality and functionality.

    eB2B believes that the network trading channels will provide the following advantages to retailers:

     online, real-time access to manufacturers' software systems through a system that ensures the retailer of having the most accurate and up-to-date information possible;

     manufacturers can customize the data and services available to each individual retailer on the system;

     substantially more convenient and efficient ordering;

     improved product information;

     more reliable status of order information and timing of shipments;

     faster delivery;

     greater order accuracy;

     lower inventory carrying costs that result in lower transaction; and

     processing costs and greater accounting and data entry efficiency.

    eB2B believes that the network trading channels will provide the following advantages to manufacturers:

     significant reduction in order processing costs;

     increased inventory turnover;

     reduced customer service costs; and

     decreased order-to-delivery time.

Electronic Network Trading Channels

    eB2B's network trading channels are a simplified and cost efficient extension of electronic data interchange (EDI) systems. Current EDI systems allow buyers and sellers to conduct transactions, electronically and at set prices, between each other across an expensive proprietary network. Each side to the transaction is required to purchase expensive software and hardware specifically designed for the applicable EDI system. Transactions are standardized transmissions that do not allow for deviations once the initial computer format is set. Small to medium-sized retailers generally lack access to the EDI systems that larger retailers utilize because of the significant capital expenditures required for the hardware and software. eB2B believes that most current EDI systems are antiquated, do not utilize the current Internet-based technologies and are more expensive to use and build than Internet-based systems.

    The network trading channels allow manufacturers and retailers within a market to obtain product information, perform transactions and otherwise allow interaction with each other over the Internet. eB2B believes that as more manufacturers and retailers are drawn to the network trading channels, a networking effect should develop, where the value to each manufacturer in the network increases with the addition of each new retailer, and the value to each retailer increases with the addition of each new manufacturer.

    eB2B's network trading channels provide retailers with a form of on-line, real-time purchase ordering capability and inventory management access to manufacturers' software systems. Many of today's business-to-business e-commerce solutions must be integrated with an manufacturer's existing software systems, a process that can be complex, time-consuming and expensive. Manufacturers' personnel must be trained to use the new software. Consequently, selection and implementation of present business-to-business e-commerce solutions represents a significant commitment by the manufacturer, and the costs of switching solutions are high.

    eB2B believes that its business-to-business e-commerce solutions can be inexpensively integrated into a manufacturers' particular software system. By providing such integration, a manufacturer's personnel would not have to learn a new computer system and a manufacturer can maintain its existing software system. A retailer utilizing eB2B's solution will have the ability to purchase products at any time, 24 hours a day, 7 days a week, by using their current Internet browser and without having to learn a new customized program.

    Currently, eB2B operates two network trading channels in the sporting goods and the golf market. Each network trading channel has enrolled a number of manufacturers and retailers, including:

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
Retailers:
      Austad's Golf
      Golfer's Warehouse
      Fiddler's Green Golf Center
      Las Vegas Golf and Tennis
      Golf Galaxy

Retail Buying Groups:
      Nations Best Sports
      Team Athletic Goods

Manufacturers:
      Adams Golf
      Bike Athletic
      Schutt Sports
      Kunnan Golf
      Carbite Golf
      Delong Sportswear
      Cramer Products
      Twin City Knitting Mills

    eB2B intends to follow the implementation of the golf and sporting goods networks with the creation of network trading channels in other markets that are characterized by large manufacturers interacting with a large numbers of retailers.

Strategy

Strategic Partnerships

    eB2B's strategy to achieve heavy penetration in each targeted market, is to attract the buying power of large retailer buying and trading organizations and to attract leading manufactures to use eB2B's solutions. eB2B believes that alliances with technology partners, marketing partners, and retailer purchasing organizations in each of the targeted markets should allow eB2B to capture market share ahead of the competition.

    eB2B has initiated negotiations with a number of retailer purchasing organizations whose members consist of approximately 10,000 individual retailers. One of these organizations has signed an engagement letter to enroll in a network trading channel. Each industry purchasing organization consists of a large number of retailers. eB2B believes that these purchasing organizations will refer eB2B to manufacturers and that these manufacturers will enroll in a Network Trading Channel.

Growth Strategy

    eB2B has identified a number of markets within which it intends to launch network trading channels during the next twenty-four months. Each network trading channel will be targeted at markets characterized by a large number of buyers and sellers, a high degree of fragmentation among buyers, sellers or both, significant dependence on information exchange, large transaction volume and user acceptance of the Internet. These markets include: apparel, home furnishings, specialty retail, food and beverage, eating and drinking establishments, and mass retailers. Two network trading channels are intended to be launched in each market. After the successful launch of two network trading channels within the targeted markets, eB2B will evaluate and select additional network trading channels and additional markets.

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
Technology

    At the core of eB2B's technology is a proprietary Internet-based electronic commerce capability licensed by eB2B called Enterprise Commerce Solution ('ECS'). This network software runs on eB2B's servers in New York, New York and integrates with the technologies of eB2B's technology partners. The software is an enterprise-wide Internet based product that gives manufacturers and retailers access to each other's internal software systems.

    eB2B's technology package includes both proprietary and non-proprietary elements. On the front end, ECS integrates a retailer's accounting systems and a retailer purchasing organization's tracking systems through any secure Internet browser. On the back end, ECS ties into the manufacturer's software systems, various EDI value added networks (VANS) and other logistics and freight tracking modules in the supply chain. By connecting the systems of all of the participants in the network trading channel, ECS integrates their systems into an electronic marketplace.

    The retailers' interface with ECS is powered by InterWorld Corporation's 'Commerce Exchange' software, which has been extensively modified for eB2B to accommodate the needs of the network trading channels. eB2B believes that Commerce Exchange is a highly configurable, scalable, reliable and secure application server platform, ideal for deploying sophisticated e-commerce solutions. It is designed to integrate with a wide variety of hardware, operating systems, databases, and business applications.

    The back end's communications capabilities are based on the messaging software of Sterling Commerce, Inc. ('Sterling'). Furthermore, Sterling's expertise with EDI systems will allow eB2B to easily integrate the software systems of participating retailers and manufacturers with ECS.

    The diagram of the Network Trading Channel configuration is as follows:

                                    [CHART]

    ECS can bring together retailer support, product merchandising, shipping, logistics, order processing, manufacturing systems, financial and asset management in a real time environment.

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
Technology Partners

    Currently, eB2B has working arrangements with two corporate partners that assist with such functions as sales, marketing, technology development and integration of eB2B's services with manufacturers' and retailers' software systems: Sterling and InterWorld Corporation (InterWorld).

    Sterling is a supplier of electronic commerce products and services with over 20 years of experience in assisting Fortune 500 companies with their EDI and software needs. Sterling and eB2B have agreed to a pilot Electronic Commerce Services Partnership Agreement for six months beginning October 8, 1999. eB2B will become the first provider of web enabled EDI services to Sterling's customers using their EDI value added network. eB2B will re-market Sterling's
COMMERCE: Network in conjunction with its own electronic commerce products for manufacturers that require value added network services. Sterling will dedicate ten (10) salespeople throughout the United States to sell eB2B's product exclusively, in exchange for a percentage of the transaction fee charged to manufacturers by eB2B. Sterling will also provide eB2B with manufacturers' UPC catalog data to load into the network trading channels, use of their value added network, marketing resources, sales support, and financial incentives to bring manufacturers to their COMMERCE: Network.

    InterWorld provides enterprise-class Internet commerce software for sales, order management, fulfillment and customer service applications. InterWorld is providing the software that the retailers will use to place their orders through the Internet to manufacturers. InterWorld has recently been recognized by Gartner Group's Dataquest as having the highest market share in the business-to-business, sell-side Internet commerce applications segment. eB2B has signed a licensing agreement for the use of InterWorld's Commerce Exchange software, in addition to contracting with InterWorld's Professional Services Group to enhance the network trading channel's functionality.

Competition

    Business-to-business e-commerce is a new and rapidly evolving industry, competition is intense and expected to increase significantly in the future. Currently, business-to-business electronic commerce capabilities are fragmented and primarily used in the supplier to manufacturer chain. eB2B believes that very few networks exist where the manufacturer's finished goods inventory is being accessed by a retailer procurement system. eB2B believes that it provides a unique service in the marketplace, where a small to medium sized retailer can process transactions with multiple manufacturers. However, eB2B believes that competition may develop from four areas: EDI/electronic commerce companies, technology/software development companies, retailer purchasing organizations, and leading industry manufacturers.

    The EDI value added networks and e-commerce companies have provided the basis for the electronic commerce expansion currently taking place. However, many have only recently started to develop and market products that address the Internet. Many of the products being offered are extensions of existing products, allowing companies to offer Internet products. However, frequently these products lack the flexibility available through Internet-based e-commerce. Some companies provide the software and services that would allow groups to create trading networks similar to eB2B's trading networks. However, these companies do not currently organize the networks.

    The software development companies have developed products which fall into three broad categories. First, the packaged application, which provides out-of-the-box readiness, but with limited functionality. Second, the application toolkit, which provides base functionality with easy access to make modifications. Finally, hosted services, which provides the capability on an outsourced basis. All of these alternatives may present competition for eB2B, in that each provides an alternative product for an eB2B competitor to create its own business-to-business marketplace.

    The retailer purchasing organizations also present competition to eB2B in the electronic commerce market. Many of these organizations have established an online presence that services their community with content and general information. However, many of these organizations are relatively small enterprises that are unable to purchase expensive or cumbersome electronic commerce systems.

    Manufacturers may enter into the business-to-business market either on their own or by partnering with other large manufacturers. Additionally, manufacturers may attempt to contact consumers directly,

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
thus bypassing retailers. Many leading manufacturers have, in fact, commenced offering products directly to the consumer. These offerings compete indirectly with the network trading channels. As more manufacturers utilize the business-to-consumer transactions, there is less need for the business-to-business marketplace.

Trademarks

    eB2B's principal trademark is 'eB2B', for which eB2B is seeking a federal registration. The United States Patent and Trademark Office has issued an initial objection to the registration application based upon the descriptiveness of the trademark. eB2B has filed a response with the United States Patent and Trademark Office challenging the objection. There can be no assurance that a trademark will be granted by the United States Patent and Trademark Office. If a trademark is not obtained then there can be no assurance that the mark can be adequately protected against any third party infringement, which could adversely affect eB2B's business.

Recent Developments

Merger with Netlan Enterprises, Inc.

    On February 22, 2000, eB2B entered into an agreement and plan of merger with Netlan Enterprises, Inc. ('Netlan') under which Netlan merged into Netlan Merger Corporation, a recently-formed, wholly-owned subsidiary of eB2B. In connection with this merger, Netlan's shareholders received an aggregate of 122,180 shares of eB2B common stock, which will be exchanged for 325,000 shares of Company common stock upon the completion of the merger of eB2B into the Company. In addition, in connection with the closing of the merger with Netlan, eB2B satisfied outstanding debt obligations of Netlan of approximately $2.5 million.

    Netlan is based in New York, New York and commenced operations in 1986. Through its Netlan Interactive and Digital Studios divisions, Netlan provides e-commerce solutions; technology infrastructure design and implementation; network consulting; and systems integration services. Through its Netlan Technology Center, Netlan also provides technology training and educational services. Netlan's technology partners include: Cisco, Citrix, Compaq, ConnectInc.com, Hewlett-Packard, Lotus, Microsoft, Novell and Storage Dimensions.

    Prior to its merger into a subsidiary of eB2B, Netlan provided web development, network development, end-user training, and technical support services to eB2B and provided hosting services for eB2B's first two Network Trading Channels.

Loan and Line of Credit from Bank of New York

    In February 2000, eB2B obtained a $2.5 million term loan from The Bank of New York. The term loan has a term of three (3) years, is interest-only until December 1, 2000, and bears interest at a rate equal to LIBOR plus 1%. The proceeds of the term loan were used to refinance the debt of Netlan satisfied by eB2B in connection with the merger with Netlan. eB2B has also obtained a $6.5 million line of credit with The Bank of New York. The term loan and the line of credit are secured by a Treasury Note in the amount of $9 million.

Engagement of Consultant

    In February 2000, eB2B engaged McKinsey & Company to assist with the integration of eB2B, Netlan and the Company and to provide guidance toward formulating a unified strategy for the combined company after the merger.

Executive Compensation

    The table below provides information concerning the annual and long-term compensation earned or paid to eB2B's Chief Executive Officer and to each of its most highly compensated executive officers other than the Chief Executive Officer whose total annual salary and bonus exceeded $100,000, for services rendered to eB2B during the year ended December 31, 1999.

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

                                      ANNUAL COMPENSATION               LONG TERM COMPENSATION
                                  ---------------------------   --------------------------------------
                                                                                        SECURITIES
NAME                              YEAR  SALARY (1)    BONUS     OPTIONS AWARDED     UNDERLYING OPTIONS
----                              ----  ----------    -----     ---------------     ------------------
Peter J. Fiorillo...............  1999   $195,000    $110,000       750,000(2)(3)        750,000
Joseph Bentley..................  1999   $115,000    $ 40,000       100,000(4)           100,000
Kevin Hayes.....................  1999   $125,000    $ 35,000       100,000(4)           100,000

---------

(1) From January 1, 1999 to September 30, 1999, eB2B elected, in accordance with the right it was granted under each employment agreement, to accrue the base salary for each of the executive officers of eB2B. In January 2000, the accrued salary for each officer (which represented approximately seventy-five percent (75%) of the total salary for each officer) was converted at the election of the officers, into common stock of eB2B at $5.50 per share.

(2) Includes 250,000 options to purchase shares of common stock of eB2B granted under an executive performance equity plan between eB2B and the executive officer. The options vested during the 1999 calendar year, upon eB2B's achievement of the performance based goals set by the Board of Directors of eB2B.

(3) Includes 500,000 options that were granted to Mr. Fiorillo by eB2B, which options will vest immediately upon the completion of the merger with the Company.

(4) Includes 100,000 options to purchase shares of common stock of eB2B granted under an executive performance equity plan between eB2B and the executive officer. The options vested during the 1999 calendar year, upon eB2B's achievement of the performance based goals set by the Board of Directors of eB2B.

Option Grants

    The following table provides information regarding options issued during the year ended December 31, 1999 to executive officers of eB2B.

                                                         INDIVIDUAL GRANTS
                       -------------------------------------------------------------------------------------
                       NUMBER OF SECURITIES       PERCENT OF TOTAL
                        UNDERLYING OPTIONS     OPTIONS GRANTED TO ALL   EXERCISE PRICE
                             GRANTED          EMPLOYEES IN FISCAL YEAR    PER SHARE        EXPIRATION DATE
                             -------          ------------------------    ---------        ---------------
Peter J.
  Fiorillo(1)........        250,000                    20%                 $0.50            August 15, 2004
Peter J.
  Fiorillo(2)........        500,000                    39%                 $5.50           November 9, 2004
Joseph Bentley(3)....        100,000                     8%                 $0.50            August 15, 2004
Kevin Hayes(3).......        100,000                     8%                 $0.50            August 15, 2004

---------

(1) Includes 250,000 options to purchase shares of common stock of eB2B granted under an executive performance equity plan between eB2B and the executive officer. The options vested during the 1999 calendar year, upon eB2B's achievement of the performance based goals set by the Board of Directors.

(2) Includes 500,000 options that were granted to Mr. Fiorillo by the board of directors of eB2B, which options will vest immediately upon the completion of the merger with the Company.

(3) Includes 100,000 options to purchase shares of common stock of eB2B granted under an executive performance equity plan between eB2B and the executive officer. The options vested during the 1999 calendar year, upon eB2B's achievement of the performance based goals set by the Board of Directors.

Employment Agreements

    The Company has an employment agreement with the following executive officers that received compensation in excess of $100,000 for 1999: Peter J. Fiorillo, Joseph Bentley, and Kevin Hayes.

    Mr. Fiorillo's employment agreement, dated December 1, 1998, provides for a base salary of $195,000 per year. The base salary will increase by at least five percent (5%) per year. Mr. Fiorillo is also

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
entitled to an annual bonus of at least $50,000 per year. The term of employment extends until December 31, 2002, however, Mr. Fiorillo's employment may be terminated by Mr. Fiorillo upon 60 days' notice or for cause, and may be terminated by the Company with or without cause. In the event employment is terminated by Mr. Fiorillo for cause, is terminated by the Company without cause, or is terminated as a result of Mr. Fiorillo's death, then the Company is required to pay Mr. Fiorillo a severance payment and all of Mr. Fiorillo's options would immediately vest. The severance payment is the greater of
(1) 400% of the remaining compensation due under the agreement or (2) 250% of the highest annual compensation received during the preceding three years. The employment agreement also provides that Mr. Fiorillo has the right to terminate his employment upon a change of control and, in such case, receive the foregoing severance payment. However, as a condition to the merger, Mr. Fiorillo has waived his rights with respect to a change of control, to the extent that the merger constitutes a change of control.

    Mr. Bentley's employment agreement, dated December 1, 1998, provides for a base salary of $115,000 per year. The base salary will increase by at least five percent (5%) per year. Mr. Bentley is also entitled to an annual bonus of at least $20,000 per year. The term of employment extends until December 31, 2001, however, Mr. Bentley's employment may be terminated by Mr. Bentley upon 60 days' notice or for cause, and may be terminated by the Company with or without cause. In the event his employment is terminated by Mr. Bentley for cause, is terminated by the Company without cause, or is terminated as a result of Mr. Bentley's death, then the Company is required to pay Mr. Bentley a severance payment and all of Mr. Bentley's options would immediately vest. The severance payment is the greater of (1) 300% of the remaining compensation due under the agreement or (2) 200% of the highest annual compensation received during the preceding three years. The employment agreement also provides that Mr. Bentley has the right to terminate his employment upon a change of control and, in such case, receive the foregoing severance payment. However, as a condition to the merger, Mr. Bentley has waived his rights with respect to a change of control, to the extent that the merger constitutes a change of control.

    Mr. Hayes' employment agreement, dated December 1, 1998, provides for a base salary of $125,000 per year. The base salary will increase by at least five percent (5%) per year. Mr. Hayes is also entitled to an annual bonus of at least $25,000 per year. The term of employment extends until December 31, 2001, however, Mr. Hayes' employment may be terminated by Mr. Hayes upon 60 days' notice or for cause, and may be terminated by the Company with or without cause. In the event his employment is terminated by Mr. Hayes for cause, is terminated by the Company without cause, or is terminated as a result of Mr. Hayes' death, then the Company is required to pay Mr. Hayes a severance payment and all of Mr. Hayes' options would immediately vest. The severance payment is the greater of
(1) 300% of the remaining compensation due under the agreement or (2) 200% of the highest annual compensation received during the preceding three years. The employment agreement also provides that Mr. Hayes has the right to terminate his employment upon a change of control and, in such case, receive the foregoing severance payment. However, as a condition to the merger, Mr. Hayes has waived his rights with respect to a change of control, to the extent that the merger constitutes a change of control.

Certain Relationships and Related Transactions

    Michael S. Falk, a director of eB2B, is a principal and the Chief Executive Officer of Commonwealth Associates, L.P. Under an agreement between Commonwealth Associates, L.P. and eB2B, upon completion of the merger, Commonwealth Associates, L.P. will receive a finder's fee equal to three percent (3%) of the total number of shares to be received by eB2B stockholders in the merger. Under an Agency Agreement between eB2B and Commonwealth Associates, L.P., until October 2000, the Company would be required to provide Commonwealth Associates, L.P. a right of first refusal to serve as manager, placement agent or investment banker in connection with an offering of securities of up to $25 million. In addition, in the event the Company is sold for cash or stock on or prior to October 2004, Commonwealth Associates, L.P. would be entitled to a fee equal to 1% of the consideration paid in such transaction. In addition, the Company issued Commonwealth Associates, L.P. warrants to purchase 470,000 shares of eB2B's common stock, at an exercise price of $5.50 per share in connection

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
with serving as a financial advisor to eB2B in connection with the merger. The options vest upon completion of the merger.

    Peter J. Fiorillo, Chief Executive Officer of eB2B and the designated Chief Executive Officer of the Company after the merger, has been granted options to purchase 500,000 shares of eB2B's common stock at an exercise price of $5.50. These options will vest upon completion of the merger.

    In December 1998, Joseph Bentley, Executive Vice President and a director of eB2B, purchased on behalf of eB2B partially developed software at a price of $86,000. In consideration of such purchase, eB2B issued to Mr. Bentley a promissory note for $86,000. As of November 1999, $6,000 had been repaid by eB2B and the parties agreed to convert the remaining principal of the note, equal to $80,000, into shares of eB2B common stock at a conversion price of $0.50 per share.

FINANCIAL STATEMENTS OF EB2B

    The audited balance sheet of eB2B as of December 31, 1998 and 1999, and the related statements of operations, stockholders' equity and cash flows for the period from November 6, 1998 (date of inception) through December 31, 1998, and for the year ended December 31, 1999, and the related statements of operations, stockholders' equity (deficiency) and cash flows for the period from November 6 to December 31, 1998 and year ended 1999 are attached to this proxy statement/prospectus as Appendix F.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF eB2B

    Except for historical information, the discussion in this prospectus contains forward-looking statements that involve risks and uncertainties. eB2B's actual results could differ materially from those discussed in this prospectus. Factors that could cause or contribute to these differences include, but are not limited to, the risks discussed in the section entitled 'Risk Factors' in this prospectus. See 'Special Note Regarding Forward-Looking Statements'.

Overview

    eB2B is an Internet-based business-to-business service provider allowing manufacturers and retailers within specific industry and industry segments to conduct cost effective transactions utilizing the Internet. We were incorporated in November 1998, and launched our web site which continues to be developed, in June 1999. For the period from inception to December 1999, our primary activities consisted of raising capital, recruiting and training employees, developing our business strategy, designing a business system to implement our strategy, and developing business relationships with retailers and manufacturers. Since launching our service, we have continued establishing additional relationships with retailers and manufacturers, promoting our brand name eB2B, and building a customer service operation. Our operating expenses have increased significantly since inception and are expected to continue to increase. This trend reflects the costs associated with our formation as well as increased efforts to promote the eB2B brand, build market awareness, attract customers, recruit personnel, and build our infrastructure. We must develop and build our customer base, implement and successfully execute our business and marketing strategy, continue to develop and enhance our transaction processing systems, respond to competitive developments and attract, retain and motivate quality personnel. Since our inception, we have incurred significant losses, and as of December 31, 1999, we had an accumulated deficit of approximately $35.6 million, which included a $29.4 million deemed dividend on preferred stock resulting from the December issuance of preferred shares at a price below the deemed market value based on the equivalent Company share price.

    We believe that our success will depend on our ability to:

     substantially increase the number of retailers and manufacturers conducting transactions through our service;

     realize repeat orders from a significant number of retailers and manufacturers;

     achieve favorable gross margins; and

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
     rapidly expand and build Network Trading Channels in new Vertical Markets.

    To meet these challenges, we intend to invest heavily in marketing and promotion, infrastructure facilities, equipment, technology and personnel. As a result, we expect to incur substantial operating losses for the foreseeable future and the rate at which such losses will be incurred may increase significantly from current levels. See 'Risk Factors'. In addition, our limited operating history makes the prediction of future results of operations difficult, and accordingly, we cannot assure you that we will achieve or sustain revenue growth or profitability. See 'Risk Factors'.

Results of Operations for the Period From Inception to December 31, 1998

Net Sales

    We recognize revenue at the time our services are performed. We launched our web site, which continues to develop, and commenced operations in October 1999. We therefore did not generate any net sales in 1998.

Operating Expenses

    Selling, General and Administrative. General and administrative expenses include costs related to consulting and legal services. General and administrative expenses were approximately $55,000 for the period from inception to December 31, 1998. We expect general and administrative expenses to increase as we expand our staff and incur additional costs to support the expected growth of our business.

    Software Development. Software development expense was $53,000 for the period from inception to December 31, 1998, representing amortization of capitalized software development costs.

Results of Operations for the Fiscal Year Ended December 31, 1999

Net Sales

    We did not recognize any revenue for the fiscal year ended December 31, 1999.

Operating Expenses

    Selling, General and Administrative. General and administrative expenses increased to approximately $3.1 million for the year ended December 31, 1999, from $55,000 from inception to December 31, 1998. The increase in general and administrative expenses was attributable to an increase in payroll and related expenses due to increased staffing, stock based compensation expense, consulting and professional fees related to legal, marketing and finance, and rent and facility charges due to additional corporate office space.

    Stock Based Compensation. In connection with the granting and vesting of certain stock options during 1999, we recorded stock based compensation expense of $793,000, representing, to the extent the options vested during the period, the difference between the fair market value of eB2B's common stock and the option exercise price as determined by our Board of Directors on the date of grant. $675,000 of the stock based compensation expense is attributable to the granting and vesting of 450,000 options to the founders in accordance with executive performance equity agreements executed between each founder and eB2B in 1998. The remainder is attributable to various option grants to new employees during the period.

    Software Development. Software development expenses increased to $572,000 in the year ended December 31, 1999 from $53,000 for the period from inception to December 31, 1998. This increase was primarily attributable to depreciation relating to the software that was capitalized in 1998. eB2B purchased and developed new software containing additional features and functionality during the year ending December 31, 1999 and capitalized those costs in 1999.

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
Liquidity and Capital Resources

    Since inception, we have financed our operations primarily through private sales of common stock and preferred stock. Through December 31, 1999, net proceeds of such sales totaled $29.9 million.

    Net cash used in operating activities was approximately $589,000 in the year ended December 31, 1999, and $5,000 in the period from inception through 1998. Net cash used in operating activities for each of these periods primarily consisted of net losses, partially offset by accrued liabilities, depreciation and amortization and non-cash operating expenses.

    Net cash used in investing activities was approximately $17.4 million in the year ended December 31, 1999, and no cash was used in the period from inception through December 31, 1998. Net cash used in investing activities for the year ending December 31, 1999, primarily consisted of the purchase of investments available for sale, purchases of software, computer equipment and furniture and fixtures.

    Net cash provided by financing activities was approximately $27.9 million in the year ended December 31, 1999, and $15,000 in the period from inception through 1998. Net cash provided by financing activities during the year ended December 31, 1999, primarily consisted of proceeds from the issuance of common stock and preferred stock.

    In September 1999, eB2B executed a letter of intent with an investment banking firm to raise capital in a private placement offering of eB2B's securities. In October 1999, in anticipation of the private placement offering, the investment banking firm arranged for $1 million in bridge financing for eB2B until the private placement offering commenced. The bridge financing consisted of convertible notes and warrants to purchase shares of common stock of eB2B.

    In December 1999, eB2B concluded its private placement offering and received gross proceeds of approximately $33 million and issued approximately 3.3 million shares of Series B Preferred Stock and approximately 1.5 million warrants to purchase shares of common stock.

    eB2B anticipates that its existing available capital resources, including the investments held for sale which consist of treasury bills with maturity dates ranging from March 2000 to September 2000, will be sufficient to meet anticipated working capital and capital expenditure requirements for at least the next twelve months. Our future capital needs will be highly dependent on the number of additional Network Trading Channels we launch, the timing of these launches and the success once they are launched. Thus, any projections of future cash needs and cash flows are subject to substantial uncertainty. If cash generated from operations is insufficient to satisfy our liquidity requirements, we may seek to sell additional equity or debt securities, obtain a line of credit or curtail our expansion plans. In addition, if we issue additional securities to raise funds, those securities may have rights, preferences or privileges senior to those of the rights of our common stock and our stockholders may experience additional dilution. We cannot be certain that additional financing will be available to us on favorable terms when required, or if at all, to permit us to continue with current operations.

    Except for historical information, the discussion in this prospectus contains forward-looking statements that involve risks and uncertainties. eB2B's actual results could differ materially from those discussed in this prospectus. Factors that could cause or contribute to these differences include, but are not limited to, the risks discussed in the section entitled 'Risk Factors' in this prospectus.

FINANCIAL STATEMENTS OF NETLAN

    The audited balance sheets of Netlan as of December 31, 1999 and 1998, and the related statements of operations, stockholders' equity (deficit) and cash flows for the years then ended are attached to this proxy statement/prospectus as Appendix F.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF NETLAN

    Except for historical information, the discussion in this prospectus contains forward-looking statements that involve risks and uncertainties. Netlan's actual results could differ materially from those discussed in this prospectus. Factors that could cause or contribute to these differences include, but are not limited to, the risks discussed in the section entitled 'Risk Factors' in this prospectus. See 'Special Note Regarding Forward-Looking Statements'. The following discussion should be read together with

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Netlan's historical consolidated financial statements, including the notes appearing elsewhere in this proxy statement/prospectus as Appendix F.

Overview

    Netlan provides technology, educational and internet development solutions for its clients. In February 2000, Netlan merged with eB2B.

Results of Operations for the Year Ended December 31, 1999

Revenues

    Netlan's net revenue increased to approximately $4.2 million in 1999 from approximately $3.7 million in 1998. The net revenue consisted of internet application revenue, which increased to approximately $1.9 million in 1999 from approximately $1.1 million in 1998. The increase in revenues was the result of larger and more complex engagements and an increase in the size of the sales force. The educational services revenue decreased to approximately $2.3 million in 1999 from approximately $2.6 million in 1998. The decrease in revenues was attributable to delays in the release of planned software releases from Microsoft Corporation and Lotus Development Corporation. This delay caused clients to delay training preparation and classes. Other revenues decreased to approximately $19,000 in 1999 from approximately $44,000 in 1998. In addition, Netlan discontinued operations for its computer network, design, consulting, and implementation services.

Cost of Revenues

    Total cost of revenues increased to approximately $2.8 million in 1999 from approximately $1.7 million in 1998. Gross profits decreased to approximately $1.5 million in 1999 from approximately $2 million in 1998. The internet applications costs increased to approximately $1.4 million in 1999 from approximately $400,000 in 1998. The education services costs increased to approximately $1.4 million in 1999 from approximately $1.3 million in 1998.

Operating Expenses

    Operating expenses increased to approximately $2.9 million in 1999 from approximately $2.1 million in 1998. The increase in operating expenses was attributable to an increase in payroll, amortization of intangible assets resulting from an asset purchase in 1998. depreciation of property and equipment, and increased staffing, consulting and professional fees related to legal, marketing and finance.

Liquidity and Capital Resources

    As of December 31, 1999, Netlan had cash of approximately $83,000 and total current assets of approximately $528,000 and total current liabilities of approximately $4.2 million.

    Netlan had a net loss of approximately $2.5 million for the year ended December 31, 1999, an accumulated deficit of approximately $3.2 million, and a negative operating cash flow of approximately $435,000 for 1999. On December 31, 1999, Netlan's capital resources were not adequate to finance Netlan's activities for the quarter ending March 31, 2000. Pursuant to a loan agreement with eB2B, Netlan received an amount equal to $200,000. Netlan completed a merger with eB2B on February 22, 2000.

    Net cash used in continued operating activities increased to approximately $435,000 in 1999 from approximately $9,000 in 1998.

    Net cash used in investing activities decreased to approximately $83,000 in 1999 from approximately $570,000 in 1998, primarily consisted of the purchase of a business and computer equipment and property.

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    Net cash provided by financing activities decreased to approximately
$360,000 in 1999 from approximately $557,000 in 1998.

    Except for historical information, the discussion in this prospectus contains forward-looking statements that involve risks and uncertainties. Netlan's actual results could differ materially from those discussed in this prospectus. Factors that could cause or contribute to these differences include, but are not limited to, the risks discussed in the section entitled 'Risk Factors' in this prospectus.

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
                              PROPOSAL NUMBER TWO
            AMENDMENTS TO THE COMPANY'S CERTIFICATE OF INCORPORATION

    The Company's board of directors has unanimously approved and recommends that the stockholders adopt a resolution approving an amended and restated certificate of incorporation, which provides certain modifications to the Company's current amended and restated certificate of incorporation. The text of the amended and restated certificate of incorporation is attached to this proxy statement/prospectus as Appendix D. Set forth below is a summary of the material modifications which would be effected by the amended and restated certificate of incorporation. The following summary is qualified by reference to the Company's current amended and restated certificate of incorporation and the proposed amended and restated certificate of incorporation.

    If approved by the stockholders, the amended and restated certificate of incorporation will be filed with the Secretary of State of the State of New Jersey concurrently with the filing of the certificate of merger with respect to the merger with eB2B, as provided in Title 14A, Chapter 10 of the New Jersey statutes, and will be effective immediately prior to the consummation of the merger.

CHANGE OF COMPANY'S NAME TO eB2B COMMERCE, INC.

    In connection with the merger agreement with eB2B, the Company's board of directors has approved a change to the name of the Company to 'eB2B Commerce, Inc.,' effective upon the consummation of the merger with eB2B. The Company's board of directors believes that the name 'eB2B Commerce, Inc.' will more accurately reflect the business of the Company following the merger.

INCREASE IN NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK

    The Company's board of directors has approved an increase in the number of authorized shares of capital stock of the Company from 55 million to 250 million. Of such authorized capital shares, the number of shares of common stock authorized would increase from 50 million to 200 million and the number of shares of preferred stock authorized would increased from 5 million to 50 million. Upon consummation of the merger with eB2B, there will be approximately 46 million shares of common stock outstanding, on a fully-diluted basis, and upon approval of the 2000 Stock Option Plan, the Company will have the authority to issue up to 10 million additional shares of common stock underlying awards granted pursuant to such plan.

    The additional shares of common stock authorized would have rights and privileges identical to those of the currently outstanding shares of common stock except as amended by this proposal. The additional shares of preferred stock authorized would have the rights and privileges determined by the board of directors from time to time. In connection with the filing of the amended and restated certificate of incorporation, and as required by the terms of the merger agreement with eB2B, the board of directors have authorized the issuance of two series of preferred stock, described below under 'Authorization of Series A Preferred Stock and Series B Preferred Stock.'

    The Company currently has an insufficient number of authorized but unissued and unreserved shares of common stock to effect both the merger with eB2B and the 2000 Stock Option Plan. As a result, the board of directors believes it is desirable to authorize additional shares of capital stock so that there will be sufficient shares available both to consummate the merger with eB2B and to reserve shares for issuance under the 2000 Stock Option Plan, as well as for issuance after the merger for purposes that the board of directors may hereafter determine to be in the best interests of the Company and its stockholders. Such purposes could include the offer of shares for cash, acquisitions, financings, mergers, stock splits, stock dividends, employee benefit programs and other general corporate purposes. No further action or authorization by the Company stockholders would be necessary prior to the issuance of additional shares of common stock, unless required by applicable law or regulation. Other than in connection with the merger with eB2B and the 2000 Stock Option Plan, the Company does not have any immediate plans, agreements, arrangements, commitments or understandings with respect to the issuance of any of the additional shares that would be authorized by this amendment.

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    The proposed amendment will increase the total number of authorized shares of capital stock by an amount substantially greater than that necessary to effect the merger with eB2B and the 2000 Stock Option Plan. If additional shares are issued for the purposes described above or otherwise, the Company's stockholders could experience a greater reduction in their percentage interest in the Company with respect to earnings per share, voting, liquidation value and book and market value per share. The availability for issuance of additional shares of capital stock could also enable the board of directors to render more difficult or discourage an attempt to obtain control of the Company in the future. For example, the issuance of shares in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the Company.

AUTHORIZATION OF SERIES A PREFERRED STOCK AND SERIES B PREFERRED STOCK

    In connection with the merger agreement with eB2B, the Company's board of directors has approved the authorization of two new series of preferred stock having terms substantially equivalent to the currently authorized series of preferred stock of eB2B. The amended and restated certificate of incorporation will also eliminate the Company's Series A 6% Convertible Preferred Stock and Series B 6% Convertible Preferred Stock which were previously authorized. There are no outstanding shares of the Company's Series A 6% Convertible Preferred Stock or Series B 6% Convertible Preferred Stock.

SERIES A PREFERRED STOCK

    The Company's board of directors has approved the authorization of 2,000 shares of preferred stock, designated as 'Series A Preferred Stock.' The Company's board of directors will have the authority to increase or decrease the number of authorized shares of Series A Preferred Stock. The material terms of the Series A Preferred Stock are as follows:

        Dividends. Holders of Series A Preferred Stock are entitled to dividends only to the extent that the Company declares or pays a dividend on its common stock, in which case such holders will receive an amount of dividends as if their shares had been converted to common stock.

        Liquidation Preference. Upon any liquidation, dissolution or winding up of the Company, the holders of Series A Preferred Stock shall be entitled to payment of $1,000 per share plus an amount equal to any accrued and unpaid dividends, before any distribution is made to the holders of common stock of the Company. If the assets to be distributed are insufficient to permit such payment, then the entire assets to be so distributed shall be distributed ratably among the holders of Series A Preferred Stock. The Series A Preferred Stock will rank pari passu with the Series B Preferred Stock, described below.

        Optional Conversion. A holder of shares of Series A Preferred Stock may convert any or all of such shares, at the holder's option at any time, into a number of shares of common stock of the Company equal to 500 multiplied by the Exchange Ratio applicable to the merger with eB2B, at a conversion price of $2.00 per share divided by the Exchange Ratio applicable to the merger with eB2B (or the conversion price as last adjusted and then in effect, as described below).

        Anti-dilution Protection. If the Company issues or sells any shares of its common stock for consideration less than the conversion price then in effect, the conversion price shall be adjusted by dividing (i) the sum of
    (a) the number of shares of common stock outstanding prior to such sale (including all shares issuable upon conversion of the Series A Preferred Stock) multiplied by the then existing conversion price and (b) the consideration received in such sale by (ii) the number of shares of common stock outstanding after such sale (including all shares issuable upon conversion of the Series A Preferred Stock). Similarly, if the Company issues other convertible securities (other than options granted to employees, officers, directors, consultants and/or vendors of the Company) with a conversion price less than the then existing conversion price applicable to the Series A Preferred Stock, such conversion price will be appropriately adjusted.

        Mandatory Conversion. If the Company shall complete an underwritten public offering involving the sale of common stock at a price per share of not less than $7.50 divided by the Exchange Ratio applicable to the merger with eB2B and providing proceeds of not less than

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
    $7,500,000, then the Series A Preferred Stock shall be automatically converted into common stock at the conversion price then in effect.

        Voting Rights. On all matters submitted to a vote by the stockholders of the Company, the holders of Series A Preferred Stock are entitled to one vote for each share of common stock into which such share of Series A Preferred Stock is then convertible.

SERIES B PREFERRED STOCK

    The Company's board of directors has approved the authorization of 4 million shares of preferred stock, designated as 'Series B Preferred Stock.' The material terms of the Series B Preferred Stock are as follows:

        Dividends. Holders of Series B Preferred Stock are entitled to dividends only to the extent that the Company declares or pays a dividend on its common stock, in which case such holders will receive an amount of dividends as if their shares had been converted to common stock.

        Liquidation Preference. Upon any liquidation, dissolution or winding up of the Company, the holders of Series B Preferred Stock shall be entitled to payment of $10 per share plus an amount equal to any accrued and unpaid dividends, before any distribution is made to the holders of common stock of the Company. If the assets to be distributed are insufficient to permit such payment, then the entire assets to be so distributed shall be distributed ratably among the holders of Series B Preferred Stock. The Series B Preferred Stock will rank pari passu with the Series A Preferred Stock, described above.

        Ranking. The Company will not create or authorize any series of stock ranking senior to, or pari passu with, the Series B Preferred Stock, without the affirmative vote or the written consent of at least one-third of the outstanding shares of Series B Preferred Stock.

        Optional Conversion. A holder of shares of Series B Preferred Stock may convert any or all of such shares, at the holder's option at any time, into a number of shares of common stock of the Company equal to $10.00 multiplied by the number of shares being converted, divided by $5.50, divided by the Exchange Ratio applicable to the merger with eB2B (subject to adjustment as described below).

        Mandatory Conversion. The Series B Preferred Stock will automatically convert into common stock upon a public offering of the Company's securities raising gross proceeds in excess of $20 million or the completion of a private placement in an amount of at least $20 million, provided, in either case, that at the closing of the public offering or private placement, the Company's market valuation is at least $122.5 million (determined by multiplying the number of shares of common stock and common stock equivalents by the per share offering price in the public offering or private placement) and provided further that the per share offering price is at least $13.75 divided by the Exchange Ratio applicable to the merger with eB2B (subject to adjustment).

        Anti-dilution Protection. The Series B Preferred Stock will be protected against dilution upon the occurrence of certain events, including but not limited to, sales of shares of common stock for less than fair market value or $5.50 per share divided by the Exchange Ratio applicable to the merger with eB2B.

        Voting Rights. On all matters submitted to a vote by the stockholders of the Company, the holders of Series B Preferred Stock are entitled to one vote for each share of common stock into which such share of Series B Preferred Stock is then convertible.

        Right to Elect Director. The holders of the Series B Preferred Stock, voting as a class, shall be entitled to elect one (1) director of the Company (and the Company will agree that number of directors constituting the board of directors shall be seven (7)).

    The board of directors has approved the authorization and issuance of the Series A Preferred Stock and the Series B Preferred Stock pursuant to the terms of the merger agreement with eB2B. The merger agreement provides that the holders of preferred stock of eB2B shall receive, in the merger, shares of preferred stock of the Company having terms substantially similar to the terms of the eB2B preferred stock owned by such holders.

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    As described above, the holders of Series A Preferred Stock and Series B
Preferred Stock have certain privileges in the event of liquidation of the Company and other rights that may be in addition to the rights of the holders of common stock.

ELIMINATION OF CLASSES AND CERTAIN QUALIFICATIONS FOR DIRECTORS

    Article Eighth of the Company's certificate of incorporation currently provides that the board of directors shall be divided into three classes of directors, as nearly equal in number as possible. Each director is serving a staggered term of three (3) years, with each class being elected at different annual meetings of stockholders. In addition, unless waived by the board of directors, it provides that in order to qualify for election as a director, a person must have been a stockholder of the Company for at least three
(3) years.

    The proposed amended and restated certificate of incorporation provides that the directors will not be divided into classes and will not serve staggered terms. Instead, all directors shall serve a one-year term and all of the directors will be elected at every annual meeting of stockholders. In addition, a director will not be required to be a stockholder of the Company for any period of time prior to qualifying for election as a director.

    The Company's board of directors believes that the elimination of a classified board will allow stockholders to express their views annually and eradicate obstacles to removing directors that are not, in the stockholders' opinion, managing the Company in their best interests. This will promote effective management oversight and management's attention to and representation of stockholders' interests. The board of directors also believes that this proposal will minimize management's ability to perpetuate itself in control of the Company without the support of the stockholders. The board of directors further believes that the elimination of the stock ownership requirement for nominees for director will also help minimize management's ability to perpetuate itself in control of the Company without the support of the stockholders.

    The Company originally adopted the classified board to promote continuity and stability in management and to make the Company less vulnerable to attempted takeovers. A classified board extends the time required for a change of control of the board and tends to discourage hostile takeovers because, assuming that each class of directors is equal in size, a majority stockholder could not obtain control of the board of directors until the second annual meeting of stockholders after such person acquired a majority of the voting stock. Similarly, the requirement of three years of stock ownership for nominees for director, which may be waived at the discretion of the directors, grants to the directors the power to prevent unwanted takeovers.

    While the elimination of classes of directors, staggered terms and the requirement of long-term stock ownership for directors may have the effect of making the Company more susceptible to hostile takeovers, the board of directors believes that such risk is mitigated to some extent by the anti-takeover provisions of the New Jersey law, which are discussed under 'Proposal Number
One -- The Merger -- Comparative Rights of Stockholders of the Company and eB2B.'

ELIMINATION OF CERTAIN ANTI-TAKEOVER PROVISIONS

    The Company's current amended and restated certificate of incorporation currently contains several other anti-takeover provisions that, if approved by stockholders, will not be included in the Company's amended and restated certificate of incorporation. These include the following:

        Article Eleventh of the Company's current amended and restated certificate of incorporation provides that, except upon the prior approval of 66 2/3% of the members of the Company's board of directors, the affirmative vote of stockholders entitled to cast at least 80% of the votes which all stockholders of the Company are entitled to cast is required for approval of any merger or consolidation; share exchange; sale, lease, exchange or other transfer of all or substantially all of the Company's assets; or similar transaction; or any liquidation or dissolution of the Company.

        Article Twelfth of the Company's current amended and restated certificate of incorporation provides that, except upon the prior approval of 66 2/3% of the members of the Company's board of

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
    directors, no person or group acting in concert shall acquire 'voting control,' of the Company. In addition, Article Twelfth provides that if 'voting control' is acquired in violation of such article, the shares acquired in excess of the number sufficient to confer voting control will thereafter no longer be entitled to vote on any matter.

        Article Seventeenth provides that certain provisions of the amended and restated certificate of incorporation, including Articles Eighth, Eleventh and Twelfth described above, may not be repealed, altered or amended except upon (i) the affirmative vote of shareholders of the Company entitled to cast at least 80% of the votes which all stockholders of the Company are then entitled to cast or (ii) the affirmative vote of 80% of the members of the board of directors of the Company and the affirmative vote of shareholders of the Company entitled to cast at least a majority of the votes which all stockholders of the Company are then entitled to cast.

    The Company's board of directors believes that the elimination of the foregoing supermajority voting requirements will eradicate obstacles to changing the number of directors and limitations on removing directors that are not, in the stockholders' opinion, managing the Company in their best interests. The board believes this will benefit the Company in the manner described above under 'Elimination of Classes and Certain Qualifications for Directors.' This proposal will also increase the likelihood that certain transactions which are favored by a majority of shareholders will be consummated.

    The Company originally adopted the supermajority voting requirements to make the Company less vulnerable to attempted takeovers that may have been unwanted by the directors.

    While the elimination of supermajority voting requirements may have the effect of making the Company more susceptible to hostile takeovers, the board of directors believes that such risk is mitigated to some extent by the anti-takeover provisions of the New Jersey law, which are discussed under 'Proposal Number One -- The Merger -- Comparative Rights of Stockholders of the Company and eB2B.'

VOTE REQUIRED

    The affirmative vote of shareholders of the Company entitled to cast at least a majority of the votes which all stockholders are entitled to cast is required to approve the amendments to the Company's certificate of incorporation.

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE 'FOR' PROPOSAL 2.

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                             PROPOSAL NUMBER THREE
              ADOPTION AND APPROVAL OF THE 2000 STOCK OPTION PLAN

GENERAL

    The board of directors of the Company has adopted, subject to shareholder approval, the 2000 Stock Option Plan, which will be effective as of the closing of the merger with eB2B. Under the 2000 Stock Option Plan, employees, management, independent consultants and non-employee directors of the Company may receive incentive compensation in the form of stock options and other stock-based awards.

    The 2000 Stock Option Plan is being submitted for stockholder approval at the special meeting for a number of reasons. First, stockholder approval of the 2000 Stock Option Plan is required for the award of incentive stock options under the requirements of Section 422 of the Internal Revenue Code of 1986. Second, while not otherwise required, the board of directors believes it is appropriate to obtain stockholder approval. Approval of the 2000 Stock Option Plan requires the affirmative vote of the holders of a majority of the shares of Company common stock.

    The material provisions of the 2000 Stock Option Plan are summarized below. The following summary is qualified by reference to the full text of the 2000 Stock Option Plan, which is attached to this proxy statement/prospectus as Appendix H.

PURPOSE

    The purpose of the 2000 Stock Option Plan is to aid in attracting and retaining employees, officers, independent consultants and non-employee directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company's business and to afford them an opportunity to acquire a proprietary interest in the Company.

EFFECT ON PRIOR PLANS

    For purposes of administration and share accounting under the 2000 Stock Option Plan, the Company's 1997 Incentive Stock Option Plan, as amended, and eB2B's 1998 Incentive Stock Option Plan (collectively, the 'Prior Plans'), will be incorporated in the 2000 Stock Option Plan upon its effective date. All outstanding options subject to the terms of the Prior Plans will remain outstanding and subject to the terms and conditions of those plans but are counted as part of the total number of shares of Common Stock awarded under the 2000 Stock Option Plan.

TYPES OF AWARDS

    The 2000 Stock Option Plan will permit the granting of (a) incentive stock options ('Incentive Stock Options') meeting the requirements of Section 422 of the Internal Revenue Code of 1986, (b) stock options that do not meet such requirements ('Non-statutory Stock Options') (collectively 'Options'),
(c) stock appreciation rights ('SARs'), (d) restricted stock, and (e) other stock-based awards (collectively 'Awards').

ADMINISTRATION

    The 2000 Stock Option Plan will be administered by the Company's board of directors unless and until it delegates administration to a committee composed of not fewer than two of its members ('Administrator'). All of the members of any such committee must be non-employee directors (unless the Company's board of directors expressly declares that such requirement shall not apply). If administration is delegated to a committee, that committee will have, in connection with the administration of the Plan, the powers possessed by the Company's board of directors, subject, however, to such resolutions, not inconsistent with the provisions of the 2000 Stock Option Plan, as may be adopted from time to time by the Company's board of directors.

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SHARES SUBJECT TO THE PLAN

    The maximum aggregate number of shares of common stock that may be issued pursuant to awards under the 2000 Stock Option Plan shall not exceed 10,000,000 shares. The maximum number of shares of common stock subject to Options granted to any individual participant in any calendar year shall be one million (1,000,000) shares except that in the first calendar year of employment with the Company, the maximum number of shares will be one million five hundred thousand (1,500,000) shares. If any award expires or terminates, in whole or in part, without having been exercised in full, or if any unvested award is forfeited, the common stock not purchased under such award will revert to and again become available for issuance under the 2000 Stock Option Plan. The common stock subject to the 2000 Stock Option Plan may be unissued shares or reacquired shares bought on the market or otherwise.

ELIGIBILITY

    Incentive Stock Options may be granted only to employees. Non-statutory Stock Options, SARs, Restricted Stock, and other stock-based awards may be granted to employees, directors, officers, and independent consultants. A person who owns more than 10% of the common stock at the time of grant is eligible for Incentive Stock Options only if (i) the exercise price of the shares subject to the grant is at least one hundred and ten percent (110%) of the fair market value of the underlying common stock on the date it was granted and (ii) the Option has a term not longer than five (5) years from the date it was granted.

TERM AND TERMINATION

    No Option is exercisable after the termination date set forth on the option agreement provided at the time the Option was granted (the 'Stated Termination Date'). The Stated Termination Date cannot be later than ten (10) years after the date the Option is granted. All Awards are subject to certain forfeitures, of all or part, of the Award in the event the participant's employment or service with the Company is terminated prior to the exercise of the Award. The amount of an Award forfeiture by the participant is based upon the type of Award and the reason for termination, which includes, but is not limited to, death, disability, retirement and termination for cause.

EXERCISE PRICE

    The exercise price of each Incentive Stock Option will not be less than one hundred percent (100%) of the fair market value of the Company common stock on the date of granting the Option. The exercise price of each Non-statutory Stock Option shall be determined at the discretion of the Administrator on the date of the granting of the Non-statutory Stock Option.

CONSIDERATION

    The Option price upon exercise of Options shall be payable, at the time of exercise, in cash or, if permitted by the Administrator, by delivery to the Company of other Company common stock or the Company withholding shares of common stock.

TRANSFERABILITY

    An Award is not transferable except by will or the laws of descent and distribution.

VESTING

    The period of time in which Options vest will be determined by the Administrator at the time of grant of the Options and will be provided for in the option agreement.

ADJUSTMENTS UPON CHANGE IN STOCK

    In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination, or other change in the corporate structure of the Company

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affecting the stock, such adjustment shall be made in the number and class of shares which may be delivered under the Plan, and in the number and class of and/or price of shares subject to outstanding Options. SARs, Restricted Stock Awards, and other stock-based awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; and provided that the number of shares subject to any Award shall always be a whole number. Any adjustment of an Incentive Stock Option under this paragraph shall be made in such a manner so as not to constitute a modification within the meaning of
Section 425(h)(3) of the Internal Revenue Code of 1986.

AMENDMENT

    The Administrator at any time, and from time to time, may amend the 2000 Stock Option Plan. However, no amendment shall be effective unless approved by the stockholders of the Company if stockholder approval is required in order for the 2000 Stock Option Plan to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, or to comply with the requirements of Rule 16b-3 of the Securities Exchange Act of 1934 or Nasdaq National Market listing requirements (if applicable) or any other regulatory body having jurisdiction with respect hereof. The Administrator may in its sole discretion submit any amendment to the 2000 Stock Option Plan to the Company stockholders for approval.

TERMINATION OR SUSPENSION

    The Administrator may suspend or terminate the 2000 Stock Option Plan at any time. Unless sooner terminated, the 2000 Stock Option Plan will terminate on April 25, 2010. No Awards may be granted under the 2000 Stock Option Plan while the plan is suspended or after it is terminated.

GRANTS

    There are no commitments to grant any options under the 2000 Stock Option Plan except 50,000 shares to Steven L. Vanechanos, Jr.

FEDERAL INCOME TAX INFORMATION

    Incentive Stock Options. Incentive Stock Options under the 2000 Stock Option Plan are intended to be eligible for the favorable federal income tax treatment accorded 'incentive stock options' under the Internal Revenue Code. There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an Incentive Stock Option. However, the exercise of an Incentive Stock Option may increase the optionee's alternative minimum tax liability, if any. If an optionee holds stock acquired through exercise of an Incentive Stock Option for at least two (2) years from the date on which the option is granted and at least one (1) year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a 'Disqualifying Disposition'), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or (b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the Disqualifying Disposition will be a capital gain or loss. Capital gains currently are subject to lower tax rates than ordinary income. To the extent the optionee recognizes ordinary income by reason of a Disqualifying Disposition, the Company will generally be entitled (subject to the requirement of reasonableness and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the Disqualifying Disposition occurs.

    Non-statutory Stock Options and SARs. There are no tax consequences to the optionee or the Company by reason of the grant of a Non-statutory Stock Option or SAR. Upon exercise of a Non-statutory Stock Option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Subject to the requirement of reasonableness and the satisfaction of a reporting obligation, the Company will

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generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the purchase price (to the extent not recognized as taxable income as described above). Slightly different rules may apply to optionees who are subject to Section 16(b) of the Securities Exchange Act of 1934. Upon exercising an SAR, the participant generally must recognize ordinary income equal to the cash or the fair market value of the freely transferable and nonforfeitable shares received. The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with a Non-statutory Stock Option or SAR. The Company generally are not entitled to a tax deduction relating to amounts that represent a capital gain to a participant.

    Restricted Stock. The participant generally must recognize ordinary income equal to the fair market value of the shares of common stock received when the shares first become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. The Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant.

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS YOU VOTE 'FOR' PROPOSAL 3.

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                               TRADEMARK MATTERS

    This proxy statement/prospectus contains trademarks and service marks of eB2B and the Company and may contain trademarks of others.

    Trademarks and service marks of the Company include the following:

    (1) DWEB
    (2) DYNAMICWEB
    (3) DYNAMICWEB
    (4) ECBRIDGENET
    (5) ECELITE
    (6) EDIBRIDGENET
    (7) EDIXCHANGE
    (8) EXTENDING THE ENTERPRISE
    (9) NETCAT

    eB2B's principal trademark is 'EB2B,' for which eB2B is seeking a federal registration.

    Netlan's trademarks include the following:

    (1) N LOGO DESIGN
    (2) NETLAN
    (3) NETLAN INTERACTIVE
    (4) NEW N LOGO DESIGN
    (5) INTERACTIVE COMMUNICATIONS INTERNATIONAL
    (6) DIGITAL STREETSMARTS

                                 LEGAL MATTERS

    The validity of the Company's common stock and preferred stock to be issued to the eB2B stockholders in connection with the merger will be opined upon for the Company by Brown Raysman Millstein Felder & Steiner LLP.

                                    EXPERTS

    The consolidated financial statements of DynamicWeb Enterprises, Inc. and Design Crafting, Inc. incorporated by reference or appearing as exhibits to this proxy statement/prospectus have been audited by Richard A. Eisner & Company, LLP, independent auditors, to the extent indicated in their reports on those financial statements incorporated by reference. In the case of the financial statements of DynamicWeb Enterprises, Inc., their report contains an explanatory paragraph with respect to substantial doubt as to the ability of the Company to continue as a going concern. Such financial statements have been incorporated into this proxy statement/prospectus by reference or included in this proxy statement/prospectus in reliance upon such reports given upon the authority of Richard A. Eisner & Company, LLP as experts in accounting and auditing.

    The financial statements of eB2B Commerce, Inc. at December 31, 1998 and 1999, and for the period from November 6, 1998 (inception) through December 31, 1998 and the year ended December 31, 1999, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

    The consolidated balance sheets of Netlan Enterprises, Inc. and Subsidiaries as of December 31, 1999 and 1998 and the consolidated statements of operations, stockholders' equity, and cash flows for the years ended December 31, 1999 and 1998, included in this proxy statement/prospectus, have been included herein in reliance on the report of Rothstein, Kass & Company, P.C., independent auditors, given on the authority of that firm as experts in accounting and auditing.

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                      WHERE YOU CAN FIND MORE INFORMATION
                               ABOUT THE COMPANY

THIS REGISTRATION STATEMENT

    The Company has filed with the Securities and Exchange Commission on Form S-4 a registration statement, including all amendments and exhibits to that registration statement, for the shares being offered under the Securities Act of 1933. This proxy statement/prospectus is only a part of the registration statement and does not contain all of the information filed with the Securities and Exchange Commission. For additional information, please review the Company's other filings with the Securities and Exchange Commission including but not limited to the Company's filings on Form 10-QSB and on Form 10-KSB, as well as the filing on Form S-4 mentioned above. While statements in this proxy statement/prospectus concerning the provisions of contracts or other documents describe the material terms of the provisions which are being described, they do not discuss all of the terms of those contracts or other documents. In each instance, the complete details of each contract or document are contained in the exhibits filed with the registration statement. Refer to the exhibit of each contract or document to obtain additional information. For additional information about the Company and the shares being issued in the merger, refer to the registration statement and the accompanying exhibits and schedules. For a fee, a copy of the registration statement, with exhibits, may be obtained from the Public Reference Section of the Securities and Exchange Commission in Washington, D.C. at 450 Fifth Street, N.W., Washington, D.C. 20549. The registration statement, with exhibits, is available for you to read at their office without charge.

OTHER SEC FILINGS

    The Company is required by the Securities Exchange Act of 1934 to file reports, proxy statements, and other information with the Securities and Exchange Commission. Reports, proxy statements and other information filed with the Securities and Exchange Commission can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. For a fee, copies of this material can be obtained from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549.The Securities and Exchange Commission also maintains a World Wide Website that contains reports, proxy and information statements and other information regarding issuers that file electronically. The address of the site is http://www.sec.gov.

               PREDICTIONS AND OTHER FORWARD-LOOKING INFORMATION

    This proxy statement/prospectus and registration statement contain many forward-looking statements and information that are based on the beliefs and plans of the Company's management, on estimates and assumptions made by the Company's management, or on information currently available to the Company's management. Those forward-looking statements and information are also contained in the Company's other reports filed from time to time with the Securities and Exchange Commission, including its Form 10-KSB for the fiscal year ended September 30, 1999 and its Form 10-QSB for the fiscal quarter ended December 31, 1999. When used in those filed documents, words such as 'anticipate,' 'believe,' 'estimate,' 'expect,' 'future,' 'intend,' 'plan' and similar expressions, as they relate to the Company and its management, identify forward-looking statements. Such statements reflect the current views of the Company and its management with respect to future events. They are subject to many risks, uncertainties and assumptions relating to the future. Some of those risks, uncertainties and assumptions include the Company's operations and results of operations, competitive factors and pricing pressures, shifts in market demand, the performance and needs of the customers served by the Company, and the costs of pursuing the Company's business plan. Other risks and uncertainties are specifically discussed in 'Risk Factors' elsewhere in this proxy statement/prospectus. Should one or more of these risks or uncertainties materialize, or should the underlying estimates or assumptions prove incorrect, actual results or outcomes may vary significantly from those anticipated, believed, estimated, expected, intended or planned.

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
                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the provisions set forth in the Company's amended and restated articles of incorporation, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

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                                                                      APPENDIX A

    AGREEMENT AND PLAN OF MERGER (the 'Agreement') entered into on December 1, 1999 by and between eB2B COMMERCE, INC., a Delaware corporation with its principal place of business at 29 West 38th Street, New York, New York 10018 ('eCom'), and DYNAMICWEB ENTERPRISES, INC., a New Jersey corporation with its principal place of business at 271 Route 46 West, Building F, Suite 209, Fairfield, New Jersey 07004 (the 'Company'). The Company and eCom are referred to collectively herein as the 'Parties' or individually as a 'Party.'

    WHEREAS, the Boards of Directors of eCom and the Company deem it advisable and in the best interests of their respective companies and their respective stockholders to enter into a business combination by means of a merger of eCom with and into the Company under the terms of this Agreement and have approved and adopted this Agreement;

    WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with applicable law, eCom will merge with and into the Company and the Company will survive (the 'Surviving Corporation'); and

    WHEREAS, for United States federal income tax purposes, it is intended that the Merger will qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the 'Code'), and that this Agreement shall be, and is hereby, adopted as a plan of reorganization for purposes of Section 368 of the Code.

    NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1. DEFINITIONS.

    1.1 'Affiliate' has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

    1.2 'Agency Agreement' means that certain Agency Agreement dated October 4, 1999 between eCom and Commonwealth Associates, L.P., as placement agent, as amended.

    1.3 'Agreement' has the meaning set forth in the preface above.

    1.4 'Basis' means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms the basis for any specified consequence.

    1.5 'Certificates of Merger' has the meaning set forth in Section 2.3 below.

    1.6 'Closing' has the meaning set forth in Section 2.2 below.

    1.7 'Closing Date' has the meaning set forth in Section 2.2 below.

    1.8 'Code' has the meaning set forth in the preface above.

    1.9 'Company' has the meaning set forth in the preface above, and shall include the Company's successors and assigns by operation of law (other than eCom).

    1.10 'Company Common Stock' means the common stock, par value $0.0001 per share, of the Company.

    1.11 'Company Disclosure Schedule' means the disclosure schedule delivered by the Company to eCom concurrently with the execution and delivery of this Agreement.

    1.12 'Company Financial Statements' has the meaning set forth in Section 4.9 below.

    1.13 'Company Dissenting Shares' has the meaning set forth in Section 2.5.1 below.

    1.14 'Company Most Recent Balance Sheet' means the balance sheet contained within the Company Most Recent Financial Statements.

    1.15 'Company Most Recent Financial Statements' has the meaning set forth in
Section 4.9 below.

    1.16 'Company Most Recent Fiscal Quarter End' has the meaning set forth in
Section 4.9 below.

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
    1.17 'Company Most Recent Fiscal Year End' has the meaning set forth in
Section 4.9 below.

    1.18 'Company Options' means each option and warrant to purchase Company Common Stock.

    1.19 'Company-owned Share' means any eCom Share that the Company owns beneficially.

    1.20 'Company Preferred Stock' means all preferred stock of the Company.

    1.21 'Company Proxy Materials' means the proxy materials and all other communications delivered to the Company Stockholders in connection with obtaining the Requisite Company Stockholder Approval.

    1.22 'Company SEC Reports' has the meaning set forth in Section 4.13 below.

    1.23 'Company Securities' has the meaning set forth in Section 2.7.1 below.

    1.24 'Company Share' means any share of the Company Common Stock or Company Preferred Stock.

    1.25 'Company Stockholder' means any Person who or which holds any Company Share.

    1.26 'Confidential Information' means all information regarding a Party other than (i) information generally known by the public (other than as a result of disclosure by the other Party) and (ii) information available to the other Party on a nonconfidential basis from a Person not known by the other Party to be bound by a confidentiality agreement or otherwise prohibited from disclosing such information.

    1.27 'Delaware General Corporation Law' means the General Corporation Law of the State of Delaware, as amended.

    1.28 'Dissenting Share' means any Company Share or eCom Share with respect to which the holder thereof has objected to the transactions contemplated hereby and has exercised such holder's appraisal rights under the Delaware General Corporation Law or the NJBCA, as applicable.

    1.29 'eCom' has the meaning set forth in the preface above.

    1.30 'eCom Common Stock' means the common stock, par value $0.001 per share, of eCom.

    1.31 'eCom Disclosure Schedule' means the disclosure schedule delivered by eCom to the Company concurrently with the execution and delivery of this Agreement.

    1.32 'eCom Dissenting Shares' has the meaning set forth in Section 2.5.2 below.

    1.33 'eCom Financial Statements' has the meaning set forth in Section 3.9 below.

    1.34 'eCom Most Recent Balance Sheet' means the balance sheet contained within the eCom Most Recent Financial Statements.

    1.35 'eCom Most Recent Financial Statements' has the meaning set forth in
Section 3.9 below.

    1.36 'eCom Most Recent Fiscal Month End' has the meaning set forth in
Section 3.9 below.

    1.37 'eCom Options' means each option and warrant to purchase eCom Common Stock.

    1.38 'eCom Preferred Stock' means all preferred stock of eCom (including the preferred stock issued in connection with the Qualified Private Placement).

    1.39 'eCom Share' means any share of eCom Common Stock or eCom Preferred Stock.

    1.40 'eCom Securities' has the meaning set forth in Section 2.7.1 below.

    1.41 'eCom Stock Option Plan' means the 1998 Incentive Stock Option Plan of eCom.

    1.42 'eCom Stockholder' means any Person who or which holds any eCom Share.

    1.43 'Effective Time' has the meaning set forth in Section 2.4.1 below.

    1.44 'Environmental, Health, and Safety Requirements' shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended.

    1.45 'ERISA' means the Employee Retirement Income Security Act of 1974, as amended.

    1.46 'Exchange Agent' means American Stock Transfer and Trust Company.

    1.47 'Exchange Fund' has the meaning set forth in Section 2.7.1 below.

    1.48 'Exchange Ratio' has the meaning set forth in Section 2.4.5 below.

    1.49 'Existing Common Stock' means the Company Common Stock authorized or outstanding as of the date hereof or immediately prior to the Closing.

    1.50 'Existing Company Preferred Holders' has the meaning set forth in
Section 5.2.3 below.

    1.51 'Existing Preferred Stock' means the Company Preferred Stock authorized or outstanding as of the date hereof or immediately prior to the Closing.

    1.52 'GAAP' means United States generally accepted accounting principles as in effect from time to time.

    1.53 'Intellectual Property' means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, Internet domain names, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including, without limitation, ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals),
(f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

    1.54 'IRS' means the Internal Revenue Service.

    1.55 'Knowledge' means actual knowledge, including, with respect to the Company, the actual knowledge of the Chief Executive Officer and President of the Company and, with respect to eCom, the Chief Executive Officer and Chief Financial Officer of eCom.

    1.56 'Letter Agreement' means that certain Letter Agreement, dated November 10, 1999, among the Parties, as amended as of November 19, 1999, pursuant to which the Parties are entering into this Agreement.

    1.57 'Liability' means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

    1.58 'License' means any written license, sublicense, agreement or permission.

    1.59 'Loan Agreement' means that certain Loan Agreement, dated November 12, 1999, among the Parties, as amended as of November 19, 1999.

    1.60 'Lock-Up Agreement' has the meaning set forth in Section 7.2 below.

    1.61 'Material Adverse Effect' means, with respect to any Party, any condition, circumstance or development having any adverse effect on the business, financial conidition or results of operations of such Party that is material to the Party or to the ability of the Party to consummate the transactions contemplated by this Agreement.

    1.62 'Merger' has the meaning set forth in Section 2.1 below.

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
    1.63 'Newco' has the meaning set forth in Section 5.2.1 below.

    1.64 'NJBCA' means the Business Corporation Act of the State of New Jersey, as amended.

    1.65 'Ordinary Course of Business' means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

    1.66 'Party' or 'Parties' has the meaning set forth in the preface above.

    1.67 'Person' means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, a limited liability company, an unincorporated organization, a governmental entity (or any department, agency, or political subdivision thereof) or other entity or organization.

    1.68 'Private Placement Memorandum' means the private placement memorandum, dated November 1, 1999, and other offering documents, in each such case as superseded, updated or corrected, distributed to any potential investor in connection with the Qualified Private Placement.

    1.69 'Qualified Offering' means a private or public offering of the securities of the Surviving Corporation conducted subsequent to the Closing which results in gross proceeds to the Surviving Corporation of at least $20 million.

    1.70 'Qualified Private Placement' shall mean a private placement of securities of eCom as described in the Private Placement Memorandum in which the gross proceeds to eCom are not less than $15 million and not more than $33.33 million.

    1.71 'Requisite Company Stockholder Approval' means the affirmative vote or written consent of the holders of the Company Shares in favor of this Agreement and the Merger in accordance with applicable law and the certificate of incorporation and bylaws of the Company.

    1.72 'Requisite eCom Stockholder Approval' means the affirmative vote or written consent of the holders of the eCom Shares in favor of this Agreement and the Merger in accordance with applicable law and the certificate of incorporation and bylaws of eCom.

    1.73 'SEC' means the Securities and Exchange Commission.

    1.74 'Securities Act' means the Securities Act of 1933, as amended.

    1.75 'Securities Exchange Act' means the Securities Exchange Act of 1934, as amended.

    1.76 'Security Interest' means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

    1.77 'Subsidiary' means any corporation with respect to which a specified Person owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

    1.78 'Surviving Corporation' has the meaning set forth in the preface above.

    1.79 'Tax' means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code 'SS'59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

    1.80 'Tax Return' means any return, declaration, report, claim for refund, or information return or statement relating to any Tax, including any schedule or attachment thereto, and including any amendment thereof.

    1.81 'Y2K Problem' shall mean generating incorrect date data or incorrectly processing date-related data or functionality when processing, providing or receiving (i) date-related data from, into and between the twentieth and twenty-first centuries or (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries.

2. BASIC TRANSACTION.

    2.1 The Merger. On and subject to the terms and conditions of this Agreement and in accordance with the Delaware General Corporation Law, eCom will merge with and into the Company (the 'Merger') at the Effective Time. The Company shall be the corporation surviving the Merger.

    2.2 The Closing. The closing of the transactions contemplated by this Agreement (the 'Closing') shall take place at the offices of eCom's legal counsel, Moskowitz Altman & Hughes LLP, in New York City or such other place as the Parties may mutually determine, commencing at 9:00 a.m. local time on the third (3rd) day after the receipt of the later of the Requisite Company Stockholder Approval or the Requisite eCom Stockholder Approval or such other date as the Parties may mutually determine which date shall be within five (5) days after the receipt of the later of the Requisite Company Stockholder Approval or the Requisite eCom Stockholder Approval (the 'Closing Date').

    2.3 Actions at the Closing. At the Closing, (i) the Company will deliver to eCom the various certificates, instruments, and documents referred to in Section
6.1 below, (ii) eCom will deliver to the Company the various certificates, instruments, and documents referred to in Section 6.2 below, (iii) the Company and eCom will file with the Secretary of State of the State of Delaware and the Secretary of State of the State of New Jersey, certificates of merger as required to consummate the Merger in accordance with applicable law, and in form and substance reasonably satisfactory to the Parties (the 'Certificates of Merger'), and (iv) the Company will deliver or cause to be delivered to or by the Exchange Agent the certificates evidencing the shares of capital stock of the Company to be issued in the Merger in the manner specified in Section 2.7 below.

    2.4 Effect of Merger.

    2.4.1 General. The Merger shall become effective at the date and time (the 'Effective Time') the Company and eCom file the Certificates of Merger with the Secretaries of State of the appropriate jurisdictions. At the Effective Time of the Merger the separate existence of eCom shall cease and eCom shall be merged with and into the Company. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Company or eCom in order to carry out and effectuate the transactions contemplated by this Agreement.

    2.4.2 Certificate of Incorporation. The Certificate of Incorporation of the Company in effect at and as of the Effective Time will remain the Certificate of Incorporation of the Surviving Corporation until such time as it shall thereafter be duly altered, amended or repealed. Without limiting the foregoing, the Company shall, as of the Effective Time, change its corporate name to 'eB2B Commerce, Inc.', 'eB2B.com, Inc.' or such other name as may be acceptable to eCom and reasonably acceptable to the Company.

    2.4.3 Bylaws. The Bylaws of the Company in effect at and as of the Effective Time will remain the Bylaws of the Surviving Corporation until such time as they shall thereafter be duly altered, amended or repealed.

    2.4.4 Directors and Officers. The directors and officers of eCom in office at and as of the Effective Time will become the directors and officers of the Surviving Corporation, retaining their respective positions and terms of office, except that (i) the Chief Technology Officer of eCom shall be offered a different position and shall no longer serve as Chief Technology Officer as of the Effective Time and (ii) as of the Effective Time, Steven L. Vanechanos, Jr., shall become Chief Technology Officer of the Surviving Corporation (on the terms set forth in the Letter Agreement and such other terms as may be reasonably acceptable to Steven L. Vanechanos, Jr. and the Parties), and shall become an additional member of the Board of Directors of the Surviving Corporation in accordance with the terms of Section 5.14 hereof.

    2.4.5 Common Stock Conversion. At the Effective Time, each outstanding share of eCom Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive a

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
number of shares of Company Common Stock equal to one share of eCom Common Stock multiplied by the Exchange Ratio, as set forth herein. For purposes of this Agreement, the 'Exchange Ratio' means the ratio determined by calculating a fraction the numerator of which shall be equal to the sum of (i) 25,000,000, plus (ii) 5 multiplied by (A) the number of shares of Existing Common Stock (and Existing Preferred Stock, and warrants, options and other securities convertible into Existing Common Stock, all on an as-converted, fully diluted basis) outstanding as of the Effective Time, minus (B) 5,000,000, and the denominator of which shall be the number of shares of eCom Common Stock (and eCom Preferred Stock and eCom Options and other securities convertible into eCom Common Stock, all on an as-converted, fully diluted basis) outstanding as of the Effective Time (including for all purposes of determining the Exchange Ratio such number of shares of eCom Common Stock [and eCom Preferred Stock, the eCom Options and the eCom Options issuable to the placement agent in connection with the Qualified Private Placement, all on an as-converted, fully diluted basis] issued by eCom in connection with eCom's receipt of the initial $15 million from the Qualified Private Placement). To the extent eCom raises gross proceeds in the Qualified Private Placement in excess of $15 million, each such additional share of eCom Common Stock (on as-converted, fully diluted basis) will be converted into the right to receive a number of shares of Company Common Stock equal to one share of eCom Common Stock multiplied by the Exchange Ratio.

    2.4.6 Preferred Stock and Other Securities Conversion. At the Effective Time, each share of eCom Preferred Stock, and each eCom Option and other security convertible into eCom Common Stock, outstanding immediately prior to the Effective Time, shall be converted into the right to receive, respectively, shares of Company Preferred Stock, Company Options or other securities convertible into Company Common Stock, as the case may be. The number of shares of Company Common Stock issuable upon exercise or conversion of each share of such Company Preferred Stock, and each Company Option or other security convertible into Company Common Stock shall be calculated by multiplying (i) the number of shares of eCom Common Stock into which each share of such eCom Preferred Stock, each eCom Option or other security convertible into eCom Common Stock is exercisable or convertible by (ii) the Exchange Ratio. The exercise or conversion price of each share of such Company Preferred Stock, each Company Option or other security convertible into Company Common Stock shall be calculated by dividing (i) the exercise or conversion price of each share of such eCom Preferred Stock, each eCom Option or other security convertible into eCom Common Stock by (ii) the Exchange Ratio. It is the intention of the Parties that the Company Options qualify, to the maximum extent possible following the Effective Time, as incentive stock options (as defined in Section 422 of the Code) to the extent that the eCom Options exchanged for such Company Options so qualified prior to the Effective Time. At the Effective Time, all other terms of the Company Preferred Stock will be substantially the same as the eCom Preferred Stock.

    2.4.7 No Conversion of Existing Preferred Stock to Company Preferred Stock. Pursuant to the terms of this Agreement, no shares of Existing Preferred Stock shall be converted to Company Preferred Stock; provided that, prior to the Closing, any holder of Existing Preferred Stock may convert such holder's shares of Existing Preferred Stock to Existing Common Stock.

    2.4.8 Certificate Holders' Rights After the Effective Time. If, between the date of this Agreement and the Effective Time, any outstanding shares of Company Common Stock (or securities convertible into Company Common Stock) shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the number of shares of Company Common Stock (or securities convertible into Company Common Stock) into which eCom Common Stock (and other securities convertible into eCom Common Stock) shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares. All such eCom Common Stock, eCom Preferred Stock, eCom Options and other securities convertible into eCom Common Stock shall no longer be outstanding and shall automatically be canceled and retired, and shall cease to exist, and each certificate previously evidencing any such shares or other securities shall thereafter represent the right to receive, upon the surrender of such certificate, in accordance with the provisions of Section 2.6 of this Agreement, certificates evidencing such number of whole shares of Company Common Stock (or Company Preferred Stock, Company Options or other securities convertible into Company Common Stock) into which such eCom Common Stock, eCom Preferred Stock, eCom

Options or other securities convertible into eCom Common Stock were converted in accordance with this Section 2.4. The holders of such certificates previously evidencing eCom Common Stock, eCom Preferred Stock, eCom Options and other securities convertible into eCom Common Stock shall cease to have any rights with respect to such securities except as otherwise provided herein or by law. Any shares of Company Common Stock, Company Preferred Stock, Company Options or other securities convertible into Company Common Stock to be delivered to any Person hereunder shall be rounded to the nearest whole share and no Person shall be entitled to receive scrip or payment in lieu of fractional interests.

    2.5 Dissenters' Rights.

    2.5.1 Company Dissenting Shares. The Company shall give eCom prompt notice of any shares of capital stock of the Company which are Dissenting Shares (hereinafter referred to as 'Company Dissenting Shares'). Any Company Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions; except to the extent that the holder thereof subsequently withdraws such holder's demand for payment in the manner provided under applicable law, fails to comply fully with the requirements of applicable provisions of applicable law, or otherwise fails to establish the right of such shareholder to be paid the fair value of such shareholder's shares under applicable law. The Company agrees that prior to the Effective Time it will not, except with the prior written consent of eCom, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment of the fair value of shares, and then, only to the extent so agreed to by eCom in such writing.

    2.5.2 eCom Dissenting Shares. eCom shall give the Company prompt notice of any shares of capital stock of eCom which are Dissenting Shares (hereinafter referred to as 'eCom Dissenting Shares'). Any eCom Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions; except to the extent that the holder thereof subsequently withdraws such holder's demand for payment in the manner provided under the Delaware General Corporation Law, fails to comply fully with the requirements of applicable provisions of the Delaware General Corporation Law, or otherwise fails to establish the right of such shareholder to be paid the fair value of such shareholder's shares under the Delaware General Corporation Law, in which case Section 2.4.5 hereof shall apply to such shares. eCom agrees that prior to the Effective Time it will not, except with the prior written consent of the Company, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment of the fair value of shares, and then, only to the extent so agreed to by the Company in such writing.

    2.6 Procedure for Exchange.

    2.6.1 Exchange Fund. On the day of the Effective Time, the Company will deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the former holders of eCom Common Stock, eCom Preferred Stock, eCom Options and other securities convertible into eCom Common Stock (hereinafter referred to collectively as 'eCom Securities'), certificates representing shares of the Company Common Stock, Company Preferred Stock, Company Options and securities convertible into Company Common Stock issuable pursuant to Sections 2.4.5 and
2.4.6 (hereinafter referred to collectively as 'Company Securities') to be issued in exchange for certificates representing eCom Securities outstanding immediately prior to the Effective Time. Thereafter, the Company will deposit, or cause to be deposited, with the Exchange Agent, for the benefit of any former holders of eCom Securities who have not yet surrendered their certificates evidencing eCom Securities for exchange, the amount of dividends or other distributions, if any, with a record date after the Effective Time but prior to surrender, payable with respect to any Company Securities remaining in the Exchange Fund on such record date (such amount, if any, shall be deposited on the appropriate payment date relating thereto). The Company Securities deposited pursuant to this Section 2.6.1, together with any cash deposited from time to time with the Exchange Agent pursuant to this Section 2.6, are hereinafter referred to as the 'Exchange Fund'. No interest will be paid to any shareholder on the cash comprising any portion of the Exchange Fund.

    2.6.2 Delivery of Letter of Transmittal. Promptly after the Effective Time, the Company will deliver irrevocable instructions to the Exchange Agent to mail to each record holder of a certificate or certificates representing eCom Securities immediately prior to the Effective Time (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the certificates formerly representing eCom Securities shall pass, only upon delivery of such certificates to the Exchange Agent and shall be in such form and have such other provisions, including appropriate provisions with respect to back-up withholding, as the Company may reasonably specify, and
(ii) instructions for effecting the surrender of the certificates formerly representing eCom Securities.

    2.6.3 Exchange Procedures. Promptly after the Effective Time, the Exchange Agent will distribute to each former holder of eCom Securities, upon surrender to the Exchange Agent of the certificate formerly representing such eCom Securities for cancellation, together with the letter of transmittal described above, executed and completed in accordance with the instructions thereto, certificates evidencing the appropriate amount of the Company Securities, into which such eCom Securities were converted or exchanged pursuant to the Merger and dividends or distributions related thereto, if any, which such former holder of eCom Securities is entitled to receive pursuant to the provisions of this
Section 2.6 (after giving effect to any required withholding Tax), and the certificates formerly representing eCom Securities so surrendered shall be canceled. If any Company Securities are to be issued to a Person other than the Person in whose name the surrendered certificate or certificates is registered, it will be a condition of issuance of such Company Securities that the surrendered certificate or certificates shall be properly endorsed, with signatures guaranteed by a member firm of the New York Stock Exchange or a bank chartered under the laws of the United States, or otherwise in proper form for transfer and that the Person requesting such payment shall pay any transfer or other Taxes required by reason of the issuance of the Company Securities to a Person other than the registered holder of the surrendered certificate or certificates (or such Person shall establish to the satisfaction of the Company that any such Tax has been paid or is not applicable). Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto will be liable to any former holder of eCom Securities for any Company Securities or cash or dividends or distributions thereon delivered to a public official pursuant to any applicable escheat law.

    2.6.4 Distributions with Respect to Unexchanged eCom Securities. No dividends or other distributions declared or made with respect to the Company Securities on or after the Effective Time will be paid to the holder of any certificate that theretofore evidenced eCom Securities until the holder of such certificate shall surrender such certificate. Subject to the effect of any applicable escheat law, following surrender of any such certificate, there will be paid from the Exchange Fund to the holder of the certificates evidencing whole shares of the Company Securities issued in exchange therefor, without interest, (i) promptly, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of the Company Securities, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of the Company Securities.

    2.6.5 Termination of Exchange Fund. Any portion of the Exchange Fund which remains unclaimed by the former holders of eCom Securities for twelve (12) months after the Effective Time will be delivered to the Company, upon demand, and any former holders of eCom Securities who have not theretofore complied with this Section 2.6 will, subject to applicable abandoned property, escheat and other similar laws, thereafter look only to the Company for any Company Securities and any cash to which they are entitled.

    2.6.6 Withholding of Tax. The Company or the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of eCom Securities such amounts as the Company or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the Code, or any other Tax law. To the extent that amounts are so withheld by the Company or the Exchange Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the former holder of eCom Securities in respect of whom such deduction and withholding was made by the Company.

    2.6.7 Lost Certificates. If any certificate evidencing eCom Securities shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and, if required by the Company, the posting by such Person of a bond, in such reasonable amount as the Company may direct, as indemnity against claims that may be made against it with respect to such certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate, a certificate for the Company Securities to which the holder may be entitled pursuant to this Section 2.6 and any other distributions to which the holder thereof may be entitled pursuant to this Section 2.6.

    2.7 Closing of Transfer Records. After the close of business on the Closing Date, transfers of eCom Securities outstanding prior to the Effective Time shall not be made on the stock transfer books of the Surviving Corporation.

3. REPRESENTATIONS AND WARRANTIES OF eCOM.

    eCom represents and warrants to the Company that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except as set forth in the eCom Disclosure Schedule and except for any changes contemplated in Section 5.7 or 6.2 hereof. The eCom Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 3.

    3.1 Organization. eCom is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. eCom is duly qualified and in good standing to transact business in the State of New York.

    3.2 Capitalization. Section 3.2 of the eCom Disclosure Schedule sets forth a description of the authorized capital stock of eCom, and the number of issued and outstanding shares of such capital stock. Section 3.2 of the eCom Disclosure Schedule also lists and provides a brief description of all authorized and issued options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require eCom to issue any of its capital stock. Except with respect to the securities described in Section 3.2 of the eCom Disclosure Schedule, there are no outstanding or authorized shares of capital stock or options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require eCom to issue any of its capital stock. All of the issued and outstanding shares of capital stock of eCom have been duly authorized and are validly issued, fully paid, and nonassessable.

    3.3 Authorization of Transaction. eCom has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that eCom cannot consummate the Merger unless and until it receives the Requisite eCom Stockholder Approval. This Agreement constitutes the valid and legally binding obligation of eCom, enforceable in accordance with its terms and conditions, subject to the effect of any applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditor's rights generally.

    3.4 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which eCom is subject or any provision of the certificate of incorporation or bylaws of eCom or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which eCom is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest on any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement. Other than in connection with the provisions of the Delaware General Corporation Law, the state securities laws, and Section 2.3(iii) hereof, eCom is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a Material Adverse Effect on the ability of the Parties to consummate the transactions contemplated by this Agreement.

    3.5 Brokers' Fees. Except as set in Section 9.17 hereof, eCom does not have any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which eCom or the Surviving Corporation could become liable or obligated.

    3.6 Continuity of Business Enterprise. eCom operates at least one significant historic business line and owns at least a significant portion of its historic business assets, in each case within the meaning of Reg. 'SS'1.368-1(d) promulgated under the Code.

    3.7 Title to Assets; Security Interests. eCom has good and marketable title to, or a valid leasehold interest in or valid license to use, the properties and assets used by it, located on its premises, or shown on the eCom Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the eCom Most Recent Balance Sheet.

    3.8 Subsidiaries. eCom has no subsidiaries.

    3.9 Financial Statements. Attached as Section 3.9 of the eCom Disclosure Schedule are the following financial statements (collectively the 'eCom Financial Statements'): unaudited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow (the 'eCom Most Recent Financial Statements') as of and for the eleven months ended September 30, 1999 (the 'eCom Most Recent Fiscal Month End') for eCom. The eCom Financial Statements (including the notes thereto) have been prepared in accordance with accounting principles applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of eCom as of such dates and the results of operations of eCom for such periods, are correct and complete, and are consistent with the books and records of eCom (which books and records are correct and complete).

    3.10 Events Subsequent to Most Recent Fiscal Month End. Since eCom Most Recent Fiscal Month End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of eCom. Without limiting the generality of the foregoing, since that date, except as required pursuant to the terms of the Letter Agreement, the Loan Agreement and/or the Agency Agreement or as otherwise disclosed in Section 3.10 of the eCom Disclosure Schedule:

    3.10.1 eCom has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for fair consideration in the Ordinary Course of Business;

    3.10.2 eCom has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $25,000 and outside the Ordinary Course of Business, other than the Letter Agreement, the Loan Agreement and the Agency Agreement;

    3.10.3 no party (including eCom) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $25,000 to which eCom is a party or by which eCom is bound;

    3.10.4 eCom has not granted or agreed to grant any Security Interest upon any of its assets, tangible or intangible;

    3.10.5 eCom has not made any capital expenditure (or series of related capital expenditures) involving more than $25,000 and outside the Ordinary Course of Business;

    3.10.6 eCom has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $25,000 or outside the Ordinary Course of Business;

    3.10.7 eCom has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $25,000 or outside the Ordinary Course of Business;

    3.10.8 eCom has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

    3.10.9 eCom has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $25,000 or outside the Ordinary Course of Business;

    3.10.10 eCom has not granted any license or sublicense of any rights under or with respect to any Intellectual Property outside the Ordinary Course of Business;

    3.10.11 there has been no change made or authorized in the certificate of incorporation or bylaws of eCom;

    3.10.12 except in connection with the Qualified Private Placement, eCom has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

    3.10.13 eCom has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

    3.10.14 eCom has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

    3.10.15 eCom has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

    3.10.16 except as disclosed in the eCom Disclosure Schedule, eCom has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

    3.10.17 eCom has not granted any increase in the compensation of or changed any of the employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

    3.10.18 eCom has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

    3.10.19 eCom has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

    3.10.20 there has been no loss of a major customer of eCom or dispute with any major customer or supplier of eCom which has had or is likely to have a Material Adverse Effect with respect to eCom;

    3.10.21 there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving eCom; and

    3.10.22 eCom has not committed to any of the foregoing.

    3.11 Undisclosed Liabilities. eCom has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for (i) Liabilities set forth on the face of the eCom Most Recent Balance Sheet (rather than in any notes thereto), (ii) Liabilities which have arisen after the eCom Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law) and (iii) Liabilities disclosed in Section
3.11 of the eCom Disclosure Schedule.

    3.12 Legal Compliance. eCom has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against it alleging any failure so to comply.

    3.13 Tax Matters.

    3.13.1 eCom has not been required to file any Tax Returns. All Taxes owed by eCom (whether or not shown on any Tax Return) have been paid or adequate reserves have been established to cover any such Taxes. eCom currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where eCom does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on the assets of eCom that arose in connection with any failure (or alleged failure) to pay any Tax.

    3.13.2 eCom has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

    3.13.3 There is no dispute or claim concerning any Tax Liability of eCom either (A) claimed or raised by any authority in writing or (B) as to which eCom has Knowledge.

    3.13.4 eCom has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

    3.13.5 The unpaid Taxes of eCom did not, as of the eCom Most Recent Fiscal Month End, materially exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect temporary differences between book and Tax income) set forth on the face of the eCom Most Recent Balance Sheet (rather than in any notes thereto).

    3.14 Real Property.

    3.14.1 eCom does not own any real property.

    3.14.2 Section 3.14.2 of eCom Disclosure Schedule lists and describes briefly all real property used by eCom. eCom has delivered to the Company correct and complete copies of such leases and subleases and other agreements relating to such real property (including all amendments thereto). With respect to each such lease, sublease and agreement:

    3.14.2.1 the lease, sublease or agreement is legal, valid, binding, enforceable, and in full force and effect;

    3.14.2.2 the lease, sublease or agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on the terms set forth in such lease, sublease or agreement, following the consummation of the transactions contemplated hereby;

    3.14.2.3 neither eCom, nor to eCom's Knowledge, any other party to the lease, sublease or agreement is in material breach or default, and no event has occurred which, with notice or lapse of time, would constitute a material breach or default or permit termination, modification, or acceleration thereunder;

    3.14.2.4 neither eCom nor, to eCom's Knolwedge, any other party to the lease, sublease or agreement has repudiated any provision thereof;

    3.14.2.5 to eCom's Knowledge, there are no disputes, oral agreements, or forbearance programs in effect as to the lease, sublease or agreement;

    3.14.2.6 eCom has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

    3.14.2.7 to eCom's Knowledge, all facilities described in Section 3.14.2 of the eCom Disclosure Schedule have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in all material respects in accordance with applicable laws, rules, and regulations; and

    3.14.2.8 all of the facilities described in Section 3.14.2 of the eCom Disclosure Schedule are currently supplied with utilities.

    3.15 Intellectual Property.

    3.15.1 eCom owns, or has the right to use pursuant to a License, all Intellectual Property necessary for the operation of its business, as presently conducted. Each item of Intellectual Property owned or controlled by eCom immediately prior to the Closing hereunder will be owned or available for use by the Surviving Corporation on substantially identical terms and conditions immediately subsequent to the Closing hereunder. eCom has taken all actions which it deemed to be reasonably necessary to maintain and protect each item of Intellectual Property that it owns or controls.

    3.15.2 Section 3.15.2 of the eCom Disclosure Schedule sets forth a list of all Internet domain names registered in the name of eCom and used by eCom in its business. eCom has, and after the Effective Time the Surviving Corporation will have, a valid registration in and to all such Internet domain names including, without limitation, all rights necessary to continue to conduct eCom's business as it is currently conducted under such names.

    3.15.3 To eCom's Knowledge, eCom has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and to eCom's knowledge, eCom has not received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that eCom must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of eCom, no third party is interfering with, infringing upon, misappropriating, or otherwise coming into conflict with any Intellectual Property rights of eCom.

    3.15.4 Section 3.15.4 of the eCom Disclosure Schedule identifies each patent, trademark, and copyright registration which has been issued to eCom and each pending application for patent, trademark or copyright registration which eCom has made with respect to any of its Intellectual Property, and identifies each material License which eCom has granted to any third party with respect to any of its Intellectual Property. eCom has made available to the Company for inspection and duplication correct and complete copies of all such registrations, applications and Licenses (as amended to date) and has made available to the Company correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Section 3.15.4 of the eCom Disclosure Schedule also identifies each trade name or material unregistered trademark used by eCom in connection with any of its businesses. Except as set forth in Section 3.15.4 of the eCom Disclosure Schedule, with respect to each item of Intellectual Property disclosed in
Section 3.15.4 of the eCom Disclosure Schedule:

        3.15.4.1 eCom possesses all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

        3.15.4.2 the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

        3.15.4.3 no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to eCom's Knowledge, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

        3.15.4.4 eCom has never agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to such item outside the Ordinary Course of Business.

    3.15.5 Section 3.15.5 of the eCom Disclosure Schedule identifies each material item of Intellectual Property that any third party owns and that eCom uses pursuant to a License (other than any off-the-shelf and other Intellectual Property generally available via shrink wrap or click wrap agreements). eCom has delivered to the Company correct and complete copies of all such Licenses (as amended to date). With respect to each item of Intellectual Property required to be identified in Section 3.15.5 of the eCom Disclosure Schedule:

        3.15.5.1 the License covering the item is legal, valid, binding, enforceable, and in full force and effect;

        3.15.5.2 such Licenses will continue to be legal, valid, binding, enforceable, and in full force and effect following the Closing;

        3.15.5.3 neither eCom nor, to eCom's Knowledge, any other party to the License is in material breach or default, and to eCom's Knowledge, no event has occurred which with notice or lapse of time would constitute a material breach or default or permit termination, modification, or acceleration thereunder;

        3.15.5.4 neither eCom nor, to eCom's Knowledge, any other party to the License has repudiated any provision thereof;

        3.15.5.5 to eCom's Knowledge, the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

        3.15.5.6 no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of eCom, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

        3.15.5.7 eCom has not granted any sublicense or similar right with respect to the License outside the Ordinary Course of Business or that would constitute a material breach of any such License.

    3.15.6 To the Knowledge of eCom, eCom will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted.

    3.15.7 The Interworld Commerce Exchange Software licensed by eCom from Interworld Corporation (the 'Interworld Software') is capable of operation on a Solaris (Unix) platform with an Oracle database and an Apache Web Server platform and eCom has the right to integrate additional software applications with the Interworld Software which will operate in conjunction with the Interworld Software; provided, however, that such rights do not include the right to modify, enhance or change the source code of the Interworld Software.

    3.16 Tangible Assets. eCom owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of its business as presently conducted. Each such tangible asset is free from material defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.

    3.17 Contracts. Section 3.17 of the eCom Disclosure Schedule lists the following contracts and other agreements to which eCom is a party and which are currently in force and effect:

        3.17.1 any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $25,000 per annum;

        3.17.2 any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one (1) year, result in a material loss to eCom, or involve consideration in excess of $25,000;

        3.17.3 any agreement concerning a partnership or joint venture;

        3.17.4 any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $25,000 or under which it has granted a Security Interest on any of its assets, tangible or intangible;

        3.17.5 any agreement concerning confidentiality or noncompetition (other than any such agreements which are entered into in the Ordinary Course of Business and which will not have any Material Adverse Effect with respect to
    eCom);

        3.17.6 any agreement between eCom and any of the eCom Stockholders or any Affiliate of any eCom Stockholder;

        3.17.7 any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

        3.17.8 any collective bargaining agreement;

        3.17.9 any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $25,000 or providing severance benefits;

        3.17.10 any agreement under which it has advanced or loaned any amount which remains outstanding as of the date hereof, to any of its directors, officers, and employees outside the Ordinary Course of Business;

        3.17.11 any agreement under which the consequences of a default or termination could have a Material Adverse Effect with respect to eCom; or
    3.17.12 any other agreement (or group of related agreements) the performance of which involves consideration in excess of $50,000.

eCom has made available to the Company for inspection and duplication a correct and complete copy of each written agreement listed in Section 3.17 of the eCom Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 3.17 of the eCom Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) eCom, and to eCom's Knowledge, no other party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) to eCom's Knowledge, no party has repudiated any provision of the agreement.

    3.18 Notes and Accounts Receivable. Other than with respect to the Loan Agreement, all notes and accounts receivable of eCom are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the eCom Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of eCom.

    3.19 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of eCom.

    3.20 Insurance. Section 3.20 of the eCom Disclosure Schedule lists each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which eCom is a party, a named insured, or otherwise the beneficiary of coverage. With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on substantially similar terms following the consummation of the transactions contemplated hereby after notice to the insurer; (C) neither eCom, nor to eCom's Knowledge, any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) to eCom's Knowledge, no party to the policy has repudiated any provision thereof. In addition, eCom has maintained self-insurance arrangements for the businesses in which it has engaged.

    3.21 Litigation. Section 3.21 of the eCom Disclosure Schedule sets forth each instance in which eCom (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to eCom's Knowledge, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in Section 3.21 of the eCom Disclosure Schedule could result in any material adverse change in the business, financial condition, operations, results of operations, or future prospects of eCom. eCom has no reason to believe that any such similar action, suit, proceeding, hearing, or investigation may be brought or threatened against eCom.

    3.22 Product Warranty. Each product manufactured, sold, leased, or delivered by eCom has been in conformity in all material respects with all applicable contractual commitments and all express and implied warranties, and to eCom's Knowledge, eCom does not have any material Liability (and, to eCom's Knowledge, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any material

Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the eCom Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of eCom. No product manufactured, sold, leased, or delivered by eCom is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease.

    3.23 Product Liability. To eCom's Knowledge, eCom does not have any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by eCom.

    3.24 Employees. To eCom's Knowledge, none of eCom's officers, key employees, or group of employees has any plans to terminate employment with eCom. eCom is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. eCom has not committed any unfair labor practices. eCom does not know of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of eCom.

    3.25 Employee Benefits. Employee Benefits.

    3.25.1 Definitions. For the purpose of this Section 3.25 and for
Section 4.26 below, the following terms shall have the meanings set forth below:

        i. 'COBRA' shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended;

        ii. 'Employee Benefit Plan' means any (i) nonqualified deferred compensation or retirement plan or arrangement, (ii) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (iii) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multi-employer Plan ), or (iv) Employee Welfare Benefit Plan or material fringe benefit or other retirement, bonus, or incentive plan or program.

        iii. 'Employee Pension Benefit Plan' has the meaning set forth in
    Section 3(2) of ERISA.

        iv. 'Employee Welfare Benefit Plan' has the meaning set forth in Section 3(1) of ERISA.

        v. 'Employee' shall mean any current, former, or retired employee, consultant, or member of the Company or eCom, as applicable;

        vi. 'Employee Agreement' shall refer to each management, employment, stock purchase, severance, separation, consulting, relocation, loan, repatriation, expatriation, Visas, work permit or similar agreement, contract or arrangement between the Company or eCom, as applicable, or any ERISA Affiliate and any Employee;

        vii. 'ERISA Affiliate' means each entity which is treated as a single employer with the Company or eCom, as applicable, for purposes of Section 414 of the Code.

    3.25.2 Section 3.25 of the eCom Disclosure Schedule lists each Employee Benefit Plan that eCom maintains or to which eCom contributes or has any obligation to contribute.

    3.25.2.1 All required reports and descriptions (including Form 5500 Annual Reports, summary annual reports, and summary plan descriptions) have been timely filed and distributed appropriately with respect to the Employee Welfare Benefit Plan of eCom (hereinafter referred to as the 'eCom Group Health Medical Plan'). The requirements of COBRA have been met with respect to the eCom Group Health Medical Plan.

    3.25.2.2 All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to the eCom Group Health Medical Plan.

    3.25.2.3 eCom has made available to the Company for inspection and duplication correct and complete copies of the plan documents and summary plan descriptions, the most recent Form 5500

Annual Report, and all related insurance contracts, and other agreements which implement the eCom Group Health Medical Plan.

    3.25.3 eCom does not maintain or ever has maintained, or contribute or ever has contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents, other than in accordance with Section 4980B of the Code.

    3.26 Environmental, Health, and Safety Matters.

    3.26.1 To eCom's Knowledge, eCom has complied and is in compliance in all material respects with all Environmental, Health, and Safety Requirements.

    3.26.2 Without limiting the generality of the foregoing, to eCom's Knowledge, eCom has obtained and complied with, and is in compliance with, all material permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business.

    3.26.3 eCom has not received any written or, to eCom's Knowledge, oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.

    3.26.4 To eCom's Knowledge, none of the following exists at any property or facility owned or operated by eCom: (1) underground storage tanks, (2) asbestos-containing material in any form or condition, (3) materials or equipment containing polychlorinated biphenyls, or (4) landfills, surface impoundments, or disposal areas.

    3.26.5 To eCom's Knowledge, eCom has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to any material liability under any Environmental, Health, and Safety Requirement.

    3.26.6 To eCom's Knowledge, neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called 'transaction-triggered' or 'responsible property transfer' Environmental, Health, and Safety Requirements.

    3.26.7 To eCom's Knowledge, eCom has not, either expressly or by operation of law, assumed or undertaken any material liability, including without limitation any material obligation for corrective or remedial action, of any other Person relating to Environmental, Health, and Safety Requirements.

    3.26.8 To eCom's Knowledge, no facts, events or conditions relating to the past or present facilities, properties or operations of eCom will prevent, hinder or limit continued compliance in any material respect with Environmental, Health, and Safety Requirements, give rise to any material investigatory, remedial or corrective obligations pursuant to Environmental, Health, and Safety Requirements, or give rise to any other material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental, Health, and Safety Requirements

    3.27 Year 2000. None of the computer software, computer firmware, computer hardware (whether general or special purpose) or other similar or related items of automated, computerized or software systems that are owned or controlled by eCom in the conduct of its business, and, to eCom's knowledge, none of the products and services sold, licensed, rendered or otherwise provided by eCom in the conduct of its business will experience a Y2K Problem. eCom has communicated with its suppliers and customers to determine if any of such suppliers or customers expect to experience any Y2K Problems which may affect eCom, and eCom is not aware of any such Y2K Problems with respect to such suppliers or customers.

    eCom has not made any warranties regarding the ability of any product or service sold, licensed, rendered, or otherwise provided by eCom in the conduct of its business to operate without malfunction, to operate without ceasing to function, to generate correct data or to produce correct results when processing, providing or receiving (i) date-related data from, into and between the twentieth and twenty-first centuries and (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries.

    3.28 Certain Business Relationships With the Company. Except as set forth in
Section 3.28 of the eCom Disclosure Schedule, none of the eCom Stockholders or, to eCom's Knowledge, any Affiliate of any eCom Stockholder, has been involved in any business arrangement or relationship with eCom within the past twelve (12) months (other than the purchase and ownership of any securities of eCom by such eCom Stockholder) and none of the eCom Stockholders or, to eCom's Knowledge, any Affiliate of any eCom Stockholder, owns any asset, tangible or intangible, which is used in the business of eCom.

    3.29 Takeover Statutes. No takeover statute applicable to eCom would restrict or adversely affect the ability of the Parties to consummate the Merger. eCom has not adopted any shareholder rights plan or similar 'poison pill' arrangement, provision or understanding.

    3.30 Disclosure. The representations and warranties contained in this
Section 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading.

    3.31 Private Placement Memorandum. The Private Placement Memorandum does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except upon the consent of the Company (which shall not be unreasonably withheld), eCom shall use the proceeds of the Qualified Private Placement substantially in the manner described in the Private Placement Memorandum.

4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

    The Company represents and warrants to eCom that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in the Company Disclosure Schedule or as contemplated by Sections 5.2 and 6.1 hereof. The Company Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

    4.1 Organization of the Company. Except as set forth in Section 4.1 of the Company Disclosure Schedule, the Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of New Jersey.

    4.2 Capitalization. Section 4.2 of the Company Disclosure Schedule sets forth a description of the authorized capital stock of the Company, and the number of issued and outstanding shares of such capital stock. Section 4.2 of the Company Disclosure Schedule also lists and provides a brief description of all authorized and issued options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue any of its capital stock. Other than as contemplated by this Agreement and/or the Loan Agreement, and except with respect to the securities described in Section 4.2 of the Company Disclosure Schedule, there are no outstanding or authorized shares of capital stock or options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue any of its capital stock. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid, and nonassessable, and the Company Shares to be issued in the Merger have been duly authorized and, upon consummation of the Merger in accordance with the terms hereof, will be validly issued, fully paid, and nonassessable. There are not more than 5,400,000 shares of Company Common Stock issued and outstanding (calculated on a fully-diluted basis, assuming the conversion or exercise of all options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or obligations that could require the Company to issue any shares of its capital stock, other than this Agreement).

    4.3 Authorization of Transaction. The Company has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that the Company cannot consummate the Merger unless and until it receives the Requisite Company Stockholder Approval. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms and conditions subject to the effect of any applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditor's rights generally.

    4.4 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject or any provision of the certificate of incorporation or bylaws of the Company or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets) except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement. Other than in connection with the provisions of the NJBCA, the Delaware General Corporation Law, the Securities Act, the Securities Exchange Act, the state securities laws, and Section 2.3(iii) hereof, the Company is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a Material Adverse Effect on the ability of the Parties to consummate the transactions contemplated by this Agreement.

    4.5 Brokers' Fees. Except as described in Section 4.5 of the Company Disclosure Schedule or Section 9.17 hereof, the Company does not have any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which eCom or the Surviving Corporation could become liable or obligated.

    4.6 Disclosure. The Company Proxy Materials will comply with the applicable provisions of the Securities Act and the Securities Exchange Act in all material respects. The Company Proxy Materials will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any information that eCom will supply specifically for use in the Company Proxy Materials.

    4.7 Title to Assets; Security Interests. The Company has good and marketable title to, or a valid leasehold interest in or valid license to use, the properties and assets used by it, located on its premises, or shown on the Company Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Company Most Recent Balance Sheet and as otherwise set forth in Section 4.7 of the Company Disclosure Schedule.

    4.8 Subsidiaries. The Company has no subsidiaries.

    4.9 Financial Statements. Attached as Section 4.9 of the Company Disclosure Schedule are the following financial statements (collectively the 'Company Financial Statements'): (i) audited consolidated and unaudited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended September 30, 1997 and September 30, 1998 (the 'Company Most Recent Fiscal Year End') for the Company; and (ii) unaudited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow (the 'Company Most Recent Financial Statements') as of and for the nine (9) months ended June 30, 1999 (the 'Company Most Recent Fiscal Quarter End') for the Company. Except as set forth in
Schedule 4.9 of the Company Disclosure Schedule, the Company Financial Statements (including the notes thereto) have been prepared in accordance with GAAP, applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods, are correct and complete, and are consistent with the books and records of the Company (which books and records are correct and complete in all material respects) subject to normal and recurring year-end adjustments which may be required with respect to the Company Most Recent Financial Statements; provided, however, that there may hereafter arise required adjustments to the Company Most Recent Financial Statements which are not normal and recurring year-end adjustments and which are not set forth on Schedule 4.9 of the Company Disclosure Schedule, and, when provided to eCom following the date hereof will be included on Schedule 4.9 of the Company Disclosure Schedule so long as such adjustments do not result in the net worth of the Company as of June 30, 1999 being less than $1.5 million (and provided further that such adjustments up to $370,000 shall not be taken into account in reaching the indemnification threshold set forth in the indemnification agreement referred to in Section
6.1.12 hereof).

    4.10 Events Subsequent to Most Recent Fiscal Quarter End. Since the Company Most Recent Fiscal Quarter End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Company. Without limiting the generality of the foregoing, since that date, except as required by the terms of the Letter Agreement and/or the Loan Agreement or as set forth in Section 4.10 of the Company Disclosure Schedule:

        4.10.1 the Company has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for fair consideration in the Ordinary Course of Business;

        4.10.2 the Company has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $25,000 and outside the Ordinary Course of Business, other than the Loan Agreement and the Letter Agreement;

        4.10.3 no party (including the Company) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $25,000 to which the Company is a party or by which the Company is bound;

        4.10.4 the Company has not granted or agreed to grant any Security Interest upon any of its assets, tangible or intangible;

        4.10.5 the Company has not made any capital expenditure (or series of related capital expenditures) involving more than $25,000 and outside the Ordinary Course of Business;

        4.10.6 the Company has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $25,000 or outside the Ordinary Course of Business;

        4.10.7 the Company has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $25,000 or outside the Ordinary Course of Business, other than pursuant to and as required by the Loan Agreement;

        4.10.8 the Company has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business, except for any delays or postponements that would not, in the aggregate, result in any Material Adverse Effect with respect to the Company;

        4.10.9 the Company has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $25,000 or outside the Ordinary Course of Business;

        4.10.10 the Company has not granted any license or sublicense of any rights under or with respect to any Intellectual Property outside the Ordinary Course of Business;

        4.10.11 except as required by the terms of this Agreement, there has been no change made or authorized in the certificate of incorporation or bylaws of the Company;

        4.10.12 the Company has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

        4.10.13 the Company has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

        4.10.14 the Company has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

        4.10.15 the Company has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

        4.10.16 the Company has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

        4.10.17 the Company has not granted any increase in the compensation of or changed any of the employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

        4.10.18 the Company has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan), other than in the manner set forth in the proxy statement delivered to the Company Stockholders pursuant to the most recent meeting of the Company Stockholders prior to the date hereof or as set forth on the Company Disclosure Schedule;

        4.10.19 the Company has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

        4.10.20 there has been no loss of a major customer of the Company or dispute with any major customer or supplier of the Company which has had or is likely to have a Material Adverse Effect with respect to the Company;

        4.10.21 there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving the Company; and

        4.10.22 The Company has not committed to any of the foregoing.

    4.11 Undisclosed Liabilities. The Company has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for (i) Liabilities set forth on the face of the Company Most Recent Balance Sheet (rather than in any notes thereto), (ii) Liabilities which have arisen after the Company Most Recent Fiscal Quarter End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law) and (iii) Liabilities disclosed in Section 4.11 of the Company Disclosure Schedule.

    4.12 Legal Compliance. The Company has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against it alleging any failure so to comply.

    4.13 SEC Filings. The Company has filed all forms, reports and documents required to be filed by the Company with the SEC since January 1, 1997 and has made available to eCom such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents are referred to herein as the 'Company SEC Reports.' As of their respective dates, the Company SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Securities Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports and
(ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Taken as a whole, the Company SEC Reports do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent superseded, updated or corrected prior to the date of this Agreement by a subsequently filed Company SEC Report; provided that the incorrect information or omission which has been superseded, updated or corrected will not have any Material Adverse Effect with respect to the Company or the Surviving Corporation. All material agreements filed by the Company as exhibits to Company SEC Reports were executed by all parties thereto and, to the Company's Knowledge, such agreements as displayed on the World Wide Web via the EDGAR Service conform in all material respects to the agreements as so executed. Except as set forth in Section 4.13 of the Company Disclosure Schedule, to the Company's Knowledge, all Affiliates of the Company have filed all forms, reports and documents required to be filed by each such Person with the SEC since January 1, 1997.

    4.14 Tax Matters.

    4.14.1 Except as set forth in Section 4.14 of the Company Disclosure Schedule, the Company has timely filed all Tax Returns that it has been required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by the Company (whether or not shown on any Tax Return) have been paid or adequate reserves have been established to cover any such Taxes. The Company currently is not the beneficiary of any extension of time within which to file any Tax Return. No Tax Return of the Company is currently the subject of any audit, examination or similar proceeding. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

    4.14.2 Except as set forth in Section 4.14 of the Company Disclosure Schedule, the Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

    4.14.3 There is no dispute or claim concerning any Tax Liability of the Company either (A) claimed or raised by any authority in writing or (B) as to which the Company has Knowledge. Section 4.14 of the Company Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed for the past three (3) years with respect to the Company indicating those Tax Returns that have been audited, and indicating those Tax Returns that currently are the subject of audit. The Company has made available to eCom for inspection and duplication correct and complete copies as filed of all federal income Tax Returns of the Company for the past three (3) years, examination reports, and statements of deficiencies assessed against or agreed to by the Company during the past three (3) years.

    4.14.4 The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

    4.14.5 The unpaid Taxes of the Company (A) did not, as of the Company Most Recent Fiscal Quarter End, materially exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect temporary differences between book and Tax income) set forth on the face of the Company Most Recent Balance Sheet (rather than in any notes thereto) and (B) do not materially exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns as listed in Section 4.14 of the Company Disclosure Schedule.

    4.15 Real Property.

    4.15.1 The Company does not own any real property.

    4.15.2 Section 4.15.2 of the Company Disclosure Schedule lists and describes briefly all real property leased to or used by the Company. The Company has made available to eCom for inspection and duplication correct and complete copies of all leases and other occupancy agreements relating to such real property (including all amendments thereto). With respect to each such lease or agreement:

        4.15.2.1 the lease or occupancy agreement is legal, valid, binding, enforceable, and in full force and effect;

        4.15.2.2 the lease or occupancy agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on the terms set forth in such lease or occupancy agreement following the consummation of the transactions contemplated hereby;

        4.15.2.3 except as set forth in Section 4.15.2 of the Company Disclosure Schedule, the Company and, to the Company's Knowledge, no other party to the lease or occupancy agreement is in material breach or default, and no event has occurred which, with notice or lapse of time, would constitute a material breach or default or permit termination, modification, or acceleration thereunder;

        4.15.2.4 the Company and, to the Company's Knowledge, no other party to the lease or occupancy agreement has repudiated any provision thereof;

        4.15.2.5 except as set forth in Section 4.15.2 of the Company Disclosure Schedule, to the Company's Knowledge, there are no disputes, oral agreements, or forbearance programs in effect as to the lease or occupancy agreement;

        4.15.2.6 the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold;

        4.15.2.7 to the Company's Knowledge, all facilities described in Section
    4.15.2 of the Company Disclosure Schedule have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in all material respects in accordance with applicable laws, rules, and regulations; and

        4.15.2.8 all facilities described in Section 4.15.2.8 of the Company Disclosure Schedule are currently supplied with utilities.

    4.16 Intellectual Property.

    4.16.1 The Company owns or has the right to use pursuant to License all Intellectual Property necessary for the operation of its business, as presently conducted. Each item of Intellectual Property owned or controlled by the Company immediately prior to the Closing hereunder will be owned or available for use by the Surviving Corporation on substantially identical terms and conditions immediately subsequent to the Closing hereunder. The Company has taken all actions which it deemed to be reasonably necessary to maintain and protect each item of Intellectual Property that it owns or controls.

    4.16.2 Domain Names. Section 4.16.2 of the Company Disclosure Schedule sets forth a list of all Internet domain names registered in the name of the Company and used by the Company in its business. The Company has, and after the Effective Time the Surviving Corporation will have, a valid registration in and to such Internet domain names including, without limitation, all rights necessary to continue to conduct the Company's business as it is currently conducted under such names.

    4.16.3 To the Company's Knowledge, the Company has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties and, to the Company's Knowledge, the Company has not received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party) except as set forth in Section
4.16.3 of the Company Disclosure Schedule. To the Knowledge of the Company, no third party is interfering with, infringing upon, misappropriating, or otherwise coming into conflict with any Intellectual Property rights of the Company.

    4.16.4 Section 4.16.4 of the Company Disclosure Schedule identifies each patent, trademark and copyright registration which has been issued to the Company, and each pending application for patent, trademark or copyright registration which the Company has made with respect to any of its Intellectual Property, and identifies each material License which the Company has granted to any third party with respect to any of its Intellectual Property. The Company has made available to eCom for inspection and duplication correct and complete copies of all such patents, trademarks, registrations, applications, and Licenses (as amended to date) and has made available to eCom correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Section 4.16.4 of the Company Disclosure Schedule also identifies each trade name or material unregistered trademark used by the Company in connection with any of its businesses. Except as set forth in Section 4.16.4 of the Company Disclosure Schedule, with respect to each item of Intellectual Property disclosed in Section 4.16.4 of the Company Disclosure Schedule:

        4.16.4.1 the Company possesses all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

        4.16.4.2 the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

        4.16.4.3 no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to Company's Knowledge, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

        4.16.4.4 the Company has never agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to such item outside the Ordinary Course of Business.

    4.16.5 Section 4.16 of the Company Disclosure Schedule identifies each material item of Intellectual Property that any third party owns and that the Company uses pursuant to a License (other than any off-the-shelf and other Intellectual Property generally available via shrink wrap or click wrap agreements). The Company has made available to eCom for inspection and duplication correct and complete copies of all such Licenses (as amended to date). With respect to each item of Intellectual Property identified in Section
4.16 of the Company Disclosure Schedule:

        4.16.5.1 the License covering the item is legal, valid, binding, enforceable, and in full force and effect;

        4.16.5.2 except as set forth in Section 4.16.5.2 of the Company Disclosure Schedule, such License will continue to be legal, valid, binding, enforceable, and in full force and effect following the Closing;

        4.16.5.3 neither the Company nor, to the Company's Knowledge, any other party to the License is in material breach or default, and to the Company's Knowledge, no event has occurred which with notice or lapse of time would constitute a material breach or default or permit termination, modification, or acceleration thereunder;

        4.16.5.4 neither the Company nor, to the Company's Knowledge, any other party to the License has repudiated any provision thereof;

        4.16.5.5 to the Company's Knowledge, with respect to each sublicense, the representations and warranties set forth in subsections 4.16.5.1 through
    4.16.5.4 above are true and correct with respect to the underlying license;

        4.16.5.6 to the Company's Knowledge, the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

        4.16.5.7 no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of the Company, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

        4.16.5.8 the Company has not granted any sublicense or similar right with respect to the License outside the Ordinary Course of Business or that would constitute a material breach of any such License.

    4.16.6 To the Knowledge of the Company, the Company will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted.

    4.17 Tangible Assets. The Company owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of its business as presently conducted. Except as set forth in Section 4.17 of the Company Disclosure Schedule, each such tangible asset is free from material defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.

    4.18 Contracts. Section 4.18 of the Company Disclosure Schedule lists the following contracts and other agreements to which the Company is a party and which are currently in force and effect:

        4.18.1 any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $25,000 per annum;

        4.18.2 any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one (1) year, result in a material loss to the Company, or involve consideration in excess of $25,000;

        4.18.3 any agreement concerning a partnership or joint venture;

        4.18.4 any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $25,000 or under which it has granted a Security Interest on any of its assets, tangible or intangible (other than the Loan Agreement);

        4.18.5 any agreement concerning confidentiality or noncompetition (other than any such agreements which are entered into in the Ordinary Course of Business and which will not have any Material Adverse Effect with respect to the Company);

        4.18.6 any agreement between the Company and any of the Company's Stockholders or any Company Stockholder's Affiliate;

        4.18.7 any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

        4.18.8 any collective bargaining agreement;

        4.18.9 any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $25,000 or providing severance benefits;

        4.18.10 any agreement under which it has advanced or loaned any amount which remains outstanding as of the date hereof, to any of its directors, officers, and employees outside the Ordinary Course of Business;

        4.18.11 any agreement under which the consequences of a default or termination could have a Material Adverse Effect with respect to the Company;

        4.18.12 any agreement pursuant to which any party has any registration rights; and

        4.18.13 any other agreement (or group of related agreements) the performance of which involves consideration in excess of $50,000.

    The Company has made available to eCom for inspection and duplication a correct and complete copy of each written agreement listed in Section 4.18 of the Company Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in
Section 4.18 of the Company Disclosure Schedule. With respect to each such agreement, except as set forth on Section 4.18 of the Company Disclosure
Schedule: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) the Company, and to the Company's Knowledge, no other party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) to the Company's Knowledge, no party has repudiated any provision of the agreement.

    4.19 Notes and Accounts Receivable. All notes and accounts receivable of the Company are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Company Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company.

    4.20 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company.

    4.21 Insurance. Attached as Section 4.21 of the Company Disclosure Schedule is each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Company is a party, a named insured, or otherwise the beneficiary of coverage. With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on substantially similar terms following the consummation of the transactions contemplated hereby, after notice to the insurer; (C) neither the Company nor to the Company's Knowledge, any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) to the Company's Knowledge, no party to the policy has repudiated any provision thereof. The Company has been covered at all times by insurance in scope and amount customary and reasonable for the businesses in which it has engaged.

    4.22 Litigation. Section 4.22 of the Company Disclosure Schedule sets forth each instance in which the Company (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Company's Knowledge, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. Except as specifically described in
Section 4.22 of the Company Disclosure Schedule, none of the actions, suits, proceedings, hearings or investigations set forth in Section 4.22 of the Company Disclosure Schedule could result in any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Company. The Company has no reason to believe that any such similar action, suit, proceeding, hearing, or investigation may be brought or threatened against the Company.

    4.23 Product Warranty. Each product manufactured, sold, leased, or delivered by the Company has been in conformity in all material respects with all applicable contractual commitments and all express and implied warranties and, to the Company's Knowledge, the Company does not have any material Liability (and, to the Company's Knowledge, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any material Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Company Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company. No product manufactured, sold, leased, or delivered by the Company is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease.

    4.24 Product Liability. To the Company's Knowledge, the Company does not have any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Company.

    4.25 Employees. To the Company's Knowledge, none of the Company's officers, key employees, or group of employees has any plans to terminate employment with the Company. The Company is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. The Company has not committed any unfair labor practices. The Company does not know of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company.

    4.26 Employee Benefits.

    4.26.1 Definitions. Capitalized terms used but not defined in this Section
4.26 or Section 1 hereof have the meanings given to them in Section 3.25.1 hereof.

    4.26.2 Section 4.26 of the Company Disclosure Schedule lists each Employee Benefit Plan that the Company maintains or to which the Company contributes or has any obligation to contribute.

    4.26.2.1 All required reports and descriptions (including Form 5500 Annual Reports, summary annual reports, and summary plan descriptions) have been timely filed and distributed appropriately with respect to the Employee Welfare Benefit Plan of the Company (hereinafter referred to as the 'Company Group Health Medical Plan'). The requirements of COBRA have been met with respect to the Company Group Health Medical Plan.

    4.26.2.2 All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to the Company Group Health Medical Plan.

    4.26.2.3 The Company has made available to eCom for inspection and duplication correct and complete copies of the plan documents and summary plan descriptions, the most recent Form 5500 Annual Report, and all related insurance contracts, and other agreements which implement the Company Group Health Medical Plan.

    4.26.3 The Company does not maintain or ever has maintained, or contribute or ever has contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents, other than in accordance with Section 4980B of the Code.

    4.27 Guaranties. Except as set forth in Section 4.27 of the Company Disclosure Schedule, the Company is not a guarantor or otherwise liable for any Liability or obligation (including indebtedness) of any other Person. Also set forth in Section 4.27 of the Company Disclosure Schedule is a list of personal guaranties of any officer or director of the Company with respect to underlying obligations of the Company.

    4.28 Environmental, Health, and Safety Matters.

    4.28.1 To the Company's Knowledge, the Company has complied and is in compliance in all material respects with all Environmental, Health, and Safety Requirements.

    4.28.2 Without limiting the generality of the foregoing, to the Company's Knowledge, the Company has obtained and complied with, and is in compliance with, all material permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business; a list of all such permits, licenses and other authorizations is set forth in Section 4.28.2 of the Company Disclosure Schedule.

    4.28.3 The Company has not received any written or, to the Company's Knowledge, oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.

    4.28.4 To the Company's Knowledge, none of the following exists at any property or facility owned or operated by the Company: (1) underground storage tanks, (2) asbestos-containing material in any form or condition, (3) materials or equipment containing polychlorinated biphenyls, or (4) landfills, surface impoundments, or disposal areas.

    4.28.5 To the Company's Knowledge, the Company has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to any material liability under any Environmental, Health, and Safety Requirement.

    4.28.6 To the Company's Knowledge, neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called 'transaction-triggered' or 'responsible property transfer' Environmental, Health, and Safety Requirements.

    4.28.7 To the Company's Knowledge, the Company has not, either expressly or by operation of law, assumed or undertaken any material liability, including without limitation any material obligation for corrective or remedial action, of any other Person relating to Environmental, Health, and Safety Requirements.

    4.28.8 To the Company's Knowledge, no facts, events or conditions relating to the past or present facilities, properties or operations of the Company will prevent, hinder or limit continued compliance in any material respect with Environmental, Health, and Safety Requirements, give rise to any material investigatory, remedial or corrective obligations pursuant to Environmental, Health, and Safety Requirements, or give rise to any other material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental, Health, and Safety Requirements.

    4.29 Year 2000. Except as set forth in Section 4.29 of the Company Disclosure Schedule, none of the computer software, computer firmware, computer hardware (whether general or special purpose) or other similar or related items of automated, computerized or software systems that are owned or controlled by the Company in the conduct of its business, and, to the Company's knowledge, none of the products and services sold, licensed, rendered or otherwise provided by the Company in the conduct of its business will experience a Y2K Problem. The Company has communicated with its suppliers and customers to determine if any of such suppliers or customers expect to experience any Y2K Problems which may affect the Company, and the Company is not aware of any such Y2K Problems with respect to such suppliers or customers.

    Except as set forth in Section 4.29 of the Company Disclosure Schedule, the Company has not made any warranties regarding the ability of any product or service sold, licensed, rendered, or otherwise provided by the Company in the conduct of its business to operate without malfunction, to operate without ceasing to function, to generate correct data or to produce correct results when processing, providing or receiving (i) date-related data from, into and between the twentieth and twenty-first centuries and (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries.

    4.30 Fairness Opinion. The Company's Board of Directors will receive a written opinion from an investment bank reasonably acceptable to the Parties, dated as of the date of the Company Proxy Materials, to the effect that the Merger is fair to the Company's shareholders, and will deliver to eCom a copy of such opinion.

    4.31 Certain Business Relationships With the Company. Except as set forth in
Section 4.31 of the Company Disclosure Schedule, none of the Company Stockholders or any Affiliate of any Company Stockholder has been involved in any business arrangement or relationship with the Company within the past twelve
(12) months (other than the purchase and ownership of any shares of capital stock of the Company by a Company Stockholder) and none of the Company Stockholders or any Affiliate of any Company Stockholder owns any asset, tangible or intangible, which is used in the business of the Company.

    4.32 Takeover Statutes. No takeover statute applicable to the Company would restrict or adversely affect the ability of the Parties to consummate the Merger. The Company has not adopted any shareholder rights plan or similar 'poison pill' arrangement, provision or understanding.

    4.33 Disclosure. The representations and warranties contained in this
Section 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 4 not misleading.

5. COVENANTS.

    The Parties agree as follows with respect to the period from and after the execution of this Agreement.

    5.1 General. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 6 below).

    5.2 Certain Actions by the Company. The Company shall, promptly after the date hereof, use its best efforts to cause the following to become effective immediately prior to the Merger:

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    5.2.1 the incorporation of a wholly-owned subsidiary of the Company within the State of Delaware ('Newco') and the merger of the Company into Newco and/or such other actions as may be necessary under applicable law to cause the Company to be reincorporated in the State of Delaware, to the extent such reincorporation may be accomplished immediately prior to the Merger under applicable law, and upon such reincorporation, the qualification of Newco to do business in the States of New York and New Jersey (and it is agreed that any representations, warranties, covenants and agreements of and references to the Company or the Surviving Corporation contained herein shall be deemed to be applicable to and to refer to Newco);

    5.2.2 the amendment of the bylaws of the Company in a manner which is acceptable to eCom and which is not inconsistent with the terms and provisions of this Agreement;

        5.2.3 the receipt by the Company of the consent of all of the holders of Existing Preferred Stock (the 'Existing Company Preferred Holders') to the conversion of all of the outstanding shares of Existing Preferred Stock into shares of Company Common Stock (or shares of common stock of Newco) on terms and conditions acceptable to eCom, and the conversion of such Existing Preferred Stock in accordance with such terms and conditions (provided that if any of the Existing Company Preferred Holders do not consent to such conversion, the Company may terminate this Agreement, without incurring the break-up fee set forth in Section 8.3 below, unless eCom waives the covenants contained in this Section 5.2.3 with respect to such holder); and

        5.2.4 the authorization and designation of additional series of Company Preferred Stock which, to the maximum extent possible, shall have the same terms as the eCom Preferred Stock (such new series of Company Preferred Stock being the Company Preferred Stock to be delivered to the holders of the eCom Preferred Stock in exchange therefor, in accordance with this Agreement).

    5.3 Notices and Consents. Each Party will give any notices to third parties, and will use its reasonable best efforts to obtain any third party consents, that the other Party may reasonably request in connection with the matters contemplated hereby and/or which are required for the consummation of the Merger.

    5.4 Regulatory Matters and Government Approvals. Each of the Parties will give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies required of such Party in connection with the transactions contemplated hereby.

    5.5 Company Shareholder Approval. The Company shall, as promptly as practicable after the execution and delivery of this Agreement, take all action necessary in accordance with the NJBCA, the Delaware General Corporation Law and its certificate of incorporation and bylaws to obtain the Requisite Company Stockholder Approval. The Company shall consult with eCom regarding the date of any meeting of Company Stockholders in connection with the Requisite Company Stockholder Approval and shall not postpone or adjourn the date for the Requisite Company Stockholders Approval, except as reasonably required to obtain the Requisite Company Stockholders Approval. The Company shall use its best efforts to solicit from shareholders of the Company proxies or written consent, as the case may be, in favor of the Merger and shall take all other action necessary or advisable to secure the vote or consent of shareholders required to effect the Merger. The Board of Directors of the Company shall communicate to the Company Stockholders its affirmative recommendation in favor of the adoption of this Agreement and the approval of the Merger; provided, however, that no director or officer of the Company shall be required to violate any fiduciary duty or other requirement imposed by law in connection therewith.

    5.6 eCom Shareholder Approval. eCom shall, as promptly as practicable after the execution and delivery of this Agreement, take all action necessary in accordance with the Delaware General Corporation Law and its certificate of incorporation and bylaws to obtain the Requisite eCom Stockholder Approval. eCom shall consult with the Company regarding the date of any meeting of eCom Stockholders in connection with the Requisite eCom Stockholders Approval and use all reasonable efforts and shall not postpone or adjourn the date for the Requisite eCom Stockholder Approval, except as reasonably necessary to obtain the Requisite eCom Stockholder Approval. eCom shall use its best efforts to solicit from its stockholders proxies or written consents in favor of the

Merger and shall take all other action necessary or advisable to secure the vote or consent of its stockholders required to effect the Merger. The Board of Directors of eCom shall communicate to the eCom Stockholders its affirmative recommendation in favor of the adoption of this Agreement and the approval of the Merger; provided, however, that no director or officer of eCom shall be required to violate any fiduciary duty or other requirement imposed by law in connection therewith.

    5.7 Operation of the Parties. Neither Party shall engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business, without the prior written consent of the other Party, except as may be required pursuant to the terms of the Loan Agreement. Without limiting the generality of the foregoing, except in the Ordinary Course of Business:

        5.7.1 neither Party shall authorize or effect any change in its certificate of incorporation or bylaws;

        5.7.2 neither Party shall grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock (except (i) upon the conversion or exercise of options, warrants, and other rights currently outstanding, (ii) issuances by the Company to employees and consultants that do not cause the number of shares of Company Common Stock outstanding (on a fully-diluted basis) to exceed 5,400,000 shares on the Closing Date and (iii) any securities issued by eCom in connection with the Qualified Private Placement);

        5.7.3 neither Party shall declare, set aside, or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of its capital stock;

        5.7.4 neither Party shall issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or any other liability;

        5.7.5 neither Party shall grant or agree to grant any Security Interest upon any of its assets;

        5.7.6 neither Party shall make any capital investment in, make any loan to, or acquire the securities or assets of any other Person;

        5.7.7 neither Party shall transfer any of its assets;

        5.7.8 neither Party shall make any change in employment terms for any of its directors, officers, and employees or, whether in the Ordinary Course of Business or not, enter into any transactions with any of its Affiliates, officers, directors or shareholders; and

        5.7.9 neither Party will not commit to any of the foregoing.

    Notwithstanding the foregoing, the Parties agree that any action taken by eCom which is materially consistent with the description of the anticipated use of proceeds by eCom and the description of eCom's strategy as set forth in the Private Placement Memorandum shall be deemed to be in the Ordinary Course of Business of eCom, and eCom shall have the right to take such other actions which are outside the Ordinary Course of Business upon the consent of the Company, provided that such consent shall not be unreasonably withheld.

    5.8 Full Access. Each of the Parties will (i) afford to the other Party and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, the 'Representatives') full access at reasonable times upon reasonable prior notice to the officers, employees, agents, properties, offices and other facilities of such Party and to their books and records and (ii) furnish promptly to the other Party and its Representatives such information concerning the business, properties, contracts, records and personnel of such Party (including financial, operating and other data and information) as may be reasonably requested, from time to time, by or on behalf of the other Party. No investigation by any Party hereto shall affect any representation or warranty in this Agreement of any Party hereto or any condition to the obligations of the Parties hereto.

    5.9 Confidentiality. All Confidential Information obtained by any Party shall be held in strict confidence and neither Party will use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, both Parties agree to return to the respective Party all tangible embodiments (and all copies) thereof which are in its possession and shall maintain the confidentiality of such information for not less than two (2) years from the date of such termination. Except as and to the extent required by law (including the Securities Act and the Securities Exchange Act), no Party hereto will disclose to a third party (other than to other Representatives of the Company or eCom who need to know such information for purposes of evaluating the Merger) any information regarding the existence of this Agreement, the terms of the Merger, or the existence or status of negotiations with respect thereto or any other Confidential Information without the prior consent of the other Party, except to the extent that the use of such information is necessary in making any filing or obtaining any consent or approval required for the consummation of the Merger or the furnishing or use of such information is required by or necessary in connection with legal proceedings. In the event a party is requested or required to disclose any of the Confidential Information except as permitted above, such party will provide the other with prompt written notice of any such request or requirement, so that the other Party may seek a protective order or other appropriate remedy. If, in the absence of a protective order or other remedy, a party is nonetheless legally compelled to disclose Confidential Information, such party may, without liability hereunder, disclose that portion of the Confidential Information which is legally required to be disclosed, provided that such party exercises reasonable efforts to preserve the confidentiality of the Confidential Information, including, without limitation, by cooperating with the other party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information. Upon the written request of the disclosing party, the non-disclosing party will promptly return to the disclosing party or destroy any Confidential Information in its possession and certify in writing to the disclosing party that it has done so.

    5.10 Employee Solicitation. From the date hereof through and including the later of (i) the Effective Time or (ii) the date which is nine months from the date of the termination of this Agreement, neither Party shall, directly or indirectly, solicit, hire or otherwise retain as an employee or independent contractor, any full-time employee of the other Party.

    5.11 Notice of Developments. Each Party will give prompt written notice to the other of any material adverse development causing a breach of any of its own representations and warranties in Section 3 and Section 4 above. No disclosure by any Party pursuant to this Section 5.11, however, shall be deemed to amend or supplement the eCom Disclosure Schedule or the Company Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant, in any such case, where the matter disclosed (individually or combined with any other matter) could reasonably constitute or would be reasonably likely to result in a Material Adverse Effect with respect to either Party.

    5.12 Exclusivity. In order to induce eCom to proceed with the Merger, the Company shall not (nor shall they permit any of the Company's officers, directors, agents, or affiliates to) directly or indirectly solicit, encourage (including by way of providing any nonpublic information concerning the Company to any Person), initiate or participate in any negotiations or discussions or otherwise cooperate with in any way or provide information to any corporation, partnership, person or other entity, or enter into (or authorize) any agreement or agreement in principal, or announce any intention to do any of the foregoing, with respect to any expression of interest, offer or proposal to acquire (i) all or a substantial part of the Company's business, or (ii) any of its capital stock, whether by stock purchase, merger, consolidation, purchase of assets, tender offer or otherwise except in the exercise by the Board of Directors of its fiduciary obligation to its shareholders with respect to any unsolicited offers received by the Company. The Company acknowledges that if the Company were to breach or cause a breach of this provision, eCom would suffer damages that would be difficult to ascertain and that, in the event of such breach, eCom shall be entitled to an injunction restraining such breach and the Company shall be liable to eCom for any reasonable attorney's fees incurred in connection with obtaining such injunction. Any such equitable relief shall be in addition to any other relief available to eCom. The Company shall immediately notify eCom if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing, and inform eCom of the substance of any subsequent discussions between the Company and any other third party as to any such proposal, offer, inquiry or contact.

    5.13 Insurance and Indemnification.

    5.13.1 The Surviving Corporation will provide each individual who served as a director or officer of eCom at any time prior to the Effective Time with liability insurance for a period of forty-eight (48) months after the Effective Time no less favorable in coverage and amount than any applicable insurance in effect for eCom immediately prior to the Effective Time; provided, however, that eCom may reduce the coverage and amount of liability insurance to the extent the cost of liability insurance having the full coverage and amount would exceed $25,000 per annum.

    5.13.2 The Company, as the Surviving Corporation in the Merger, will observe any indemnification provisions now existing in the certificate of incorporation or bylaws of eCom for the benefit of any individual who served as a director or officer of eCom at any time prior to the Effective Time.

    5.13.3 The Company will indemnify each individual who served as a director or officer of eCom at any time prior to the Effective Time from and against any and all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including all court costs and reasonable attorneys' fees and expenses, resulting from, arising out of, relating to, in the nature of, or caused by this Agreement or any of the transactions contemplated herein (except for any Liability incurred as a result of fraud committed by such individual).

    5.13.4 The Surviving Corporation shall obtain tail coverage at least as favorable as the coverage contemplated by Section 5.13.1 above with respect to each person who has resigned from such person's position as director or officer of the Company in connection with the Merger, covering acts by such former director or officer prior to the Effective Time, with such coverage being in addition to any existing indemnifications arrangements maintained for the benefit of such former directors or officers.

    5.13.5 The Surviving Corporation shall cause any personal guaranty listed on
Schedule 4.27 of the Company Disclosure Schedule by any officer or director of the Company to be terminated, or if the Surviving Corporation cannot cause such guaranty to be terminated, the Surviving Corporation shall indemnify such officer or director with respect to such guaranty.

    5.14 Election of Director. For a period of two (2) years from the Effective Time, the Surviving Corporation, acting through its Board of Directors and in accordance with its Certificate of Incorporation, By-Laws and applicable law, shall recommend in its proxy statement for each annual or special meeting of stockholders at which directors shall be elected, and shall nominate and recommend at each such subsequent stockholders' meeting, as part of the management's or the Board of Director's slate for election to the Surviving Corporation's Board of Directors, Steven L. Vanechanos, Jr., as a member of the Board of Directors (unless such recommendation, nomination or election is not necessary because his term as a director will otherwise continue subsequent to such stockholders' meeting). Consistent with the foregoing, all shares for which the Surviving Corporation's management or Board of Directors holds proxies (including undesignated proxies) shall be voted in favor of the election of Steven L. Vanechanos, Jr., as described above.

6. CONDITIONS TO CLOSE.

    6.1 Conditions of eCom. The obligation of eCom to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

    6.1.1 this Agreement and the Merger shall have received the Requisite Company Stockholder Approval, Steven L. Vanechanos, Jr. and Steven L. Vanechanos, Sr. shall have voted all of their shares of Company Common Stock (which is not less than an aggregate of 549,491 shares) in favor of this Agreement and the Merger and the number of Dissenting Shares shall not exceed 10% of the number of outstanding Company Shares;

    6.1.2 the Company shall have obtained all of the third party consents necessary for the consummation of the Merger;

    6.1.3 each of the matters set forth in Section 5.2 hereof shall have been completed as described therein;

    6.1.4 the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date (except with respect to matters arising as contemplated pursuant to this Agreement or as the Parties may have otherwise agreed); provided, however, that the

Company may supplement the Company Disclosure Schedule at or prior to the Closing for any matters which would not have a Material Adverse Effect either singularly or, together with such other immaterial matters presented by the Company as supplements to the Company Disclosure Schedule, in the aggregate;

    6.1.5 the Company shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

    6.1.6 no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement,
(B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of the Surviving Corporation to own the assets or operate the businesses of the Company;

    6.1.7 this Agreement and the Merger shall have received the Requisite eCom Stockholder Approval and the Certificates of Merger shall have been filed;

    6.1.8 the Company shall have delivered to eCom a certificate to the effect that each of the conditions specified above in Sections 6.1.1 - 6.1.7 are satisfied in all respects;

    6.1.9 eCom shall have received from counsel to the Company an opinion in form and substance reasonably satisfactory to eCom, addressed to eCom, and dated as of the Closing Date;

    6.1.10 subject to the provisions of Section 2.5.4 above, eCom shall have received the resignations, effective as of the Closing, of each director and officer of the Company other than those whom eCom shall have specified in writing at least five (5) business days prior to the Closing;

    6.1.11 each of the directors, officers, and principal shareholders of the Company shall have entered into a Lock-Up Agreement pursuant to and in accordance with Section 7.2 hereof;

    6.1.12 Steven L. Vanechanos, Jr. shall have executed and delivered to the Parties an indemnification agreement containing the terms set forth in the Letter Agreement and such other terms as may be reasonably acceptable to the Parties;

    6.1.13 The Mask Group and Kenneth Konikowski shall have executed and delivered to the Parties an agreement providing that: (i) The Mask Group and Kenneth Konikowski shall indemnify the Surviving Corporation for (A) any liabilities or other damages incurred by the Surviving Corporation in connection with the indebtedness or mortgage relating to the premises used by the Company and (B) any litigation or disputes incurred in connection with the purchase agreement concerning Software Associates to which the Company and Kenneth Konikowski are parties, (ii) Kenneth Konikowski shall deposit 40,000 shares of Company Common Stock in escrow to secure his obligations under clause (i)(A) above, which shall be held until the date on which the Surviving Corporation shall have no further liabilities in connection with such indebtedness or mortgage, (iii) the Surviving Corporation will reimburse Kenneth Konikowski for expenses or other costs incurred in connection with the sale of such premises or refinancing of such indebtedness whereby the Company shall no longer have any liabilities in connection therewith, in an amount not to exceed $10,000; provided such sale or refinancing occurs within eighteen (18) months of the Closing Date and (iv) such other terms as may be reasonably acceptable to the Parties, it being understood that the foregoing supersedes Mr. Konikowski's indemnification obligations under the purchase agreement referred to in clause (i) (B) above; and

    6.1.14 all actions to be taken by the Company in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to eCom.

    eCom may waive any condition specified in this Section 6.1 if it executes a writing so stating at or prior to the Closing.

    6.2 Conditions of the Company. The obligation of the Company to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

        6.2.1 this Agreement and the Merger shall have received the Requisite eCom Stockholder Approval and the number of Dissenting Shares shall not exceed 10% of the then outstanding eCom Shares;

        6.2.2 the representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date (except with respect to matters arising as contemplated pursuant to this Agreement or as the Parties may have otherwise agreed); provided, however, that eCom may supplement the eCom Disclosure Schedule at or prior to the Closing for any matters which would not have a Material Adverse Effect either singularly or, together with such other immaterial matters presented by eCom as supplements to the eCom Disclosure Schedule, in the aggregate.

        6.2.3 eCom shall have completed the Qualified Private Placement;

        6.2.4 eCom shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

        6.2.5 no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would
    (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of the Company to own the former assets, and to operate the former businesses of eCom;

        6.2.6 each of Peter Fiorillo, Joseph Bentley and Kevin Hayes shall have agreed to waive the terms of any agreement between eCom and such Person with respect to a 'change of control' of eCom;

        6.2.7 there shall be in effect, with respect to the Surviving Corporation, officers and directors liability insurance in the amount of $2,000,000 (or such lesser amount as may be acceptable to the Company);

        6.2.8 this Agreement and the Merger shall have received the Requisite Company Stockholder Approval and the Certificates of Merger shall have been filed;

        6.2.9 Steven L. Vanechanos, Jr. shall have been elected or appointed as a member of the Board of Directors of the Surviving Corporation, effective as of the Effective Time;

        6.2.10 all material Internet domain names, trademarks and other items of Intellectual Property of eCom shall have been properly assigned to the Surviving Corporation;

        6.2.11 eCom shall have delivered to the Company a certificate to the effect that each of the conditions specified above in Sections 6.2.1 -6.2.10 are satisfied in all respects;

        6.2.12 the Company and Steven L. Vanechanos, Jr. shall have entered into an employment agreement containing the terms set forth in the Letter Agreement (and such other terms as may be reasonably acceptable to the Parties);

        6.2.13 the Company shall have received from counsel to eCom an opinion in form and substance reasonably satisfactory to the Company, addressed to the Company, and dated as of the Closing Date; and

        6.2.14 all actions to be taken by eCom in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Company.

    The Company may waive any condition specified in this Section 6.2 if it executes a writing so stating at or prior to the Closing.

7. ADDITIONAL AGREEMENTS.

    7.1 Proxy Statement. eCom agrees to provide promptly to the Company such information concerning its business and financial statements and affairs as, in the reasonable judgment of eCom or its counsel, may be required or appropriate for inclusion in the Company Proxy Material, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the Company's counsel and auditors in the preparation of the same. eCom hereby agrees that such information shall not contain any untrue statement of a material fact which is untrue as of the date of such Company Proxy Material, or omit to state any material fact necessary in order to make the statements and information contained therein not misleading as of the date of such Company Proxy Material. The Company will promptly advise eCom, and eCom will promptly advise the Company, in writing if at any time prior to the Effective Time either the Company or eCom shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Company Proxy Material in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The Company Proxy Material shall include a recommendation of the board of directors of each of eCom and the Company that eCom stockholders or the Company shareholders, as the case may be, approve the proposal submitted to them.

    7.2 Lock-Up Agreements. Each officer, director and principal shareholder of the Company who owns shares of the Company's capital stock which have not been registered under the Securities Act will enter into an agreement, satisfactory to eCom, to the effect that such individual or entity will not sell, assign or transfer any shares of the Company's capital stock for a period, the longer of
(i) 12 months from the Closing, or (ii) up to 12 months from the closing of a Qualified Offering by the Surviving Corporation which occurs within the initial 12 month period referred to in (i) above, as may be required by the managing underwriter or placement agent of the Qualified Offering. In addition, any Company Stockholder who owns or controls more than 10% of the outstanding shares of capital stock of the Company (or securities which are convertible into shares of capital stock of the Company) which have been registered under the Securities Act will enter into agreements satisfactory to eCom regarding restrictions on such holder's right to sell such shares. For this purposes of this Agreement, the term 'Lock Up Agreement' shall mean any agreement regarding a restriction on the right to sell the Company's capital stock, entered into pursuant to this
Section 7.2. The Lock Up Agreements shall be substantially similar to, and shall not contain any material term which is more restrictive than the terms contained in, the agreements to which the investors in the Qualified Private Placement are parties.

8. TERMINATION.

    8.1 Termination of Agreement. Either of the Parties may terminate this Agreement with the prior authorization of its board of directors (whether before or after stockholder approval) as provided below:

        8.1.1 the Parties may terminate this Agreement by mutual written consent at any time prior to the Effective Time;

        8.1.2 the Company may terminate this Agreement by giving written notice to eCom at any time prior to the Effective Time (A) in the event eCom has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Company has notified eCom of the breach, and the breach has continued without cure for a period of thirty
    (30) days after the notice of breach or (B) if the Closing shall not have occurred on or before June 30, 2000, by reason of the failure of any condition precedent under Section 6.2 hereof (unless the failure results primarily from the Company breaching any representation, warranty, or covenant contained in this Agreement);

        8.1.3 eCom may terminate this Agreement by giving written notice to the Company at any time prior to the Effective Time (A) in the event the Company has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, eCom has notified the Company of the breach, and the breach has continued without cure for a period of thirty
    (30) days after the notice of breach or (B) if the Closing shall not have occurred on or before June 30, 2000, by reason of the failure of any condition precedent under Section 6.1 hereof (unless the failure results primarily from eCom breaching any representation, warranty, or covenant contained in this Agreement); or

        8.1.4 eCom may terminate this Agreement by giving written notice to the Company at any time prior to the Effective Time in the event eCom's board of directors concludes in good faith that termination would be in the best interests of eCom and the eCom Stockholders.

    8.2 Effect of Termination. If any Party terminates this Agreement pursuant to section 8.1 above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach and except as set forth in Section 8.3 hereof)); provided, however, that the confidentiality provisions contained herein shall survive any such termination for a period of two (2) years following such termination and provided, further, that the Party terminating this Agreement shall be liable to the other Party for the Transaction Costs incurred by the non-terminating Party, and such Transaction Costs shall be payable upon demand therefor (except that in the event the Parties mutually agree to terminate this Agreement, then each Party shall be responsible for their own respective Transaction Costs). For the purposes of this Section 8.2, 'Transaction Costs' means any and all reasonable costs and expenses, including, without limitation, reasonable fees and disbursements of consultants, financial advisors, counsel, accountants and investment bankers, incurred in connection with the transactions contemplated hereby.

    8.3 Break-up Fee. If the Company either withdraws from or terminates this Agreement (other than in accordance with Sections 8.1.1 or 8.1.2 above) then, within 30 days of such event, the Company will pay to eCom the sum of five hundred thousand dollars ($500,000) as liquidated damages, provided, however, no such liquidated damages shall be due and payable in the event eCom does not proceed to consummate the Merger solely as a result of the failure of the Existing Company Preferred Holders to agree to convert their Existing Preferred Stock to Company Common Stock as of the Closing of the Merger and/or enter into Lock Up Agreements; and provided further, if prior to the Closing, the Company receives an unsolicited offer to participate in a transaction which would result in a 'change of control' of the Company or a sale of all or a material portion of the assets of the Company, and the Company subsequently accepts such offer, the Company will pay eCom the sum of five hundred thousand dollars ($500,000) as liquidated damages within 30 days of the acceptance of the offer. In the event the liquidated damages described in the previous sentence are not paid within 30 days of the due date, the $500,000 due to eCom will be convertible, at the discretion of eCom, into seven hundred fifty thousand (750,000) shares of Company Common Stock, which shall be issuable immediately upon written notice to the Company to that effect.

9. MISCELLANEOUS.

    9.1 Survival of Representations and Warranties. Each representation and warranty contained in this Agreement shall survive the Closing (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) for a period until the conclusion of the first annual audit of the Surviving Corporation following the Merger. Notwithstanding the foregoing, if proper and timely notice of a breach or inaccuracy of any such representation or warranty shall have been given in connection with any Party's rights to indemnification or other damages relating thereto, then such representation or warranty shall continue to survive until the related claim for indemnification or damages has been satisfied or otherwise resolved, but not for purposes of any new claim with respect to such representation or warranty.

    9.2 Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party, except as may be required by law (including, without limitation, any filings required by the Securities Act or the Securities Exchange Act).

    9.3 No Third-Party Beneficiaries. Except to the extent required by the terms of Section 5.13 hereof, this Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

    9.4 Entire Agreement. This Agreement (including the documents referred to herein and entered into pursuant hereto) constitutes the entire agreement between the Parties relating to the subject matter hereof, and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof, including the Letter Agreement (other than the obligations of Steven L. Vanechanos, Jr. and Steven Vanechanos, Sr. with respect to voting, as contained in the Letter Agreement).

    9.5 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

    9.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

    9.7 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

    9.8 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two (2) business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, or by courier with proof of delivery, and addressed to the intended recipient as set forth below:

    If to the Company:                         Copy to:
    Steven L. Vanechanos, Jr.                  Sarah Hewitt, Esq.
    Chief Executive Officer                    Brown Raysman Millstein Felder
    DynamicWeb Enterprises, Inc.               & Steiner LLP
    271 Route 46 West                          120 West 45th Street
    Building F, Suite 209                      New York, New York 10036
    Fairfield, New Jersey 07004                Facsimile No.: (212) 840-2429
    Facsimile No.: (973) 575-9830
If to eCom:                                Copy to:
    Peter Fiorillo                             Jack Hughes, Esq.
    Chief Executive Officer                    Moskowitz Altman & Hughes LLP
    eB2B Commerce, Inc.                        11 East 44th Street
    29 West 38th Street                        Suite 504
    New York, New York 10018                   New York, New York 10017
    Facsimile No.: (212) 868-0910              Facsimile No.: (212) 697-2992

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

    9.9 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

    9.10 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

    9.11 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

    9.12 Expenses. Each Party will be responsible for its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

    9.13 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word 'including' shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance.

    9.14 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

    9.15 Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 9.16 below), in addition to any other remedy to which it may be entitled, at law or in equity.

    9.16 Alternate Dispute Resolution.

    9.16.1 The Parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiations among each Party's representatives. Any Party may give the other Party written notice of any dispute not resolved in the normal course of business. Within fifteen (15) days after giving notice, the receiving Party shall submit to the other a written response. The notice and the response shall include: (a) a statement of each party's position and a summary of arguments supporting that position; and
(b) the name and title of the representative of that party and of any other person who will accompany the representative. Within thirty (30) days after delivery of the disputing Party's notice, the representatives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute. All reasonable requests for information made by one Party to the other Party will be honored. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence.

    9.16.2 If the dispute has not been resolved within ninety (90) days of the disputing Party's notice or if the Parties fail to meet within thirty (30) days, then either Party may immediately initiate arbitration of the controversy or claim as provided in Section 9.16.3. If any notice by either Party to arbitrate specifies binding arbitration, and the other Party declines to submit to binding arbitration, the notifying Party shall be free to proceed with civil litigation.

    9.16.3 Arbitration, if initiated, shall be in accordance with the then current Rules of the American Arbitration Association. Such arbitration shall be conducted by three independent and impartial arbitrators reasonably acceptable to each Party. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. 'SS'1-16 and, if binding, judgment upon the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof. The place of arbitration shall be New York, New York. The arbitrators are not empowered to award damages in excess of compensatory damages and each Party hereby irrevocably waives any right to recover such noncompensatory damages with respect to any dispute resolved by arbitration.

    9.16.4 In the event of binding arbitration, any claim by either Party shall be time-barred unless the asserting Party commences an arbitration proceeding with respect to such claim within one (1) year after the basis for such claim became known to the asserting party.

    9.16.5 In the event of binding arbitration, the procedures specified in this
Section 9.16 shall be the sole and exclusive procedures for the resolution of disputes between the Parties arising out of or relating to this Agreement; provided, however, that a Party, without prejudice to the above procedures, may file a complaint to seek a preliminary injunction or other provisional judicial relief, if in its sole judgment reasonably exercised such action is necessary to avoid irreparable damage or to preserve the status quo. Despite action pursuant to this Section, the Parties will continue to participate in good faith in the procedures specified in this
Section 9.16.

    9.16.6 All applicable statutes of limitation and defenses based upon the passage of time shall be tolled while the procedures specified in this Section
9.16 are pending. The Parties will take such action, if any, required to effectuate such tolling.

    9.17 Third Party Finders, Facilitators and Consultants. The Parties hereby agree that a finder's fee will be paid upon Closing of this Agreement to Commonwealth Associates L.P., as exclusive agent for eCom, for services rendered in the introduction of the Parties to the transactions contemplated in this Agreement.

    IN WITNESS WHEREOF, the Parties hereto have executed this Agreement and Plan of Merger on the date first above written.

eB2B COMMERCE, INC.                                 DYNAMICWEB ENTERPRISES, INC.

By:           /S/ PETER FIORILLO                    By:     /S/ STEVEN L. VANECHANOS, JR.
    .......................................         ...........................................
   Peter Fiorillo                                      Steven L. Vanechanos, Jr.
   Chief Executive Officer                             Chief Executive Officer

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                      APPENDIX B

    AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (the 'Amendment') entered into on February 29, 2000 by and between EB2B COMMERCE, INC., a Delaware corporation with its principal place of business at 29 West 38th Street, New York, New York 10018 ('eCom'), and DYNAMICWEB ENTERPRISES, INC., a New Jersey corporation with its principal place of business at 271 Route 46 West, Building F, Suite 209, Fairfield, New Jersey 07004 (the 'Company').

    WHEREAS, the parties hereto are parties to that certain Agreement and Plan of Merger dated December 1, 1999 ('Merger Agreement'); and

    WHEREAS, the parties desire to amend certain terms of the Merger Agreement as set forth herein.

    NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

    1. Definitions. Except as modified hereby, capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Merger Agreement.

    1.1 Section 1.49 of the Merger Agreement (containing the definition of 'Existing Common Stock') is hereby deleted.

    1.2 Section 1.50 of the Merger Agreement (containing the definition of 'Existing Company Preferred Holders') is hereby deleted.

    1.3 Section 1.51 of the Merger Agreement (containing the definition of 'Existing Preferred Stock') is hereby deleted.

    1.4 Section 1.59 of the Merger Agreement is hereby amended to read in its entirety as follows:

        '1.59' 'Loan Agreement' means that certain Loan Agreement dated November 12, 1999, among the Parties, as amended as of November 19, 1999, and as of the date hereof, as such agreement may be further amended, modified, supplemented or restated from time to time.'

    1.5 Section 1.63 of the Merger Agreement (containing the definition of 'Newco') is hereby deleted. Any reference to 'Newco' contained in the Merger Agreement is hereby deemed to be a reference to the Company.

    1.6 The following additional definitions are hereby added to Section 1 of the Merger Agreement, in the appropriate alphabetical order:

        'Amendment' has the meaning set forth in Section 3.10.2 below.

        'Break-up Fee' has the meaning set forth in Section 8.3 below.

        'Fixed Percentage' has the meaning set forth in Section 2.4.7 below.

        'Fixed Shares' has the meaning set forth in Section 2.4.7 below.

        'Netlan Transaction' has the meaning set forth in Section 3.10.2 below.

    2. Basic Transaction.

    2.1 Section 2.1 of the Merger Agreement is hereby amended to read in its entirety as follows:

        '2.1 The Merger. On and subject to the terms and conditions of this Agreement and in accordance with the Delaware General Corporation Law and the NJBCA, eCom will merge with and into the Company (the 'Merger') at the Effective Time. The Company shall be the corporation surviving the Merger.'

    2.2 Section 2.4.4 of the Merger Agreement is hereby amended to read in its entirety as follows:

        '2.4.4. Directors and Officers. The directors and officers of eCom in office at and as of the Effective Time will become the directors and officers of the Surviving Corporation, retaining their respective positions and terms of office, subject to action by the board of directors of the Surviving Corporation after the Effective Time.'

    2.3 Section 2.4.5 of the Merger Agreement is hereby amended to read in its entirety as follows:

        '2.4.5 Common Stock Conversion. At the Effective Time, each outstanding share of eCom Common Stock outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into 2.66 shares of Company Common Stock, subject to adjustment as set forth in Section 2.4.7 below (the 'Exchange Ratio').'

    2.4 Section 2.4.6 of the Merger Agreement is hereby amended to read in its entirety as follows:

        '2.4.6 Preferred Stock Conversion. At the Effective Time, each outstanding share of eCom Preferred Stock, and each eCom Option and other security convertible into eCom Common Stock, outstanding immediately prior to the Effective Time, shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into shares of Company Preferred Stock, Company Options or other securities convertible into Company Common Stock, as the case may be. The number of shares of Company Common Stock issuable upon exercise or conversion of each share of such Company Preferred Stock, and each such Company Option or other such security convertible into Company Common Stock shall be equal to the number of shares of eCom Common Stock into which each share of such eCom Preferred Stock, each eCom Option or other security convertible into eCom Common Stock is exercisable or convertible, multiplied by the Exchange Ratio. The exercise or conversion price of each share of such Company Preferred Stock, each such Company Option and each such other security convertible into Company Common Stock shall be equal to the exercise or conversion price of each share of such eCom Preferred Stock, each such eCom Option, or other such security convertible into eCom Common Stock, divided by the Exchange Ratio. No fractional shares of Company Common Stock shall be issued in connection with the conversion or exercise of any such share of Company Preferred Stock, Company Option or other security convertible into Company Common Stock; rather the aggregate number of shares to be issued pursuant to any conversion or exercise of any such security shall be rounded to the nearest whole number (with 0.5 rounded up to the nearest whole number). Except as set forth in this Section 2.4.6, the terms of the Company Preferred Stock, Company Options and other securities convertible into Company Common Stock issued pursuant to this Section 2.4.6 shall be substantially the same as the terms of the eCom Preferred Stock, eCom Options or other securities convertible into eCom Common Stock, as the case may be, being exchanged therefor. In addition, it is the intention of the Parties that the Company Options issued pursuant to this Section 2.4.6 qualify, to the maximum extent possible following the Effective Time, as incentive stock options (as defined in Section 422 of the Code) to the extent that the eCom Options exchanged for such Company Options so qualified immediately prior to the Effective Time.'

    2.5. Adjustment to Merger Consideration. Section 2.4.7 of the Merger Agreement is hereby amended to read in its entirety as follows:

        '2.4.7 Adjustment to Merger Consideration. eCom hereby represents and warrants to the Company that, as of February 28, 2000, there are 14,368,965 shares of eCom Common Stock outstanding (including all shares of eCom Preferred Stock, eCom Options and other securities convertible into eCom Common Stock, all on an as-converted, fully-diluted basis, except for
    (i) shares underlying stock options granted to employees of eCom subsequent to October 31, 1999, (ii) shares underlying warrants issued to customers of eCom subsequent to October 31, 1999 and (iii) any securities issued in connection with the Netlan Transaction, as defined below) ('Fixed Shares'). The Company hereby represents and warrants to eCom that, as of February 28, 2000, there are 5,150,793 shares of Company Common Stock outstanding (including all shares of Company Preferred Stock, Company Options and other securities convertible into Company Common Stock, all on an as-converted, fully-diluted basis). The Parties hereby agree that, determined on the basis of the numbers of shares set forth in the preceding representations, eCom Stockholders would own 88.12% (the 'Fixed Percentage') (on an as-converted, fully-diluted basis). If, as of the Effective Time, the number of shares of eCom Common Stock outstanding (determined on an as-converted, fully-diluted basis) exceeds the Fixed Shares and/or the number of shares of the Company Common Stock outstanding (determined on an as-converted, fully-diluted basis) exceeds 5,200,000 (not including stock options granted to new employees of the Company after the date hereof), then appropriate adjustments shall be made to the aggregate amount of

    Company Securities issued pursuant to Section 2.4.5 and Section 2.4.6 hereof so that, as of the Effective Time, eCom Stockholders will own the Fixed Percentage of outstanding shares of Company Common Stock (on an as-converted, fully-diluted basis). Such adjustments, if any, shall be made on a pro rata basis among all eCom Stockholders as of the Effective Time.'

    3. Representations and Warranties of eCom.

    3.1 Section 3.8 of the Merger Agreement is hereby amended to read in its entirety as follows:

        '3.8 Subsidiaries. Each of eCom's Subsidiaries listed on Schedule 3.8 to the eCom Disclosure Schedule is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or organization. eCom is the record and beneficial owner of all of the outstanding shares of capital stock or other ownership interests in each of its Subsidiaries, free and clear of any lien, mortgage, pledge, charge, security interest or encumbrance of any kind, and there are no irrevocable proxies with respect to such shares.'

    3.2 Section 3.10.2 of the Merger Agreement is hereby amended to read in its entirety as follows:

        '3.10.2 eCom has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $25,000 and outside the Ordinary Course of Business, other than the Letter Agreement, the Loan Agreement, the Agency Agreement, and the Netlan Transaction (as defined in Amendment No. 1 to Agreement and Plan of Merger (the 'Amendment'));'

    3.3 Section 3.10.6 of the Merger Agreement is hereby amended to read in its entirety as follows:

        '3.10.6 eCom has not made any capital investment in, any loan to, or any acquisition of the securities and assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $25,000 or outside the Ordinary Course of Business, with the exception of the Netlan Transaction (as defined in the Amendment);'

    4. Representations and Warranties of the Company.

    4.1 Section 4.10.17 of the Merger Agreement is hereby amended to read in its entirety as follows:

        '4.10.17 The Company has not granted any increase in the compensation of or changed any of the employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business, except as set forth in the Company Disclosure Schedule, as amended as of the Effective Time;'

    4.2 Section 4.30 of the Merger Agreement is hereby amended by adding at the end the following sentence:

        'The Company's Board of Directors shall receive a written affirmation of its opinion from an investment bank reasonably acceptable to the Parties, dated as of the record date of the Company Proxy Materials, to the effect that the Merger is fair to the Company's shareholders, and will deliver to eCom a copy of such affirmation.'

    5. Covenants.

    5.1 Section 5.2.1 of the Merger Agreement is hereby amended to read in its entirety as follows:

        '5.2.1 notwithstanding Section 5.7.1 of this Agreement, the amendment of the certificate of incorporation in a manner which is acceptable to the Parties and which is not inconsistent with the terms and provisions of this Agreement.'

    5.2 Section 5.2.3 of the Merger Agreement (regarding consent of the 'Existing Company Preferred Holders') is hereby deleted in its entirety.

    5.3 Section 5.5 of the Merger Agreement is hereby amended to remove 'the Delaware General Corporation Law' from the first sentence.

    5.4 Section 5.14 of the Merger Agreement (regarding'Election of Director') is hereby deleted.

    6. Conditions to Close.

    6.1 Section 6.1.6 of the Merger Agreement is hereby amended to add at the end of the section the following: '; provided that eCom hereby acknowledges that Sands Brothers & Co., Ltd. has initiated a lawsuit against the Company, as disclosed in the Company Disclosure Schedule.'

    6.2 Section 6.1.12 of the Merger Agreement is hereby amended to read in its entirety as follows:

        '6.1.12 Steven L. Vanechanos, Jr. shall have executed and delivered to the Parties an indemnification agreement substantially in the form attached hereto as Exhibit A;'

    6.3 Section 6.2.9 of the Merger Agreement is hereby deleted.

    6.4 Section 6.2.12 of the Merger Agreement is amended to read in its entirety as follows:

        '6.2.12 the Company and Steven L. Vanechanos, Jr. shall have entered into a consulting agreement substantially in the form attached hereto as Exhibit B;'

    7. Additional Agreements.

    7.1 Section 7.2 of the Merger Agreement is hereby amended to read in its entirety as follows:

        '7.2 Lock Up Agreements. The Company shall cause each person listed on
    Schedule 7.2 to enter into an agreement, substantially in the form attached hereto as Exhibit C, regarding restrictions on the sale or transfer of such Company Securities ('Lock Up Agreement').'

    8. Termination.

    8.1 Termination of Agreement. Section 8.1.4 of the Merger Agreement is hereby deleted.

    8.2 Break-up Fee. Section 8.3 of the Merger Agreement is hereby amended to read in its entirety as follows:

        '8.3 If the Company either withdraws from or terminates this Agreement (other than in accordance with Sections 8.1.1 or 8.1.2 above) then, within 30 days of such event, the Company will pay to eCom the sum of five hundred thousand dollars ($500,000) as liquidated damages ('Break-up Fee'); provided that, if prior to the Closing, the Company receives an unsolicited offer to participate in a transaction which would result in a 'change of control' of the Company or a sale of all or a material portion of the assets of the Company, and the Company subsequently accepts such offer, the Company will pay eCom the sum of five hundred thousand dollars ($500,000) as liquidated damages within 30 days of the acceptance of the offer. In the event the liquidated damages described in the previous sentence are not paid within 30 days of the due date, the $500,000 due to eCom will be convertible, at the discretion of eCom, into seven hundred fifty thousand (750,000) shares of Company Common Stock, which shall be issuable immediately upon written notice to the Company to that effect. Without limiting the foregoing, at eCom's option, the Company shall be deemed to have withdrawn from or terminated this Agreement in the event that either (i) this Agreement is terminated by eCom pursuant to Section 8.1.3 or (ii) the Board of Directors of the Company passes a resolution which would propose to eCom any material modifications to the terms of this Agreement (except if the failure to pass such resolution would violate or breach any fiduciary duty owed to the Company) or any other agreement executed and delivered by the parties pursuant to or in connection with this Agreement prior to the Effective Time; provided that the Company shall not be required to pay the Break-up Fee if the Agreement and the Merger shall not receive the Requisite Company Stockholder Approval.'

    9. Representations and Warranties of eCom as of the Date of this Amendment.

    9.1 eCom hereby represents and warrants to the Company that, except as set forth in the eCom Disclosure Schedule, as amended hereby or contemplated by the terms of this Amendment, including any amendments to the eCom Disclosure Schedule, as of the date hereof (i) the representations and warranties contained in Section 3 of the Merger Agreement are true and correct in all material respects and (ii) eCom has performed and complied in all material respects with all of its covenants under the Merger Agreement.

    9.2 eCom hereby represents and warrants to the Company that it has received the Requisite eCom Stockholder Approval and there are no eCom Dissenting Shares.

    10. Representations and Warranties of the Company as of the Date of this Amendment.

    10.1 The Company hereby represents and warrants to eCom that, except as set forth in the Company Disclosure Schedule, as amended hereby or as of the Effective Time, or contemplated by the terms of this Amendment, including any amendments to the Company Disclosure Schedule, as of the date hereof (i) the representations and warranties contained in Section 4 of the Merger Agreement are true and correct in all material respects and (ii) the Company has performed and complied in all material respects with all of its covenants under the Merger Agreement.

    10.2 The Company hereby represents and warrants that there are no shares of Company Preferred Stock outstanding as of the date hereof.

    11. Certain Covenants.

    11.1 The Company shall not initiate new employment of any Person (or engage any Person as an independent contractor) on terms providing for annual compensation in excess of $50,000, or grant any stock options or other securities to any employees of the Company, without eCom's prior consent. ECom `s review of any such employee proposed by the Company shall be completed within five (5) days.

    11.2 The Company shall use its best efforts to cause the appropriate Persons to enter into the agreements described in Sections 6.1.11, 6.1.12 and 6.1.13 as promptly as practicable following the date hereof.

    12. Certain Consents.

    12.1 eCom shall engage McKinsey & Co. ('Consultant') to provide advice and consultation with respect to the integration of the operations of eCom and the Company. The Company's employees shall participate in meetings and discussions conducted by the Consultant, provided that the duration, timing and location of such meetings shall be reasonable, and that reasonable advance notice shall be provided. Except as otherwise consented by eCom, to the extent practicable and in compliance with applicable fiduciary duties and obligations, the Company shall comply with all reasonable recommendations made by the Consultant in connection with such engagement.

    12.2 eCom hereby consents to the following:

        (i) The Settlement Agreement between the Company, Kenneth Konikowski and Joseph Wells, dated as of January 27, 2000;

        (ii) The issuance to Trautman Wasserman & Company, Inc. of a warrant to purchase 50,000 shares of the Company's Common Stock, dated as of February 16, 1999, and a warrant to purchase 25,000 shares of the Company's Common Stock, dated as of November 1, 1999;

        (iii) The Executive Performance Agreement between the Company and Steve Vanechanos, Jr., dated as of the date hereof;

        (iv) The Company's amending the warrants, issued to (a) Virtual `Ex, Inc. to purchase 27,000 shares of the Company's Common Stock, and Gerard Fragetti to purchase 26,400 shares of the Company's Common Stock to include a provision for cashless exercise; and (b) the shareholders listed on
    Schedule 12.2(iv), to include a provision for a cashless exercise, in exchange for a waiver from each such warrant holder, expressly waiving any and all dilution rights, set forth in Section 8(a) of the Warrant Agreements, dated December 1997, such warrant holder may now have or hereinafter acquire under such warrants;

        (v) Reasonable expenditures made by the Company in connection with the Merger;

        (vi) The Company's increase in the compensation for Steven L. Vanechanos, Jr., Chief Executive Officer of the Company, from $125,000 to $210,000, on an annualized basis; and

        (vii) Approval by the Company's Compensation Committee of a resolution waiving the lapse provisions of the 1997 Outside Directors Stock Option Plan and the 1997 Employee Stock Option Plan for options granted to employees that will resign pursuant to provisions of this Agreement.

    12.3 The Company hereby agrees not to file any S-3s or similar filings that effect a registration of the Company's shares other than registrations provided for herein, between the date hereof and the Effective Time.

    13. Ratification of Merger Agreement. Except as modified hereby, the terms and conditions of the Merger Agreement are hereby ratified by the parties and shall remain in full force and effect. From and after the date hereof, all references to the Merger Agreement contained therein or otherwise shall be deemed to refer to the Merger Agreement as amended hereby.

    14. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice or conflict of law rule of any jurisdiction which would cause the application of the laws of any other jurisdiction.

    15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together will constitute one and the same instrument.

    IN WITNESS WHEREOF, the Parties hereto have executed this Amendment No. 1 to Agreement and Plan of Merger on the date first above written.

eB2B COMMERCE, INC.                                 DYNAMICWEB ENTERPRISES, INC.

By:           /S/ VICTOR CISARIO                    By:     /S/ STEVEN L. VANECHANOS, JR.
    .......................................         ...........................................
   Victor Cisario                                      Steven L. Vanechanos, Jr.
   Chief Financial Officer                             Chief Executive Officer

                                                                      APPENDIX C

March 13, 2000

Board of Directors
DYNAMICWEB ENTERPRISES, INC.
271 Rt. 46 West
Building F
Fairfield NJ 07004

Ladies and Gentlemen:

    DynamicWeb Enterprises, Inc., a New Jersey company ('DWEB'), and eB2B Commerce, Inc. ('eCom'), a Delaware company, have entered into an agreement and plan of merger, as amended (the 'Agreement') providing for the merger (the 'Merger') of eCom into DWEB. The Merger is expected to take place on or around April 21, 2000. Capitalized terms used herein without definition have the meanings set forth in the Agreement.

    In accordance with the Agreement, the proposed Merger will be accomplished by:

        Common Stock Conversion. At the Effective Time, each outstanding share of eCom Common Stock shall be converted into the right to receive a number of shares of DWEB Common Stock equal to one share of eCom Common Stock multiplied by the Exchange Ratio. The Exchange Ratio has been fixed at 2.66 DynamicWeb shares, subject to adjustments set forth in the Agreement, for each eCom share.

        Preferred Stock and Other Securities Conversion. At the Effective Time, each share of eCom Preferred Stock, and each eCom Option and other security convertible into eCom Common Stock outstanding immediately prior to the Effective Time, shall be converted into the right to receive, respectively, shares of DWEB Preferred Stock, Company Options or other securities convertible into DWEB Common Stock, as the case may be. The number of shares of DWEB Common Stock issuable upon exercise or conversion of each share of such DWEB Preferred Stock, and each DWEB Option or other security convertible into DWEB Common Stock shall be calculated by multiplying (i) the number of shares of eCom Common Stock into which each share of such eCom Preferred Stock, each eCom Option or other security convertible into eCom Common Stock is exercisable or convertible by (ii) the Exchange Ratio. The exercise or conversion price of each share of such DWEB Preferred Stock, each DWEB Option or other security convertible into DWEB Common Stock shall be calculated by dividing (i) the exercise or conversion price of each share of such eCom Preferred Stock, each eCom Option or other security convertible into eCom Common Stock by (ii) the Exchange Ratio.

    You have asked us whether or not, in our opinion, the proposed Merger through the exchange of shares as described above, is fair, from a financial point of view, to your shareholders.

    In arriving at the opinion set forth below, we have among other things:

        1. Reviewed the Agreement;

        2. Reviewed DWEB's recent SEC filings including its most recently available Annual Report on Form 10-KSB and certain Quarterly Reports on Forms 10-QSB;

        3. Reviewed DWEB's internal business and financial analyses prepared by DWEB's management;

        4. Reviewed certain internal financial analyses and business forecasts for Netlan and eB2B prepared by management and agents of each firm;

        5. Reviewed eCom's private placement memorandum dated November 1, 1999 including subsequent amendments and updates to the memorandum, and recent financial results;

        6. Reviewed the audited financial results for the years ending December 31, 1998 and 1999, respectively, for eCom;

        7. Reviewed the audited financial results for the years ending December 31, 1998 and 1999 for Netlan, and the unaudited financial results for the year ended December 31, 1997;

        8. Visited the corporate headquarters of DWEB, eCom and Netlan and conducted meetings with members of management of these three firms to discuss their respective businesses and business prospects;

        9. Performed a variety of financial and comparative analyses, including, but not limited to:

           (i) Evaluation of certain financial information and ratios of publicly-traded companies similar to DWEB, eCom and Netlan;

           (ii) Evaluation of the financial terms of the proposed Merger;

           (iii) Comparison of the financial terms of the proposed Merger with certain other mergers, acquisitions and business combination transactions we deemed to be relevant; and

           (iv) Review of such other financial studies and analyses and performance of such other investigations and consideration of such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

    Due to the significant reorganization of the businesses of DWEB, eCom and Netlan and the uncertain nature of long-term consolidated, pro forma projections anticipated to result from the Merger, we did not perform a discounted cash flow analysis to arrive at our opinion.

    In preparing our opinion, we have relied upon and assumed without independent verification, the accuracy and completeness of all publicly available financial information and all financial information furnished or otherwise communicated to us by DWEB, eCom and Netlan. We have not made any appraisal of the assets of DWEB, eCom or Netlan, nor have we evaluated any other business combinations or acquisitions contemplated by either DWEB, eCom or Netlan, nor have we expressed any opinion as to what the value of DWEB will be after the Merger is consummated or the price at any time at which the common stock of DWEB will trade after the Merger. Our opinion does not address the underlying business decision to enter into the Merger.

    It is understood that this letter may not be disclosed or otherwise referred to without our prior consent, except as may otherwise be required by law or by a court of competent jurisdiction; provided, however, that we hereby consent to the inclusion of this opinion in any registration statement or proxy statement used in connection with the Merger so long as the opinion is included in its entirety in such registration statement or proxy statement.

    On the basis of, and subject to the foregoing, we are of the opinion that the proposed issuance of shares contemplated by the Merger is fair to DWEB's shareholders, from a financial point of view.

                                          Sincerely,

                                          AUERBACH, POLLAK & RICHARDSON, INC.

                                          Michael P. Considine
                                          Executive Vice President

                                                                      APPENDIX D

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          DYNAMICWEB ENTERPRISES, INC.

    Pursuant to the provisions of N.J.S.A. 14A:9-5, the undersigned corporation, for the purpose of amending and restating its Certificate of Incorporation, hereby certifies as follows:

        FIRST. The name of the Corporation is eB2B Commerce, Inc.

        SECOND. The location and post office address of the Corporation's registered office in this state is 208 West State Street, Trenton, New Jersey 08608-1002 and its registered agent at such address is Nationwide Information Services, Inc.

        THIRD. The purpose of the Corporation is and it shall have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under provisions of the New Jersey Business Corporation Act.

        FOURTH. The term of the Corporation's existence is perpetual.

        FIFTH. The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 250,000,000 shares, divided into two classes consisting of 200,000,000 shares of Common Stock and 50,000,000 shares of preferred stock, having such par value as the board of directors shall fix and determine, as provided in Article SIXTH below ('Preferred Stock').

        SIXTH. The Preferred Stock may be issued from time to time as a class without series or, if so determined by the board of directors of the Corporation, either in whole or in part, in one or more series. There is hereby expressly granted to and vested in the board of directors of the Corporation authority to fix and determine (except as fixed and determined herein), by resolution, the par value, voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, of any wholly unissued series of Preferred Stock, the number of shares constituting any such series and the terms and conditions of the issue thereof. Prior to the issuance of any shares of Preferred Stock, a statement setting forth a copy of each such resolution or resolutions and the number of shares of Preferred Stock of each such class or series shall be executed and filed in accordance with the New Jersey Business Corporation Act. Unless otherwise provided in any such resolution or resolutions, the number of shares of capital stock of any such class or series so set forth in such resolution or resolutions may thereafter be increased or decreased (but not below the number of shares then outstanding), by a statement likewise executed and filed stating that the authorized increase or decrease therein had been authorized and directed by a resolution or resolutions adopted by the board of directors of the Corporation. In case the number of such shares shall be decreased, the number of shares so specified in the statement shall resume the status they had prior to the adoption of the first resolution or resolutions. The Corporation has heretofore authorized the issuance of Series A 6% Convertible Preferred Stock and Series B 6% Convertible Preferred Stock ('Existing Preferred Stock'). The Company hereby decreases the number of authorized shares of the Existing Preferred Stock to zero and such all previously authorized shares of Existing Preferred Stock hereby resume the status they had prior to their authorization. The Corporation hereby authorizes 2,000 shares of Series A Preferred Stock having the terms set forth in Exhibit A and 4,000,000 shares of Series B Preferred Stock having the terms set forth in Exhibit B.

        SEVENTH. The management, control and government of the Corporation shall be vested in a board of directors consisting of not less than five (5) nor more than twenty-five (25) members in number, as fixed by the board of directors of the Corporation from time to time.

        EIGHTH. No holder of any class of capital stock of the Corporation shall have preemptive rights, and the Corporation shall have the right to issue and to sell to any person or persons any shares of its capital stock or any option, warrant or right to acquire capital stock, or any securities having conversion or option rights without first offering such shares, rights or securities to any holder of any class of capital stock of the Corporation.

        NINTH. No action required to be taken or which may be taken at any annual or special meeting of shareholders of the Corporation may be taken without a meeting, and the power of the shareholders of the Corporation to consent in writing to action without a meeting is specifically denied. The presence, in person, by proxy or by other means approved by the board of directors of the Corporation, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast shall constitute a quorum of shareholders at any annual or special meeting of shareholders of the Corporation.

        TENTH. The authority to make, amend, alter, change or repeal the By-Laws of the Corporation is hereby expressly and solely granted to and vested in the board of directors of the Corporation, subject always to the power of the shareholders to change such action by the affirmative vote of shareholders of the Corporation entitled to cast at least 66 2/3 percent
    (66 2/3%) of the votes which all shareholders are entitled to cast.

        ELEVENTH. The Corporation shall indemnify every corporate agent as defined in, and to the fullest extent permitted by, Section 14A:3-5 of the New Jersey Business Corporation Act, and to the fullest extent otherwise permitted by law.

        TWELFTH. To the fullest extent from time to time permitted by law, no director or officer of the Corporation shall be personally liable to the Corporation or to any of its shareholders, except for liabilities arising from any breach of duty based upon an act or omission which are (i) in breach of such director's or officer's duty of loyalty to the Corporation,
    (ii) not in good faith or involving a knowing violation of law or (iii) resulting in receipt by such director or officer of an improper personal benefit. Neither the amendment or repeal of this Article TWELFTH nor the adoption of any provisions of this Amended and Restated Certificate of Incorporation inconsistent with this Article TWELFTH, shall eliminate or reduce the protection afforded by this Article TWELFTH to a director or officer of the Corporation with respect to any matter which occurred, or any cause of action, suit or claim which but for this Article TWELFTH would have accrued or arisen, prior to such amendment, repeal or adoption.

        THIRTEENTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in its Certificate of Incorporation in the manner now or hereafter prescribed by statute and all rights conferred upon shareholders and directors herein are hereby granted subject to this reservation.

    IN TESTIMONY WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed by a duly authorized officer as of
the   day of         , 2000.

                                          DYNAMICWEB ENTERPRISES, INC.

                                          By:
                                              ..................................
                                             Steven L. Vanechanos, Jr.
                                             Chief Executive Officer

                                                                       EXHIBIT A

                            SERIES A PREFERRED STOCK

    The Corporation and eB2B Commerce, Inc., executed an agreement and plan of merger, as amended, on December 1, 1999 (the 'Merger Agreement'). Pursuant to the Merger Agreement, the exchange ratio is 2.66, subject to adjustments set forth in the Merger Agreement ('Exchange Ratio').

    Resolved, that pursuant to the authority granted and vested in the Board of Directors of the Corporation, in accordance with ARTICLE SIXTH of the Certificate of Incorporation of the Corporation, as amended, the Board of Directors hereby creates a series of Preferred Stock, par value $0.001, of the Corporation and hereby states the designation and number of shares, and fixes the rights, limitations and preferences thereof as follows:

SERIES A PREFERRED STOCK:

        1. Designation and Amount. The shares of such series shall be designated as 'Series A Preferred Stock' ('Series A Preferred Stock') and the number of shares constituting the Series A Preferred Stock shall be two thousand (2,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

        2. Dividends. The holders of Series A Preferred Stock shall not be entitled to receive dividends in any fixed amount; provided, however, that in the event that the Corporation shall at any time declare or pay a dividend on the Common Stock (other than a dividend referred to in Section 4.4.4), it shall, at the same time, declare and pay to each holder of Series A Preferred Stock a dividend equal to the dividend which would have been payable to such holder if the shares of Series A Preferred Stock held by each holder had been converted into Common Stock on the date of determination of holders of Common Stock entitled to receive such dividends.

        3. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment is made upon Common Stock, the holders of the shares of Series A Preferred Stock shall be entitled to be paid an amount equal to one thousand ($1,000) dollars per share, plus, in each case, an amount equal to any dividends accrued and unpaid, and the holders of Series A Preferred Stock shall not be entitled to any further payment ('Liquidation Payments'). If, upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series A Preferred Stock shall be insufficient to permit payment to such holders of the preferential amounts to which they are entitled, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Series A Preferred Stock. Upon any such liquidation, dissolution or winding up of the Corporation, after the holders of Series A Preferred Stock shall have been paid in full the amounts to which they shall be entitled, the remaining net assets of the Corporation available for distribution to its shareholders shall be distributed to the holders of Common Stock. Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the Liquidation Payments and the place where said Liquidation Payments shall be payable, shall be given by mail, postage prepaid, not less than thirty (30) days prior to the payment date stated therein, to the holders of record of Series A Preferred Stock, such notice to be addressed to each such holder at its post office address as shown by the records of the Corporation. Neither the consolidation or merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or substantially all its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this Section 3.

4. CONVERSION.

    4.1 Right to Convert. Subject to the terms and conditions of this
Section 4, the holder of any share or shares of Series A Preferred Stock shall have the right, at its option at any time, to convert any such shares of Series A Preferred Stock (except that upon any liquidation, dissolution or winding up of the Corporation the right of conversion shall terminate at the close of business on the last full business day next preceding the date fixed for payment of the amount distributable on the Series A Preferred Stock), into shares of Common Stock equal to five hundred (500) multiplied by the Exchange Ratio applicable in the Merger Agreement, at a conversion price equal to two ($2.00) dollars per share divided by the Exchange Ratio applicable in the Merger Agreement of Common Stock, or by the conversion price as last adjusted and in effect at the date any share or shares of such series of Series A Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to herein as the 'Series A Conversion Price'). The rights of conversion contained in this Section 4.1 shall be exercised by the holder of shares of Series A Preferred Stock by giving written notice that such holder elects to convert a stated number of shares of Series A Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder of holders of the Series A Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

    4.2 Issuance of Certificates; Time Conversion Effected. Promptly after the receipt of the written notice referred to in Section 4.1 and surrender of the certificate or certificates for the share or shares of Series A Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series A Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected, and the Series A Conversion Price shall be determined, as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Series A Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

    4.3 Fractional Shares; Dividends; Partial Conversion. No fractional shares may be issued upon conversion of the Series A Preferred Stock into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. At the time of each conversion, the Corporation shall pay in cash an amount equal to all dividends, if any, accrued and unpaid on the shares surrendered for conversion to the date upon which such conversion is deemed to take place as provided in
Section 4.2. In case the number of shares of Series A Preferred Stock represented by the certificate or certificates surrendered pursuant to
Section 4.1 exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder thereof, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series A Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional interest in a share of Common Stock would, except for the provisions of the first sentence of this
Section 4.3, be deliverable upon any such conversion, the Corporation, in lieu of delivering the fractional share thereof, shall pay to the holder surrendering the Series A Preferred Stock for conversion an amount in cash equal to the current market price of such fractional interest as determined in good faith by the Board of Directors of the Corporation.

    4.4 Adjustment of Price Upon Issuance of Common Stock. Except as provided in
Section 4.6 hereof, if and whenever the Corporation shall issue or sell, or is in accordance with Sections 4.4.1 through 4.4.7 deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than the Series A Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Series A Conversion Price shall be determined by dividing (i) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale (including as outstanding all shares of Common Stock issuable upon conversion of outstanding Series A Preferred Stock) multiplied by the then existing Series A Conversion Price, and (b) the consideration, if any, received by the Corporation upon such issue or sale, by
(ii) the total number of shares of Common Stock outstanding immediately after such issue or sale (including as outstanding all shares of Common Stock issuable upon conversion of outstanding Series A Preferred Stock without giving effect to any adjustment in the number of shares so issuable by reason of such issue and sale).

    For purposes of this Section 4.4, the following Sections 4.4.1 to 4.4.7 shall also be applicable:

        4.4.1 Issuance of Rights or Options. In case at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such rights or options being herein called 'Options' and such convertible or exchangeable stock or securities being herein called 'Convertible Securities') whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional considerations payable to the Corporation upon the exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options) shall be less than the Series A Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities shall be deemed to have been issued for such price per share as of the date of granting of such Options and thereafter shall be deemed to be outstanding. Except as otherwise provided in Section 4.4.3, no adjustment of the Series A Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

        4.4.2 Issuance of Convertible Securities. In case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Series A Conversion Price in effect immediately prior to the time of such issue or sale then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in Section 4.4.3 below, no adjustment of the Series A Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Option to purchase any such Convertible Securities for which adjustments of the Series A Conversion Price have been or are to be made pursuant to other provisions of this Section 4.4 , no further adjustment of the Series A Conversion Price shall be made by reason of such issue or sale.

        4.4.3 Change in Option Price or Conversion Rate. If (i) the purchase price provided for in any Option referred to in Section 4.4.1, (ii) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Sections 4.4.1 or 4.4.2 or (iii) the rate at which any Convertible Securities referred to in Sections 4.4.1 or 4.4.2 are convertible into or exchangeable for Common Stock shall change at any time (in each case other than under or by reason of provisions designed to protect against dilution), then the Series A Conversion Price in effect at the time of such event shall, as required, forthwith be readjusted to such Series A Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; and on the expiration of any such Option or the termination of any such right to convert or exchange such Convertible Securities, the Series A Conversion Price then in effect hereunder shall, as required, forthwith be increased to the Series A Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding. If the purchase price provided for in any such Option referred to in Section 4.4.1 or the rate at which any Convertible Securities referred to in Section 4.4.1 or 4.4.2 are convertible into or exchangeable for Common Stock shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then, in case of the delivery of Common Stock upon the exercise of any such Convertible Securities, the Series A Conversion Price then in effect hereunder shall, as required, forthwith be adjusted to such respective amount as would have been obtained had such Option or Convertible Securities never been issued as to such Common Stock and had adjustments been made upon issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Series A Conversion Price then in effect hereunder is thereby reduced.

        4.4.4 Stock Dividends. In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock, Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration, and the Series A Conversion Price shall be reduced as if the Corporation had subdivided its outstanding shares of Common Stock into a greater number of shares, as provided in Section 4.5 hereof.

        4.4.5 Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the Corporation, such Options shall be deemed to have been issued without consideration, and the Series A Conversion Price shall be reduced as if the Corporation had subdivided its outstanding shares of Common Stock into a greater number of shares, as provided in Section 4.5 hereof.

        4.4.6 Record Date. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities, or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right or subscription of purchase, as the case may be.

        4.4.7 Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purposes of
    Section 4.4.

    4.5 Subdivision or Combination of Stock. In case the Corporation shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Series A Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the Series A Conversion Price in effect immediately prior to such combination shall be proportionately increased.

    4.6 Certain issues of Common Stock Excepted. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Series A Conversion Price upon the occurrence of either of the following events: (i) the issuance of Common Stock upon conversion of outstanding shares of Series A Preferred Stock or, (ii) the issuance of Common Stock upon exercise of options granted to employees, officers, directors, consultants and/or vendors of the Corporation.

    4.7 Reorganization, Reclassification, Consolidation, Merger or Sale. If any capital reorganization or reclassification of the capital stock of the Corporation or any consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way (including, without limitation, by way of consolidation or merger) wherein holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions shall be made whereby each holder of a share or shares of Series A Preferred Stock shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Corporation immediately theretofore receivable upon the conversion of such shares or shares of the Series A Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Series A Conversion Price) shall thereafter be applicable, as nearly practicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights (including, if necessary to effect the adjustments contemplated herein, an immediate adjustment, by reason of such reorganization, reclassification, consolidation, merger or sale, of the Series A Conversion Price to the value for the Common Stock reflected by the terms of such reorganization, reclassification, consolidation, merger or sale if the value so reflected is less than the Series A Conversion Price in effect immediately prior to such reorganization, reclassification, consolidation, merger or sale). In the event of a merger or consolidation of the Corporation as a result of which a greater or lesser number of shares of common stock of the surviving corporation is issuable to holders of Common Stock of the Corporation outstanding immediately prior to such merger or consolidation, the Series A Conversion Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Corporation. The Corporation will not effect any such consolidation or merger, or any sale of all or substantially all of its assets and properties, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument, executed and mailed or delivered to each holder of shares of Series A Preferred Stock at the last address of such holder appearing on the books of the Corporation, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to receive.

    4.8 Automatic Conversion. In the event that, at any time while any of the Series A Preferred Stock shall be outstanding, the Corporation shall complete an underwritten public offering involving the sale by the Corporation of shares of Common Stock (i) at a per share price to the public of not less than seven dollars and fifty ($7.50) cents (appropriately adjusted for any stock splits, combinations or stock dividends) and (ii) providing aggregate proceeds (after deducting underwriting discounts and commissions) to the Corporation of not less than seven million five hundred thousand ($7,500,000) dollars, then all outstanding shares of Series A Preferred Stock shall, automatically and without further action on the part of the holders of the Series A Preferred Stock, be converted into shares of Common Stock in accordance with the terms of this
Section 4 with the same effect as if the certificates evidencing such shares had been surrendered for conversion, such conversion to be effective simultaneously with the closing of such public offering; provided, however, that certificates evidencing the shares of Common Stock issuable upon such conversion shall not be issued except on surrender of the certificates for the shares of the Series A Preferred Stock so converted.

    4.9 Notice of Adjustment. Upon any adjustment of the Series A Conversion Price, then and in each such case the Corporation shall give written notice thereof, by first class mail, postage prepaid, addressed to each holder of shares of Series A Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Series A Conversion Price, resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

    4.10 Other Notices. In case at any time:

        4.10.1 the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

        4.10.2 the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

        4.10.3 there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with, or a sale of all or substantially all its assets to, another corporation;

        4.10.4 there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation; or

        4.10.5 the Corporation shall take any action or there shall be any event which would result in an automatic conversion of the Series A Preferred Stock pursuant to Section 4.8, then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, addressed to each holder of any shares of Series A Preferred Stock at the address of such holder as shown on the books of the Corporation, (a) at least twenty (20) days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty (20) days' prior written notice of the date when the same shall take place, and (c) in the case of any event which would result in an automatic conversion of the Series A Preferred Stock pursuant to Section 4.8, at least twenty (20) days' prior written notice of the date on which the same is expected to be completed. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

    4.11 Stock to Be Reserved. The Corporation will at all times reserve and keep available out of its authorized Common Stock or its treasury shares, solely for the purpose of issue upon the conversion of the Series A Preferred Stock as herein provided, such number of shares of Common Stock as shall be then issuable upon the conversion of all outstanding shares of Series A Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the effective Series A Conversion Price. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Corporation may be listed. The Corporation will not take any action which results in any adjustment of the Series A Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Series A Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Corporation's Certificate of Incorporation.

    4.12 No Reissuance of Series A Preferred Stock. Shares of Series A Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

    4.13 Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of the Series A Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series A Preferred Stock which is being converted.

    4.14 Closing of Books. The Corporation will at no time close its transfer books against the transfer of any Series A Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series A Preferred Stock in any manner which interferes with the timely conversion of such Series A Preferred Stock.

    4.15 Definition of Common Stock. As used in this Section 4, the term 'Common Stock' shall mean and include the Corporation's authorized Common Stock, $0.001 par value, as constituted on the date of filing of this Certificate of Designation and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, provided, however, that the shares of Common Stock receivable upon conversion of shares of the Series A Preferred Stock of the Corporation, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in Section 4.7, shall include only shares designated as Common Stock of the Corporation on the date of filing of this Certificate of Designation.

    5. Voting Rights. Except as otherwise provided by law and the Corporation's Certificate of Incorporation, on all matters submitted to vote by stockholders of the Company, each share of the Series A Preferred Stock will entitle the holder thereof to one vote for each share of the Corporation's Common Stock into which such share of Series A Preferred Stock is then convertible.

                                                                       EXHIBIT B

                            SERIES B PREFERRED STOCK

    The Corporation and eB2B Commerce, Inc., executed an agreement and plan of merger, as amended, on December 1, 1999 (the 'Merger Agreement'). Pursuant to the Merger Agreement, the exchange ratio is 2.66, subject to adjustments set forth in the Merger Agreement ('Exchange Ratio').

    RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by ARTICLE SIXTH of the Corporation's Certificate of Incorporation, as amended, a series of preferred stock of the Corporation be, and it hereby is, created out of the authorized but unissued shares of the capital stock of the Corporation, such series to be designated Series B Preferred Stock (the 'Preferred Stock'), to consist of four million (4,000,000) shares, par value $0.001 per share, of which the preferences, rights, qualifications, limitations or restrictions thereof, shall be (in addition to those set forth in the Corporation's Certificate of Incorporation, as amended) as follows:

SERIES B PREFERRED STOCK:

    1. Certain Definitions. Unless the context otherwise requires, the terms defined in this paragraph 1 shall have, for all purposes of this resolution, the meanings herein specified.

    a. Common Stock. The term 'Common Stock' shall mean all shares now or hereafter authorized of any class of Common Stock of the Corporation and any other stock of the Corporation, howsoever designated, authorized after the Issue Date, which has the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

    b. Conversion Date. The term 'Conversion Date' shall have the meaning set forth in Section 5(d) below.

    c. Conversion Price. The term 'Conversion Price' shall mean the price per share of Common Stock used to determine the number of shares of Common Stock deliverable upon conversion of a share of the Preferred Stock, which price shall initially be five dollars and fifty ($5.50) cents per share divided by the Exchange Ratio, subject to adjustment in accordance with the provisions of
Section 6 below.

    d. Current Market Price. The term 'Current Market Price' shall have the meaning set forth in Section 10 below.

    e. Issue Date. The term 'Issue Date' shall mean the date that shares of Preferred Stock are first issued by the Corporation.

    f. Junior Stock. The term 'Junior Stock' shall mean, for purposes of Sections 3 and 8 below, the Common Stock and any class or series of stock of the Corporation issued after the Issue Date not entitled to receive any assets upon the liquidation, dissolution or winding up of the affairs of the Corporation until the Preferred Stock shall have received the entire amount to which such stock is entitled upon such liquidation, dissolution or winding up.

    g. Parity Stock. The term 'Parity Stock' shall mean, for purposes of Sections 3 and 8 below, any other class or series of stock of the Corporation issued after the Issue Date entitled to receive assets upon the liquidation, dissolution or winding up of the affairs of the Corporation on a parity with the Preferred Stock.

    h. Qualified Public Offering. The term 'Qualified Public Offering' shall mean an initial public offering of the Corporation's securities raising gross proceeds in excess of $20,000,000 where the offering price per share is at least
2.5 times the then Conversion Price.

    i. Qualified Private Offering. The term 'Qualified Private Offering' shall mean a private offering of the Corporation's securities raising gross proceeds of at least $20,000,000 where the pre-money valuation is at least 2.5 times the post-private placement valuation of the Corporation and where the offering price per share is at least 2.5 times the then Conversion Price.

    j. Senior Stock. The term 'Senior Stock' shall mean, for purposes of Sections 3 and 8 below, any class or series of stock of the Corporation issued after the Issue Date ranking senior to the Preferred

Stock in respect of the right to receive assets upon the liquidation, dissolution or winding up of the affairs of the Corporation.

    k. Subscription Price. The term 'Subscription Price' shall mean ten ($10.00) dollars per share.

    l. Subsidiary. The term 'Subsidiary' shall mean any corporation of which shares of stock possessing at least a majority of the general voting power in electing the board of directors are, at the time as of which any determination in being made, owned by the Corporation, whether directly or indirectly through one or more Subsidiaries.

    2. Ranking. The Preferred Stock shall rank, with respect to distributions upon a Liquidation (as defined in Section 4), (i) senior to all classes of Common Stock of the Corporation and to each other class of capital stock or series of preferred stock established after the Issue Date by the Board of Directors, the terms of which do not expressly provide that it ranks senior or on a parity with the Preferred Stock as to distributions upon a Liquidation;
(ii) on a parity with any additional shares of Preferred Stock issued by the Corporation in the future and any other class of capital stock or series of preferred stock issued by the Corporation established afer the Issue Date by the Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with the Preferred Stock as to distributions upon Liquidation; and (iii) junior to each class of capital stock or series of preferred stock issued by the Corporation established after the Issue Date by the Board of Directors, the terms of which expressly provide that such class or series will rank senior to the Preferred Stock as to distributions upon a Liquidation.

    3. Dividends. The holders of the Preferred Stock shall not be entitled to receive dividends in any fixed amount; provided, however, that in the event that the Corporation shall at any time declare or pay a dividend on the Common Stock (other than a dividend referred to in Section 6(a)), it shall, at the same time, declare and pay to each holder of the Preferred Stock a dividend equal to the dividend which would have been payable to such holder if the shares of the Preferred Stock held by each holder had been converted into Common Stock on the date of determination of holders of Common Stock entitled to receive such dividends.

    4. Distributions Upon Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or other winding up of the affairs of the Corporation, subject to the prior preferences and other rights of any Senior Stock, but before any distribution or payment shall be made to the holders of Junior Stock, the holders of the Preferred Stock shall be entitled to be paid the Subscription Price of all outstanding shares of Preferred Stock as of the date of such liquidation or dissolution or such other winding up, plus any accrued and unpaid dividends thereon to such date, and no more, in cash or in property taken at its fair value as determined by the Board of Directors, or both, at the election of the Board of Directors. If such payment shall have been made in full to the holders of the Preferred Stock, and if payment shall have been made in full to the holders of any Senior Stock and Parity Stock of all amounts to which such holders shall be entitled, the remaining assets and funds of the Corporation shall be distributed among the holders of Junior Stock, according to their respective shares and priorities. If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation, the net assets of the Corporation distributable among the holders of all outstanding shares of the Preferred Stock and of any Parity Stock shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then the entire net assets of the Corporation remaining after the distributions to holders of any Senior Stock of the full amounts to which they may be entitled shall be distributed among the holders of the Preferred Stock and of any Parity Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled. Neither the consolidation or merger of the Corporation into or with another corporation or corporations, nor the sale of all or substantially all of the assets of the Corporation to another corporation or corporations shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 4.

    5. Conversion Rights. The Preferred Stock shall be convertible into Common Stock as follows:

    a. Optional Conversion. Subject to and upon compliance with the provisions of this Section 5, the holder of any shares of Preferred Stock shall have the right at such holder's option, at any time or from time to time, to convert any of such shares of Preferred Stock into fully paid and nonassessable shares of Common Stock at the Conversion Price (as hereinafter defined) in effect on the Conversion Date (as hereinafter defined) upon the terms hereinafter set forth.

    b. Automatic Conversion. Each outstanding share of Preferred Stock shall automatically be converted, without any further act of the Corporation or its stockholders, into fully paid and nonassessable shares of Common Stock at the Conversion Price then in effect upon the closing of (i) a Qualified Public Offering or (ii) a Qualified Private Offering.

    c. Conversion Price. Each share of Preferred Stock shall be converted into a number of shares of Common Stock determined by dividing (i) the sum of the Subscription Price, by (ii) the Conversion Price in effect on the Conversion Date. The Conversion Price at which shares of Common Stock shall initially be issuable upon conversion of the shares of Preferred Stock shall be five dollars and fifty ($5.50) cents divided by the Exchange Ratio. The Conversion Price shall be subject to adjustment as set forth in Section 6. No payment or adjustment shall be made for any dividends on the Common Stock issuable upon such conversion.

    d. Mechanics of Conversion. The holder of any shares of Preferred Stock may exercise the conversion right specified in Section 5(a) by surrendering to the Corporation or any transfer agent of the Corporation the certificate or certificates for the shares to be converted, accompanied by written notice specifying the number of shares to be converted. Upon the occurrence of the event specified in Subsection (b), the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided that the Corporation shall not be obligated to issue to any such holder certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing the shares of Preferred Stock are either delivered to the Corporation or any transfer agent of the Corporation. Conversion shall be deemed to have been effected on the date when delivery of notice of an election to convert and certificates for shares is made or on the date of the occurrence of the event specified in Section 5(b), as the case may be, and such date is referred to herein as the 'Conversion Date.' Subject to the provisions of
Section 6(i), as promptly as practicable thereafter (and after surrender of the certificate or certificates representing shares of Preferred Stock to the Corporation or any transfer agent of the Corporation in the case of conversions pursuant to Section 5(b)) the Corporation shall issue and deliver to or upon the written order of such holder a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check or cash with respect to any fractional interest in a share of Common Stock as provided in Section 10. Subject to the provisions of Section 6(i), the person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the applicable Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Preferred Stock surrendered for conversion (in the case of conversion pursuant to Section 5(a)), the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Preferred Stock representing the unconverted portion of the certificate so surrendered.

    e. Conversion Price Adjustments. The Conversion Price shall be subject to adjustment provisions of Section 6 below.

    6. Anti-dilution Provisions. Subject to the provisions of Section 1 hereof, the Conversion Price in effect at any time and the number and kind of securities issuable upon the conversion of the Preferred Stock shall be subject to adjustment from time to time upon the happening of certain events as follows:

    a. In case the Corporation shall hereafter (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

    b. Subject to the provisions of Section (i) below, in case the Corporation shall fix a record date for the issuance of rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price (the 'Purchase Price') (or having a conversion price per share) less than the current market price of the Common Stock on such record date or less than the Conversion Price, the Conversion Price shall be adjusted so that the same shall equal the lower of
(i) the price determined by multiplying the Conversion Price in effect immediately prior to the date of such issuance by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on the record date mentioned below and the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at such current market price per share of the Common Stock, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such record date and the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are convertible) or (ii) in the event the Purchase Price is equal to or higher than the current market price but is less than the Conversion Price, the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance by a fraction, the numerator of which shall be the sum of the number of shares outstanding on the record date mentioned above and the number of additional shares of Common Stock which the aggregate Purchase Price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at the Conversion Price in effect immediately prior to the date of such issuance, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on the record date mentioned above and the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants; and to the extent that shares of Common Stock are not delivered (or securities convertible into Common Stock are not delivered) after the expiration of such rights or warrants the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered.

    c. In case the Corporation shall hereafter distribute to the holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions and dividends or distributions referred to in Subsection (a) above) or subscription rights or warrants (excluding those referred to in Subsection (b) above), then in each such case the Conversion Price in effect thereafter shall be determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the current market price per share of Common Stock, less the fair market value (as determined by the Corporation's Board of Directors) of said assets or evidences of indebtedness so distributed or of such rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such current market price per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

    d. Subject to the provisions of Section (i) below, in case the Corporation shall hereafter issue shares of its Common Stock (excluding shares issued
(i) in any of the transactions described in Subsection (a) above, (ii) upon exercise of options granted to the Corporation's officers, directors, employees and consultants under a plan or plans adopted by the Corporation's Board of Directors and approved by its shareholders, if such shares would otherwise be included in this Subsection (d), (but only to the extent that the aggregate number of shares excluded hereby and issued after the date hereof, shall not exceed ten (10%) percent of the Corporation's Common Stock outstanding, on a fully-diluted basis, at the time of any issuance), (iii) upon exercise of options, warrants, convertible securities and convertible debentures outstanding as of the Issue Date, a Qualified Private Offering, Qualified Public Offering or exercise of the warrants issued on or prior to the Issue Date, (iv) to shareholders of any corporation which merges into the Corporation in proportion to their stock holdings of such corporation immediately prior to such merger, upon such merger, (v) issued in a private placement through Commonwealth Associates, L.P. ('Commonwealth'), as placement agent, or upon exercise or conversion of any securities issued in or in connection with such a private placement (including agent, consulting or advisory warrants) or (vi) issued in a bona fide public offering pursuant to a firm commitment underwriting, but only if no adjustment is required pursuant to any other specific subsection of this Section 6 (without regard to Subsection
(i) below) with respect to the transaction giving rise to such rights) for a consideration per share (the 'Offering Price') less than the current market price on the date the Corporation fixes the Offering Price of such additional shares or less than the Conversion Price, the Conversion Price shall be adjusted immediately thereafter so that it shall equal the lower of (i) price determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares and the number of shares of Common Stock which the aggregate consideration received for the issuance of such additional shares would purchase at such current market price per share of Common Stock, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares or (ii) in the event the Offering Price is equal to or higher than the current market price per share but less than the Conversion Price, the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares and the number of shares of Common Stock which the aggregate consideration received for the issuance of such additional shares would purchase at the Conversion Price in effect immediately prior to the date of such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares. Such adjustment shall be made successively whenever such an issuance is made.

    e. Subject to the provisions of Section (i) below, in case the Corporation shall hereafter issue any securities convertible into or exchangeable for its Common Stock (excluding securities issued in transactions described in Subsections (b) and (c) above) for a consideration per share of Common Stock (the 'Exchange Price') initially deliverable upon conversion or exchange of such securities (determined as provided in Subsection (g) below) less than the current market price in effect immediately prior to the issuance of such, or less than the Conversion Price, the Conversion Price shall be adjusted immediately thereafter so that it shall equal the lower of (i) the price determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such securities and the number of shares of Common Stock which the aggregate consideration received for such securities would purchase at such current market price per share of Common Stock, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance and the maximum number of shares of Common Stock of the Corporation deliverable upon conversion of or in exchange for such securities at the initial conversion or exchange price or rate or (ii) in the event the Exchange Price is equal to or higher than the current market price per share but less than the Conversion Price, the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance by a fraction, the numerator of which shall be the sum of the number of shares outstanding immediately prior to the issuance of such securities and the number of shares of Common Stock which the aggregate consideration received for such securities would purchase at the Conversion Price in effect immediately prior to the date of such issuance, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such securities and the maximum number of shares of Common Stock of the Corporation deliverable upon conversion of or in exchange for such securities at the initial conversion or exchange price or rate. Such adjustment shall be made successively whenever such an issuance is made.

    f. Whenever the Conversion Price payable upon conversion of Preferred Stock is adjusted pursuant to Subsections (a), (b), (c), (d) and (e) above and
(i) below, the number of shares of Common Stock issuable upon conversion of Preferred Stock shall simultaneously be adjusted by multiplying the number of shares of Common Stock initially issuable upon conversion of Preferred Stock by the Conversion Price in effect on the date hereof and dividing the product so obtained by the Conversion Price, as adjusted.

    g. For purposes of any computation respecting consideration received pursuant to Subsections (d) and (e) above, the following shall apply:

        i. in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Corporation for any underwriting of the issue or otherwise in connection therewith;

        ii. in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Corporation (irrespective of the accounting treatment thereof), whose determination shall be conclusive; and

        iii. in the case of the issuance of securities convertible into or exchangeable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Corporation for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Corporation upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (i) and (ii) of this Subsection (g)).

    h. For the purpose of any computation under Subsections (b), (c), (d) and
(e) above, the current market price per share of Common Stock at any date shall be determined in the manner set forth in Section 10 below.

    i. Notwithstanding the provisions of this Section 6, in the event that the Corporation issues securities under Subsections (b), (d) or (e), prior to the date which is sixty (60) days after the expiration of any lock-up agreement entered into by the holders of Preferred Stock in connection with a Qualified Public Offering, having a Purchase Price, Offering Price or Exchange Price less than the Conversion Price, then the Conversion Price shall be immediately reset to equal such lower Purchase Price, Offering Price or Exchange Price.

    j. No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least five ($0.05) cents in such price; provided, however, that any adjustments which by reason of this Subsection (j) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section 6 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section 6 to the contrary notwithstanding, the Corporation shall be entitled, but shall not be required, to make such changes in the Conversion Price, in addition to those required by this Section 6, as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock, or any subdivision, reclassification or combination of Common Stock, hereafter made by the Corporation shall not result in any Federal Income tax liability to the holders of Common Stock or securities convertible into Common Stock.

    k. Whenever the Conversion Price is adjusted, as herein provided, the Corporation shall promptly but no later than ten (10) days after any request for such an adjustment by the holder, cause a notice setting forth the adjusted Conversion Price and adjusted number of Shares issuable upon conversion of Preferred Stock, and, if requested, information describing the transactions giving rise to such adjustments, to be mailed to the holders at their last addresses appearing on the Corporation's records, and shall cause a certified copy thereof to be mailed to its transfer agent, if any. The Corporation may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Corporation) to make any computation required by this Section 6, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

    l. In the event that at any time, as a result of an adjustment made pursuant to Subsection (a) above, the holder of Preferred Stock thereafter shall become entitled to receive any shares of the Corporation, other than Common Stock, thereafter the number of such other shares so receivable upon conversion of Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsections (a) to (j), inclusive above.

    m. Irrespective of any adjustments in the Conversion Price or the number or kind of shares purchasable upon conversion of Preferred Stock, Preferred Stock theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Preferred Stock initially issuable pursuant to this Certificate of Designation.

    7. Reservation of Shares; Costs; Approvals.

    a. Reservation of Shares. The Corporation shall reserve at all times so long as any shares of Preferred Stock remain outstanding, free from preemptive rights, out of its treasury stock (if applicable) or its authorized but unissued shares of Common Stock, or both, solely for the purpose of effecting the conversion of the shares of Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Preferred Stock. All shares of Common Stock which may be issued upon conversion of the shares of Preferred Stock will upon issuance by the Corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof, and the Corporation shall take no action which will cause a contrary result (including without limitation, any action which would cause the Conversion Price to be less than the par value, if any, of the Common Stock).

    b. Costs. The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of any shares of Preferred Stock; provided that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Preferred Stock in respect of which such shares are being issued.

    c. Approvals. If any shares of Common Stock to be reserved for the purpose of conversion of shares of Preferred Stock require registration with or approval of any governmental authority under any Federal or state law before such shares may be validly issued or delivered upon conversion, then the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be. If, and so long as, any Common Stock into which the shares of Preferred Stock are then convertible is listed on any national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of such Common Stock issuable upon conversion.

    8. Voting Rights.

    a. The holders of the issued and outstanding shares of Preferred Stock shall have no voting rights except as set forth herein and as required by law; provided however that the Corporation may, without the vote or consent of any holders of the Preferred Stock, file a Certificate of Designation or similar instrument to issue preferred stock of the Corporation which is Junior Stock.

    b. Except as otherwise required by law or as provided herein and subject to the rights of any class or series of capital stock of the Corporation that hereafter may be issued in compliance with the terms of this Certificate of Designation or Section 8(c) hereof, the holders of shares of Preferred Stock shall be entitled to vote upon all matters upon which holders of the Common Stock have the right to vote, and shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which such shares of Preferred Stock could be converted pursuant to the provisions of Section 5 hereof at the record date for the determination of the stockholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, such votes to be counted together with all other shares of capital stock having general voting powers and not separately as a class. In all cases where the holders of shares of Preferred Stock have the right to vote separately as a class, such holders shall be entitled to one vote for each such share held by them respectively.

    c. In addition to the other voting rights provided, notwithstanding anything to the contrary, at each annual meeting of the stockholders of the Corporation, the holders of the Preferred Stock, voting as a single class, shall be entitled to elect one (1) director, and the number of directors constituting the board of directors shall be seven (7) directors.

    d. Any director elected by the holders of the Preferred Stock may be removed only by the vote or written consent of the holders of a majority of the Preferred Stock, and any vacancy occurring by reason of such removal or by reason of the death, resignation or inability to serve of any such director, shall be filled by a vote or written consent of the holders of a majority of the Preferred Stock. Any director so elected shall serve until his or her successor is duly elected and qualified, or his or her earlier death, resignation or removal by the holders of a majority of the Preferred Stock.

    e. In addition to any other rights provided by law, so long as any Preferred Stock is outstanding, the Corporation, without first obtaining the affirmative vote or written consent of the holders of not less than one-third ( 1/3) of such outstanding shares of Preferred Stock, will not:

        i. authorize or issue shares of any class or series of stock not expressly authorized herein having any preference or priority as to dividends, assets or other rights superior to or on a parity with any such preference or priority of the Preferred Stock, or authorize or issue shares of stock of any class or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of the Corporation having any preference or priority as to dividends, assets or other rights superior to or on a parity with any such preference or priority of the Preferred Stock; or

        ii. reclassify any class or series of any Junior Stock into Parity Stock or Senior Stock or reclassify any series of Parity Stock into Senior Stock.

    9. Covenants. The Corporation covenants and agrees that, so long as any Preferred Stock is outstanding, it will perform the obligations set forth in this Section 9:

        a. Taxes and Levies. The Corporation will promptly pay and discharge all taxes, assessments, and governmental charges or levies imposed upon the Corporation or upon its income and profits, or upon any of its property, before the same shall become delinquent, as well as all claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that the Corporation shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Corporation shall set aside on its books adequate reserves in accordance with generally accepted accounting principles ('GAAP') with respect to any such tax, assessment, charge, levy or claim so contested;

        b. Maintenance of Existence. The Corporation will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to the Corporation, except where the failure to comply would not have a material adverse effect on the Corporation;

        c. Maintenance of Property. The Corporation will at all times maintain, preserve, protect and keep its property used or useful in the conduct of its business in good repair, working order and conditions, and from time to time make all needful and proper repairs, renewals, replacements and improvements thereto as shall be reasonably required in the conduct of its business;

        d. Insurance. The Corporation will, to the extent necessary for the operation of its business, keep adequately insured by financially sound reputable insurers, all property of a character usually insured by similar corporations and carry such other insurance as is usually carried by similar corporations;

        e. Books and Records. The Corporation will at all times keep true and correct books, records and accounts reflecting all of its business affairs and transactions in accordance with GAAP; and

        f. Notice of Certain Events. The Corporation will give prompt written notice (with a reasonable description in reasonable detail) to the holders of the Preferred Stock in the event the Corporation shall:

           i. become insolvent or generally fail or be unable to pay, or admit in writing its inability to pay, its debts as they become due;

           ii. apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Corporation or any of its property, or make a general assignment for the benefit of creditors;

           iii. in the absence of such application, consent to or acquiesce in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Corporation or for any part of its property; or

           iv. permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Corporation, and, if such case or proceeding is not commenced by the Corporation or controverted to a voluntary case, such case or proceeding shall be consented to or acquiesced in by the Corporation or shall result in the entry of an order for relief.

    10. Fractional Shares.

    a. If the number of shares of Common Stock issuable upon the conversion of Preferred Stock is adjusted pursuant to Section 6 hereof, the Corporation shall nevertheless not be required to issue fractions of shares, upon conversion of the Preferred Stock or otherwise, or to distribute certificates that evidence fractional shares. With respect to any fraction of a share called for upon any conversion hereof, the Corporation shall pay to the holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined as follows:

        i. If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq National Market System ('NMS'), the current market value shall be the average of the last reported sale prices of the Common Stock on such exchange for the ten (10) trading days prior to the date of conversion of Preferred Stock; provided that if no such sale is made on a day within such period or no closing sale price is quoted, that day's market value shall be the average of the closing bid and asked prices for such day on such exchange or system; or

        ii. If the Common Stock is listed in the over-the-counter market (other than on NMS) or admitted to unlisted trading privileges, the current market value shall be the mean the average of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. for the ten (10) trading days prior to the date of the conversion of the Preferred Stock; or

        iii. If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount determined in a reasonable manner by the Board of Directors of the Corporation.

    11. Exclusion of Other Rights. Except as may otherwise be required by law, the shares of Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Corporation's Certificate of Incorporation. The shares of Preferred Stock shall have no preemptive or subscription rights.

    12. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

    13. Modification of Agreement. The holders of Preferred Stock of the Corporation may, by supplemental agreement, make changes or corrections in this Certificate of Designation (i) that it shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained; (ii) to reflect an increase in the number of Preferred Stock which are to be governed by this Certificate of Designation; or
(iii) that it may deem necessary or desirable and which shall not adversely affect the interests of the holders of Preferred Stock; provided, however, that this Certificate of Designation shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the Corporation, Commonwealth and a committee to be designated by Commonwealth whose members hold in the aggregate not less than twenty (20%) percent of the outstanding principal amount of the Preferred Stock; provided, however, that no such amendment, modification or waiver which would decrease the number of the securities issuable upon the conversion of any Preferred Stock, or increase in the Conversion Price therefor (other than as a result of the waiver or modification of any anti-dilution provisions contained in Section 6 hereof), shall be made without the consent in writing of the holders of not less than 50% of the outstanding Preferred Stock.

    14. Severability of Provisions. If any right, preference or limitation of the Preferred Stock set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

    15. Status of Reacquired Shares. Shares of Preferred Stock which have been issued and reacquired in any manner shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of Preferred Stock issuable in series undesignated as to series and may be redesignated and reissued.

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
                                                                      APPENDIX E

                         INDEX TO FINANCIAL STATEMENTS

DynamicWeb Enterprises, Inc.

Independent Auditors' Report................................   E-2
Balance Sheet as of September 30, 1999......................   E-3
Statements of Operations for the years ended September 30,
  1999 and 1998.............................................   E-4
Statements of Changes in Stockholders' Equity (Capital
  Deficiency) for the years ended September 30, 1999 and
  1998......................................................   E-5
Statements of Cash Flows for the years ended September 30,
  1999 and 1998.............................................   E-6
Notes to Financial Statements...............................   E-7
Condensed Balance Sheets as of December 31, 1999 (unaudited)
  and September 30, 1999....................................  E-18
Condensed Statements of Operations for the three months
  ended December 31, 1999 and 1998 (unaudited)..............  E-19
Condensed Statements of Cash Flows for the three months
  ended December 31, 1999 and 1998 (unaudited)..............  E-20
Notes to Condensed Financial Statements (unaudited).........  E-21

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
DYNAMICWEB ENTERPRISES, INC.
Fairfield, New Jersey

    We have audited the accompanying balance sheet of DynamicWeb Enterprises, Inc. and subsidiaries as of September 30, 1999 and the related consolidated statements of operations, changes in stockholders' equity (capital deficiency) and cash flows for the years ended September 30, 1999 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements enumerated above present fairly, in all material respects, the financial position of DynamicWeb Enterprises, Inc. and subsidiaries as of September 30, 1999 and the results of its operations and its cash flows for the years ended September 30, 1999 and 1998, in conformity with generally accepted accounting principles.

    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A, the Company has incurred net losses and cash outflows from operations for each of the years ended September 30, 1999 and 1998. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          RICHARD A. EISNER & COMPANY, LLP

New York, New York
November 19, 1999

With respect to Note M(3)
November 23, 1999

With respect to Note M(4)
December 17, 1999

                 DYNAMICWEB ENTERPRISES, INC. AND SUBSIDIARIES
                                 BALANCE SHEET
                               SEPTEMBER 30, 1999

                           ASSETS
Current Assets:
    Cash and cash equivalents...............................  $   418,000
    Accounts receivable, net of allowance for doubtful
      accounts of $102,000..................................      627,000
    Prepaid expenses and other current assets...............       40,000
                                                              -----------
        Total current assets................................    1,085,000
Property and equipment, net.................................      459,000
Patents and trademarks, net of accumulated amortization of
  $19,000...................................................       23,000
Customer list, net of accumulated amortization of $57,000...       43,000
Software license agreements, net of accumulated amortization
  of $113,000...............................................       73,000
Cost in excess of fair value of net assets acquired, net of
  accumulated amortization of $72,000.......................      436,000
Other assets................................................       14,000
                                                              -----------
                                                              $ 2,133,000
                                                              -----------
                                                              -----------

            LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
    Accounts payable........................................  $   305,000
    Accrued expenses........................................      396,000
    Other liabilities.......................................       12,000
    Current portion of capital lease obligations............       32,000
    Deferred revenue........................................       95,000
                                                              -----------
        Total current liabilities...........................      840,000
Capital lease obligations, net of current portion...........       24,000
                                                              -----------
        Total liabilities...................................      864,000
                                                              -----------
Commitments, contingency and other matters (Notes K, L and
  M)
Stockholders' Equity:
    Preferred stock -- par value to be determined with each
      issue; 5,000,000 shares authorized: Series A -- 6%
      cumulative, convertible, $.001 par value; 1,375 shares
      issued and outstanding, aggregate liquidation value
      $1,787,500............................................    1,110,000
    Series B -- 6% cumulative, convertible, $.001 par value;
      1,500 shares issued and outstanding, aggregate
      liquidation value $2,025,000..........................    1,027,000
    Common stock -- $.0001 par value; 50,000,000 shares
      authorized; 2,637,076 shares issued and outstanding
    Additional paid-in capital..............................    8,508,000
    Unearned portion of compensatory stock options..........      (78,000)
    Accumulated deficit.....................................   (9,298,000)
                                                              -----------
        Total stockholders' equity..........................    1,269,000
                                                              -----------
                                                              $ 2,133,000
                                                              -----------
                                                              -----------

                       See notes to financial statements

                 DYNAMICWEB ENTERPRISES, INC. AND SUBSIDIARIES
                            STATEMENTS OF OPERATIONS

                                                              YEAR ENDED SEPTEMBER 30,
                                                              -------------------------
                                                                 1999          1998*
                                                                 ----          -----
Revenues:
    Transaction subscription processing.....................  $   882,000   $   419,000
    Consulting services.....................................    1,494,000       601,000
    Network development.....................................      669,000       167,000
                                                              -----------   -----------
                                                                3,045,000     1,187,000
                                                              -----------   -----------
Cost of Revenues:
    Transaction subscription processing.....................      598,000       240,000
    Consulting services.....................................      893,000       427,000
    Network development.....................................      299,000        52,000
                                                              -----------   -----------
                                                                1,790,000       719,000
                                                              -----------   -----------
                                                                1,255,000       468,000
                                                              -----------   -----------
Expenses:
    Marketing and sales.....................................    1,638,000       734,000
    General and administrative..............................    1,876,000     1,925,000
    Research and development................................      534,000       412,000
                                                              -----------   -----------
                                                                4,048,000     3,071,000
                                                              -----------   -----------
Loss from operations before gain on sale of asset, interest
  expense and income........................................   (2,793,000)   (2,603,000)
Gain on sale of asset.......................................       12,000
Interest expense (including amortization of debt discount
  and deferred financing fees of $310,000 in 1998)..........       (5,000)     (374,000)
Interest income.............................................       20,000        23,000
                                                              -----------   -----------
Net loss....................................................   (2,766,000)   (2,954,000)
Cumulative dividends on preferred stock, including imputed
  dividends.................................................   (1,699,000)      (77,000)
                                                              -----------   -----------
Net loss attributed to common stockholders..................  $(4,465,000)  $(3,031,000)
                                                              -----------   -----------
                                                              -----------   -----------
Net loss per common share -- basic and diluted..............    $(1.81)       $(1.56)
Weighted average number of shares outstanding -- basic and
  diluted...................................................    2,460,287     1,944,132
                                                              -----------   -----------
                                                              -----------   -----------

---------

*  Reclassified to conform to current year's presentation

                       See notes to financial statements

                 DYNAMICWEB ENTERPRISES, INC. AND SUBSIDIARIES
       STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY)

                                      SERIES A              SERIES B
                                     CONVERTIBLE           CONVERTIBLE          COMMON STOCK --                      UNEARNED
                                   PREFERRED STOCK       PREFERRED STOCK        PAR VALUE $.0001      ADDITIONAL    PORTION OF
                                 -------------------   -------------------      ----------------       PAID-IN     COMPENSATORY
                                 SHARES     AMOUNT     SHARES     AMOUNT      SHARES       AMOUNT      CAPITAL     STOCK OPTIONS
                                 ------     ------     ------     ------      ------       ------      -------     -------------
Balance -- October 1, 1997.....                                              2,074,710                $3,131,000     $(204,000)
Contribution of common shares
 from officers/ stockholders...                                               (654,597)
Proceeds from public offering
 (net of costs of
 $1,221,000)...................                                                733,334                 3,179,000
Shares issued and issuable to
 acquire subsidiary............                                                102,500                   526,000
Compensation expense for stock
 options.......................                                                                                        115,000
Proceeds from private placement
 of Series A preferred shares
 and warrants (net of costs of
 $96,000)......................    875    $  335,000                                                     444,000
Imputed dividend on Series A
 preferred stock...............               67,000                                                     (67,000)
Dividend accrued on Series A
 preferred stock...............                                                                          (10,000)
Options issued for investor
 relations services............                                                                          205,000
Correction of shares issuable
 to acquire subsidiary.........                                                 12,936
Net loss.......................
                                 -----    ----------   ------   ----------   ---------   ----------   ----------     ---------
Balance -- September 30,
 1998..........................    875       402,000                         2,268,883       --        7,408,000       (89,000)
Proceeds from private placement
 of Series A preferred shares
 (net of costs of $85,000......    625       415,000
Proceeds from private placement
 of Series B preferred shares
 (net of costs of $370,000.....                         1,500   $  550,000                               580,000
Conversion of Series A
 preferred shares to common
 stock.........................   (125)      (83,000)                                        95,420       83,000
Imputed dividends on Series A
 preferred stock...............              376,000                                                    (376,000)
Imputed dividends on Series B
 preferred stock...............                                    477,000                              (477,000)
Stock options granted..........                                                                          113,000      (113,000)
Compensation expense for stock
 options.......................                                                                                        124,000
Proceeds from exercise of
 common stock options..........                                                 20,728                    50,000
Options issued for investor
 related services..............                                                                           94,000
Shares issued for investor
 related services..............                                                 16,750                    85,000
Options issued for consulting
 related services..............                                                                           16,000
Options issued for settlement
 of a lawsuit..................                                                                          140,000
Proceeds from issuance of
 common stock in private
 placement.....................                                                235,295                   940,000
Dividends accrued on Series A
 and B preferred stock.........                                                                         (148,000)
Net loss.......................
                                 -----    ----------   ------   ----------   ---------   ----------   ----------     ---------
Balance -- September 30,
 1999..........................  1,375    $1,110,000    1,500   $1,027,000   2,637,076       --       $8,508,000     $ (78,000)
                                 -----    ----------   ------   ----------   ---------   ----------   ----------     ---------
                                 -----    ----------   ------   ----------   ---------   ----------   ----------     ---------


                                 ACCUMULATED
                                   DEFICIT         TOTAL
                                   -------         -----
Balance -- October 1, 1997.....  $(3,578,000)   $  (651,000)
Contribution of common shares
 from officers/ stockholders...
Proceeds from public offering
 (net of costs of
 $1,221,000)...................                   3,179,000
Shares issued and issuable to
 acquire subsidiary............                     526,000
Compensation expense for stock
 options.......................                     115,000
Proceeds from private placement
 of Series A preferred shares
 and warrants (net of costs of
 $96,000)......................                     779,000
Imputed dividend on Series A
 preferred stock...............                           0
Dividend accrued on Series A
 preferred stock...............                     (10,000)
Options issued for investor
 relations services............                     205,000
Correction of shares issuable
 to acquire subsidiary.........
Net loss.......................   (2,954,000)    (2,954,000)
                                 -----------    -----------
Balance -- September 30,
 1998..........................   (6,532,000)     1,189,000
Proceeds from private placement
 of Series A preferred shares
 (net of costs of $85,000......                     415,000
Proceeds from private placement
 of Series B preferred shares
 (net of costs of $370,000.....                   1,130,000
Conversion of Series A
 preferred shares to common
 stock.........................                           0
Imputed dividends on Series A
 preferred stock...............                           0
Imputed dividends on Series B
 preferred stock...............                           0
Stock options granted..........                           0
Compensation expense for stock
 options.......................                     124,000
Proceeds from exercise of
 common stock options..........                      50,000
Options issued for investor
 related services..............                      94,000
Shares issued for investor
 related services..............                      85,000
Options issued for consulting
 related services..............                      16,000
Options issued for settlement
 of a lawsuit..................                     140,000
Proceeds from issuance of
 common stock in private
 placement.....................                     940,000
Dividends accrued on Series A
 and B preferred stock.........                    (148,000)
Net loss.......................   (2,766,000)    (2,766,000)
                                 -----------    -----------
Balance -- September 30,
 1999..........................  $(9,298,000)   $ 1,269,000
                                 -----------    -----------
                                 -----------    -----------

                 DYNAMICWEB ENTERPRISES, INC. AND SUBSIDIARIES
                            STATEMENTS OF CASH FLOWS

                                                              YEAR ENDED SEPTEMBER 30,
                                                              -------------------------
                                                                 1999          1998
                                                                 ----          ----
Cash Flows from Operating Activities:
    Net loss................................................  $(2,766,000)  $(2,954,000)
    Adjustments to reconcile net loss to net cash used in
      operating activities:
        Depreciation and amortization.......................      221,000       115,000
        Amortization of compensatory stock options..........      124,000       115,000
        Gain on sale of asset...............................      (12,000)
        Provision for bad debts.............................       61,000
        Amortization of debt discount and deferred financing
          fees..............................................                    310,000
        Options and shares issued for services..............      335,000       205,000
        Changes in:
            Accounts receivable.............................     (417,000)     (124,000)
            Prepaid expenses and other current assets.......      (14,000)       (1,000)
            Accounts payable................................       66,000        57,000
            Other assets....................................       (5,000)
            Other liabilities...............................       12,000
            Accrued expenses................................      130,000       (71,000)
            Deferred revenue................................       78,000         2,000
                                                              -----------   -----------
                Net cash used in operating activities.......   (2,187,000)   (2,346,000)
                                                              -----------   -----------
Cash Flows from Investing Activities:
    Acquisition of property and equipment...................     (191,000)     (207,000)
    Proceeds from sale of equipment.........................      205,000
    Acquisition of patents and trademarks...................                    (11,000)
    Acquisition of software licenses........................      (36,000)     (150,000)
    Acquisition of subsidiary, net of $3,000 of cash
      acquired..............................................                    (22,000)
                                                              -----------   -----------
                Net cash used in investing activities.......      (22,000)     (390,000)
                                                              -----------   -----------
Cash Flows from Financing Activities:
    Payment of long-term debt...............................      (11,000)       (7,000)
    Proceeds from issuance of common stock..................      990,000     3,307,000
    Proceeds from loans -- banks............................                     73,000
    Payment of loans -- banks...............................     (187,000)      (97,000)
    Loans from officer/stockholder..........................      100,000       115,000
    Payment of officer/stockholder loans....................     (100,000)     (232,000)
    Proceeds from issuance of preferred stock and
      warrants..............................................    1,545,000       779,000
    Payment of subordinated notes payable...................                 (1,100,000)
                                                              -----------   -----------
                Net cash provided by financing activities...    2,337,000     2,838,000
                                                              -----------   -----------
Net increase in cash and cash equivalents...................      128,000       102,000
Cash and cash equivalents, beginning of year................      290,000       188,000
                                                              -----------   -----------
Cash and cash equivalents, end of year......................  $   418,000   $   290,000
                                                              -----------   -----------
                                                              -----------   -----------
Supplemental Disclosures of Noncash Investing and Financing
  Activities:
    On May 1, 1998, the Company acquired Design Crafting,
      Inc. in exchange for common stock (see Note D)
    Acquisition of fixed assets through capital leases......  $    67,000
    Conversion of Series A preferred shares to common
      stock.................................................  $    83,000
    Dividends accrued on Series A and B preferred shares....  $   148,000
    Accretion of Series A and B preferred shares............  $ 1,551,000   $    67,000
    Stock options granted...................................  $   113,000
Supplemental Disclosure of Cash Flow Information:
    Cash paid for interest during the year..................  $     5,000   $    89,000

                       See notes to financial statements

                 DYNAMICWEB ENTERPRISES, INC. AND SUBSIDIARIES
                         NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1999

NOTE A -- BASIS OF PRESENTATION

    On September 30, 1998, the Company merged with its subsidiaries, accordingly the accompanying financial statements for the year ended September 30, 1998 include the accounts of DynamicWeb Enterprises, Inc. and its wholly owned subsidiaries. All significant intercompany balances and transactions were eliminated.

    The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred net losses of $2,766,000 and $2,954,000 for the years ended September 30, 1999 and 1998, respectively, and also incurred substantial negative cash flows from operations during such years. Accordingly, although the Company has a positive stockholders' equity and working capital at September 30, 1999 and obtained additional proceeds from sale of preferred and common shares as described in Note H, the Company's resources may be depleted before the Company markets and derives significant revenues from its products and services. These factors raise substantial doubt about the Company's ability to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to obtain additional financing and ultimately to attain profitability through the successful marketing of its products and services. The Company has entered into a merger agreement as described in Note M. There is no assurance that the Company will obtain additional financing or that the Company's products and services will be commercially successful.

NOTE B -- THE COMPANY

    The Company is primarily in the business of providing services, including developing, marketing and supporting software products that enable business entities to engage in electronic commerce utilizing the Internet and traditional Electronic Data Interchange ('EDI').

NOTE C -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(1) REVENUE RECOGNITION:

    The Company's revenues, which are derived primarily from services, include implementation fees, transaction fees and consulting fees. Implementation fees, which relate to the installation of software enabling use of EDI, are recognized upon completion of installation. Transaction fees, which are earned on a per transaction basis, are recognized when transactions are processed and consulting fees are recognized as services are performed. The Company also sells computer equipment and software and recognizes revenue upon shipment.

    In October 1997, the AICPA issued Statement of Position ('SOP') No. 97-2, 'Software Revenue Recognition,' which the Company adopted, effective October 1, 1997. Such adoption had no effect on the Company's methods of recognizing revenue from its service and sales activities.

    Deferred revenue represents revenue billed in advance for consulting and implementation services.

(2) CASH EQUIVALENTS:

    The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

(3) DEPRECIATION:

    Property and equipment are recorded at cost. Depreciation is provided using a straight-line method over the estimated useful lives of the related assets. Amortization of leasehold improvements is provided by the straight-line method over the shorter of the lease term or the estimated useful life of the asset.

                 DYNAMICWEB ENTERPRISES, INC. AND SUBSIDIARIES
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               SEPTEMBER 30, 1999

(4) INTANGIBLE ASSETS:

    (a) Cost in excess of fair value of net assets acquired:

        The cost in excess of the fair value of identifiable net assets acquired relates to the acquisition of Design Crafting, Inc. (see Note D) and is being amortized over ten years.

    (b) Customer list:

        Customer list relates to the acquisition of Software Associates, Inc. (see Note D) and is being amortized over five years.

    (c) Patents and trademarks:

        Costs to obtain patents and trademarks have been capitalized. The Company has submitted numerous applications which are currently pending. These costs are being amortized over five years.

    (d) Software license agreements:

        Software license agreements acquired by the Company are being amortized over the periods of the license agreements which range from two to five years.

(5) IMPAIRMENT OF LONG-LIVED ASSETS:

    Impairment losses are recognized for long-lived assets, including certain intangibles, used in operations when indicators of impairment are present. Management estimates that the undiscounted future cash flows generated by those assets are sufficient to recover the assets' carrying amount. An impairment loss would be measured by comparing the fair value of the asset to its carrying amount.

(6) RESEARCH AND DEVELOPMENT:

    Development costs incurred to establish the technological feasibility of computer software are expensed as incurred. The Company capitalizes costs incurred in producing such computer software, in accordance with current accounting standards, after capitalization criteria have been met.

(7) ADVERTISING AND PROMOTION COSTS:

    Advertising and promotion costs are expensed as incurred. Such costs amounted to approximately $156,000 and $260,000 for the years ended September 30, 1999 and 1998, respectively.

(8) INCOME TAXES:

    The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, 'Accounting for Income Taxes' ('SFAS No. 109'). SFAS No. 109 measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to net operating loss carryforwards and to the differences between the tax basis of assets and liabilities and their reported amounts in the financial statements.

(9) LOSS PER SHARE OF COMMON STOCK:

    The Company adopted Statement of Financial Accounting Standards No. 128 'Earnings Per Share' ('SFAS No. 128'), for the year ended September 30, 1998. SFAS No. 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. In addition, contingently issuable shares are included in basic earnings per share when all necessary conditions have been satisfied. Diluted earnings per share is very similar to fully

                 DYNAMICWEB ENTERPRISES, INC. AND SUBSIDIARIES
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               SEPTEMBER 30, 1999

diluted earnings per share and gives effect to all dilutive potential common shares outstanding during the reporting periods.

    In 1999, net loss per share of common stock is based on the weighted average number of shares outstanding. In 1998, net loss per share of common stock also included, prior to their issuance, shares which were issuable in connection with interim financings and after giving retroactive effect to (i) the reverse stock split effected in January 1998 (see Note H[1]) and (ii) the contribution of 654,597 common shares back to the Company in exchange for warrants in December 1997 (see Note H). Contingent shares issuable in connection with the acquisition of Software Associates, Inc. (see Note H) are excluded from the weighted average shares outstanding. Net loss has been increased by dividends accrued on cumulative convertible preferred stock, including imputed dividends attributable to a beneficial conversion feature and the value of warrants issued together with the preferred stock, to determine net loss per share of common stock (see Note H).

(10) USE OF ESTIMATES:

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(11) FAIR VALUE OF FINANCIAL INSTRUMENTS:

    The Company considers the carrying amount of its financial assets and obligations, to approximate fair value due to the near-term due dates and variable interest rates.

(12) STOCK-BASED COMPENSATION:

    The Company has elected to account for its stock-based compensation plans under Accounting Principles Board Opinion No. 25, 'Accounting for Stock Issued to Employees' ('APB No. 25'). As such, compensation expense is recorded if the market price of the underlying stock on the date of grant exceeds the exercise price of the options. In addition, the Company provides pro forma disclosure of net loss and net loss per share as if the fair value method defined in Statement of Financial Accounting Standards No. 123, 'Accounting for Stock-Based Compensation' ('SFAS No. 123') had been applied.

NOTE D -- ACQUISITIONS

    On November 30, 1996, the Company acquired all the outstanding stock of Software Associates, Inc. in exchange for 224,330 shares of common stock. Software Associates is a service bureau engaged in the business of helping companies realize the benefits of expanding their data processing and electronic communication infrastructure through the use of EDI. The Company further agreed to issue up to 178,420 additional shares of its common stock in the event that the average closing bid price of the Company's common stock does not equal $21.565 per share for the five trading days immediately prior to January 30, 2000. The acquisition agreement also required the Company to issue options for the purchase of 6,521 shares of its common stock to employees of Software Associates, Inc., which were issued in August 1997. The acquisition, which was accounted for as a purchase, was recorded at a total cost of $885,000, including related expenses, of which $714,000 was allocated to purchased research and development which was charged to operations upon acquisition.

    On May 1, 1998, the Company purchased all the outstanding stock of Design Crafting, Inc., a provider of electronic commerce consulting services, in exchange for 102,500 shares of common stock. The acquisition, which was accounted for as a purchase, was recorded at a total cost of $551,000,

                 DYNAMICWEB ENTERPRISES, INC. AND SUBSIDIARIES
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               SEPTEMBER 30, 1999

including related expenses, of which $508,000 was allocated to cost in excess of fair value of the identifiable net assets acquired.

    The results of operations of the purchased businesses were included in the consolidated statements of operations from their respective dates of acquisition.

NOTE E -- PROPERTY AND EQUIPMENT

    Property and equipment consists of the following as of September 30, 1999:

                                                                   ESTIMATED
                                                                    USEFUL
                                                                     LIFE
                                                                     ----
Office equipment..................................  $ 104,000       5 years
Computer equipment (includes a capitalized lease      283,000       5 years
  of $67,000).....................................
Automobiles.......................................     16,000       5 years
Leasehold improvements............................     38,000   Shorter of life
                                                                  of lease or
                                                                  useful life
                                                                   of asset
Capitalized software..............................    226,000       3 years
                                                    ---------
                                                      667,000
Less accumulated depreciation and amortization....   (208,000)
                                                    ---------
                                                    $ 459,000
                                                    ---------
                                                    ---------

NOTE F -- LINES OF CREDIT

    The Company has two lines of credit aggregating $ 117,000 which are personally guaranteed by an officer/stockholder of the Company and have interest rates of 2 1/4% and 4 1/4% above the bank's prime lending rate. There was no debt outstanding as of September 30, 1999.

NOTE G -- OBLIGATIONS

    (1) The Company has capital leases consisting of the following:

        The Company entered into capital leases with interest rates ranging from 2.7% to 13.6%. Monthly installments due in fiscal 2000 and 2001 total $32,000 and $24,000, respectively.

    (2) During fiscal year 1999, the Company paid off an existing mortgage that was due July 2019 that had been payable at an interest rate of the lower of prime plus 2%. The Company also paid off an auto loan that was due in June 1999.

NOTE H -- STOCKHOLDERS' EQUITY AND INTERIM FINANCING

    (1) On March 7, 1997, the Board of Directors approved a reverse stock split for each share of common stock to be converted into .2608491 of a share and authorized 5,000,000 shares of preferred stock. On June 12, 1997, the stockholders approved such transactions which were completed on January 9, 1998. Cash of $332 was paid to the stockholders for fractional shares. The accompanying financial statements and footnotes give retroactive effect to the reverse stock split and accordingly, the number of shares and per share amounts are stated on a post-split basis.

    (2) On April 30, 1997, pursuant to Regulation D, the Company completed a private placement whereby it sold 24 units for an aggregate amount of $600,000. The placement agent received a fee and nonaccountable expense allowance aggregating $78,000 or 13% of the private placement offering.

                 DYNAMICWEB ENTERPRISES, INC. AND SUBSIDIARIES
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               SEPTEMBER 30, 1999

Financing fees in this transaction were approximately $108,000. Each unit consisted of a $25,000 subordinated promissory note bearing interest at 8% and 3,115 shares of the Company's common stock. The notes were repaid from the net proceeds of the Company's public offering in February 1998. The 3,115 shares of common stock in each unit, issued on November 6, 1997, aggregate to 74,760 shares of common stock. The common stock was valued at a fair value of $450,000 and $150,000 was allocated to the notes. Debt discount of $450,000 and deferred financing fees of $108,000 were amortized over the period to the expected completion date (October 31, 1997) of the Company's public offering of securities. The Company completed its public offering in February 1998. During the year ended September 30, 1998, financing costs attributable to this offering of $93,000 were charged to operations. The effective interest rate on the note was approximately 191%.

    (3) On August 27, 1997, pursuant to Regulation D, the Company completed a private placement whereby it sold 20 units for an aggregate amount of $500,000. The placement agent received a fee and nonaccountable expense allowance aggregating $65,000 or 13% of the private placement offering. Financing fees in this transaction were approximately $72,500. Each unit consisted of a $25,000 subordinated promissory note bearing interest at 8% and 3,333 shares of the Company's common stock. In connection with this transaction, two officers of the Company contributed 66,660 shares of the Company's common stock valued at $400,000 back to the Company which then, on November 6, 1997, reissued such shares in the private placement. The notes were repaid from the net proceeds of the Company's public offering in February 1998.

    The common stock was valued at a fair value of $400,000 and $100,000 was allocated to the notes. Debt discount of $400,000 and deferred financing fees of $72,500 were amortized over the period to the expected completion date (October 31, 1997) of the Company's public offering of securities. The Company completed its public offering in February 1998. During the year ended September 30, 1998, financing costs attributable to this offering of $255,000 were charged to operations. The effective interest rate on the notes was approximately 525%.

    (4) On December 23, 1997, in connection with a contemplated public offering, certain of the Company's existing stockholders contributed 654,597 shares of the Company's common stock back to the Company and received 125,000 warrants. The warrants, which expire on December 23, 2007, entitle the holder to purchase the Company's common stock at $6.00 per share. The contributed shares were canceled and retired. In addition, contingent shares issuable in connection with the acquisition of Software Associates, Inc. (see Note D) were reduced from 297,367 shares to 178,420 shares.

    (5) On February 6, 1998, the Company completed a public offering of 733,334 shares of its common stock at $6.00 per share and received net proceeds of approximately $3,179,000.

    (6) On August 7, 1998, the Company completed a private placement for net proceeds of approximately $779,000, which consisted of 875 shares of Series A, 6% cumulative, convertible preferred stock, par value $0.001 per share, together with 87,500 Common Stock Purchase Warrants which expire on August 7, 2001 and have an exercise price of $6.00 per share. The preferred shares have a liquidation preference of the stated face value of $875,000 plus 30% of the stated face value plus cumulative dividends. Dividends, which are payable in cash or common shares at the option of the Company, are due quarterly, commencing September 30, 1998, based upon the liquidation value. The holder is eligible to convert 33 1/3% of the preferred shares to common stock after 60 days from the closing date increasing to 100% of the preferred shares after 120 days from the closing date. Each preferred share is convertible at the lesser of
(i) $5.50 or (ii) 85% of the market price of the common stock, as defined (Market Price) within 180 days, 80% of the Market Price between 180 and 360 days and 78% of the Market Price after 360 days. The holder of preferred shares may not convert to the extent that the holder will be the beneficial owner of 5% or more of the outstanding common shares. The Company may redeem all the remaining outstanding preferred shares at 125% of the stated value together with all accrued and unpaid dividends thereon.

                 DYNAMICWEB ENTERPRISES, INC. AND SUBSIDIARIES
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               SEPTEMBER 30, 1999

      Proceeds from the private placement were allocated to the warrants based on their estimated fair value and to the beneficial conversion feature of the preferred shares based on that feature's intrinsic value assuming the conversion terms most beneficial to the investor. Amounts allocated aggregating $444,000 were credited to additional paid-in capital and are being accounted for as imputed dividends to the preferred stockholders over a one year period from date of issuance. Imputed dividends accreted, which amounted to $376,000 and $67,000, respectively, through September 30, 1999 and 1998, increases the carrying value of the preferred shares.

      On December 3, 1998, the Company completed a private placement for net proceeds of approximately $455,000 which consisted of 625 shares of Series A, 6% cumulative, convertible preferred stock having a stated value of $500,000 together with 50,000 common stock purchase warrants which expire on December 1, 2001 and have an exercise price of $6.00 per share. The shares are convertible into common stock. For purposes of conversion, these preferred shares are deemed to have been outstanding as of August 7, 1998 and the buyer may convert at the lesser of (i) $5.50 or (ii) 80% of the Market Price between 180 and 360 days after August 7, 1998 and 78% of the Market Price after 360 days from such date. On December 3, 1998, 125 preferred shares were converted to 95,420 shares of common stock. Imputed dividends accreted, which amounted to $416,000 through September 30, 1999 increasing the carrying value of the preferred stock.

    (7) On February 12, 1999, pursuant to Regulation D, the Company completed a private placement of 500 shares of Series B, 6% cumulative, convertible preferred stock, par value $0.001 per share (the 'preferred stock') and 45,000 common stock purchase warrants (the 'Common Stock Purchase Warrants') for an aggregate amount of $500,000. The placement agent received a $50,000 fee on the private placement offering. The warrants expire on February 12, 2004 and have an exercise price of $8.93 per share. The Series B preferred stock has a conversion value of $1,000 per share. The Series B preferred stock will be converted automatically on February 12, 2002.

    (8) On May 12, 1999, pursuant to Regulation D, the Company completed a private placement of 1,000 shares of Series B, 6% cumulative, convertible preferred stock, par value $0.001 per share and 90,000 common stock purchase warrants for an aggregate amount of $1,000,000. The placement agent received a $75,000 fee on the private placement offering. Other expenses of the offering amounted to $175,000. The warrants expire on May 12, 2004 and have an exercise price of $8.93 per share. The Series B preferred stock has a conversion value of $1,000 per share. The Series B preferred stock will be converted automatically on May 12, 2002.

    (9) On April 22, 1999, the Company completed a private placement of 235,295 shares of its common stock at $4.25 per share and received net proceeds of approximately $940,000.

    (10) The Company's outstanding warrants as of September 30, 1999 is as follows:

                                                           EXERCISE      EXPIRATION
                  DESCRIPTION                    SHARES     PRICE           DATE
                  -----------                    ------     -----           ----
Warrants issued in connection with contribution
  of stock.....................................  125,000    $6.00     December 23, 2007
Warrants issued with first issuance of
  preferred stock Series A.....................   87,500    $6.00     August 7, 2001
Warrants issued with second issuance of
  preferred stock Series A.....................   50,000    $6.00     December 1, 2001
Warrants issued with first issuance of
  preferred stock Series B.....................   45,000    $8.93     February 12, 2004
Warrants issued with second issuance of
  preferred stock Series B.....................   90,000    $8.93     May 12, 2004
                                                 -------
                                                 397,500
                                                 -------
                                                 -------

                 DYNAMICWEB ENTERPRISES, INC. AND SUBSIDIARIES
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               SEPTEMBER 30, 1999

NOTE I -- STOCK OPTION PLANS

(1) DIRECTOR STOCK OPTION PLAN:

    On April 28, 1997, the Board of Directors adopted a stock option plan for outside directors (the 'Director Plan') under which nonqualified stock options may be granted to outside directors to purchase up to 78,254 shares of the Company's common stock. The Director Plan was approved by the stockholders on June 12, 1997. Pursuant to the Director Plan, each director is to be granted options to purchase 3,912 shares of the Company's common stock at each annual meeting of stockholders at which directors are elected. Options may be exercised for ten years and one month after the date of grant and may not be exercised during an eleven-month period following the date of grant unless there is a change in control, as defined, or the compensation committee waives the eleven-month continuous service requirement. During each of the years ended September 30, 1999 and 1998, 11,736 options were granted to directors to purchase the Company's common stock pursuant to the Director Plan; such options, which were granted at prices equivalent to the market value of the common stock at dates of grant, are exercisable immediately and expire on September 9, 2009 and October 31, 2008.

(2) EMPLOYEE STOCK OPTION PLAN:

    On March 7, 1997, the Board of Directors adopted the Company's 1997 employee stock option plan (the 'Plan'), which was amended by the Board of Directors on April 29, 1997, under which incentive stock options and nonqualified stock options may be granted to purchase up to 334,764 shares of the Company's common stock. The Plan was approved by the stockholders on June 12, 1997. Incentive stock options are to be granted at a price not less than the market value of the common stock on the date of grant, or 110% of such market value to an individual who owns more than ten percent of the voting power of the outstanding stock. Nonqualified stock options are to be granted at a price determined by the Company's compensation committee. On August 8, 1997, the Company granted 105,575 nonqualified options to its employees to purchase the Company's common stock. The options, which were granted at an exercise price below market value, expire on August 7, 2007. On September 11, 1997, the Company granted options to its President to purchase 104,338 shares of the Company's common stock at $3.83 per share which expire in ten years and vest over a three-year period. The market value of the stock at date of grant was $4.55 per share. The Company recorded $494,000 of unearned compensation relating to options granted to the President and other employees, of which $124,000 and $115,000 was charged to operations for the years ended September 30, 1999 and 1998, respectively, and $78,000 is to be charged to operations over the remaining vesting periods of the options.

(3) OTHER GRANTS, AWARDS AND EQUITY ISSUANCES:

    In April 1998, the Company granted options to purchase 90,000 shares of common stock at $5.50 per share as compensation to individuals other than employees for investment relation services. The options are exercisable immediately and expire in April 2000. The estimated fair value of the options which amounted to $205,000 was charged to operations during fiscal 1998.

    During fiscal year 1999, the Company granted options to employees and nonemployees to purchase 83,000 shares of common stock at exercise prices ranging from $2.63 to $5.9375, of those, 50,000 options were in the money when granted. The options exercise immediately and expire ranging from November 2003 to November 2009. The estimated fair value of the options which amounted to $250,000 was charged to operations during fiscal year 1999.

    During fiscal year 1999, the Company issued 16,750 shares of common stock as compensation for investment related services. The market value of the shares issued amounted to $85,000 and was charged to operations during fiscal 1999.

                 DYNAMICWEB ENTERPRISES, INC. AND SUBSIDIARIES
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               SEPTEMBER 30, 1999

    A summary of the Company's stock option activity and related information for the years ended September 30 is as follows:

                                                         1999                 1998
                                                  ------------------   ------------------
                                                            WEIGHTED             WEIGHTED
                                                            AVERAGE              AVERAGE
                                                            EXERCISE             EXERCISE
                                                  SHARES     PRICE     SHARES     PRICE
                                                  ------     -----     ------     -----
Balance outstanding -- at beginning of year.....  320,776    $3.78     219,040    $3.06
Granted.........................................  247,173     4.03     101,736     5.35
Exercised.......................................  (46,956)    3.22
Returned/cancelled..............................  (17,999)    1.94
                                                  -------              -------
Balance outstanding -- at end of year...........  502,994     4.02     320,776     3.78
                                                  -------              -------
                                                  -------              -------
Exercisable at end of year......................  451,910     4.05     252,090     3.86
                                                  -------              -------
                                                  -------              -------

                                           WEIGHTED
                                            AVERAGE
                       NUMBER OF          CONTRACTUAL          NUMBER OF
   EXERCISE             OPTIONS            REMAINING            OPTIONS
     PRICE            OUTSTANDING       LIFE (IN YEARS)       EXERCISEABLE
     -----            -----------       ---------------       ------------
$ 0.00 -- $1.99        $ 88,840             1.2-7.9             $ 63,840
$ 2.00 -- $2.99          25,000               4.1                 25,000
$ 3.00 -- $3.99         175,569             7.9-9.9              149,485
$ 4.00 -- $4.99          74,284              8-10                 74,284
$ 5.00 -- $5.99          97,700             .5-9.6                97,700
$ 6.00 -- $6.99          40,801              5-9.6                40,801
$ 7.00 -- $7.99             800               9.6                    800
                       --------                                 --------
                       $502,994                                 $451,910
                       --------                                 --------
                       --------                                 --------

    As indicated in Note C(12), the Company elected to account for its employee stock based compensation under APB 25. Had compensation cost for stock option grants been determined based on the fair value at the grant dates for awards consistent with the method provided by SFAS No. 123, the Company's loss and loss per share attributable to common stockholders would have been increased to the pro forma amounts indicated below.

                                                                    YEAR ENDED
                                                                   SEPTEMBER 30,
                                                             -------------------------
                                                                1999          1998
                                                                ----          ----
Net loss attributable to common
  stockholders................................  As reported  $(4,465,000)  $(3,031,000)
                                                Pro forma    $(5,123,000)  $(3,311,000)
Net loss attributable to common stockholders    As
  per share -- basic and diluted..............  reported...    $(1.81)       $(1.56)
                                                Pro forma      $(2.08)       $(1.70)

    The resulting pro forma effect on net loss and net loss per share disclosed above is not necessarily representative of the effects on reported operations for future years due to, among other things: (1) the vesting period of the stock options and the (2) fair value of additional stock options in future years. The weighted average fair value of the options granted to employees during the years ended September 30, 1999 and 1998 is estimated at $2.66 and $3.33, respectively, using the Black-Scholes option-pricing model with the following assumptions:

                 DYNAMICWEB ENTERPRISES, INC. AND SUBSIDIARIES
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               SEPTEMBER 30, 1999

                                                               YEAR ENDED
                                                             SEPTEMBER 30,
                                                            ----------------
                                                               1999     1998
                                                               ----     ----
Risk free interest rates..................................  4.39-5.99%  5.43%
Dividend yield............................................      0%         0%
Volatility................................................     70%        70%
Expected life of options (in years).......................     2-10       10

NOTE J -- INCOME TAXES

    The Company has a federal net operating loss carryforward of approximately $7,380,000 as of September 30, 1999 of which $1,966,000 expires through 2012, $2,632,000 expires in 2018 and $2,782,000 expires in 2019.

    The Tax Reform Act of 1986 contains provisions which limits the net operating loss carryforwards available for use in any given year should certain events occur, including significant changes in ownership interests. The utilization of approximately $3,257,000 of the Company's net operating loss carryover is limited to approximately $466,000 per year as a result of the Company's public offering (see Note (5)).

    The tax effects of principal temporary differences and net operating loss carryforwards are as follows as of September 30, 1999:

Asset:
    Federal operating loss carryforwards....................  $ 2,509,000
    Compensation expense -- stock options...................      114,000
    Accounts receivable allowance...........................       21,000
    Accrual basis to cash basis adjustments.................        4,000
                                                              -----------
                                                                2,648,000
Valuation allowance.........................................   (2,648,000)
                                                              -----------
Net deferred tax asset......................................  $         0
                                                              -----------
                                                              -----------

    A valuation allowance has been provided for the deferred tax asset as the likelihood of realization of the future tax benefits cannot be determined. The increase in the valuation allowance during fiscal 1999 and 1998 was approximately $530,000 and $988,000, respectively.

    The differences between the statutory federal income tax rate and the effective tax rate are as follows:

                                                        SEPTEMBER 30,
                                                      -----------------
                                                      1999        1998
                                                      ----        ----
Tax benefit at statutory rate.......................  (34.0)%     (34.0)%
Nondeductible items.................................     .3          .4
Increase in valuation allowance.....................   33.7        33.6
                                                      -----       -----
Effective tax rate benefit..........................  $   0%      $   0%
                                                      -----       -----
                                                      -----       -----

                 DYNAMICWEB ENTERPRISES, INC. AND SUBSIDIARIES
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               SEPTEMBER 30, 1999

NOTE K -- COMMITMENTS AND OTHER MATTERS

(1) LEASES:

    Future minimum lease payments under all leases as at September 30, 1999 are as follows:

              YEAR ENDING                CAPITAL   OPERATING    OFFICE
             SEPTEMBER 30,               LEASES     LEASES      LEASES
             -------------               ------     ------      ------
   2000................................  $32,000    $23,000    $100,000
   2001................................   24,000     11,000      86,000
   2002................................               4,000      52,000
   2003................................                          12,000
                                         -------    -------    --------
                                         $56,000    $38,000    $250,000
                                         -------    -------    --------
                                         -------    -------    --------

Rent expense for the years ended September 30, 1999 and 1998 was $97,000 and $94,000, respectively.

(2) EMPLOYMENT CONTRACTS:

    During 1999, the Company entered into a three-year employment contract with its President for an annual salary of $180,000 per year with an annual escalation of $20,000. Upon expiration of the employment contract, the term shall be automatically renewed for one year unless either party gives written notice prior to ninety days before the expiration date.

    In connection with the acquisition of Software Associates, Inc., the Company entered into an employment contract with Software Associates, Inc.'s sole stockholder/president. The agreement expires on November 30, 2001 and provides for annual salary of approximately $136,000 with a discretionary bonus as determined by the Board of Directors.

    In connection with the acquisition of Design Crafting, Inc., the Company entered into a one-year employment contract with Design Crafting, Inc.'s former stockholder for an annual salary of $140,000 plus commission. The employment contract expired on April 30, 1999 and automatically renews each year unless either party gives written notice prior to the annual renewal date.

(3) CONCENTRATION OF CREDIT RISK:

    The Company places its cash and cash equivalents at various financial institutions. At times, such amounts might be in excess of the FDIC insurance limit. As of September 30, 1999, the Company's bank balance exceeded approximately $195,000.

    The Company routinely evaluates the credit worthiness of its customers to limit its concentration of credit risk with respect to its trade receivables.

(4) SIGNIFICANT CUSTOMERS:

    The Company had one customer that accounted for $888,000 or 29% of net sales for the year ended September 30, 1999 and one customer that accounted for $315,000 or 26% of net sales for the year ended September 30, 1998.

NOTE L -- RELATED PARTY TRANSACTIONS

    (1) The Company leases its office space through December 31, 2002 from a partnership whose partners are the Executive Vice President/stockholder of the Company and his wife. The lease provides for an annual increase in rent of three percent and requires the Company to pay condominium maintenance fees. Rent expense under the lease amounted to approximately $44,000 in 1999 and $43,000 in 1998.

                 DYNAMICWEB ENTERPRISES, INC. AND SUBSIDIARIES
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               SEPTEMBER 30, 1999

    (2) In March 1999, the Company received a short-term loan from a stockholder of $100,000 which the Company repaid from the net proceeds of the private placement described in Note H. During the year ended September 30, 1998, the Company received loans of $115,000 from its CEO/stockholder. The entire loan balance was repaid from the net proceeds of the public offering disclosed in Note H.

NOTE M -- SUBSEQUENT EVENTS

(1) MERGER:

    On November 10, 1999 the Company signed a binding letter agreement to enter into a merger agreement with a privately held company also engaged in the business-to-business e-commerce. The merger is subject to certain closing conditions including stockholder approval of both companies. For accounting purposes, the privately held company is expected to be treated as the acquirer.

    In conjunction with the merger agreement, the Company received loans from the privately held company totaling $750,000. Additional loans are anticipated. The loans accrue simple interest at the rate of 8% per year and are due on March 12, 2000. If loans are not repaid when due, the privately held company may choose to convert the value of the loans into shares of the Company's common stock. As additional consideration, the Company issued 2,500,000 warrants to purchase the Company's common stock and upon execution of the definitive merger agreement, an additional 5,000,000 warrants to purchase the Company's common stock.

(2) CONVERSION OF PREFERRED SHARES:

    Subsequent to September 30, 1999, 930 shares of Series A preferred stock had been converted to 354,328 shares of common stock and all Series B preferred shares had been converted to 574,914 shares of common stock.

(3) SETTLEMENT OF CONSULTING AGREEMENT:

    In November 1999, the Company issued warrants to purchase 27,000 shares of its common stock, valued at $140,000, and paid $17,000 in satisfaction of all claims arising from a consulting agreement entered into by the Company. The financial statements at September 30, 1999 provide for this transaction.

(4) CONTINGENT MATTER:

    On December 17, 1999, an investment banker sued the Company for $3,500,000 which it claims it is due for introducing the parties in the merger referred to in Note M[1]. The Company has made no provision in connection with this claim.

ITEM 8: CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

    Our company does not have any changes in and disagreements with the accountants on accounting and financial disclosure.

                          DYNAMICWEB ENTERPRISES, INC.
                            CONDENSED BALANCE SHEETS

                                                              DECEMBER 31,   SEPTEMBER 30,
                                                                  1999           1999
                                                                  ----           ----
                                                              (UNAUDITED)
                           ASSETS
Current Assets:
    Cash and cash equivalents...............................  $  1,820,000    $  418,000
    Accounts receivable, less allowance for doubtful
      accounts $84,000 and $102,000.........................       712,000       627,000
    Prepaid expenses and other current assets...............        48,000        40,000
                                                              ------------    ----------
        Total current assets................................     2,580,000     1,085,000
Property and equipment, net.................................       450,000       459,000
Patents and trademarks, less accumulated amortization of
  $22,000 and $19,000.......................................        20,000        23,000
Customer list, less accumulated amortization of $62,000 and
  $57,000...................................................        38,000        43,000
Software development cost, less accumulated amortization of
  $129,000 and $113,000.....................................        57,000        73,000
Cost in excess of fair value of net assets acquired net of
  accumulated amortization of $85,000 and $72,000...........       423,000       436,000
Other assets................................................         9,000        14,000
                                                              ------------    ----------
        Total assets........................................  $  3,577,000    $2,133,000
                                                              ------------    ----------
                                                              ------------    ----------

             LIABILITIES AND CAPITAL DEFICIENCY
Current Liabilities:
    Accounts payable........................................  $    313,000    $  305,000
    Accrued expenses........................................       167,000       396,000
    Other liabilities.......................................       --             12,000
    Current portion of capital lease obligations............        32,000        32,000
    Loans payable...........................................     2,000,000       --
    Deferred revenue........................................       151,000        95,000
                                                              ------------    ----------
        Total current liabilities...........................     2,663,000       840,000
Capital lease obligations, net of current portion...........        22,000        24,000
                                                              ------------    ----------
        Total liabilities...................................     2,685,000       864,000
                                                              ------------    ----------

                    STOCKHOLDERS' EQUITY
Preferred stock -- par value to be determined with each
  issue; 5,000,000 shares authorized:
    Series A -- 6% cumulative, convertible preferred
      Stock -- aggregate liquidation value $1,787,500 $.001
      par value; 1375 shares issued and outstanding.........       --          1,110,000
    Series B -- 6% cumulative convertible preferred
      stock -- aggregate liquidation value $650,000, $.001
      par value; 1500 shares issued and outstanding.........       --          1,027,000
Common stock, $.0001 par value, 50,000,000 shares
  authorized; 3,717,907 and 2,637,076 shares issued and
  outstanding, respectively.................................
Additional paid-in capital..................................    11,079,000     8,508,000
Unearned portion of compensatory stock options..............       (61,000)      (78,000)
Accumulated deficit.........................................   (10,124,000)   (9,298,000)
                                                              ------------    ----------
        Total stockholders' equity..........................       892,000     1,269,000
                                                              ------------    ----------
        Total liabilities and stockholders' equity..........  $  3,577,000    $2,133,000
                                                              ------------    ----------
                                                              ------------    ----------

   The accompanying notes are an integral part of these financial statements.

                          DYNAMICWEB ENTERPRISES, INC.
                       CONDENSED STATEMENT OF OPERATIONS

                                                                THREE MONTHS ENDED
                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 1999         1998
                                                                 ----         ----
                                                                    (UNAUDITED)
Net Sales:
    Transaction/Subscription processing.....................  $  381,000   $  141,000
    Consulting services.....................................     374,000      342,000
    Network development.....................................     253,000       57,000
                                                              ----------   ----------
        Total...............................................   1,008,000      540,000
                                                              ----------   ----------
Cost of Sales:
    Transaction/Subscription processing revenues............     184,000      117,000
    Consulting services.....................................     220,000      200,000
    Network development revenues............................      92,000       66,000
                                                              ----------   ----------
        Total...............................................     496,000      383,000
                                                              ----------   ----------
        Gross profit........................................     512,000      157,000
                                                              ----------   ----------
Expenses:
    Marketing and selling...................................     440,000      349,000
    General and administrative..............................     694,000      387,000
Research and development....................................     201,000       95,000
                                                              ----------   ----------
        Total...............................................   1,335,000      831,000
Operating (loss)............................................    (823,000)    (674,000)
Interest expense............................................      (7,000)      --
Interest income.............................................       4,000        1,000
Other income sale of real estate............................      --           15,000
                                                              ----------   ----------
Net (loss)..................................................  $ (826,000)  $ (658,000)
Adjustment;
    Dividends on cumulative preferred stock, including
      imputed dividends of $73,000 and $144,000
      respectivey...........................................     (97,000)    (164,000)
                                                              ----------   ----------
Net loss attributed to common stockholders..................  $ (923,000)  $ (822,000)
Net loss per common share basic and diluted.................  $    (0.30)  $    (0.36)
                                                              ----------   ----------
                                                              ----------   ----------

Weighted average number of common shares outstanding basic
  and diluted...............................................   3,122,917    2,286,025
                                                              ----------   ----------

   The accompanying notes are an integral part of these financial statements.

                          DYNAMICWEB ENTERPRISES, INC.
                       CONDENSED STATEMENTS OF CASH FLOWS

                                                                THREE MONTHS ENDED
                                                                   DECEMBER 31,
                                                              ----------------------
                                                                 1999        1998
                                                                 ----        ----
                                                                   (UNAUDITED)
Cash Flows from Operating Activities:
    Net (loss)..............................................  $ (826,000)  $(658,000)
    Adjustments to reconcile net (loss) to net cash used in
      operating activities:
        Gain on sale of office condominium..................      --         (15,000)
        Provision for bad debts.............................     (18,000)
        Depreciation and amortization.......................      70,000      47,000
        Stock options issued for compensation...............      17,000      52,000
        Options and shares issued for services..............     221,000      --
Changes in Operating Assets and Liabilities:
    (Increase) in accounts receivable.......................     (67,000)    (71,000)
    (Increase) in prepaid expenses and other current
      assets................................................     (19,000)    (22,000)
    Increase in accounts payable............................       8,000     250,000
    Decrease (increase) in accrued expenses.................     (72,000)      3,000
    Increase in deferred revenue............................      56,000      91,000
                                                              ----------   ---------
    Net cash used in operating activities...................    (630,000)   (323,000)
                                                              ----------   ---------
Cash Flows from Investing Activities:
    Acquisition of property and equipment...................     (23,000)    (14,000)
    Acquisition of patents and trademarks...................      --          (2,000)
    Proceeds from sale of property net of selling expense...      --         189,000
    Increase in software development cost...................      --         (48,000)
                                                              ----------   ---------
    Net cash used in investing activities...................     (23,000)    125,000
                                                              ----------   ---------
Cash Flows from Financing Activities:
    Payment of long-term debt...............................      --        (187,000)
    Payment of capital lease obligation.....................      (2,000)
    Proceeds from issuance of stock.........................      57,000      --
    Proceeds from issuance of preferred stock and
      warrants..............................................      --         415,000
    Proceeds from loans.....................................   2,000,000      --
                                                              ----------   ---------
    Net cash provided by financing activities...............   2,055,000     228,000
                                                              ----------   ---------
Net increase in cash and cash equivalents...................   1,402,000      30,000
Cash and cash equivalents, beginning of period..............     418,000     290,000
                                                              ----------   ---------
Cash and cash equivalents, end of period....................  $1,820,000   $ 320,000
                                                              ----------   ---------
                                                              ----------   ---------
Supplemental disclosures of noncash investing and financing
  activities:
    Conversion of Series A preferred shares to common
      stock.................................................   1,110,000
    Conversion of Series B preferred shares to common
      stock.................................................   1,027,000
    Dividends accrued and converted to common stock Series A
      and B preferred shares................................     181,000

   The accompanying notes are an integral part of these financial statements.

                          DYNAMICWEB ENTERPRISES, INC.
                    NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE A -- BASIS OF PRESENTATION AND THE COMPANY

BASIS OF PRESENTATION:

    The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information (and with the instructions to Form 10-QSB and Article 3 of Regulation S-B). Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting primarily of normal recurring accruals) considered necessary for fair presentation have been included. Operating results for the three-month period ended December 31, 1999 are not necessarily indicative of the results that may be expected for the year ending September 30, 2000.

    The balance sheet at September 30, 1999 has been derived from the audited financial statements at that date but does not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto for the year ended September 30, 1999 included in our company's 1999 Annual Report on Form 10-KSB.

OUR COMPANY:

    DynamicWeb Enterprises, Inc. ('our company') provides services and software that facilitate business-to-business e-commerce between buyers and sellers. Our company's services include the provision of the necessary infrastructure and operational services to facilitate electronic transactions between buyers and sellers and consulting services to businesses that wish to build and/or operate their own e-commerce infrastructure.

    On December 1, 1999, our company entered into an agreement with eB2B Commerce, Inc. to merge the two companies. The agreement is described below in
Item 5. eB2B Commerce, Inc., which is a privately held company with offices in New York City and incorporated in Delaware, also engages in business-to-business e-commerce.

    The executive offices of our company are located at 271 Route 46 West, Building F, Suite 209, Fairfield, New Jersey 07004. Our company's telephone number is (973) 244-1000 and our facsimile number is (973) 575-9830.

NOTE B -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(1) BASIC LOSS PER SHARE OF COMMON STOCK:

    Our company adopted Statement of Financial Accounting Standards No. 128, Earnings Per Share ('SFAS No. 128') for the year ended September 30, 1999. SFAS No. 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. In addition, contingently issuable shares are included in basic earnings per share when all necessary conditions have been satisfied. Diluted earnings per share is very similar to fully diluted earnings per share and gives effect to all dilutive earnings per share and all dilutive potential common shares outstanding during the reporting period.

    Our company adopted SFAS No. 128 and has retroactively applied the effects thereof for all periods presented. The impact on the per share amounts previously reported was not significant. The effects of potential common shares such as warrants, options, and convertible preferred stock has not been included, if the effect will be antidilutive.

(2) SOFTWARE DEVELOPMENT COSTS:

    Costs relating to the conceptual formulation and design of software are expensed as research and development. Costs incurred subsequent to establishment of technological feasibility to produce the finished product are generally capitalized. Technological feasibility was established when a product design and a working model were completed. Capitalized software costs are amortized by the straight-line method over a maximum of three years or the expected life of the product whichever is less.

NOTE C -- MERGER AND LOAN AGREEMENT

    On December 1, 1999, our company entered into an Agreement and Plan of Merger with eB2B Commerce, Inc., a company engaged in business-to-business e-commerce. The merger agreement followed the execution by our company and eB2B Commerce, Inc. of a letter of intent, dated November 10, 1999, as amended November 19, 1999. Under the merger agreement, subject to a number of conditions set forth in our company's annual report on Form 10-KSB, eB2B Commerce, Inc. will merge into our company in a tax-free merger and reorganization. Our company has also entered into a Loan Agreement with eB2B Commerce, Inc., dated November 12, 1999, which was amended by Amendment No. 1 to Loan Agreement, dated November 19, 1999. Details about the merger agreement and loans are contained our company's annual report on Form 10-KSB and the registration statement on Form S-4, which are incorporated herein by reference.

    Under the loan agreement, eB2B Commerce, Inc. agreed to loan our company $2,000,000 subject to certain conditions. As of December 31, 1999, our company had received an aggregate outstanding principal amount of $2,000,000. All loans under the loan agreement accrue simple interest at the rate of eight percent (8%) per year. The loans mature on March 12, 2000. However, if on March 12, 2000, eB2B Commerce, Inc. chooses not to consummate the merger for any reason, the new maturity date of the loans will be November 12, 2000. If the loans are not repaid when due, eB2B Commerce, Inc. may choose to convert the aggregate value of the loan into shares of our company's common stock at a conversion price of $0.25 per share. In addition, the loan agreement contains standard termination provisions, as well as representations, warranties and covenants from our company to eB2B Commerce, Inc.

    As additional consideration for the loans, our company also issued to eB2B Commerce, Inc. warrants to purchase an aggregate of 7,500,000 shares of our company's common stock at an exercise price of $2.00 per share.

NOTE D -- CONVERSION OF PREFERRED STOCK

    As of December 27, 1999, The Shaar Fund, Ltd. had converted all of the 1,500 shares of Series A 6% convertible preferred stock into 594,394 shares of our company's common stock, and all of the 1,500 shares of Series B 6% convertible preferred stock into 574,914 shares of our company's common stock.

                                                                      APPENDIX F

                         INDEX TO FINANCIAL STATEMENTS

eB2B Commerce, Inc.

Report of Independent Auditors..............................   F-2
Balance Sheets as of December 31, 1998 and 1999.............   F-3
Statements of Operations for the period from November 6,
  1998 (inception) through December 31, 1998, for the year
  ended December 31, 1999 and for the period from
  November 6, 1998 (inception) through December 31, 1999....   F-4
Statements of Stockholders' Equity for the period from
  November 6, 1998 (inception) through December 31, 1998 and
  for the year ended December 31, 1999......................   F-5
Statements of Cash Flows for the period from November 6,
  1998 (inception) through December 31, 1998, for the year
  ended December 31, 1999 and for the period from
  November 6, 1998 (inception) through December 31, 1999....   F-6
Notes to Financial Statements...............................   F-7

Netlan Enterprises, Inc. and Subsidiaries

Independent Auditors' Report................................  F-18
    Consolidated Balance Sheets as of December 31, 1999 and
     1998...................................................  F-19
    Consolidated Statements of Operations for the years
     ended December 31, 1999, 1998 and 1997 (unaudited).....  F-20
    Consolidated Statements of Stockholders' Equity
     (Deficit) for the years ended December 31, 1999, 1998
     and 1997 (unaudited)...................................  F-21
    Consolidated Statements of Cash Flows for the years
     ended December 31, 1999, 1998 and 1997 (unaudited).....  F-22
    Notes to Consolidated Financial Statements..............  F-24

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors
EB2B COMMERCE, INC.

    We have audited the accompanying balance sheets of eB2B Commerce, Inc. (the 'Company') (a development stage company) as of December 31, 1998 and 1999, and the related statements of operations, stockholders' equity and cash flows for the period from November 6, 1998 (inception) through December 31, 1998, the year ended December 31, 1999, and the period from November 6, 1998 (inception) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of eB2B Commerce, Inc. as of December 31 1998 and 1999, and the results of its operations and its cash flows for the period from November 6, 1998 (inception) through December 31, 1998, the year ended December 31, 1999, and the period from November 6, 1998 (inception) through December 31, 1999, in conformity with accounting principles generally accepted in the United States.

New York, New York
February 22, 2000
                              eB2B COMMERCE, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS

                                                                    DECEMBER 31,
                                                              ------------------------
                                                                1998          1999
                                                                ----          ----
                           ASSETS
Current assets:
    Cash and cash equivalents...............................  $  10,000   $  9,907,359
    Investments available for sale..........................     --         15,985,901
    Prepaid expense.........................................     --            259,659
    Loan to DWeb (Note 5)...................................     --          2,000,000
                                                              ---------   ------------
        Total current assets................................     10,000     28,152,919
                                                              ---------   ------------
Property and equipment, net (Notes 1 and 3).................    374,318        905,172
Other assets, net of accumulated amortization of $3,188
  (Note 1)..................................................     --              5,812
                                                              ---------   ------------
Total assets................................................  $ 384,318   $ 29,063,903
                                                              ---------   ------------
                                                              ---------   ------------
            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accrued expenses........................................  $  36,000   $  1,054,820
    Note payable (Note 4)...................................     15,000        --
                                                              ---------   ------------
        Total current liabilities...........................     51,000      1,054,820
                                                              ---------   ------------
Long-term liabilities
    Note payable (Note 4)...................................     86,000        --
Commitments (Note 8)
Stockholders' equity (Notes 5 and 9):
    Preferred stock -- $.001 par value; 200,000 and 10
      million shares authorized, in 1998 and 1999,
      respectively..........................................     --            --
    Series A Preferred Stock -- $.001 par value; 2,000
      shares authorized; 300 shares issued and outstanding
      in 1999...............................................     --            --
    Series B Preferred Stock -- $.001 par value; 4 million
      shares authorized; 3.3 million shares issued and
      outstanding in 1999...................................     --              3,300
    Common stock -- $.001 par value; 90 million shares
      authorized; 2,318,500 and 2,727,000 shares issued and
      outstanding, in 1998 and 1999, respectively...........      2,319          2,727
    Additional paid-in capital..............................    352,695     63,605,987
    Deficit accumulated during the development stage........   (107,696)   (35,602,931)
                                                              ---------   ------------
        Total stockholders' equity..........................    247,318     28,009,083
                                                              ---------   ------------
Total liabilities and stockholders' equity..................  $ 384,318   $ 29,063,903
                                                              ---------   ------------
                                                              ---------   ------------

              See accompanying notes to the financial statements.

                              eB2B COMMERCE, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS

                                                 PERIOD FROM                               PERIOD FROM
                                              NOVEMBER 6, 1998                          NOVEMBER 6, 1998
                                             (INCEPTION) THROUGH      YEAR ENDED       (INCEPTION) THROUGH
                                              DECEMBER 31, 1998    DECEMBER 31, 1999    DECEMBER 31, 1999
                                              -----------------    -----------------    -----------------
Net sales (Note 1).........................       $--                $   --               $  --
Cost of good sold..........................        --                    --                  --
                                                  ---------          ------------         ------------
Gross profit...............................        --                    --                  --
Costs and expenses:
    Selling, general, and administrative,
      including stock based compensation
      expense of $793,000 in 1999..........          54,696             3,121,992            3,176,688
    Software development costs (Note 1)....          53,000               571,579              624,579
                                                  ---------          ------------         ------------
        Total costs and expenses...........        (107,696)           (3,693,571)          (3,801,267)
                                                  ---------          ------------         ------------
Interest expense (including bridge loan
  financing costs of $2,346,000)...........        --                   2,359,941            2,359,941
                                                  ---------          ------------         ------------
        Net loss...........................        (107,696)           (6,053,512)          (6,161,208)
                                                  ---------          ------------         ------------
                                                  ---------          ------------         ------------
Deemed dividends on preferred stock
  (Note 5).................................        --                 (29,441,723)         (29,441,723)
                                                  ---------          ------------         ------------
Net loss attributable to common
  stockholders.............................       $(107,696)         $(35,495,235)        $(35,602,931)
                                                  ---------          ------------         ------------
                                                  ---------          ------------         ------------

              See accompanying notes to the financial statements.

                              eB2B COMMERCE, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                       STATEMENTS OF STOCKHOLDERS' EQUITY
       PERIOD FROM NOVEMBER 6, 1998 (INCEPTION) THROUGH DECEMBER 31, 1998
                        AND YEAR ENDED DECEMBER 31, 1999

                                  SERIES A            SERIES B               COMMON
                               PREFERRED STOCK     PREFERRED STOCK            STOCK
                               ---------------   -------------------   -------------------
                               SHARES   AMOUNT     SHARES     AMOUNT     SHARES     AMOUNT
                               ------   ------     ------     ------     ------     ------
Balance at November 6,
 1998........................   --       $--     $   --        --      $   --       $--
Issuance of common stock in
 exchange for software.......   --       --          --        --       2,228,500   2,229
Issuance of common stock in
 connection with legal
 services rendered...........   --       --          --        --          40,000      40
Issuance of common stock in
 connection with consulting
 services....................   --       --          --        --          50,000      50
Net loss.....................   --       --          --        --          --        --
                                ---      ----    ----------   ------   ----------   ------
Balance at December 31,
 1998........................   --       --          --        --       2,318,500   2,319
Sale of common stock.........   --       --          --        --          97,500      97
Sale of Series A preferred
 stock.......................   300      --          --        --          --        --
Sale of Series B preferred
 stock.......................   --       --       3,299,999   3,300        --        --
Issuance of common stock in
 exchange for services.......   --       --          --        --         148,000     148
Issuance of common stock in
 exchange for a domain name..                                               3,000       3
Issuance of common stock in
 exchange for note payable...   --       --          --        --         160,000     160
Issuance of 55,000 warrants
 in connection with legal
 service rendered............   --       --          --        --          --        --
Issuance of 133,500 warrants
 in connection with
 consulting services.........   --       --          --        --          --        --
Issuance of 717,409 warrants
 in connection with bridge
 financing...................   --       --          --        --          --        --
Stock based compensation.....   --       --          --        --          --        --
Net loss.....................   --       --          --        --          --        --
Cumulative dividend on
 Series B preferred stock....   --       --          --        --          --        --
                                ---      ----    ----------   ------   ----------   ------
Balance at December 31,
 1999........................   300      $--      3,299,999   $3,300    2,727,000   $2,727
                                ---      ----    ----------   ------   ----------   ------
                                ---      ----    ----------   ------   ----------   ------

                                               DEFICIT
                                             ACCUMULATED
                               ADDITIONAL     DURING THE
                                 PAID-IN     DEVELOPMENT
                                 CAPITAL        STAGE          TOTAL
                                 -------        -----          -----
Balance at November 6,
 1998........................  $   --        $    --        $   --
Issuance of common stock in
 exchange for software.......      339,089        --            341,318
Issuance of common stock in
 connection with legal
 services rendered...........        6,047        --              6,087
Issuance of common stock in
 connection with consulting
 services....................        7,559        --              7,609
Net loss.....................      --            (107,696)     (107,696)
                               -----------   ------------   -----------
Balance at December 31,
 1998........................      352,695       (107,696)      247,318
Sale of common stock.........      194,903        --            195,000
Sale of Series A preferred
 stock.......................      300,000        --            300,000
Sale of Series B preferred
 stock.......................   29,438,423        --         29,441,723
Issuance of common stock in
 exchange for services.......      228,406        --            228,554
Issuance of common stock in
 exchange for a domain name..        1,497        --              1,500
Issuance of common stock in
 exchange for note payable...       79,840        --             80,000
Issuance of 55,000 warrants
 in connection with legal
 service rendered............       28,600        --             28,600
Issuance of 133,500 warrants
 in connection with
 consulting services.........      389,700        --            389,700
Issuance of 717,409 warrants
 in connection with bridge
 financing...................    2,346,000        --          2,346,000
Stock based compensation.....      804,200        --            804,200
Net loss.....................      --          (6,053,512)   (6,053,512)
Cumulative dividend on
 Series B preferred stock....   29,441,723    (29,441,723)      --
                               -----------   ------------   -----------
Balance at December 31,
 1999........................  $63,605,987   $(35,602,931)  $28,009,083
                               -----------   ------------   -----------
                               -----------   ------------   -----------

               See accompanying notes to the financial statements
                              eB2B COMMERCE, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS

                                                        PERIOD FROM                                 PERIOD FROM
                                                     NOVEMBER 6, 1998                            NOVEMBER 6, 1998
                                                    (INCEPTION) THROUGH       YEAR ENDED        (INCEPTION) THROUGH
                                                     DECEMBER 31, 1998     DECEMBER 31, 1999     DECEMBER 31, 1998
                                                     -----------------     -----------------     -----------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss..........................................       $(107,696)          $ (6,053,512)         $ (6,131,208)
Adjustments to reconcile net loss to net cash used
  by operations:
    Depreciation and amortization.................          53,000                807,246               860,246
    Non-cash legal, consulting and debt issuance
      costs.......................................          13,696              2,992,854             3,006,550
    Stock based compensation expense..............        --                      804,200               804,200
    Changes in operating assets and liabilities:
        Prepaid expense...........................        --                     (150,782)             (150,782)
        Other assets..............................        --                       (7,500)               (7,500)
        Accrued expenses..........................          36,000              1,018,820             1,054,820
                                                         ---------           ------------          ------------
Net cash used by operating activities.............          (5,000)              (588,674)             (593,674)
                                                         ---------           ------------          ------------

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of investments available for sale........        --                  (15,985,901)          (15,985,901)
Prepaid expense...................................        --                     (108,877)             (108,877)
Purchase of property and equipment................        --                   (1,334,912)           (1,334,912)
                                                         ---------           ------------          ------------
Net cash used by investing activities.............        --                  (17,429,690)          (17,429,690)
                                                         ---------           ------------          ------------

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowing...........................          15,000              --                       15,000
Repayment of borrowings...........................        --                       (6,000)               (6,000)
Loan to DWeb......................................        --                   (2,000,000)           (2,000,000)
Proceeds from issuance of common stock............        --                      195,000               195,000
Proceeds from issuance of Series A preferred
  stock...........................................        --                      285,000               285,000
Proceeds from issuance of Series B preferred
  stock...........................................        --                   29,441,723            29,441,723
                                                         ---------           ------------          ------------
Net cash provided by financing activities.........          15,000             27,915,723            27,930,723
                                                         ---------           ------------          ------------
Net increase in cash and cash equivalents.........          10,000              9,897,359             9,907,359
Cash and cash equivalents at the beginning of
  period..........................................        --                       10,000             --
                                                         ---------           ------------          ------------
Cash and cash equivalents at end of period........       $  10,000           $  9,907,359          $  9,907,359
                                                         ---------           ------------          ------------
                                                         ---------           ------------          ------------
Non-cash transactions:
    Common stock issued in exchange for note
      payable.....................................       $--                 $     80,000          $     80,000
                                                         ---------           ------------          ------------
                                                         ---------           ------------          ------------
    Preferred stock issued in exchange for note
      payable.....................................       $--                 $     15,000          $     15,000
                                                         ---------           ------------          ------------
                                                         ---------           ------------          ------------
    Common stock issued in exchange for Domain
      name........................................       $--                 $      1,500          $      1,500
                                                         ---------           ------------          ------------
                                                         ---------           ------------          ------------
    Common stock issued in exchange for
      software....................................       $ 341,318           $  --                 $    341,318
                                                         ---------           ------------          ------------
                                                         ---------           ------------          ------------
    Long term -- note payable in exchange for
      software....................................       $  86,000           $  --                 $     86,000
                                                         ---------           ------------          ------------
                                                         ---------           ------------          ------------

               See accompanying notes to the financial statements
                              eB2B COMMERCE, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND BUSINESS

DESCRIPTION OF BUSINESS

    eB2B Commerce, Inc. (the 'Company') was incorporated in the state of Delaware on November 6, 1998. The Company is an Internet-based business-to-business service provider offering manufacturers and retailers the capability to conduct cost-effective electronic commerce transactions utilizing the Internet. The Company is developing an integrated set of proprietary Internet-based technology solutions intended to enable manufacturers and retailers, without substantial capital expenditures, to conduct cost-effective e-commerce transactions on a pay per transaction basis.

SOFTWARE DEVELOPMENT COSTS

    The Accounting Standards Executive Committee (AcSEC) issued Statement of Position (SOP) 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use, during 1998. SOP 98-1 requires companies to capitalize qualifying computer software costs incurred during the application development stage. All other costs incurred in connection with internal use software must be expensed as incurred. The useful life assigned to capitalized software should be based on the period such software is expected to provide future utility to the company. Capitalized software costs were approximately $427,000 and $966,000 for the period ended December 31, 1998, and the year ended December 31, 1999, respectively. During 1999, the Company abandoned the use of the software capitalized at December 31, 1998, and wrote off the unamortized portion along with additional software costs incurred during 1999 of approximately $174,000. Total software development expense for the year ended December 31, 1999, was approximately $572,000.

PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost. Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives. The Company currently has capitalized costs related to software and office equipment with estimated useful lives of one to three years. Depreciation expense was approximately $53,000 and $256,000 for the years ended December 31, 1998 and 1999, respectively.

REVENUE RECOGNITION

    Revenue will be recognized on a pay per transaction basis when an e-commerce transaction occurs between a retailer and manufacturer.

AMORTIZATION OF INTANGIBLES

    Other assets represent a domain name, which is being amortized on a straight-line basis over a period of two years.

    The Company considers all highly liquid investments with a remaining maturity of 90 days or less at the time of purchase to be cash equivalents.

INVESTMENTS

    Investments consist of fixed income investments. All of the Company's investments are considered to be 'available-for-sale' and, accordingly, are carried on the balance sheet at fair market value, which approximates cost. All of the Company's investments mature in less within one year.

                              eB2B COMMERCE, INC.
                         (A DEVELOPMENT STAGE COMPANY)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

START-UP COSTS

    In April 1998, the AcSEC issued SOP 98-5, Reporting on the Costs of Start-Up Activities. The SOP requires the costs of start-up activities to be expensed as incurred. The SOP is effective for fiscal years beginning after December 15, 1998. Earlier application is encouraged in fiscal years for which financial statements have not been issued. The Company has expensed organization costs of approximately $6,000 for the period ended December 31, 1998.

RISKS AND UNCERTAINTIES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

STOCK-BASED COMPENSATION

    The Company grants stock options generally for a fixed number of shares to employees with an exercise price equal to the fair value of the shares at the date of grant. The Company accounts for stock option grants in accordance with Accounting Principles Board (APB) Opinion No. 25, 'Accounting for Stock Issued to Employees,' and, accordingly, recognizes compensation expense only if the fair value of the underlying common stock exceeds the exercise price of the stock option on the date of grant. In October 1995, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 123, 'Accounting for Stock-Based Compensation,' which provides an alternative to APB opinion No. 25 in accounting for stock-based compensation. As permitted by SFAS No. 123, the Company accounts for stock-based compensation in accordance with APB Opinion No. 25 and has elected the pro forma disclosure alternative permitted by SFAS No. 123.

2. DEVELOPMENT STAGE OPERATIONS

    The Company is a development stage enterprise as defined in SFAS No. 7, Accounting and Reporting by Development Stage Enterprises. Operations during this period have been devoted primarily to developing the Company's proprietary computer software, raising capital, obtaining financing, and marketing and promotion of the Company's capabilities to potential customers.

3. PROPERTY AND EQUIPMENT

    Property and equipment consist of the following as of December 31:

                                                                1998        1999
                                                                ----        ----
Computer equipment..........................................  $  --      $  193,154
Office equipment............................................     --           2,081
Software development........................................   427,318      965,677
                                                              --------   ----------
                                                               427,318    1,160,912
Less: Accumulated depreciation..............................    53,000      255,740
                                                              --------   ----------
                                                              $374,318   $  905,172
                                                              --------   ----------
                                                              --------   ----------

4. NOTES PAYABLE

    Upon inception, the Company issued shares of common stock (see Note 5) and an $86,000 note payable ('Note') to a shareholder in exchange for partially developed computer software. For the period from February 11, 1999 through the maturity date on February 11, 2009, interest would accrue
                              eB2B COMMERCE, INC.
                         (A DEVELOPMENT STAGE COMPANY)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

on the principal of the note at the rate of 8 3/4% per annum. The aggregate of the principal and all accrued interest was to be paid by the Company on February 11, 2009. The Company had the right to prepay all or part of the outstanding principal balance at any time. In such event, the shareholder has the right to either accept the prepayment of the note or exercise his right to convert such amount into shares of common stock at a conversion price of $.50 per share. On November 30, 1999, substantially all of the carrying amount of the Note was converted by the shareholder into 160,000 shares of the Company's common stock.

    The Company issued a note payable for $15,000 in December 1998. As subsequently negotiated, the Company had the right to prepay all or part of the outstanding principal balance at any time. In such event, the holder had the right to either accept the prepayment of the note or exercise his right to convert such amount into shares of Series A Convertible Preferred Stock at a conversion price of $1,000 per share. In April 1999, the note was converted by the holder into 15 share of the Company's Series A C onvertible Preferred Stock.

5. STOCKHOLDERS' EQUITY

    In December 1999, the Company increased its authorized capital stock to 100 million shares, of which 90 million shares pertain to common stock and 10 million shares pertain to preferred stock.

PREFERRED STOCK

    In April 1999, the Company authorized 2,000 shares of Series A Convertible Preferred Stock ('Series A') with a par value of $.001 and issued 300 shares of Series A for $300,000. Each Share of Series A is convertible into the number of shares of common stock by dividing the purchase price for the Series A by the conversion price in effect (which is currently $2.00), resulting in approximately 150,000 shares of common stock. The Series A has antidilution provisions which can change the conversion price in certain circumstances when additional shares of common stock are issued by the Company. The holder has the right to convert the shares of Series A, at any time into common stock. Upon liquidation, dissolution or winding up of the Company, the stockholders of the Series A are entitled to receive $1,000 per share plus any accrued and unpaid dividends before distributions to any holder of the Company's common stock, except for Series B.

    In September 1999, the Company signed a letter of intent with an investment banking firm to raise capital in a private placement offering of the Company's securities. In October 1999, in anticipation of the private placement offering, the investment banking firm arranged for $1,000,000 in bridge financing for the Company until the private placement offering commenced. The bridge financing consisted of convertible notes, in the aggregate, of $1,000,000, which automatically converted into units offered in the private placement offering based on the face value of the bridge notes, and warrants to purchase up to 717,409 shares of common stock of the Company, exercisable at $4.00 per share for a period of seven years. The warrants were valued at approximately $2,346,000 and were expensed at the time the bridge financing was liquidated.

    In December 1999, the Company authorized 4 million shares of Series B Convertible Redeemable Preferred Stock ('Series B') with a par value of $.001, and issued approximately 3.3 million shares and seven year warrants to purchase 1,500,048 shares of common stock at an exercise price of $5.50 per share, for approximately $33 million in gross proceeds, in a private placement conducted by the Company. Each share of Series B is convertible into the number of shares of common stock that results from dividing the purchase price by the conversion price per share in effect (currently $5.50, resulting in appproximately
6 million common shares). The Series B has antidilution provisions which can change the conversion price in certain circumstances when additional shares of common stock are issued by the Company. The holder has the right to convert the shares of Series B at any time. Upon liquidation, dissolution or winding up of the Company, the stockholders of the Series B are entitled to receive
                              eB2B COMMERCE, INC.
                         (A DEVELOPMENT STAGE COMPANY)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

$10.00 per share plus any accrued and unpaid dividends before distributions to any holder of the Company's common stock, except for Series A.

    In the event the Company declares a dividend on the common stock, the Company will at the same time, declare a dividend to the Series A and B stockholders equal to the dividend which would have been payable if the Series A and B stock had been converted into common stock. The holders of the Series A and B are entitled to one vote for each share of the Company's common stock into which such share of Series A and B is then convertible. In addition, upon any liquidation of the Company, holders of shares of Series A and Series B shall be entitled to distibutions before distributions to any holder of the Company's common stock.

COMMON STOCK

    Upon inception the Company received partially developed computer software in exchange for 2,228,500 shares of common stock and the issuance of a note payable. (See note 4).

    The Company issued to the investment banking firm, for services relating to the private placement, seven year warrants to purchase 1,952,600 shares of common stock at an exercise price of $5.50. The warrants were valued, utilizing the minimum value method, at approximately $5,897,000 and recorded in additional paid-in-capital.

    In connection with various legal services, consulting services and bridge financing arrangements rendered during 1999, the Company issued 148,000 shares of common stock and 905,909 warrants to purchase shares of common stock in exchage for these services. The warrants are exercisable for a period of five years at prices ranging from $0.50 to $5.50 per share. The warrants were valued, utilizing the minimum value method, at approximately $28,600, $389,700 and $2,346,000, respectively, and charged to expense in the current period.

    At December 31, 1999, the Company has reserved for issuance (i) 150,000 shares of common stock for conversion of the Series A, (ii) 6 million shares of common stock for conversion of the Series B, (iii) 4,388,557 shares of common stock for the exercise of warrants, (iii) 1 million shares of common stock under the 1998 Incentive Stock Option Plan and (iv) 450,000 shares of common stock under the Executive Performance Equity Agreements with executive officers.

MERGER

    On December 1, 1999, the Company entered into a definitive agreement to merge with DynamicWeb Enterprises, Inc. (DWeb), a publicly traded company. DWeb provides services and software that facilitates business-to-business electronic commerce between buyers and sellers. In the merger, DWeb will issue approximately 40 million shares of its common stock in exchange for all of the outstanding capital stock of the Company, on a fully diluted basis. Holders of the Series A, Series B, warrants and options of the Company will receive like securities in DWeb, adjusted to reflect the increased number of shares of common stock such holders will be entitled to either convert or purchase. The officers and directors of the Company will retain their position with the surviving company. The stockholders of the Company will own more than 85% of the outstanding stock of DWeb and accordingly the transaction will be accounted for by the Company as a reverse acquisition. DWeb will change its name to eB2B Commerce, Inc. upon the closing of the merger.

    As a result of the merger agreement with DWeb, the 3,300,000 shares of Series B preferred stock, issued for approximately $29,442,000, will be convertible into approximately 16 million shares of DWeb's common shares valued at $7.35 per share, DWeb's per share price on December 1, 1999, the date of the definitive merger agreement. As this value is significantly greater than the proceeds received, the total proceeds received will be allocated to the convertible feature and amortized as a deemed preferred dividend, resulting in a charge to retained earnings and a credit to additional paid-in capital.

                              eB2B COMMERCE, INC.
                         (A DEVELOPMENT STAGE COMPANY)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

    On November 12, 1999, DWeb entered into a loan agreement with the Company whereby DWeb borrowed $2 million from the Company, at an interest rate of 8% per annum. The loan matures in May 2000, unless the merger is not consummated, in which event the loan would mature in November 2000. If the loan is not repaid upon maturity, the Company may choose to convert the aggregate value of the loan into shares of DWeb common stock at a conversion price of $0.25 per share.

    In November 1999, in connection with the DWeb merger the Company granted five year warrants to purchase 500,000 and 470,000 shares of common stock at an exercise price of $5.50 to a founding shareholder and the investment banking firm, respectively. These warrants will vest upon completion of the DWeb merger. In addition the Company also issued five year warrants to purchase an aggregate of 30,000 shares of commons stock at an exercise price of $5.50 to two shareholders in consideration of their introduction of the Company to the investment banking firm. The warrants were valued, utilizing the minimum value method, at approximately $1,280,000 and $1,203,000, and $77,000, respectively, and will be included as part of the cost of acquisition at the date of merger.

6. STOCK OPTION PLAN AND PERFORMANCE EQUITY AGREEMENTS

STOCK OPTION PLAN

    On November 6, 1998, the Company established the 1998 Incentive Stock Option Plan (the 'Plan') for employees and directors of the Company to purchase common stock. The Company's Board of Directors is responsible for determining the type of awards, when and to whom the awards are granted, the number of shares and terms of the awards and the exercise price. The options are exercisable for a period not to exceed 10 years from the date of grant and vest in accordance with the vesting schedule determined by the Board of Directors on the grant date of the option.

PERFORMANCE EQUITY AGREEMENTS

    On December 1, 1998, the Company entered into Executive Performance Equity Agreements (the 'Agreements') with three of its executive officers who are also members of the Board of Directors, pursuant to their employment agreements. The Agreements provide for the granting of options to purchase an aggregate of 450,000 shares of the Company's common stock at an exercise price of $0.50 per share, contingent upon the Company commencing business operations during the year ended December 31, 1999, as further def ined in the Agreements. The Board of Directors of the Company is responsible for determining whether the performance goals have been met and on August 1, 1999, granted the 450,000 options to the three executive officers. The options vested immediately on grant and expire five years from the date of grant. The Company recorded stock-based compensation expense of $675,000, as determined utilizing the minimum value method.

    Stock option activity for the 1998 Incentive Stock Option Plan and the Executive Performance Equity Agreement from November 6, 1998 (inception) to December 31, 1999, is as follows:

                                                                             WEIGHTED
                                                                             AVERAGE
                                                               SHARES     EXERCISE PRICE
                                                               ------     --------------
Outstanding at November 6, 1998
  (Inception)...............................................     --          -$-
Granted.....................................................     --          --
Outstanding at December 31, 1998............................     --          --
Granted.....................................................    772,500       $2.08
Outstanding at December 31, 1999............................    772,500       $2.08
Exercisable at December 31, 1999............................    532,500       $1.08

                              eB2B COMMERCE, INC.
                         (A DEVELOPMENT STAGE COMPANY)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

    Information regarding the options outstanding under the 1998 Incentive Stock Option Plan and the Executive Performance Equity Agreement at December 31, 1999, is as follows:

                                                                                     WEIGHTED-
                     NUMBER OF                            WEIGHTED-                   AVERAGE
EXERCISE PRICE   OPTIONS CURRENTLY   WEIGHTED-AVERAGE      AVERAGE        NUMBER    EXERCISABLE
    RANGE           OUTSTANDING       EXERCISE PRICE    REMAINING LIFE   EXERCISE      PRICE
    -----           -----------       --------------    --------------   --------      -----
    $5.50             210,000             $5.50           2.9 years       52,500       $5.50
    $2.00             112,500             $2.00           4.5 years       30,000       $2.00
    $0.50             450,000             $0.50           4.4 years      450,000       $0.50
                      -------                                            -------
                      772,500                                            532,500
                      -------                                            -------
                      -------                                            -------

    Pro forma information regarding net income (loss) and earnings (loss) per share is required by SFAS No. 123, and has been determined as if the Company had accounted for its employee stock options under the fair market value method of FAS 123. The fair market value for these options was estimated at the date of grant using the minimum value option pricing model with the following weighted average assumptions: risk free interest rate of approximately 6%; no dividend yield and a weighted average expected life of the options with a range of four to five years at date of grant. The Company's pro forma information for the nine months ended December 31, 1999, is as follows:

Net loss:
    As reported.............................................  $ (6,023,512)
    Pro forma under SFAS No. 123............................  $ (6,520,162)

    Options outstanding at December 31, 1999, had a weighted average remaining contractual life of approximately 4.1 years. The weighted average fair market value of options granted during the year ended December 31, 1999, whereby the fair market value of the stock on the date of grant was equal to the exercise price or was greater than the exercise price was $2.00 and $3.41, respectively.

7. INCOME TAXES

    There was no provision for federal, or state and local income taxes as the Company has sustained losses for the period from November 6, 1998 through December 31, 1998, and for the year ended December 31, 1999. At December 31, 1999, the Company has approximately $3.8 million of net operating loss carryforwards for Federal income tax purposes, which begin to expire in 2019.

    In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which the net operating loss carryforwards can be utilized. Since the Company is in the development stage and it is uncertain when the Company will begin generating future taxable income, the Company has provided a full valuation allowance for deferred tax assets at December 31, 1998 and 1999.

                              eB2B COMMERCE, INC.
                         (A DEVELOPMENT STAGE COMPANY)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                                                     DECEMBER 31,   DECEMBER 31,
                                                         1998           1999
                                                         ----           ----
Deferred tax assets:
    Net operating loss carryforwards...............    $145,000      $1,292,000
    Capitalized start-up expenditures..............      19,000       1,069,000
                                                       --------      ----------
Total deferred tax assets..........................     164,000       2,361,000
Deferred tax liability
    Research and development.......................     127,000         278,000
                                                       --------      ----------
                                                         37,000       2,083,000
Valuation allowance................................      37,000       2,083,000
                                                       --------      ----------
Net deferred tax assets............................    $ --          $  --
                                                       --------      ----------
                                                       --------      ----------

8. COMMITMENTS

    The Company has entered into employent agreements with the three founding stockholders of the Company, whereby the Company has agreed to pay the stockholders annual base salaries of $195,000, $115,000 and $125,000, which incease by at least five percent per year. The stockholders also will be entitled to receive annual bonuses of at least $50,000, $20,000, and $25,000, respectively. These agreements are effective December 1, 1998, and expire in December 31, 2002, December 31, 2001, and December 31, 2001, respectively. For the year ended December 31, 1999, bonuses payable to the three stockholders totaled $185,000.

    In December 1999, the Company issued to a consultant five year warrants to purchase 25,000 shares of common stock at an exercise price of $5.50. The options were valued, utilizing the minimum value method, at approximately $208,500 and charged to compensation expense. The Company will issue to the consultant additional five year warrants to purchase 50,000 shares of common stock at an exercise price of $5.50 provided a certain trading partner agreement is signed prior to March 31, 2000. In addition the Company will issue the consultant additional five year warrants to purchase 50,000 shares of common stock at an exercise price as determined by the board of directors for each additional trading partner agreement signed. The December 1999 warrant was valued, utilizing the minimum value method, at approximately $208,500 and charged to expense in the current period. Subsequent warrants issued will be valued in a similar manner and charged to expense in the period granted.

    In December 1999, the Company issued to various trading partners warrants to purchase up to approximately 86,000 shares of common stock of the Company at an exercise price of $6.38 per share. The warrants will vest in three equal installments in December 2000, 2001 and 2002.

9. SUBSEQUENT EVENTS

MERGER

    On January 27, 2000, Netlan Enterprises, Inc. ('Netlan') entered into a loan agreement with the Company whereby Netlan borrowed $200,000 from the Company, at an interest rate of 8 3/4% per annum. The loan matures January 2001. If the loan is not repaid upon maturity, the Company may choose to convert the aggregate value of the loan into shares of Netlan common stock at a conversion price of $0.10 per share.

    On February 22, 2000, the Company signed an agreement to merge with Netlan Enterprises, Inc. The purchase price was approximately 122,000 shares of the Company's common stock, plus up to 200,000 shares of the Company's common stock may be issued to employees of Netlan.

                              eB2B COMMERCE, INC.
                         (A DEVELOPMENT STAGE COMPANY)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

10. UNAUDITED PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS

    The following proforma unaudited condensed financial statements give effect to the acquisition of Netlan by the Company. This transaction will be accounted for under the purchase method of accounting. The unaudited proforma statement of operations for the year ended December 31, 1999 gives effect to the acquisition of Netlan, as if the acquisition occurred on January 1, 1999. The proforma statement of operations is based on historical results of operations of the Company for the twelve months ended December 31, 1999. The unaudited proforma balance sheet as of December 31, 1999, gives effect to the acquisition of Netlan, as if the transaction had occurred on December 31, 1999.

    The unaudited proforma combined financial statements should be read in conjunction with the historical financial statements and notes thereto. The proforma financial information is presented for illustrative purposes only and is not necessarily indicative of the future financial position or future results of operations of the consolidated company after the acquisition of Netlan or of the financial position or results of operations of the consolidated company that would have acutally occurred had the acquisition of Netlan been effected as of the dates described above.

                              eB2B COMMERCE, INC.
                         (A DEVELOPMENT STAGE COMPANY)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                UNAUDITED PRO FORMA CONDENSED BALANCE SHEET (A)
                               DECEMBER 31, 1999

                                                                                           PROFORMA
                                               NETLAN         eB2B                           eB2B
                                            ENTERPRISES,    COMMERCE      PROFORMA         COMMERCE,
                                                INC.          INC.       ADJUSTMENTS         INC.
                                                ----          ----       -----------         ----
Cash and cash equivalents.................   $   83,324    $ 9,907,359                    $ 9,990,683
Investments available for sale............                  15,985,901                     15,985,901
Accounts receivable -- net................      387,769                                       387,769
Other current assets......................        3,932      2,259,659                      2,263,591
Inventories...............................       52,736                                        52,736
Property, plant and equipment,net.........      648,713        905,172   $  (42,695)c       1,511,190
Cost in excess of fair value of assets
  acquired, net...........................      734,195                   3,625,000 a       4,359,195
Other assets..............................       48,619          5,812                         54,431
                                             ----------    -----------   ----------       -----------
    Total Assets..........................   $1,959,288    $29,063,903   $3,582,305       $34,605,496
                                             ----------    -----------   ----------       -----------
                                             ----------    -----------   ----------       -----------
Accounts payable and accrued expenses.....   $1,626,598    $ 1,054,820                    $ 2,681,418
Line credit...............................      582,704                                       582,704
Current portion of long term debt.........    1,673,381                                     1,673,381
Deferred revenue..........................      198,121                  $  (15,309)c         182,812
Other liabilities.........................      158,525                                       158,525
                                             ----------    -----------   ----------       -----------
                                              4,239,329      1,054,820      (15,309)        5,278,840
Long term debt............................       64,448                                        64,448
                                             ----------    -----------   ----------       -----------
                                              4,303,777      1,054,820      (15,309)        5,343,288
Preferred Stock -- Series A & B...........                       3,300                          3,300
Common stock..............................       24,033          2,727                         26,760
Additional Paid in Capital................      866,915     63,605,987       (5,200)d      70,142,702
                                                                          2,050,000 e
                                                                          3,625,000 a
Accumulated Deficit.......................   (3,235,437)   (35,602,931)  (2,072,186)      (40,910,554)
                                             ----------    -----------   ----------       -----------
Total stockholders' equity (deficit)......   (2,344,489)    28,009,083    3,597,614        29,262,208
                                             ----------    -----------   ----------       -----------
    Total liabilities and stockholders
      equity (deficit)....................   $1,959,288    $29,063,903   $3,582,305       $34,605,496
                                             ----------    -----------   ----------       -----------
                                             ----------    -----------   ----------       -----------

                              eB2B COMMERCE, INC.
                         (A DEVELOPMENT STAGE COMPANY)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

           UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS (A)
                          YEAR ENDED DECEMBER 31, 1999

                                                                                          PROFORMA
                                            NETLAN          eB2B                            eB2B
                                         ENTERPRISES,     COMMERCE      PROFORMA         COMMERCE,
                                             INC.           INC.       ADJUSTMENTS          INC.
                                             ----           ----       -----------          ----
Revenues
    Consulting services................  $ 2,254,090                   $   (58,691)c    $  2,195,399
    Network development................    1,949,101                                       1,949,101
    Other..............................       19,163                                          19,163
                                         -----------    ------------   -----------      ------------
                                           4,222,354              --       (58,691)        4,163,663
Cost of revenues
    Consulting services................    1,391,849                                       1,391,849
    Network development................    1,364,795                                       1,364,795
                                         -----------    ------------   -----------      ------------
                                           2,756,644              --            --         2,756,644
                                         -----------    ------------   -----------      ------------
Operating income.......................    1,465,710              --       (58,691)        1,407,019
Expenses
    Marketing and sales................      412,448                                         412,448
    General and administrative.........    2,507,252    $  3,121,992        (5,200)d       7,642,739
                                                                           (31,305)c
                                                                         2,050,000 e
    Amortization of goodwill...........                                    725,000 b         725,000
    Research and development...........                      571,579                         571,579
                                         -----------    ------------   -----------      ------------
                                           2,919,700       3,693,571     2,738,495         9,351,766
                                         -----------    ------------   -----------      ------------
Loss from operations before other
  expense, income, income taxes and
  discontinued operations..............   (1,453,990)     (3,693,571)   (2,797,186)       (7,944,747)
Other
    Interest expense...................     (244,240)     (2,359,941)                     (2,604,181)
Loss before discontinued operations....   (1,698,230)     (6,053,512)   (2,797,186)      (10,548,928)
Loss from discontinued operations......     (772,163)                      772,163 f              --
                                         -----------    ------------   -----------      ------------
Net loss...............................   (2,470,393)     (6,053,512)   (2,025,023)      (10,548,928)
Deemed dividends on preferred stock....                  (29,441,723)                    (29,441,723)
                                         -----------    ------------   -----------      ------------
Net loss attributable to common
  stockholders.........................  $(2,470,393)   $(35,495,235)  $(2,025,023)     $(39,990,651)
                                         -----------    ------------   -----------      ------------
                                         -----------    ------------   -----------      ------------

                              eB2B COMMERCE, INC.
                         (A DEVELOPMENT STAGE COMPANY)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTES TO THE UNAUDITED PRO FORMA CONDENSED FINANCIAL DATA

Pro Forma Adjustments and Assumptions:

(1) Assumptions:

    (A) The pro forma financial information reflects the acquisition of Netlan by eB2B for consideration valued at approximately $1.3 million, consisting of the equivalent of 325,000 shares of eB2B common stock, plus up to 200,000 shares of eB2B common stock may be issued to certain employees of Netlan. The aggregate value of these compensatory shares is $2,050 million. The share values are based on the fair market value of eB2B common stock as of the date of merger. The actual purchase price allocation will be based on the fair values of the acquired assets and assumed liabilities as of the actual merger date. The pro forma adjustments reconcile the historical balance sheets of eB2B and Netlan to the allocated purchase price above.

    (B) The pro forma adjustment includes $0.7 million in amortization of goodwill and other intangible assets that would have been recorded during the period covered by the pro forma statement of operations related to the acquisition of Netlan. The pro forma adjustment is based on the assumption that the entire amount identified as goodwill and other intangible assets will be amortized on a straight-line basis over a five-year period. The Company has not yet completed the valuation of the actual intangible assets to be acquired. When completed, certain amounts identified as intangible assets may be amortized over periods other that the five-year period represented in the pro forma statement of operations. Additionally, a portion of the purchase price may be identified as in-process research and development, This amount, if any, will he charged to operating results in the Company's fiscal year 2000 financial statements, when the acquisition accounting and valuation amounts are finalized. The pro forma statement of operations does not give effect to any potential in-process research and development charge related to the transactions.

(2) Adjustments:

    (C) Elimination of revenue transactions between eB2B and Netlan.

    (D) Value of the warrants issued by eB2B to Netlan during 1999.

    (E) Compensation expense for certain shares issued in connection with the Netlan merger.

    (F) Discontinued operations of Netlan.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
  NETLAN ENTERPRISES, INC. AND SUBSIDIARIES

    We have audited the accompanying consolidated balance sheets of NETLAN Enterprises, Inc. and Subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of NETLAN Enterprises, Inc. and Subsidiaries as of December 31, 1999 and 1998, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

Roseland, New Jersey
February 22, 2000, except for the
last paragraph of Note 17, which is
as of February 24, 2000

                   NETLAN ENTERPRISES, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                                                                    DECEMBER 31,
                                                              ------------------------
                                                                 1999          1998
                                                                 ----          ----
                           ASSETS
Current assets
Cash........................................................  $    83,324   $  804,680
Accounts receivable, less allowance for doubtful accounts of
  $93,000 in 1999 and $115,000 in 1998......................      387,769    2,259,585
Inventories.................................................       52,736      132,156
Other current assets........................................        3,932      158,965
                                                              -----------   ----------
        Total current assets................................      527,761    3,355,386
                                                              -----------   ----------
Property and equipment, net.................................      648,713      749,153
                                                              -----------   ----------
Other assets
    Intangible assets, net..................................      734,195    1,003,706
    Restricted cash.........................................                   501,929
    Other...................................................       48,619       54,500
                                                              -----------   ----------
                                                                  782,814    1,560,135
                                                              -----------   ----------
                                                              $ 1,959,288   $5,664,674
                                                              -----------   ----------
                                                              -----------   ----------
       LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
  Line of credit, bank......................................  $   582,704   $   60,131
  Loan payable..............................................    1,500,000    2,000,000
  Accounts payable and accrued expenses.....................    1,626,598    2,023,617
  Obligations under capital leases, current portion.........      173,381       77,292
  Deferred revenues.........................................      198,121      968,404
  Commissions payable.......................................       97,067      211,057
  Other current liabilities.................................       61,458      167,242
                                                              -----------   ----------
        Total current liabilities...........................    4,239,329    5,507,743
                                                              -----------   ----------
Long-term liabilities,
  Obligations under capital leases, less current portion....       64,448       96,292
                                                              -----------   ----------
Commitments and contingencies
Stockholders' equity (deficit)
  Class A common stock, .01 par value,
    authorized 2,500,000 shares, issued and outstanding
    2,403,300 shares in 1999 and 1,098,000 in 1998..........       24,033       10,980
  Class B common stock, .01 par value, authorized 200,000
    shares, no shares issued or outstanding
  Capital in excess of par value............................      866,915      814,703
  Accumulated deficit.......................................   (3,235,437)    (765,044)
                                                              -----------   ----------
        Total stockholders' equity (deficit)................   (2,344,489)      60,639
                                                              -----------   ----------
                                                              $ 1,959,288   $5,664,674
                                                              -----------   ----------
                                                              -----------   ----------

          See accompanying notes to consolidated financial statements.

                   NETLAN ENTERPRISES, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                  YEARS ENDED DECEMBER 31,
                                                           --------------------------------------
                                                                                         1997
                                                              1999          1998      (UNAUDITED)
                                                              ----          ----      -----------
Revenues
    Internet applications................................  $ 1,949,101   $1,067,267   $   51,000
    Educational services.................................    2,254,090    2,602,088    2,333,681
    Other................................................       19,163       44,579       39,706
                                                           -----------   ----------   ----------
                                                             4,222,354    3,713,934    2,424,387
                                                           -----------   ----------   ----------
Cost of revenues
    Internet applications................................    1,364,795      422,472       30,000
    Educational services.................................    1,391,849    1,304,693    1,029,659
                                                           -----------   ----------   ----------
                                                             2,756,644    1,727,165    1,059,659
                                                           -----------   ----------   ----------
Gross profit.............................................    1,465,710    1,986,769    1,364,728
Operating expenses.......................................    2,919,700    2,119,850    1,104,213
                                                           -----------   ----------   ----------
Income (loss) from operations............................   (1,453,990)    (133,081)     260,515
                                                           -----------   ----------   ----------
Other expense
    Interest expense.....................................      244,240      220,953       13,241
    Other................................................                                 66,125
                                                           -----------   ----------   ----------
                                                               244,240      220,953       79,366
                                                           -----------   ----------   ----------
Income (loss) from continuing operations.................   (1,698,230)    (354,034)     181,149
Loss from discontinued operations, net of income tax
  (benefit) of approximately ($10,000) in 1998 and
  $23,000 in 1997........................................     (772,163)    (476,898)     (37,140)
                                                           -----------   ----------   ----------
Net income (loss)........................................  $(2,470,393)  $ (830,932)  $  144,009
                                                           -----------   ----------   ----------
                                                           -----------   ----------   ----------

          See accompanying notes to consolidated financial statements.

                   NETLAN ENTERPRISES, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                 YEARS ENDED DECEMBER 31, 1999, 1998, AND 1997

                                     CLASS A          CLASS A      CAPITAL      RETAINED
                                  COMMON STOCK         COMMON     IN EXCESS     EARNINGS
                               -------------------     STOCK       OF PAR     (ACCUMULATED   SUBSCRIPTION
                                SHARES     AMOUNT    SUBSCRIBED     VALUE       DEFICIT)      RECEIVABLE
                                ------     ------    ----------     -----       --------      ----------
Balances, January 1, 1997
  (unaudited)................  1,026,700   $10,267     $ 200      $397,616    $   311,879      $(18,000)
Issuance of common stock
  (unaudited)................     11,300       113      (200)       17,687                       18,000
Dividends (unaudited)........                                                    (190,000)
Net income (unaudited).......                                                     144,009
                               ---------   -------     -----      --------    -----------      --------
Balances, January 1, 1998....  1,038,000    10,380     --          415,303        265,888        --
Issuance of common stock.....     60,000       600                 399,400
Dividends....................                                                    (200,000)
Net loss.....................                                                    (830,932)
                               ---------   -------     -----      --------    -----------      --------
Balances, January 1, 1999....  1,098,000    10,980     --          814,703       (765,044)       --
Issuance of common stock.....  1,305,300    13,053                  52,212
Net loss.....................                                                  (2,470,393)
                               ---------   -------     -----      --------    -----------      --------
Balances, December 31,
  1999.......................  2,403,300   $24,033     $--        $866,915    $(3,235,437)     $ --
                               ---------   -------     -----      --------    -----------      --------
                               ---------   -------     -----      --------    -----------      --------

          See accompanying notes to consolidated financial statements.

                   NETLAN ENTERPRISES, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                  YEARS ENDED DECEMBER 31,
                                                            -------------------------------------
                                                               1999         1998         1997
                                                               ----         ----         ----
                                                                                      (UNAUDITED)
Cash flows from operating activities
    Net income (loss).....................................  $(2,470,393)  $(830,932)   $ 144,009
    Deduct loss from discontinued operations..............     (772,163)   (476,898)     (37,140)
                                                            -----------   ---------    ---------
    Income (loss) from continuing operations..............   (1,698,230)   (354,034)     181,149
    Adjustments to reconcile income (loss) from continuing
      operations to net cash used in operating activities:
        Provision for allowance for doubtful accounts.....       55,504                    7,344
        Depreciation and amortization.....................      330,131     174,392      112,164
        Other non-cash items..............................       65,265     180,000       47,600
        Changes in operating assets and liabilities:
            (Increase) decrease in accounts receivable....      582,140    (361,663)    (307,595)
            (Increase) decrease in inventories............       11,839       6,886      (32,709)
            (Increase) decrease in other current assets...         (618)      5,752       (3,150)
            (Increase) decrease in other assets...........      (26,019)     10,275        5,898
            Increase in accounts payable and accrued
              expenses....................................      353,381     127,983      157,856
            Increase (decrease) in deferred revenues......     (106,282)    105,031       (3,084)
            Increase (decrease) in commissions payable....      (70,250)     91,437
            Increase in other current liabilities.........       67,969       5,237        1,526
                                                            -----------   ---------    ---------
Net cash provided by (used in) operating activities of
  continuing operations...................................     (435,170)     (8,704)     166,999
Net cash provided by (used in) operating activities of
  discontinued operations.................................     (563,043)    514,208      828,663
                                                            -----------   ---------    ---------
Net cash provided by (used in) operating activities.......     (998,213)    505,504      995,662
                                                            -----------   ---------    ---------
Cash flows from investing activities
    Purchases of property and equipment...................      (83,484)   (263,334)    (235,078)
    Acquisition of business, net of cash acquired.........                 (249,430)
    Proceeds from sales of property and equipment.........                                 4,854
    Purchases of software.................................                  (55,733)
                                                            -----------   ---------    ---------
Net cash used in investing activities.....................      (83,484)   (568,497)    (230,224)
                                                            -----------   ---------    ---------
Cash flows from financing activities
    Payments for deferred loan costs......................                 (184,110)
    Repayments of line of credit, bank....................                 (250,000)    (300,000)
    Proceeds from line of credit, bank....................      522,573      60,131
    Proceeds from loan payable............................                2,000,000
    (Increase) decrease in restricted cash................        1,929    (501,929)
    Repayments of obligations under capital leases........     (164,161)   (114,901)    (151,032)
    Repayments of assumed liabilities.....................                 (252,618)
    Repayments of loans payable, stockholders.............                               (43,478)
    Proceeds from issuance of common stock................                                18,000
    Dividends paid to stockholders........................                 (200,000)    (190,000)
                                                            -----------   ---------    ---------
Net cash provided by (used in) financing activities.......      360,341     556,573     (666,510)
                                                            -----------   ---------    ---------
Net increase (decrease) in cash...........................     (721,356)    493,580       98,928
Cash, beginning of year...................................      804,680     311,100      212,172
                                                            -----------   ---------    ---------
Cash, end of year.........................................  $    83,324   $ 804,680    $ 311,100
                                                            -----------   ---------    ---------
                                                            -----------   ---------    ---------

          See accompanying notes to consolidated financial statements.

                   NETLAN ENTERPRISES, INC. AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

                                                                  YEARS ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                1999       1998        1997
                                                                ----       ----        ----
                                                                                    (UNAUDITED)
Supplemental disclosures of cash flow information, cash paid during the year for:
    Interest................................................  $252,240   $119,324    $ 13,241
                                                              --------   --------    --------
                                                              --------   --------    --------
    Income taxes............................................  $  --      $ 30,017    $ 18,525
                                                              --------   --------    --------
                                                              --------   --------    --------
Supplementary schedule of non-cash investing and financing
  activities
    Property and equipment recorded pursuant to obligations
      under capital leases..................................  $228,406   $ 66,876    $239,586
                                                              --------   --------    --------
                                                              --------   --------    --------
    Common stock issued in connection with acquisition
      (Note 6)..............................................  $  --      $400,000    $ --
                                                              --------   --------    --------
                                                              --------   --------    --------

          See accompanying notes to consolidated financial statements.

                   NETLAN ENTERPRISES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF BUSINESS

    Netlan Enterprises Inc. and Subsidiaries (NETLAN) provides its client base strategic technology and education solutions. NETLAN designs, develops and implements collaborative computing applications providing client organizations the ability to replace paper-based processes with enhanced computer-based applications. In addition, NETLAN provides authorized technical education for Citrix, Lotus Development Corporation, Microsoft Corporation, and Novell Inc. to its client base. NETLAN designs and delivers custom technical education for the same client base and provides education through delivery of custom computer-based training and internet-based on-line training. In addition, NETLAN provides services related to the expanding internet marketplace through its Interactive Applications Division. These services include internet strategy development and analysis, internet marketing strategy development and implementation, web site development, development and implementation and CD-ROM-based and web-based custom training applications. NETLAN's services and products are provided to commercial, government and not-for-profit organizations. Substantially all of NETLAN's revenues are derived from customers in the New York Metropolitan area.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of NETLAN Enterprises, Inc. and its wholly owned subsidiaries: Netlan Inc., Netlan II Inc., and Netlan Acquisition Corp. (collectively 'the Company'). On November 3, 1998, stockholders of Netlan Inc. and Netlan II Inc. contributed 100% of their stock to NETLAN Enterprises, Inc. in exchange for 1,038,000 shares under a reorganization. Accordingly, the transaction has been accounted for as a merger of entities under common control, similar to a pooling of interests. Simultaneous with the above transaction, Netlan Enterprises, Inc. assumed the net liabilities of a company in exchange for 60,000 shares of common stock. The transaction has been recorded for under the purchase method of accounting. All significant intercompany transactions and balances have been eliminated.

INVENTORIES

    Inventories are stated at the lower of cost or net realizable value, determined on the 'first-in, first-out' (FIFO) basis. At December 31, 1999, inventories solely consisted of course materials. At December 31, 1998, inventories consisted of approximately $67,000 of spare parts and $65,000 of course materials.

PROPERTY AND EQUIPMENT

    Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation is calculated using the straight-line method over estimated useful lives ranging from 3 to 7 years. Leasehold improvements are amortized using the straight-line method over the terms of the respective leases.

INTANGIBLE ASSETS

    Goodwill and deferred software costs are amortized using the straight-line method over estimated useful lives of 5 and 3 years, respectively.

INCOME TAXES

    The Company's stockholders have elected to treat the Company as an 'S' Corporation for federal and state income tax purposes. Accordingly, the individual stockholders are liable for taxes on corporate income and are receive the benefit of allowable corporate losses.

                   NETLAN ENTERPRISES, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

USE OF ESTIMATES

    The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

    Internet applications revenue is recognized on a percentage-of-completion method. The revenues and costs related to the unearned portion of a contract are treated as deferred revenues and prepaid expenses, respectively, in the accompanying consolidated balance sheets. In addition, educational service revenue is recognized upon completion of the seminar and is based upon the class attended. Deferred revenues include amounts billed for training seminars and classes that have not been completed.

3. PROPERTY AND EQUIPMENT

    At December 31, 1999 and 1998, property and equipment consists of the following:

                                                                 1999         1998
                                                                 ----         ----
Furniture and fixtures......................................  $  300,257   $  300,257
Office, classroom and lab equipment.........................   1,992,003    1,739,332
Leasehold improvements......................................     102,542      102,542
                                                              ----------   ----------
                                                               2,394,802    2,142,131
Accumulated depreciation and amortization...................   1,746,089    1,392,978
                                                              ----------   ----------
                                                              $  648,713   $  749,153
                                                              ----------   ----------
                                                              ----------   ----------

    Depreciation and amortization expense from continuing operations for the years ended December 31, 1999, 1998 and 1997 was approximately $142,000, $135,000 and $112,000 (unaudited), respectively.

4. INTANGIBLE ASSETS

    At December 31, 1999 and 1998 , intangible assets consist of the following:

                                                                1999        1998
                                                                ----        ----
Goodwill....................................................  $941,717   $  941,717
Deferred software costs.....................................                 97,403
                                                              --------   ----------
                                                               941,717    1,039,120
Accumulated amortization....................................   207,522       35,414
                                                              --------   ----------
                                                              $734,195   $1,003,706
                                                              --------   ----------
                                                              --------   ----------

    Amortization expense from continuing operations for the years ended December 31, 1999, 1998 and 1997 was approximately $188,000, $40,000 and nil (unaudited), respectively.

                   NETLAN ENTERPRISES, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

5. OBLIGATIONS UNDER CAPITAL LEASES

    At December 31, 1999, obligations under capital leases consist of the following:

Various leases with monthly payments aggregating $15,518
  with inputed interest ranging from 9.2% to 17.4% per
  annum.....................................................  $261,303
Less amount representing interest...........................    23,474
                                                              --------
Present value of lease payments.............................   237,829
Less current portion........................................   173,381
                                                              --------
                                                              $ 64,448
                                                              --------
                                                              --------

    Scheduled future minimum aggregate payments on obligations under capital leases are as follows:

YEAR ENDING DECEMBER 31,
------------------------
2000........................................................  $173,381
2001........................................................    64,448
                                                              --------
                                                              $237,829
                                                              --------
                                                              --------

    At December 31, 1999 and 1998, property and equipment includes assets acquired under capital leases with a cost of approximately $658,000 and $466,000, respectively, and accumulated depreciation of approximately $391,000 and $290,000, respectively.

6. ACQUISITION

    On November 3, 1998, the Company assumed the net liabilities of Interactive Communications International, Inc., ('ICI') in exchange for 60,000 shares of the Company's common stock (valued at $400,000) and payment of costs associated with the acquisition of $259,280. Goodwill recorded in the acquisition amounted to $941,717. The acquisition has been recorded under the purchase method of accounting. The net liabilities assumed were recorded at their approximate fair values, and are summarized as follows:

Cash........................................................  $   9,850
Accounts receivable.........................................     97,125
Property and equipment......................................     84,543
Intangible assets...........................................    941,717
Accounts payable............................................   (221,338)
Loans payable...............................................   (107,000)
Other current liabilities...................................   (145,617)
                                                              ---------
                                                              $ 659,280
                                                              ---------
                                                              ---------

    The following unaudited pro forma information for 1998 and 1997 gives effect to the acquisition of ICI as if it had occurred on January 1, 1997:

                                                                 1998         1997
                                                                 ----         ----
Revenues....................................................  $4,631,000   $3,691,000
                                                              ----------   ----------
                                                              ----------   ----------
Income (loss) from continuing operations....................  $ (560,000)  $  105,000
                                                              ----------   ----------
                                                              ----------   ----------

7. LINE OF CREDIT, BANK

    During 1999, the Company obtained a $2.5 million revolving line of credit which bears interest at the bank's base rate plus .6%. The line of credit is collateralized by substantially all of the Company's assets and is personally guaranteed by certain stockholders of the Company. The maximum amount the Company can borrow on the line of credit is the lesser of $2.5 million or 85% of the net amount of

                   NETLAN ENTERPRISES, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Acceptable Accounts Receivable, as defined in the line of credit agreement. In February 1999, the bank froze the borrowings of approximately $583,000 under the line of credit (Note 17).

8. LOAN PAYABLE

    On November 3, 1998, the Company obtained financing in the form of a loan payable of $2,000,000 which bears interest at 10.25% and matures November 3, 2005. Interest is payable in monthly installments beginning on December 1, 1998. Principal is payable in monthly installments of $33,333 beginning on November 1, 2000 through the maturity date. The loan agreement contains various restrictions and covenants. The loan includes warrants to purchase 102,000 shares or 8.5% of the Company's common stock at $14.42 per share through June 30, 2009. On or after November 3, 2003, the Company may repurchase the warrant at a call price as defined in the agreement. In addition, the lender may require the Company to repurchase the warrant at a put price, as defined in the agreement. The Company was required to establish and maintain an escrow fund of $500,000 in accordance with an agreement with the lender. On July 22, 1999, balance of the escrow fund of $500,000 was applied to the outstanding balance of the $2,000,000 loan payable (Note 17).

    In exchange for professional services rendered in connection with the financing, the Company has granted an unrelated consulting firm a warrant to purchase 137,000 shares of the Company's common stock at $14.42 per share through October 3, 2008.

    On March 31, 1999, the Company issued a warrant to the lender of the $2,000,000 loan payable to purchase 4,000 shares or .3323% of the Company's common stock at $6.25 per share through June 30, 2009.

9. STOCKHOLDERS' EQUITY (DEFICIT)

    On July 19, 1999, the Company amended its certificate of incorporation increasing the authorized shares of common stock to 2,700,000 of which 2,500,000 shares are designated as voting (class A) and 200,000 shares are designated as non-voting (class B). As a result of the amendment, the stockholders approved to issue 99 voting shares of common stock for each of the 10,980 voting shares then outstanding. The accompanying consolidated financial statements have been restated to give effect to this transaction.

    On December 1, 1999, the Company issued 1,305,300 additional shares of its common stock to certain of its existing stockholders/employees and to one of its employees as compensation for services. Accordingly, the statement of operations for the year ended December 31, 1999 includes a charge to compensation of approximately $65,000 for the fair value of the shares issued.

10. STOCK OPTIONS

    On July 19, 1999, the Company amended its incentive stock option plan (the 'Plan') which provides for the granting of stock options, for up to 83,700 class B common shares, to key employees at a price not less than fair market value at the date of the grant. The stock options expire and terminate automatically upon the earlier of thirty days following cessation of employment by the Company, three months following effective date of the grantee's retirement, one year following the date on which the grantee's services cease with the Company due to death or disability or the date of expiration of the option determined by the Board of Directors of the Company. The Company granted 27,967 stock options at $1.50 per share, the fair value at the date of the grant. Had compensation cost for the Plan been determined based on the fair value at the grant date, consistent with SFAS No. 123, the Company's

                   NETLAN ENTERPRISES, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

1999 net loss (no stock options were granted in 1998 or 1997) would have been adjusted to the pro forma amounts indicated below:

Loss from continuing operations, as reported................  $(1,698,000)
                                                              -----------
                                                              -----------
Loss from continuing operations, pro forma..................  $(1,717,000)
                                                              -----------
                                                              -----------

    The fair value of each option is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 1999: risk-free interest rate of 6%; no dividend yield; expected lives of 10 years; and zero volatility.

11. CONCENTRATION OF CREDIT RISK

    The Company maintains its cash balances in financial institutions located in the New York Metropolitan area. At various times during the years ended December 31, 1999 and 1998, the Company's cash balances may have exceeded the federally insured deposit limits of $100,000.

12. RELATED PARTY TRANSACTIONS

    At December 31, 1999 and 1998, the Company has loans payable to stockholders of approximately $33,000 and $40,000, which are included in other current liabilities. The loans bear interest at 3.20% and are due on demand.

    For the year ended December 31, 1999, internet application revenues include approximately $59,000 relating to internet web-based services provided to an affiliate.

13. PROFIT SHARING PLAN

    The Company has a 401(k) profit sharing plan, which covers substantially all employees that meet certain eligibility requirements. The participants of the plan are permitted to defer up to 15% of their compensation annually; however, the deferral may not exceed limits imposed by the Internal Revenue Code. The Company will also make an annual contribution matching up to three percent of the participant's total compensation. Any additional contributions to the plan by the Company will be made at the discretion of the Board of Directors. Contributions under this plan were approximately $55,000, $63,000, and $57,000 (unaudited) for the years ended December 31, 1999, 1998 and 1997, respectively.

14. DISCONTINUED OPERATIONS

    On October 31, 1999, the Company discontinued its services relating to computer network design, consulting, implementation, integration, procurement and support. For the years ended December 31, 1999, 1998 and 1997, the loss from discontinued operations was approximately $773,000, $477,000 and $37,000 (unaudited) and revenues from discontinued operations were approximately $5,954,000, $12,846,000 and $14,065,000 (unaudited), respectively. The accompanying consolidated financial statements have been restated to reflect the revenues and expenses relating to these operations as loss from discontinued operations.

    Management negotiated with its vendors to pay its trade payables at a discount. For the year ended December 31, 1999, loss from discontinued operations includes a gain of approximately $415,000. In addition, the Company sold its rights relating to service and maintenance contracts to a third party for a nominal amount. For the year ended December 31, 1999, loss from discontinued operations includes a gain of approximately $209,000 relating to the write off of the unearned portion of these contracts.

15. SEGMENT INFORMATION

    The Company has two reportable segments: Netlan II Inc. and Netlan Acquisition Corp. ('ICI').

                   NETLAN ENTERPRISES, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

The Netlan II Inc. segment provides authorized technical education and training. The ICI segment provides services relating to internet strategy development and analysis, internet marketing strategy development and implementation, web site development, CD-ROM-based and web-based custom training applications and design, development and implementation of collaborative computing applications. Some business activities cannot be classified in the aforementioned segments and are shown under 'Corporate'.

    Operating segment information for the years ended December 31, 1999, 1998 and 1997 is summarized as follows (in thousands):

                                              AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1999
                                          -------------------------------------------------------
                                                             NETLAN
                                                           ACQUISITION
                                                              CORP.
                                          NETLAN II INC.     ('ICI')     CORPORATE   CONSOLIDATED
                                          --------------     -------     ---------   ------------
Revenues................................      $2,284         $1,938        $ --         $4,222
                                              ------         ------        ----         ------
                                              ------         ------        ----         ------
Operating loss..........................      $  296         $  422        $736         $1,454
                                              ------         ------        ----         ------
                                              ------         ------        ----         ------
Interest expense........................      $   16         $   --        $228         $  244
                                              ------         ------        ----         ------
                                              ------         ------        ----         ------
Depreciation and amortization...........      $  106         $  183        $ 41         $  330
                                              ------         ------        ----         ------
                                              ------         ------        ----         ------
Total assets............................      $  609         $  944        $176         $1,729
                                              ------         ------        ----         ------
                                              ------         ------        ----         ------
Capital expenditures....................      $   83         $   --        $ --         $   83
                                              ------         ------        ----         ------
                                              ------         ------        ----         ------

                                              AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1998
                                          -------------------------------------------------------
                                                             NETLAN
                                                           ACQUISITION
                                                              CORP.
                                          NETLAN II INC.     ('ICI')     CORPORATE   CONSOLIDATED
                                          --------------     -------     ---------   ------------
Revenues................................      $2,647         $1,067       $   --        $3,714
                                              ------         ------       ------        ------
                                              ------         ------       ------        ------
Operating income (loss).................      $   91         $ (139)      $  (85)       $ (133)
                                              ------         ------       ------        ------
                                              ------         ------       ------        ------
Interest expense........................      $   11         $   11       $  209        $  231
                                              ------         ------       ------        ------
                                              ------         ------       ------        ------
Depreciation and amortization...........      $  124         $   39       $   11        $  174
                                              ------         ------       ------        ------
                                              ------         ------       ------        ------
Total assets............................      $  815         $1,978       $1,345        $4,138
                                              ------         ------       ------        ------
                                              ------         ------       ------        ------
Capital expenditures....................      $   45         $    2       $   --        $    4
                                              ------         ------       ------        ------
                                              ------         ------       ------        ------

                                              AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1997
                                          -------------------------------------------------------
                                                             NETLAN
                                                           ACQUISITION
                                                              CORP.
                                          NETLAN II INC.     ('ICI')     CORPORATE   CONSOLIDATED
                                          --------------     -------     ---------   ------------
Revenues................................      $2,373         $   51       $   --        $2,424
Operating income (loss).................      $  318         $  (58)      $   --        $  260
Interest expense........................      $   13         $   --       $   --        $   13
Depreciation and amortization...........      $  112         $   --       $   --        $  112
Total assets............................      $  837         $   79       $   --        $  916
Capital expenditures....................      $   87         $   --       $   --        $   87
                                              ------         ------       ------        ------
                                              ------         ------       ------        ------

    The total assets in the above table include the assets from continuing operations only, total assets of Netlan Inc., the discontinued segment, were $230, $1,527 and $3,504 at December 31, 1999, 1998 and 1997, respectively. In addition, Netlan Inc. incurred capital expenditures of $216 and $148 (unaudited) for the years ended December 31, 1998 and 1997, respectively.

                   NETLAN ENTERPRISES, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

16. COMMITMENTS AND CONTINGENCIES

    The Company leases its office facilities under four operating leases expiring in 2001. The leases provide for minimum annual rent plus adjustments for increases in the Consumer Price Index and certain expenses over based period amounts. Aggregate future minimum rental payments are as follows:

                   YEAR ENDING
                   DECEMBER 31,
                   ------------
  2000............................................  $297,200
  2001............................................   194,200
                                                    --------
                                                    $491,400
                                                    --------
                                                    --------

    Rent expense for the years ended December 31, 1999, 1998 and 1997 was approximately $193,000, $87,000, and $75,000 (unaudited), respectively.

    The Company is a defendant in various lawsuits related to matters arising in the normal course of business. It is the opinion of management that the disposition of these lawsuits will not, individually or in the aggregate, materially adversely affect the consolidated financial position, results of operations or cash flows of the Company.

17. SUBSEQUENT EVENTS

    On January 27, 2000, the Company amended its certificate of incorporation increasing the number of authorized shares of common stock to 5,000,000, of which 4,800,000 shares are designated as voting (class A) and 200,000 shares are designated as non-voting (class B).

    On February 18, 2000, one of the Company's stockholders exercised his preemptive right, as a result of the issuance of common stock on December 1, 1999 (Note 9), to purchase 13,573 shares of common stock at a price of five cents per share.

    On February 22, 2000, the Company entered into a plan of merger with eB2B Commerce, Inc. ('eB2B.com') whereby the Company's stockholders will exchange 100% of their common stock for 122,182 equivalent shares, as defined in the agreement, of eB2B.com's common stock.

    On February 22, 2000, eB2B.com repaid the loan payable of $1.5 million (Note
8).

    As of February 22, 2000, the Company is in violation of certain covenants set forth in the line of credit agreement. On February 24, 2000, eB2B.com repaid the $583,000 line of credit (Note 7).

                                                                      APPENDIX G

                          DYNAMICWEB ENTERPRISES, INC.
                 PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 18, 2000

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Steven L. Vanechanos, Jr. or Steve Vanechanos, Sr., and each of them, proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock of DynamicWeb Enterprises, Inc., a New Jersey corporation (the 'Company'), which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at the Ramada Inn, located at 38 Two Bridges Road, Fairfield, New Jersey, on Tuesday, April 18, 2000 at 10:00 a.m. (local time), or any adjournment thereof, with all the powers the undersigned would have if personally present, on the following matters:

             IMPORTANT: SIGNATURE AND DATE REQUIRED ON REVERSE SIDE

                             YOUR VOTE IS IMPORTANT
                           VOTE BY INTERNET/TELPHONE
                         24 HOURS A DAY, 7 DAYS A WEEK

          INTERNET                       TELEPHONE                        MAIL
          --------                       ---------                        ----

Go to the website address:     Call the toll-free number      Mark, sign and date your
[        ]                      [        ] from any touch-     proxy card.
 Have your proxy card ready     tone telephone.               Detach your proxy card.
Enter your control number      Have your proxy card ready.    Return your proxy card in the
 printed in the box below.     Enter your control number       postage-paid envelope
                                printed in the box below.      provided or return it to:
Follow the simple              Follow the simple record       [        ]
instructions that appear on     instructions to record your
 your computer screen to        vote.
 record your vote              DO NOT mail your vote if you
DO NOT mail your vote if you    are voting by telephone.
 are voting by internet.

YOUR CONTROL NUMBER IS: [          ]

A [X] Please mark your votes as in this example.

                                                                 FOR      AGAINST    ABSTAIN
1.   Approval of the Agreement and Plan of Merger, dated
     December 1, 1999, as amended by Amendment No. 1, dated
     February 29, 2000, by and between the Company and eB2B
     Commerce, Inc. ('eB2B').                                    [ ]        [ ]        [ ]

2.   Approval of the proposal to amend and restate the
     Company's certificate of incorporation to change the
     name of the Company, to increase the number of
     authorized shares of capital stock, to authorize the
     creation of a new series of preferred stock and to
     eliminate certain anti-takeover provisions.                 [ ]        [ ]        [ ]

3.   Adoption of the 2000 Stock Option Plan.                     [ ]        [ ]        [ ]

4.   In their discretion, the above named proxies are
     authorized to vote in accordance with their own
     judgment upon such other business as may properly come
     before the meeting.                                         [ ]        [ ]        [ ]

    This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is indicated, this Proxy will be voted 'FOR' items 1, 2 and 3 and the Proxies will use their discretion with respect to any matters referred to in item 4.

    The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus and hereby revokes any Proxy or Proxies heretofore given.

Signature(s): _____________________  _____________________
                                     (SIGNATURE IF JOINTLY)   Dated:       , 2000

Note: Please complete, date and sign exactly as your name appears hereon. When signing as attorney, administrator, executor, guardian, trustee or corporate official, please add your title. If shares are held jointly, each holder should sign.

                                                                      APPENDIX H

                             2000 STOCK OPTION PLAN

ARTICLE 1. PURPOSE AND DURATION

    1.1. Purpose of the Plan. The purpose of the Plan is to promote the success of the Company by providing incentives to Employees including officers, whether or not directors, of the Company that will link their personal interests to the long-term financial success of the Company and to growth in shareholder value, and to attract, motivate and retain experienced and knowledgeable independent directors. The Plan is designed to provide flexibility to the Company in their ability to motivate, attract, and retain the services of Employees upon whose judgment, interest, and special effort the successful conduct of their operations is largely dependent. 'Corporation' means eB2B Commerce, Inc., a New Jersey corporation, and 'Company' means the Corporation and its Subsidiaries, collectively. These terms and other capitalized terms are defined in Article 2.

    1.2. Duration of the Plan. The Plan will commence on                 , upon
shareholder approval. The Plan shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 13 herein, until all Shares subject to it shall have been purchased or acquired according to the provisions herein. However, in no event may an Award be granted
under the Plan on or after                     , which is the tenth (10th)
anniversary of the effective date of this Plan.

ARTICLE 2. DEFINITIONS AND CONSTRUCTION

    2.1. Definitions. Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

    (a) 'Award' means, individually or collectively, a grant under this Plan of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Units, or Performance Shares.

    (b) 'Beneficial Owner' shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

    (c) 'Board' or 'Board of Directors' means the Board of Directors of the Company.

    (d) 'Cause' shall mean the occurrence of any one of the following:

        (i) The willful and continued failure by a Participant to substantially perform his/her duties (other than any such failure resulting from the Participant's disability), after a written demand for substantial performance is delivered to the Participant that specifically identifies the manner in which the Company, as the case may be, believes that the Participant has not substantially performed his/her duties, and the Participant has failed to remedy the situation within ten (10) business days of receiving such notice; or

        (ii) the Participant's conviction for committing a felony or other crime involving breach of trust or fiduciary duty owed to the Company; or

        (iii) the willful engaging by the Participant in gross misconduct materially and demonstrably injurious to the Company.

        However, no act, or failure to act, on the Participant's part shall be considered 'willful' unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his/her action or omission was in the best interest of the Company.

    (e) 'Change in Control' shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

        (i) any Person (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the common stockholders of the Company in substantially the same proportions as their ownership of Stock of the Company), becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty percent (30%)or more of the combined voting power of the Company's then outstanding securities; or

        (ii) during any period of two (2) consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board and any new director, whose election by the Board or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

        (iii) the stockholders of the Company approve (A) a plan of complete liquidation of the Company; or (B) an agreement for the sale or disposition of all or substantially all [within the meaning of Section 280G of the Code and the proposed regulations thereunder] the Company's assets; or (C) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger or consolidation.

        However, in no event shall a Change in Control be deemed to have occurred, with respect to a Participant, if the Participant is part of a purchasing group which consummates the Change in Control transaction. The Participant shall be deemed 'part of a purchasing group. . .] ' for purposes of the preceding sentence if the Participant is an equity participant or has agreed to become an equity participant in the purchasing company or group (except for (i) passive ownership of less than five percent (5%) of the voting securities of the purchasing company or (ii) ownership of equity participation in the purchasing company or group which is otherwise not deemed to be significant, as determined prior to the Change in Control by a majority of the nonemployee continuing members of the Board).

        (f) 'Code' means the Internal Revenue Code of 1986, as amended from time to time.

        (g) 'Committee' means the committee appointed by the Board to administer the Plan pursuant to Article 3 herein.

        (h) 'Company' means, collectively, the Company.

        (i) 'Corporation' means eB2B Commerce, Inc., a New Jersey corporation and its successors hereto as provided in Article 15 herein

        (j) 'Covered Employee' means any Participant designated prior to the grant of an award by the Committee who is or may be a 'covered employee' within the meaning of Section 162(m)(3) of the Code in the year in which such award is taxable to such Participant.

        (k) 'Employee' means (i) any officer or employee of the Company (including those employees on a temporary leave of absence by the Company); or (ii) any person who has received and accepted an offer of employment from the Company.

        (l) 'Exchange Act' means the Securities Exchange Act of 1934, as amended from time to time.

        (m) 'Exercise Price' shall mean the price fixed by the Committee at the date of grant.

        (n) 'Fair Market Value' on any date means (i) if the stock is listed or admitted to trade on a national securities exchange, the closing price of the stock on the principal national securities exchange on which the stock is so listed or admitted to trade, on such date, or, if there is no trading of the stock on such date, then the closing price of the stock as quoted on such Composite Tape on the preceding date on which there was trading in such shares; (ii) if the stock is not listed or admitted to trade on a national securities exchange, the last price for the stock on such date, as furnished by the National Association of Securities Dealers, Inc. ('NASD') through the NASDAQ National Market Reporting System or a similar organization if the NASD is no longer reporting such information; (iii) if the stock is not listed or admitted to trade on a national securities exchange and is not reported on the National Market Reporting System, the mean between the bid and asked price for the stock on such date, as furnished by the NASD or a similar organization; or (iv) if the stock is not listed or admitted to trade on a national securities exchange, is not reported on the National Market Reporting System and if bid and asked prices for the stock are not furnished by the NASD or a similar organization, the value as established by the Committee at such time for purposes of this Plan.

        (o) 'Incentive Stock Option' or 'ISO' means an option to purchase Stock, granted under Article 6 herein, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

        (p) 'Nonqualified Stock Option' or 'NQSO' means an option to purchase Stock, granted under Article 6 herein, which is not intended to be an Incentive Stock Option.

        (q) 'Option' means an Incentive Stock Option or a Nonqualified Stock Option.

        (r) 'Other Eligible Person' shall mean any Outside Director or any individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Company in a capital raising transaction) to the Company, and who is selected to participate in this Plan by the Committee. A non-employee agent providing bona fide services to the Company (other than as an eligible advisor or consultant) may also be selected as an Other Eligible Person if such agent's participation in this Plan would not adversely affect (i) the Corporation's eligibility to use Form S-8 to register under the Securities Act of 1933, as amended, the offering of shares issuable under this Plan by the Company or (ii) the Corporation's compliance with any other applicable laws.

        (s) 'Outside Director' means any director who qualifies as an 'outside director' as that term is defined in Code Section 162(m) and the regulations issued thereunder.

        (t) 'Participant' means an Employee or Other Eligible Person who has been granted an Award under the Plan.

        (u) 'Performance Share' means an Award, designated as a performance share, granted to a Participant pursuant to Article 9 herein.

        (v) 'Performance Unit' means an Award, designated as a performance unit, granted to a Participant pursuant to Article 9 herein.

        (w) 'Period of Restriction' means the period during which the transfer of Shares of Restricted Stock is restricted, during which the Participant is subject to a substantial risk of forfeiture, pursuant to Article 8 herein.

        (x) 'Person' shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a 'group' as defined in Section 13(d) thereof.

        (y) 'Plan' means this 2000 Stock Option Plan of eB2B Commerce, Inc., as herein described and as hereafter from time to time amended.

        (z) 'Restricted Stock' means an Award of Stock granted to a Participant pursuant to Article 8 herein.

        (aa) 'Rule 16b-3' shall mean Rule 16b-3 (or any successor rule) under the Exchange Act.

        (bb) 'Subsidiary' shall mean any corporation of which more than fifty percent (50%) (by number of votes) of the Voting Stock at the time outstanding is owned, directly or indirectly, by the Company.

        (cc) 'Stock' or 'Shares' means the common stock of the Company.

        (dd) 'Stock Appreciation Right' or 'SAR' means an Award, designated as a Stock Appreciation Right, granted to a Participant pursuant to Article 7 herein.

        (ee) 'Voting Stock' shall mean securities of any class or classes of stock of a corporation, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors.

    2.2. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

    2.3. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

ARTICLE 3. ADMINISTRATION

    3.1. The Committee. The Plan shall be administered by a Committee of the Board of Directors consisting of at least two (2) directors who shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. To the extent required to comply with Rule 16b-3 under the Exchange Act, each member of the Committee shall qualify as a 'disinterested person' as defined in Rule 16b-3 or any successor definition adopted by the Securities and Exchange Commission. To the extent required to comply with Code
Section 162(m), each member of the Committee also shall be an Outside Director.

    3.2. Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full power to construe and interpret the Plan; to establish, amend or waive rules and regulations for its administration; to accelerate the exercisability of any Award or the end of a performance period or the termination of any Period of Restriction or any award agreement, or any other instrument relating to an Award under the Plan; and (subject to the provisions of Article 13 herein) to amend the terms and conditions of any outstanding Option, Stock Appreciation Right or other Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Notwithstanding the foregoing, the Committee shall have no authority to adjust upwards the amount payable to a Covered Employee with respect to a particular Award, to take any of the foregoing actions or to take any other action to the extent that such action or the Committee's ability to take such action would cause any Award under the Plan to any Covered Employee to fail to qualify as 'performance-based compensation' within the meaning of Code Section 162(m)(4) and the regulations issued thereunder. Also notwithstanding the foregoing, no action of the Committee (other than pursuant to Section 4.3 hereof or Section 9.4 hereof) may, without the consent of the person or persons entitled to exercise any outstanding Option or Stock Appreciation Right or to receive payment of any other outstanding Award, adversely affect the rights of such person or persons.

    3.3. Selection of Participants. The Committee shall have the authority to grant Awards under the Plan, from time to time, to such Employees (including officers and directors who are employees) and Other Eligible Persons as may be selected by it. The Committee shall select Participants from among those who they have identified as being Employees or Other Eligible Persons.

    3.4. Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board of Directors shall be final, conclusive and binding on all persons, including the Company, its stockholders, employees, and Participants and their estates and beneficiaries, and such determinations and decisions shall not be reviewable.

    3.5. Delegation of Certain Responsibilities. The Committee may, in its sole discretion, delegate to an officer or officers of the Company the administration of the Plan under this Article 3; provided, however, that no such delegation by the Committee shall be made with respect to the administration of the Plan as it affects directors of the Company or officers of the Company and provided further that the Committee may not delegate its authority to correct errors, omissions or inconsistencies in the Plan. All authority delegated by the Committee under this Section 3.5 shall be exercised in accordance with the provisions of the Plan and any guidelines for the exercise of such authority that may from time to time be established by the Committee.

    3.6. Procedures of the Committee. All determinations of the Committee shall be made by not less than a majority of its members present at the meeting (in person or otherwise) at which a quorum is present. A majority of the entire Committee shall constitute a quorum for the transaction of business. Any action required or permitted to be taken at a meeting of the Committee may be taken without a meeting if a unanimous written consent, which sets forth the action, is signed by each member of the Committee and filed with the minutes for proceedings of the Committee. Service on the Committee shall constitute service as a director of the Company so that members of the Committee shall be entitled to indemnification, limitation of liability and reimbursement of expenses with respect to their services as members of the Committee to the same extent that they are entitled under the Company's Articles of Incorporation and New Jersey law for their services as directors of the Company.

    3.7. Award Agreements. Each Award under the Plan shall be evidenced by an award agreement which shall be signed by an authorized officer of the Company and by the Participant, and shall contain such terms and conditions as may be approved by the Committee. Such terms and conditions need not be the same in all cases.

    3.8. Rule 16b-3 Requirements. Notwithstanding any other provision of the Plan, the Board or the Committee may impose such conditions on any Award (including, without limitation, the right of the Board or the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Rule 16b-3.

    Notwithstanding any other provisions of the Plan, all Awards under this Plan shall be subject to the following conditions, as and to the extent required by Rule 16b-3:

        (i) Except in the case of disability or death, no SAR, ISO, NQSO or other option granted pursuant to Article 6 shall be exercisable for at least six (6) months after its grant; and

        (ii) Except in the case of disability or death, no Restricted Stock, Performance Unit or Performance Share (or a Share issued in payment thereof) shall be sold for at least six (6) months after its acquisition.

ARTICLE 4. STOCK SUBJECT TO THE PLAN

    4.1. Number of Shares. Subject to adjustment as provided in Section 4.3 herein, the aggregate number of Shares that may be delivered under the Plan at any time shall not exceed TEN MILLION (10,000,000) SHARES OF COMMON STOCK OF THE COMPANY PLUS AN ANNUAL INCREASE TO BE ADDED ON THE FIRST DAY OF THE COMPANY'S FISCAL YEAR BEGINNING IN 2001 EQUAL TO THE LESSER OF (I) TWO MILLION TWO HUNDRED AND FIFTY THOUSAND (2,250,000) SHARES, (II) FIVE PERCENT (5%) OF THE OUTSTANDING SHARES ON SUCH DATE, OR (III) A LESSER AMOUNT DETERMINED BY THE COMMITTEE. No more than one-half ( 1/2) of such aggregate number of such Shares shall be issued as Restricted Stock under Article 8 of the Plan and no more than seven million (7,000,000) shares shall be issued upon exercise of Incentive Stock Options under Article 6 of the Plan. Stock delivered under the Plan may consist, in whole or in part, of authorized and unissued Shares or treasury Shares. The exercise of a Stock Appreciation Right, whether paid in cash or Stock, shall be deemed to be an issuance of Stock under the Plan. The payment of Performance Shares or Performance Units shall not be deemed to constitute an issuance of Stock under the Plan unless payment is made in Stock, in which case only the number of Shares issued in payment of the Performance Share or Performance Unit Award shall constitute an issuance of Stock under the Plan.

    4.2. Lapsed Awards. If any Award (other than Restricted Stock) granted under this Plan terminates, expires, or lapses for any reason, any Stock subject to such Award again shall be available for the grant of an Award under the Plan, subject to Section 7.2 herein.

    4.3. Adjustments in Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, Stock dividend, split-up, share combination, or other change in the corporate structure of the Company affecting the Stock, such adjustment shall be made in the number and class of shares which may be delivered under the Plan, and in the number and class of and/or price of shares subject to outstanding Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Shares, and Performance Units granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; and provided that the number of shares subject to any Award shall always be a whole number. Any adjustment of an Incentive Stock Option under this paragraph shall be made in such a manner so as not to constitute a modification within the meaning of
Section 425(h)(3) of the Code.

ARTICLE 5. ELIGIBILITY AND PARTICIPATION

    5.1. Eligibility. Persons eligible to participate in this Plan include
(i) all employees of the Company who, in the opinion of the Committee, are Employees, and (ii) Other Eligible Persons.

    5.2. Actual Participation. Subject to the provisions of the Plan, the Committee may from time to time select those Employees and Other Eligible Persons to whom Awards shall be granted and determine the nature and amount of each Award. No employee, director, or individual consultant shall have any right to be granted an Award under this Plan even if previously granted an Award.

ARTICLE 6. STOCK OPTIONS

    6.1. Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees and Other Eligible Persons at any time and from time to time as shall be determined by the Committee. The maximum number of Shares subject to Options granted to any individual Participant in any calendar year shall be one million (1,000,000) SHARES, except that the maximum number of Shares subject to Options granted to new Employees and Other Eligible Persons in the Fiscal Year of the Corporation in which his or her services as an Employee or Other Eligible Persons first commences shall be one million five hundred thousand (1,500,000) Shares. The Committee shall have the sole discretion, subject to the requirements of the Plan, to determine the actual number of Shares subject to Options granted to any Participant. The Committee may grant any type of Option to purchase Stock that is permitted by law at the time of grant including, but not limited to, ISOs and NQSOs. However, only Employees are eligible to receive ISOs and no employee may receive an Award of Incentive Stock Options that are first exercisable during any calendar year to the extent that the aggregate Fair Market Value of the Stock (determined at the time the options are granted) exceeds one hudred thousand dollars ($100,000). Nothing in this
Article 6 shall be deemed to prevent the grant of NQSOs in excess of the maximum established by Section 422 of the Code. Unless otherwise expressly provided at the time of grant, Options granted under the Plan will be NQSOs.

    6.2. Option Agreement. Each Option grant shall be evidenced by an Option agreement that shall specify the type of Option granted, the Option price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Option agreement shall specify whether the Option is intended to be an Incentive Stock Option within the meaning of Section 422 of the Code, or a Nonqualified Stock Option whose grant is not intended to be subject to the provisions of Code
Section 422.

    6.3. Option Price. The purchase price per share of Stock covered by an Option shall be determined by the Committee but, in the case of an ISO, shall not be less than one hundred percent (100%) of the Fair Market Value of such Stock on the date the option is granted.

    An Incentive Stock Option granted to an Employee who, at the time of grant, owns (within the meaning of Section 424(d) of the Code) Stock possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company shall have an exercise price which is at least one hundred ten percent (110%) of the Fair Market Value of the Stock subject to the Option.

    6.4. Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant provided, however, that no ISO shall be exercisable later than the tenth (10th) anniversary date of its grant.

    An Incentive Stock Option granted to an employee who, at the time of grant, owns (within the meaning of Section 424(d) of the Code) Stock possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company shall not be exerciseable after the expiration of five (5) years from the anniversay date of its grant.

    6.5. Exercise of Options. Subject to Section 3.8 herein, Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Participants.

    6.6. Payment. Options shall be exercised by the delivery of a written notice to the Company setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option price upon exercise of any Option shall be payable to the Company in full either (i) in cash or its equivalent, or (ii) if so permitted by the Committee
(a) through the delivery (including by attestation of ownership) of shares of Stock which have been outstanding for at least six (6) months (unless the Committee approves a shorter period) and which have a fair market value at the time of exercise equal to the total option price, (b) by foregoing compensation under rules established by the Committee, (c) by having the Company withhold Shares of Stock, subject to Section 14.2 hereof, or (d) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the option price and any tax withholding resulting from such exercise, or (e) by any combination of (i), (ii)(a),
(ii)(b), (ii)(c), or (ii)(d). The proceeds from such a payment shall be added to the general funds of the Company and shall be used for general corporate purposes. As soon as practicable, after receipt of written notification and payment, the Company shall deliver to the Participant Stock certificates in an appropriate amount based upon the number of Options exercised, issued in the Participant's name.

    6.7. Restrictions on Stock Transferability. The Committee shall impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities law, under the requirements of any stock exchange upon which such Shares are then listed and under any blue sky or state securities laws applicable to such Shares.

    6.8. Termination Due to Death, Disability, or Retirement. In the event the employment of an Employee, or an Outside Director's service on the Board, is terminated by reason of death, any of such Participant's outstanding Options that are vested shall be exercisable at any time prior to the expiration date of the Options or within one (1) year after such date of termination of employment, whichever period is shorter, by such person or persons as shall have acquired the Participant's rights under the Option pursuant to Article 10 hereof or by will or by the laws of descent and distribution. In the event of death of the Participant, all unvested options will be deemed to have expired. In the event the employment of an Employee, or an Outside Director's service on the Board, is terminated by reason of disability (as defined under the then established rules of the Company, as the case may be), any of such Participant's outstanding Options shall become immediately exercisable, at any time prior to the expiration date of the Options after such date of termination of employment. In the event the employment of a Participant is terminated by reason of retirement, any of such Participant's vested Options shall be immediately exercisable (subject to Section 3.8 herein) at any time prior to the expiration date of the Options. In the event of retirement of the Employee or Outside Director from the Board, all unvested options will be deemed to have expired. In the case of Incentive Stock Options, the favorable tax treatment prescribed under
Section 422 of the Internal Revenue Code of 1986, as amended, may not be available if the Options are not exercised within the Code Section 422 prescribed time period after termination of employment for death, disability, or retirement.

    6.9. Voluntary Termination. If the employment of an Employee, or an Outside Director's service on the Board, shall terminate voluntarily, the Participant shall have the right to exercise such Participant's vested Options within the ninety (90) days after the date of his termination, but in no event beyond the expiration of the term of the Options and only to the extent that the Participant was entitled to exercise the Options at the date of his termination of employment. All unvested options will be deemed to have expired. In its sole discretion, the Committee may extend the ninety (90) days to up to one (1) year but, however, in no event beyond the expiration date of the Option.

    6.10 Termination for Cause. If the employment of the Employee or an Outside Director's service on the Board, shall terminate for Cause, all of the Participant's outstanding Options shall be immediately forfeited back to the Company.

    6.11 Termination for Other Reasons. If the employment of an Employee, or an Outside Director's service on the Board, shall terminate for any reason other than death, disability, retirement, voluntarily, or for Cause, the Participant shall have the right to exercise such Participant's vested Options within the ninety (90) days after the date of his termination, but in no event beyond the expiration of the term of the Options and only to the extent that the Participant was entitled to exercise the Options at the date of his termination. All unvested options will be deemed to have expired.

    6.12. Nontransferability of Options. Unless the Committee provides otherwise, no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all Options granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

ARTICLE 7. STOCK APPRECIATION RIGHTS

    7.1. Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, Stock Appreciation Rights may be granted to Participants, at the discretion of the Committee, in any of the following forms:

        (a) In lieu of Options;

        (b) In addition to Options;

        (c) Independent of Options; or

        (d) In any combination of (a), (b), or (c).

The maximum numbers of Shares subject to SARs granted to any individual Participant in any calendar year shall be one million (1,000,000) Shares, except that the maximum number of Shares subject to SARs granted to new Employees and Other Eligible Persons in the Fiscal Year of the Corporation in which his or her services as a new Employee or Other Eligible Person first commences shall be one million five hundred thousand (1,500,000) Shares. Subject to the immediately preceding sentence, the Committee shall have the sole discretion, subject to the requirements of the Plan, to determine the actual number of Shares subject to SARs granted to any Participant.

    7.2. Exercise of SARs in Lieu of Options. SARs granted in lieu of Options may be exercised for all or part of the Shares subject to the related Option upon the surrender of the related Options representing the right to purchase an equivalent number of Shares. The SAR may be exercised only with respect to the Shares of Stock for which its related Option is then exercisable. Option Stock with respect to which the SAR shall have been exercised may not be subject again to an Award under the Plan.

    Notwithstanding any other provision of the Plan to the contrary, with respect to an SAR granted in lieu of an Incentive Stock Option, (i) the SAR will expire no later than the expiration of the underlying Incentive Stock Option;
(ii) the SAR amount may be for no more than one hundred percent (100%) of the difference between the exercise price of the underlying Incentive Stock Option and the Fair Market Value of the Stock subject to the underlying Incentive Stock Option at the time the SAR is exercised; and (iii) the SAR may be exercised only when the Fair Market Value of the Stock subject to the Incentive Stock Option exceeds the exercise price of the Incentive Stock Option.

    7.3. Exercise of SARs in Addition to Options. SARs granted in addition to Options shall be deemed to be exercised upon the exercise of the related Options. The deemed exercise of SARs granted in addition to Options shall not necessitate a reduction in the number of related Options.

    7.4. Exercise of SARs Independent of Options. Subject to Section 3.8 herein and Section 7.5 herein, SARs granted independently of Options may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon the SARs, including, but not limited to, a corresponding proportional reduction in previously granted Options.

    7.5. Payment of SAR Amount. Upon exercise of the SAR, the holder shall be entitled to receive payment of an amount determined by multiplying:

        (a) The difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; by

        (b) The number of Shares with respect to which the SAR is exercised.

    7.6. Form and Timing of Payment. Payment to a Participant, upon SAR exercise, will be made in cash or stock, at the discretion of the Committee, within ten (10) calendar days of the exercise.

    7.7. Term of SAR. The term of an SAR granted under the Plan shall not exceed ten (10) years.

    7.8. Termination. In the event the employment of an Employee, or an Outside Director's service on the Board, is terminated by reason of death, disability, retirement, voluntarily, for cause, or any other reason, the exercisability of any outstanding SAR granted in lieu of or in addition to an Option shall terminate in the same manner as its related Option as specified under Sections 6.8, 6.9, 6.10, and 6.11 herein. The exercisability of any outstanding SARs granted independent of Options also shall terminate in the manner provided under Sections 6.8, 6.9, 6.10, and 6.11 hereof.

    7.9. Nontransferability of SARs. No SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all SARs granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

ARTICLE 8. RESTRICTED STOCK

    8.1. Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock under the Plan to such Participants and in such amounts as it shall determine. In the case of Covered Employees, the Committee may condition the vesting or lapse of the Period of Restriction established pursuant to
Section 8.3 upon the attainment of one or more of the performance goals utilized for purposes of Performance Units and Performance Shares pursuant to Article 9 hereof. It is contemplated that Restricted Stock grants will be made only in extraordinary situations of performance, promotion, retention, or recruitment.

    8.2. Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Agreement that shall specify the Period of Restriction, or periods, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

    8.3. Transferability. Except as provided in this Article 8 or in Section 3.8 herein, the Shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction or for such period of time as shall be established by the Committee and as shall be specified in the Restricted Stock Agreement, or upon earlier satisfaction of other conditions (including any performance goals) as specified by the Committee in its sole discretion and set forth in the Restricted Stock Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

    8.4. Other Restrictions. The Committee shall impose such other restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and the Committee may legend certificates representing Restricted Stock to give appropriate notice of such restrictions.

    8.5. Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.4 herein, each certificate representing Shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

          `The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the 2000 Stock Plan of eB2B Commerce, Inc., in the rules and administrative procedures adopted pursuant to such Plan, and in a Restricted Stock
          Agreement dated                     . A copy of the Plan, such rules
          and procedures, and such Restricted Stock Agreement may be obtained from the Chief Financial Officer of eB2B Commerce, Inc.'

    8.6. Removal of Restrictions. Except as otherwise provided in this Article, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction. Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend required by Section 8.4 or
Section 8.5 removed from his Stock certificate.

    8.7. Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

    8.8. Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those Shares while they are so held. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability as the Shares of Restricted Stock with respect to which they were paid.

    8.9. Termination Due to Retirement. In the event that the employment of an Employee, or an Outside Director's service on the Board, is terminated due to retirement, any remaining Period of Restriction applicable to the Restricted Stock pursuant to Section 8.3 hereof shall automatically terminate and, except as otherwise provided in Section 8.4, Section 8.5, or Section 3.8 hereof, the Shares of Restricted Stock shall thereby be free of restrictions and be freely transferable. In the event that an Employee terminates his employment with the Company because of early retirement (as defined under the then established rules of the Company, as the case may be), the Committee in its sole discretion (subject to Section 3.8 herein) may waive the restrictions remaining on any or all Shares of Restricted Stock pursuant to Section 8.3 herein and add such new restrictions to those Shares of Restricted Stock as it deems appropriate.

    8.10. Termination Due to Death or Disability. In the event that the employment of an Employee, or an Outside Director's service on the Board, is terminated because of death or disability (as defined under the then established rules of the Company, as the case may be) during the Period of Restriction, any remaining Period of Restriction applicable to the Restricted Stock pursuant to
Section 8.3 herein shall automatically terminate and, except as otherwise provided in Section 8.4. herein, the shares of Restricted Stock shall thereby be free of restrictions and be fully transferable.

    8.11. Termination for Other Reasons. In the event that the employment of an Employee, or an Outside Director's service on the Board, is terminated for any reason other than for death, disability, or retirement, as set forth in Sections
8.9 and 8.10 herein, during the Period of Restriction, then any shares of Restricted Stock still subject to restrictions as of the date of such termination shall automatically be forfeited and returned to the Company; provided, however, that in the event of an involuntary termination of the employment of an Employee, or an Outside Director's service on the Board, by the Company other than for Cause, the Committee, in its sole discretion (subject to Section 3.8 herein), may waive the automatic forfeiture of any or all such Shares and may add such new restrictions to such Shares of Restricted Stock as it deems appropriate.

ARTICLE 9. PERFORMANCE UNITS AND PERFORMANCE SHARES

    9.1. Grant of Performance Units or Performance Shares. Subject to the terms and provisions of the Plan, Performance Units or Performance Shares may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Performance Units or Performance Shares granted to each Participant.

    9.2. Value of Performance Units and Performance Shares. The Committee shall set performance goals over certain periods to be determined in advance by the Committee ('Performance Periods'). Prior to each grant of Performance Units or Performance Shares, the Committee shall establish an initial value for each Performance Unit and an initial number of Shares for each Performance Share granted to each Participant for that Performance Period. Prior to each grant of Performance Units or Performance Shares, the Committee also shall set the performance goals that will be used to determine the extent to which the Participant receives a payment of the value of the Performance Units or number of Shares for the Performance Shares awarded for such Performance Period. These goals will be based on the attainment, by the Company, of certain objective performance measures, which includes, but is not limited to one or more of the following: total shareholder return, return on equity, return on capital, earnings per share, market share, stock price, sales, costs, net income, cash flow, and retained earnings. Such performance goals also may be based upon the attainment of specified levels of performance of the Company under one or more of the measures described above relative to the performance of other corporations. With respect to each such performance measure utilized during a Performance Period, the

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
Committee shall assign percentages to various levels of performance which shall be applied to determine the extent to which the Participant shall receive a payout of the values of Performance Units and number of Performance Shares awarded. With respect to Covered Employees, all performance goals shall be objective performance goals satisfying the requirements for 'performance-based compensation' within the meaning of Section 162(m)(4) of the Code, and shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations.

    9.3. Payment of Performance Units and Performance Shares. After a Performance Period has ended, the holder of a Performance Unit or Performance Share shall be entitled to receive the value thereof as determined by the Committee. The Committee shall make this determination by first determining the extent to which the performance goals set pursuant to Section 9.2 have been met. It will then determine the applicable percentage (which may exceed one hundred percent (100%)) to be applied to, and will apply such percentage to, the value of Performance Units or number of Performance Shares to determine the payout to be received by the Participant. In addition, with respect to Performance Units and Performance Shares granted to any Covered Employee, no payout shall be made hereunder except upon written certification by the Committee that the applicable performance goal or goals have been satisfied to a particular extent. The maximum amount payable in cash to any Covered Employee with respect to any Performance Period pursuant to any Performance Unit or Performance Share award shall be five hundred thosand dollars ($500,000), and the maximum number of Shares that may be issued to any Covered Employee with respect to any Performance Period pursuant to any Performance Unit or Performance Share award is two hundred and fifty thousand (250,000) (subject to adjustment as provided in Section 4.3).

    9.4. Committee Discretion to Adjust Awards. Subject to Section 3.2 regarding Awards to Covered Employees, the Committee shall have the authority to modify, amend or adjust the terms and conditions of any Performance Unit award or Performance Share award, at any time or from time to time, including but not limited to the performance goals.

    9.5. Form and Timing of Payment. The payment described in Section 9.3 herein shall be made in cash, Stock, or a combination thereof as determined by the Committee. Payment may be made in a lump sum or installments as prescribed by the Committee. If any payment is to be made on a deferred basis, the Committee may provide for the payment of dividend equivalents or interest during the deferral period. Any stock issued in payment of a Performance Unit or Performance Share shall be subject to the restrictions on transfer in
Section 3.8 herein.

    9.6. Termination of Employment Due to Death, Disability, or Retirement. In the case of death, disability, or retirement (each of disability and retirement as defined under the established rules of the Company, as the case may be), the holder of a Performance Unit or Performance Share shall receive a prorated payment based on the Participant's number of full months of service during the Performance Period, further adjusted based on the achievement of the performance goals during the entire Performance Period, as computed by the Committee. Payment shall be made at the time payments are made to Participants who did not terminate service during the Performance Period.

    9.7. Termination for Other Reasons. In the event that the employment of an Employee, or an Outside Director is terminated for any reason other than death, disability, or retirement, all Performance Units and Performance Shares shall be forfeited; provided, however, that in the event of an involuntary termination of the employment of an Employee or an Outside Director's service on the Board, is by the Company other than for Cause, the Committee in its sole discretion may waive the automatic forfeiture provisions and pay out on a prorata basis.

    9.8. Nontransferability. No Performance Units or Performance Shares granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution until the termination of the applicable Performance Period. All rights with respect to Performance Units and Performance Shares granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

ARTICLE 10. BENEFICIARY DESIGNATION

    Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively and who may include a trustee under a will or living trust) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation or if all designated beneficiaries predecease the Participant, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

ARTICLE 11. RIGHTS OF EMPLOYEES AND OUTSIDE DIRECTORS

    11.1. Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Employee's employment at any time, nor confer upon any Employee any right to continue in the employ of the Company.

    11.2. Participation. No Employee or Outside Director shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.

    11.3. No Implied Rights; Rights on Termination of Service. Neither the establishment of the Plan nor any amendment thereof shall be construed as giving any Participant, beneficiary, or any other person any legal or equitable right unless such right shall be specifically provided for in the Plan or conferred by specific action of the Committee in accordance with the terms and provisions of the Plan. Except as expressly provided in this Plan, neither the Company shall be required or be liable to make any payment under the Plan, and to the extent that any Participant's service, namely an individual consultant, is terminated under circumstances not provided for under the Plan, the termination provisions for such Awards will be stipulated in the Participant's award agreement under
Section 3.7 herein.

    11.4. No Right to Company Assets. Neither the Participant nor any other person shall acquire, by reason of the Plan, any right in or title to any assets, funds or property of the Company whatsoever including, without limiting the generality of the foregoing, any specific funds, assets, or other property which the Company, in its sole discretion, may set aside in anticipation of a liability hereunder. Any benefits which become payable hereunder shall be paid from the general assets of the Company. The Participant shall have only a contractual right to the amounts, if any, payable hereunder unsecured by any asset of the Company. Nothing contained in the Plan constitutes a guarantee by the Company that the assets of the Company shall be sufficient to pay any benefit to any person.

ARTICLE 12. CHANGE IN CONTROL

    12.1. Stock Based Awards. Notwithstanding any other provisions of the Plan, in the event of a Change in Control, all Stock based awards granted under this Plan shall immediately vest one hundred percent (100%) in each Participant (subject to Section 3.8 herein), including Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, and Restricted Stock.

    12.2. Performance Based Awards. Notwithstanding any other provisions of the Plan, in the event of a Change in Control, all performance based awards granted under this Plan shall be immediately paid out in cash, including Performance Units and Performance Shares. The amount of the payout shall be based on the higher of: (i) the extent, as determined by the Committee, to which performance goals, established for the Performance Period then in progress have been met up through and including the effective date of the Change in Control or (ii) one hundred percent (100%) of the value on the date of grant of the Performance Units or number of Performance Shares.

ARTICLE 13. AMENDMENT, MODIFICATION, AND TERMINATION

    13.1. Amendment, Modification, and Termination. At any time and from time to time, the Board may terminate, amend, or modify the Plan. However, without the approval of the stockholders of the Company if required by the Code, by the insider trading rules of Section 16 of the Exchange Act, by

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
any national securities exchange or system on which the Stock is then listed or reported, or by any regulatory body having jurisdiction with respect hereto, no such termination, amendment, or modification may:

        (a) Increase the total amount of Stock which may be issued under this plan, except as provided in Section 4.3 herein; or

        (b) Change the class of Employees eligible to participate in the Plan;
    or

        (c) Materially increase the cost of the Plan or materially increase the benefits to Participants; or

        (d) Extend the maximum period after the date of grant during which Options or Stock Appreciation Rights may be exercised.

    13.2. Awards Previously Granted. No termination, amendment or modification of the Plan other than pursuant to Section 4.3 hereof shall in any manner adversely affect any Award theretofore granted under the Plan, without the written consent of the Participant.

ARTICLE 14. WITHHOLDING

    14.1. Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an applicable amount sufficient to satisfy Federal, state and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of this Plan.

    14.2. Stock Delivery or Withholding. With respect to withholding required upon the exercise of Nonqualified Stock Options, or upon the lapse of restrictions on Restricted Stock, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by tendering to the Company shares of previously acquired Stock or by having the Company withhold Shares of Stock (cashless exercise), in each such case in an amount having a Fair Market Value equal to the amount required to be withheld to satisfy the minimum tax withholding obligations described in
Section 14.1. The value of the Shares to be tendered or withheld is to be based on the Fair Market Value of the Stock on the date that the amount of tax to be withheld is to be determined. All Stock withholding elections shall be irrevocable and made in writing, signed by the Participant on forms approved by the Committee in advance of the day that the transaction becomes taxable.

    Stock withholding elections made by Participants who are subject to the short-swing profit restrictions of Section 16 of the Exchange Act must comply with the additional restrictions of Section 16 and Rule 16b-3 in making their elections.

ARTICLE 15. SUCCESSORS

    All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 16. REQUIREMENTS OF LAW

    16.1. Requirements of Law. The granting of Awards and the issuance of Shares of Stock under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

    16.2. Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of New Jersey.

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                           STATEMENT OF DIFFERENCES
                           ------------------------

The service mark symbol shall be expressed as............................. 'sm'
The section symbol shall be expressed as.................................. 'SS'